FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-226943-08

August 17, 2020

FREE WRITING PROSPECTUS

STRUCTURAL AND COLLATERAL TERM SHEET

$630,829,851

(Approximate Total Mortgage Pool Balance)

$536,363,000

(Approximate Offered Certificates)

DBJPM 2020-C9

Deutsche Mortgage & Asset Receiving Corporation

Depositor

German American Capital Corporation

JPMorgan Chase Bank, National Association

 Goldman Sachs Mortgage Company

BSPRT CMBS Finance, LLC

Sponsors and Mortgage Loan Sellers

Deutsche Bank Securities	Goldman Sachs & Co. LLC	J.P. Morgan

Co-Lead Managers and Joint Bookrunners

Academy Securities	Drexel Hamilton
Co-Managers

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-226943) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by emailing: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. This free writing prospectus does not contain all information that is required to be included in the prospectus.

Capitalized terms used but not defined herein have the meanings assigned to them in the Preliminary Prospectus expected to be dated August 17, 2020 relating to the offered certificates (hereinafter referred to as the “Preliminary Prospectus”).

KEY FEATURES OF SECURITIZATION

Offering Terms:
Co-Lead Managers and Joint Bookrunners:	Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC
Co-Managers:	Academy Securities, Inc. and Drexel Hamilton, LLC
Sponsors and Mortgage Loan Sellers:	German American Capital Corporation* (“GACC”) (39.6%), JPMorgan Chase Bank, National Association (“JPMCB”) (27.9%), Goldman Sachs Mortgage Company (“GSMC”) (20.9%) and BSPRT CMBS Finance, LLC (“BSPRT”) (11.5%) *An indirect wholly owned subsidiary of Deutsche Bank AG
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
Special Servicer:	CWCapital Asset Management LLC
Certificate Administrator:	Wells Fargo Bank, National Association
Trustee:	Wells Fargo Bank, National Association
Rating Agencies:	Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, LLC (“KBRA”), and Moody’s Investors Service, Inc. (“Moody’s”).
Credit Risk Retention:	For a discussion on the manner in which the U.S. credit risk retention requirements are being satisfied by JPMCB, as retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus. Note that this securitization transaction is not being structured to satisfy EU risk retention and due diligence requirements.
Determination Date:	11th day of each month, or if such 11th day is not a business day, the immediately following business day, commencing in September 2020.
Distribution Date:	4th business day following the Determination Date in each month, commencing in September 2020.
Cut-off Date:	With respect to each mortgage loan, the later of the related payment date of such mortgage loan in August 2020 (or, in the case of any mortgage loan that has its first due date subsequent to August 2020, the date that would have been its due date in August 2020 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month) and the date of origination of such mortgage loan. Unless otherwise noted, all mortgage loan statistics are based on balances as of the Cut-off Date.
Closing Date:	On or about August 28, 2020
Settlement Terms:	DTC, Euroclear and Clearstream, same day funds, with accrued interest.
ERISA Eligible:	All of the Offered Certificates are expected to be ERISA eligible.
SMMEA Eligible:	None of the Offered Certificates will be SMMEA eligible.
Day Count:	30/360
Tax Treatment:	REMIC
Rated Final Distribution Date:	August 2053
Minimum Denominations:	$10,000 (for each class of offered principal balance certificates) and $100,000 (for each class of offered interest-only certificates) and in each case in multiples of $1 thereafter.
Clean-up Call:	1% (with certain exceptions described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates” in the Preliminary Prospectus)

Distribution of Collateral by Property Type

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DBJPM 2020-C9 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Mortgage Loan Sellers	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance
German American Capital Corporation	9	77	$249,943,066	39.6%
JPMorgan Chase Bank, National Association	8	53	176,244,091	27.9
Goldman Sachs Mortgage Company	6	7	132,000,000	20.9
BSPRT CMBS Finance, LLC	8	9	72,642,694	11.5
Total:	31	146	$630,829,851	100.0%
Collateral Facts
Initial Outstanding Pool Balance:				$630,829,851
Number of Mortgage Loans:				31
Number of Mortgaged Properties:				146
Average Mortgage Loan Cut-off Date Balance:				$20,349,350
Weighted Average Mortgage Rate:				3.6584%
Weighted Average Mortgage Loan Original Term to Maturity Date or ARD (months)(1):				104
Weighted Average Mortgage Loan Remaining Term to Maturity Date or ARD (months)(1):				101
Weighted Average Mortgage Loan Seasoning (months)(1):				3
% of Mortgaged Properties Leased to a Single Tenant:				33.8%
Credit Statistics(2)(3)(4)
Weighted Average Mortgage Loan U/W NCF DSCR:				3.36x
Weighted Average Mortgage Loan Cut-off Date LTV(5)(6):				48.7%
Weighted Average Mortgage Loan Maturity Date or ARD LTV(6):				47.5%
Weighted Average U/W NOI Debt Yield(5):				12.6%
Amortization Overview
% Mortgage Loans with Amortization through Maturity Date or ARD:				2.1%
% Mortgage Loans which pay Interest Only through Maturity or ARD Date:				86.3%
% Mortgage Loans which pay Interest Only followed by Amortization through Maturity Date or ARD:				7.1%
% Mortgage Loans which pay with Amortization followed by Interest Only through Maturity Date or ARD:				4.5%
Weighted Average Remaining Amortization Term (months)(7):				360
Amortization Overview
% Mortgage Loans with Upfront or Ongoing Tax Reserves:				42.6%
% Mortgage Loans with Upfront or Ongoing Replacement Reserves(8):				38.8%
% Mortgage Loans with Upfront or Ongoing Insurance Reserves:				24.2%
% Mortgage Loans with Upfront or Ongoing TI/LC Reserves(9):				54.0%
% Mortgage Loans with In Place Hard Lockboxes:				79.3%
% Mortgage Loans with Cash Traps Triggered at DSCR Levels ≥ 1.15x:				61.3%
% Mortgage Loans with Cash Traps Triggered at Debt Yield Levels ≥ 5.75%:				31.3%

Prepayment Provisions(10)
% Mortgage Loans with Prepayment Only After a Lockout Period and Prior to an Open Period with Defeasance:				81.3%
% Mortgage Loans with Prepayment Only After a Lockout Period and Prior to an Open Period with Defeasance or Yield Maintenance Charge:				4.6%
% Mortgage Loans with Prepayment Prior to an Open Period with a Yield Maintenance Charge or Defeasance:				7.9%
% Mortgage Loans with Prepayment Prior to an Open Period with a Yield Maintenance Charge:				8.3%
% Mortgage Loans with Prepayment Only After a Lockout Period and Prior to an Open Period with a Yield Maintenance Charge:				3.2%

(1)	With respect to 2 mortgage loans (7.9%), under the terms of the related mortgage loan documents, the first payment date is in October 2020. However, due to the fact that the related mortgage loan seller will contribute an Initial Interest Deposit Amount to the Issuing Entity on the Closing Date to cover an amount that represents one-month’s interest that would have accrued with respect to the mortgage loan at the related Mortgage Rate with respect to a September 2020 payment date, such Mortgage Loan is being treated as having a First Due Date in September 2020, and the Original Term to Maturity Date or ARD, Remaining Term to Maturity Date or ARD and Loan Seasoning are shown in the Annex A-1 to reflect this.

(2)	The LTV, DSCR and Debt Yield calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).

(3)	With respect to Chase Center Tower I mortgage loan and Chase Center Tower II mortgage loan (collectively, the “Chase Center Tower mortgage loans”), the mortgage loans are cross-collateralized and cross-defaulted. As such the calculations are based on the aggregate Cut-off Date Balance, Maturity or ARD Balance, U/W NOI, U/W NCF and Debt Services of these loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DBJPM 2020-C9 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

(4)	The BX Industrial Portfolio mortgage loan is part of a whole loan with an aggregate principal balance as of the Cut-off Date of approximately $649.428 million that is split between (i) a 17-month floating rate loan with five, one-year extension options (the “BX Industrial Portfolio Floating Rate Loan”) with an aggregate Cut-off Date principal balance of approximately $99.428 million, and (ii) a 77-month fixed rate loan (the “BX Industrial Portfolio Fixed Rate Loan”) with an aggregate Cut-off Date principal balance of $550.0 million that is comprised of (A) a senior fixed rate loan (the “BX Industrial Portfolio Senior Fixed Rate Loan”), with an aggregate Cut-off Date principal balance of $322.4 million and (B) a subordinate fixed rate loan (the “BX Industrial Portfolio Subordinate Fixed Rate Loan”), with an aggregate Cut-off Date principal balance of $227.6 million. The BX Industrial Portfolio Senior Fixed Rate Loan is senior to the BX Industrial Portfolio Subordinate Fixed Rate Loan and the BX Industrial Portfolio mortgage loan is comprised of a portion of the BX Industrial Portfolio Senior Fixed Rate Loan. The interest rate on the BX Industrial Portfolio Floating Rate Loan is LIBOR (subject to a floor of 0.000%) plus a spread of 1.450%. The BX Industrial Portfolio Fixed Rate Loan and the BX Industrial Portfolio Floating Rate Loan are pari passu, provided that voluntary prepayments are applied first to the BX Industrial Portfolio Floating Rate Loan until paid in full, and then to the BX Industrial Portfolio Fixed Rate Loan. The financial information presented in the Collateral Characteristics section above reflects the BX Industrial Portfolio Senior Fixed Rate Loan and approximately $58.283 million of the Cut-off Date principal balance of the BX Industrial Portfolio Floating Rate Loan, and excludes the remaining approximately $41.145 million of the Cut-off Date principal balance of the BX Industrial Portfolio Floating Rate Loan and the BX Industrial Portfolio Subordinate Fixed Rate Loan. For purposes of all calculations herein, LIBOR is assumed to be 0.500%.

(5)	With respect to The Liz mortgage loan (5.2%) the Cut-off Date LTV and U/W NOI Debt Yield is calculated based on the Cut-off Date Balance net of an earn-out reserve equal to $3.0 million.

(6)	With respect to 9 mortgage loans (34.6%) (including MGM Grand & Mandalay Bay, Chase Center Tower, Coleman Highline, The Mayfair Apartments, 420 Taylor Street, 280 North Bernardo, 675 Creekside Way and 322 Gates Avenue), the Cut-off Date LTV and Maturity Date or ARD LTV have been calculated using a value other than the “As Is” appraised values. For additional information please see the footnotes to Annex A-1 in the Preliminary Prospectus.

(7)	Excludes mortgage loans which are interest only for the full loan term.

(8)	Includes FF&E reserves.

(9)	Represents the percent of the allocated Initial Outstanding Pool Balance of mortgage loans secured in whole or in part by office, retail, industrial and mixed use properties.

(10)	Please see Annex A-1 of the Preliminary Prospectus for more information.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DBJPM 2020-C9 Mortgage Trust
STRUCTURE SUMMARY

OFFERED CERTIFICATES

Class(1)	Ratings (Moody’s/Fitch/KBRA)	Initial Certificate Balance or Notional Amount(2)	Initial Subordination Levels(3)	Weighted Average Life (years)(4)	Principal Window (months)(4)	Certificate Principal to Value Ratio(5)	Certificate Underwritten NOI Debt Yield(6)
Class A-1	Aaa(sf)/AAAsf/AAA(sf)	$5,230,000	30.000%	2.62	1 – 55	34.1%	18.0%
Class A-2	Aaa(sf)/AAAsf/AAA(sf)	$104,918,000	30.000%	4.78	55 – 60	34.1%	18.0%
Class A-3	Aaa(sf)/AAAsf/AAA(sf)	$61,749,000	30.000%	6.23	74 – 79	34.1%	18.0%
Class A-SB	Aaa(sf)/AAAsf/AAA(sf)	$4,912,000	30.000%	7.24	60 – 112	34.1%	18.0%
Class A-4	Aaa(sf)/AAAsf/AAA(sf)	$67,800,000	30.000%	8.74	97 – 112	34.1%	18.0%
Class A-5	Aaa(sf)/AAAsf/AAA(sf)	$174,892,000	30.000%	9.44	112 – 115	34.1%	18.0%
Class X-A(7)	Aa1(sf)/AAAsf/AAA(sf)	$491,416,000(8)	N/A	N/A	N/A	N/A	N/A
Class A-M	Aa2(sf)/AAAsf/AAA(sf)	$71,915,000	18.000%	9.78	115 – 120	39.9%	15.4%
Class B	NR/AA-sf/AA(sf)	$22,473,000	14.250%	9.96	120 – 120	41.8%	14.7%
Class C	NR/A-sf/A(sf)	$22,474,000	10.500%	9.96	120 – 120	43.6%	14.1%

NON-OFFERED CERTIFICATES

Class(1)	Ratings (Moody’s/Fitch/KBRA)	Initial Certificate Balance or Notional Amount(2)	Initial Subordination Levels(3)	Weighted Average Life (years)(4)	Principal Window (months)(4)	Certificate Principal to Value Ratio(5)	Certificate Underwritten NOI Debt Yield(6)
Class X-B(7)	NR/AA-sf/AAA(sf)	$22,473,000(8)	N/A	N/A	N/A	N/A	N/A
Class X-D(7)	NR/BBB-sf/BBB(sf)	$23,971,000(8)	N/A	N/A	N/A	N/A	N/A
Class X-F(7)	NR/BB-sf/BB-(sf)	$13,484,000(8)	N/A	N/A	N/A	N/A	N/A
Class X-G(7)	NR/B-sf/B-(sf)	$5,993,000(8)	N/A	N/A	N/A	N/A	N/A
Class X-H(7)	NR/NR/NR	$19,477,350(8)	N/A	N/A	N/A	N/A	N/A
Class D	NR/BBBsf/BBB+(sf)	$15,731,000	7.875%	9.96	120 – 120	44.9%	13.7%
Class E	NR/BBB-sf/BBB(sf)	$8,240,000	6.500%	9.96	120 – 120	45.5%	13.5%
Class F	NR/BB-sf/BB-(sf)	$13,484,000	4.250%	9.98	120 – 121	46.6%	13.2%
Class G	NR/B-sf/B-(sf)	$5,993,000	3.250%	10.05	121 – 121	47.1%	13.0%
Class H	NR/NR/NR	$19,477,350	0.000%	10.05	121 – 121	48.7%	12.6%

NON-OFFERED VERTICAL RISK RETENTION INTEREST

Non-Offered Vertical Risk Retention Interest	Ratings (Moody’s/Fitch/KBRA)	Initial Certificate Balance or RR Interest Balance	Initial Subordination Levels	Weighted Average Life (years)(9)	Principal Window (months)(9)	Certificate Principal to Value Ratio	Certificate Underwritten NOI Debt Yield
Class RR Certificates(10)(11)	NR/NR/NR	$24,941,499	N/A	8.28	1 – 121	N/A	N/A
RR Interest(10)(11)	NR/NR/NR	$6,600,001	N/A	8.28	1 – 121	N/A	N/A

(1)	The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates (collectively, the “Principal Balance Certificates”) in each case, will be one of: (i) a fixed per annum rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such Distribution Date occurs (the “WAC Rate”), (iii) a rate equal to the lesser of a specified pass-through rate and the WAC Rate or (iv) the WAC Rate less a specified rate.

(2)	Approximate; subject to a permitted variance of plus or minus 5%. The VRR Interest Balance of the VRR Interest (as defined below) is not included in the Certificate Balance or Notional Amount of any Class of Certificates set forth under “Offered Certificates” or “Non-Offered Certificates” in the table above.

(3)	The initial subordination levels are calculated based on the initial Certificate Balance. The approximate initial credit support percentages shown in the table above do not take into account the VRR Interest. However, losses incurred on the mortgage loans will be allocated between the VRR Interest and the Principal Balance Certificates, pro rata in accordance with their respective outstanding VRR Interest Balance or Certificate Balances. See “Credit Risk Retention” and “Description of the Certificates” in the Preliminary Prospectus. The initial subordination levels for the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates are represented in the aggregate.

(4)	The weighted average life and principal window during which distributions of principal would be received as set forth in the table with respect to each class of Principal Balance Certificates are based on (i) modeling assumptions described in the Preliminary Prospectus and (ii) assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(5)	“Certificate Principal to Value Ratio” for any class of Principal Balance Certificates is calculated as the product of (a) the weighted average mortgage loan Cut-off Date LTV of the mortgage loans, and (b) a fraction, the numerator of which is the total initial Certificate Balance of the related class of Principal Balance Certificates and all other classes of Principal Balance Certificates, if any, that are senior to such class (and the VRR Interest Balance of any portion of the VRR Interest that is considered to be pari passu or senior to such class), and the denominator of which is the total initial Certificate Balance of all classes of Principal Balance Certificates and the initial VRR Interest Balance of the VRR Interest. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates are calculated in the aggregate for those classes as if they were a single class.

(6)	“Certificate Underwritten NOI Debt Yield” for any class of Principal Balance Certificates is calculated as the product of (a) the weighted average Underwritten NOI Debt Yield for the mortgage loans, and (b) a fraction, the numerator of which is the total initial Certificate Balance of all classes of Principal Balance Certificates and the initial VRR Interest Balance of the VRR Interest and the denominator of which is the total initial Certificate Balance of such class of Principal Balance Certificates and all other classes of Principal Balance Certificates, if any, that are senior to such class (and the VRR Interest Balance of any portion of the VRR Interest that is considered to be pari passu or senior to such class). The Underwritten NOI Debt Yields of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates are calculated in the aggregate for those classes as if they were a single class.

(7)	As further described in the Preliminary Prospectus, the pass-through rate applicable to the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates (collectively, the “Class X Certificates” and, together with the Principal Balance Certificates, the “Regular Certificates”) for each Distribution Date will generally be equal to the excess of (i) the WAC Rate over (ii)(A) with respect to the Class X-A certificates, the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5 and Class A-M certificates (based on their respective Certificate Balances outstanding immediately prior to such Distribution Date), (B) with respect to the Class X-B certificates, the pass-through rate of the Class B certificates, (C) with respect to the Class X-D certificates, the weighted average of the pass-through rates of the Class D and Class E certificates (based on their respective Certificate Balances outstanding immediately prior to such Distribution Date), (D) with respect to the Class X-F certificates, the pass-through rate of the Class F certificates, (E) with respect to the Class X-G certificates, the pass-through rate of the Class G certificates and (F) with respect to the Class X-H certificates, the pass-through rate of the Class H certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DBJPM 2020-C9 Mortgage Trust
STRUCTURE SUMMARY

(8)	The Class X Certificates will not have Certificate Balances. None of the Class X Certificates will be entitled to distributions of principal. The interest accrual amounts on the Class X-A certificates will be calculated by reference to a notional amount equal to the aggregate Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5 and Class A-M certificates. The interest accrual amounts on the Class X-B certificates will be calculated by reference to a notional amount equal to Certificate Balance of the Class B certificates. The interest accrual amounts on the Class X-D certificates will be calculated by reference to a notional amount equal to the aggregate Certificate Balances of the Class D and Class E certificates. The interest accrual amounts on the Class X-F certificates will be calculated by reference to a notional amount equal to the Certificate Balance of the Class F certificates. The interest accrual amounts on the Class X-G certificates will be calculated by reference to a notional amount equal to the Certificate Balance of the Class G certificates. The interest accrual amounts on the Class X-H certificates will be calculated by reference to a notional amount equal to the Certificate Balance of the Class H certificates. The notional amount of each class of Class X Certificates is subject to change depending upon the final pricing of the Principal Balance Certificates, as follows: (1) if as a result of such pricing the pass-through rate of any class of Principal Balance Certificates whose Certificate Balance comprises such notional amount is equal to the WAC Rate, the Certificate Balance of such class of Principal Balance Certificates may not be part of, and will reduce accordingly, such notional amount of such class of Class X Certificates (or, if as a result of such pricing the pass-through rate of such class of Class X Certificates is equal to zero, such class of Class X Certificates may not be issued on the Closing Date), and/or (2) if as a result of such pricing the pass-through rate of any class of Principal Balance Certificates that does not comprise such notional amount of such class of Class X Certificates is less than the WAC Rate, such class of Principal Balance Certificates may become a part of, and will increase accordingly, such notional amount of such class of Class X Certificates.

(9)	The weighted average life and principal window during which distributions of principal would be received as set forth in the foregoing table with respect to the VRR Interest (as defined below) are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(10)	JPMorgan Chase Bank, National Association, as the retaining sponsor, is expected to acquire from the depositor, on the Closing Date, an “eligible vertical interest” (as defined in Regulation RR) comprised of the Class RR Certificates and the RR Interest (collectively, the “VRR Interest”), representing approximately (but not less than) 5.0% of all amounts collected on the mortgage loans (net of expenses of the issuing entity) that are available for distribution to the non-VRR certificates and the VRR Interest. The VRR Interest will be retained by certain retaining parties (the “VRR Interest Owners”) in accordance with the credit risk retention rules applicable to this securitization transaction. See “Credit Risk Retention” in the Preliminary Prospectus.

(11)	Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective interest rate for the VRR Interest will be the WAC rate.

Class A-2 Principal Paydown(1)

Class	Mortgage Loan Seller	Mortgage Loan	Property Type	Cut-off Date Balance	Remaining Term to Maturity (Mos.)	Cut-off Date LTV Ratio(2)	U/W NCF DSCR	U/W NOI Debt Yield
A-2	JPMCB	Agellan Portfolio	Various	$61,000,000	60	41.9%	3.04x	15.7%
A-2	JPMCB	Chase Center Tower I(3)	Office	$18,213,750	55	31.3%	3.87x	13.9%
A-2	JPMCB	Chase Center Tower II(3)	Office	$15,536,250	55	31.3%	3.87x	13.9%
A-2	JPMCB	3000 Post Oak	Office	$15,000,000	55	55.6%	2.19x	12.0%

(1)	This table reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-2 certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses, (ii) there are no extensions of maturity dates and (iii) each mortgage loan is paid in full on its stated maturity date. See “Yield and Maturity Considerations—Yield Considerations” in the Preliminary Prospectus.

(2)	With respect to the Chase Center Tower mortgage loans, the Cut-off Date LTV have been calculated based on the appraised values other than “As Is”. For additional information please see the footnotes to Annex A-1 in the Preliminary Prospectus.

(3)	The Chase Center Tower mortgage loans are cross-collateralized and cross-defaulted. As such the calculations are based on the aggregate Cut-off Date Balances, U/W NOI, U/W NCF and Debt Services of the Chase Center Tower mortgage loans.

Class A-3 Principal Paydown(1)

Class	Mortgage Loan Seller	Mortgage Loan	Property Type	Cut-off Date Balance	Remaining Term to Maturity (Mos.)	Cut-off Date LTV Ratio(2)	U/W NCF DSCR	U/W NOI Debt Yield
A-3	GACC	BX Industrial Portfolio(3)	Various	$50,000,000	74	39.6%	3.57x	12.8%
A-3	GACC	675 Creekside Way	Office	$15,000,000	79	58.3%	2.52x	9.5%

(1)	This table reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-3 certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses, (ii) there are no extensions of maturity dates and (iii) each mortgage loan is paid in full on its stated maturity date. See “Yield and Maturity Considerations—Yield Considerations” in the Preliminary Prospectus.

(2)	With respect to the 675 Creekside Way mortgage loan, the Cut-off Date LTV have been calculated based on the appraised value other than “As Is”. For additional information please see the footnotes to Annex A-1 in the Preliminary Prospectus.

(3)	The BX Industrial Portfolio mortgage loan is part of a whole loan with an aggregate principal balance as of the Cut-off Date of approximately $649.428 million that is split between (i) a 17-month floating rate loan with five, one-year extension options (the “BX Industrial Portfolio Floating Rate Loan”) with an aggregate Cut-off Date principal balance of approximately $99.428 million, and (ii) a 77-month fixed rate loan (the “BX Industrial Portfolio Fixed Rate Loan”) with an aggregate Cut-off Date principal balance of $550.0 million that is comprised of comprised of (A) a senior fixed rate loan (the “BX Industrial Portfolio Senior Fixed Rate Loan”), with an aggregate Cut-off Date principal balance of $322.4 million and (B) a subordinate fixed rate loan (the “BX Industrial Portfolio Subordinate Fixed Rate Loan”), with an aggregate Cut-off Date principal balance of $227.6 million. The BX Industrial Portfolio Senior Fixed Rate Loan is senior to the BX Industrial Portfolio Subordinate Fixed Rate Loan and the BX Industrial Portfolio mortgage loan is comprised of a portion of the BX Industrial Portfolio Senior Fixed Rate Loan. The interest rate on the BX Industrial Portfolio Floating Rate Loan is LIBOR (subject to a floor of 0.000%) plus a spread of 1.450%. The BX Industrial Portfolio Fixed Rate Loan and the BX Industrial Portfolio Floating Rate Loan are pari passu, provided that voluntary prepayments are applied first to the BX Industrial Portfolio Floating Rate Loan until paid in full, and then to the BX Industrial Portfolio Fixed Rate Loan. The financial information presented in the table above reflects the BX Industrial Portfolio Senior Fixed Rate Loan and approximately $58.283 million of the Cut-off Date principal balance of the BX Industrial Portfolio Floating Rate Loan, and excludes the remaining approximately $41.145 million of the Cut-off Date principal balance of the BX Industrial Portfolio Floating Rate Loan and the BX Industrial Portfolio Subordinate Fixed Rate Loan. For purposes of all calculations herein, LIBOR is assumed to be 0.500%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DBJPM 2020-C9 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Ten Largest Mortgage Loans
Mortgage Loan	Mortgage Loan Seller	City, State	Property Type	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Cut-off Date Balance per NRA/Room/Unit(1)	Cut-off Date LTV(1)(2)(3)	U/W NCF DSCR after IO(1)	U/W NOI Debt Yield(1)(3)
Agellan Portfolio	JPMCB	Various, Various	Various	$61,000,000	9.7%	$38	41.9%	3.04x	15.7%
MGM Grand & Mandalay Bay	GACC	Las Vegas, NV	Hospitality	50,000,000	7.9%	$167,645	35.5%	4.95x	17.9%
BX Industrial Portfolio(4)	GACC	Various, Various	Various	50,000,000	7.9%	$34	39.6%	3.57x	12.8%
1633 Broadway	GACC	New York, NY	Office	40,000,000	6.3%	$391	41.7%	3.84x	11.9%
Amazon Industrial Portfolio	GSMC	Various, Various	Industrial	35,000,000	5.5%	$81	64.7%	2.38x	8.0%
Chase Center Tower I(5)	JPMCB	San Francisco, CA	Office	18,213,750	2.9%	$461	31.3%	3.87x	13.9%
Chase Center Tower II(5)	JPMCB	San Francisco, CA	Office	15,536,250	2.5%	$461	31.3%	3.87x	13.9%
The Liz	GSMC	Washington, DC	Mixed Use	33,000,000	5.2%	$663	63.9%	1.57x	7.4%
Coleman Highline	GACC	San Jose, CA	Office	30,000,000	4.8%	$407	50.8%	3.64x	10.3%
The Mayfair Apartments	BSPRT	New Orleans, LA	Multifamily	30,000,000	4.8%	$67,873	51.0%	2.96x	10.9%
Southcenter Mall	GACC	Tukwila, WA	Retail	29,000,000	4.6%	$278	22.2%	6.53x	19.6%
Total/Weighted Average				$391,750,000	62.1%		43.7%	3.62x	13.2%
(1)	The Cut-off Date Balance per NRA/Room/Unit, Cut-off Date LTV, U/W NCF DSCR after IO and U/W NOI Debt Yield calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).

(2)	With respect to the MGM Grand & Mandalay Bay, Chase Center Tower, Coleman Highline and The Mayfair Apartments mortgage loans, the Cut-off Date LTV have been calculated based on the appraised values other than “As Is”. For additional information please see the footnotes to Annex A-1 in the Preliminary Prospectus.

(3)	With respect to The Liz mortgage loan (5.2%) the Cut-off Date LTV and U/W NOI Debt Yield is calculated based on the Cut-off Date Balance net of an earn-out reserve equal to $3.0 million.

(4)	The BX Industrial Portfolio mortgage loan is part of a whole loan with an aggregate principal balance as of the Cut-off Date of approximately $649.428 million that is split between (i) a 17-month floating rate loan with five, one-year extension options (the “BX Industrial Portfolio Floating Rate Loan”) with an aggregate Cut-off Date principal balance of approximately $99.428 million, and (ii) a 77-month fixed rate loan (the “BX Industrial Portfolio Fixed Rate Loan”) with an aggregate Cut-off Date principal balance of $550.0 million that is comprised of comprised of (A) a senior fixed rate loan (the “BX Industrial Portfolio Senior Fixed Rate Loan”), with an aggregate Cut-off Date principal balance of $322.4 million and (B) a subordinate fixed rate loan (the “BX Industrial Portfolio Subordinate Fixed Rate Loan”), with an aggregate Cut-off Date principal balance of $227.6 million. The BX Industrial Portfolio Senior Fixed Rate Loan is senior to the BX Industrial Portfolio Subordinate Fixed Rate Loan and the BX Industrial Portfolio mortgage loan is comprised of a portion of the BX Industrial Portfolio Senior Fixed Rate Loan. The interest rate on the BX Industrial Portfolio Floating Rate Loan is LIBOR (subject to a floor of 0.000%) plus a spread of 1.450%. The BX Industrial Portfolio Fixed Rate Loan and the BX Industrial Portfolio Floating Rate Loan are pari passu, provided that voluntary prepayments are applied first to the BX Industrial Portfolio Floating Rate Loan until paid in full, and then to the BX Industrial Portfolio Fixed Rate Loan. The financial information presented in the table above reflects the BX Industrial Portfolio Senior Fixed Rate Loan and approximately $58.283 million of the Cut-off Date principal balance of the BX Industrial Portfolio Floating Rate Loan, and excludes the remaining approximately $41.145 million of the Cut-off Date principal balance of the BX Industrial Portfolio Floating Rate Loan and the BX Industrial Portfolio Subordinate Fixed Rate Loan. For purposes of all calculations herein, LIBOR is assumed to be 0.500%.

(5)	With respect to the Chase Center Tower mortgage loans, the mortgage loans are cross-collateralized and cross-defaulted. As such the calculations are based on the aggregate Cut-off Date Balances, U/W NOI, U/W NCF and Debt Services of these loans.

Existing Mezzanine Debt Summary
Mortgage Loan	Mortgage Loan Cut-off Date Balance	Pari Passu/ Subordinate Companion Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Trust U/W NCF DSCR	Total Debt U/W NCF DSCR(1)	Trust Cut-off Date LTV	Total Debt Cut-off Date LTV(1)	Trust U/W NOI Debt Yield	Total Debt U/W NOI Debt Yield(1)
Agellan Portfolio	$61,000,000	$342,000,000	$31,000,000	3.04x	1.54x	41.9%	78.8%	15.7%	8.3%
Kings Plaza	$20,000,000	$467,000,000	$53,000,000	3.07x	1.73x(2)	54.1%	60.0%	10.7%	9.6%
3000 Post Oak	$15,000,000	$65,000,000	$20,000,000	2.19x	1.46x	55.6%	69.5%	12.0%	9.6%
(1)	Total Debt U/W NCF DSCR, Total Debt Cut-off Date LTV and Total Debt U/W NOI Debt Yield calculations include any related pari passu companion loan(s), any related subordinate companion loan(s) and/or any related mezzanine loan(s).

(2)	The Kings Plaza mezzanine loan is interest only for the first five years of the loan term then fully amortizing based on a five-year schedule. Total Debt U/W NCF DSCR is based on the first 12 month period of the amortization period of the loan.

Subordinate Debt Summary
Mortgage Loan	Mortgage Loan Cut-off Date Balance	Pari Passu Companion Loans Cut-off Date Balance	Subordinate Debt Cut-off Date Balance	Trust U/W NCF DSCR	Total Debt U/W NCF DSCR(1)	Trust Cut-off Date LTV(2)	Total Debt Cut-off Date LTV(1)(2)	Trust U/W NOI Debt Yield	Total Debt U/W NOI Debt Yield(1)
Agellan Portfolio	$61,000,000	$170,000,000	$172,000,000	3.04x	1.54x	41.9%	78.8%	15.7%	8.3%
MGM Grand & Mandalay Bay	$50,000,000	$1,584,200,000	$1,365,800,000	4.95x	2.70x	35.5%	65.2%	17.9%	9.7%
BX Industrial Portfolio(3)	$50,000,000	$330,682,660	$268,744,955	3.57x	2.09x	39.6%	67.6%	12.8%	7.5%
1633 Broadway	$40,000,000	$961,000,000	$249,000,000	3.84x	3.08x	41.7%	52.1%	11.9%	9.5%
Chase Center Tower I(4)	$18,213,750	$127,496,250	$178,090,000	3.87x	1.36x	31.3%	69.5%	13.9%	6.2%
Chase Center Tower II(4)	$15,536,250	$108,753,750	$151,910,000	3.87x	1.36x	31.3%	69.5%	13.9%	6.2%
(1)	Total Debt U/W NCF DSCR, Total Debt Cut-off Date LTV and Total Debt U/W NOI Debt Yield calculations include any related pari passu companion loan(s), related subordinate companion loan(s) and/or related mezzanine loan(s).

(2)	With respect to the MGM Grand & Mandalay Bay and Chase Center Tower mortgage loans, the Trust Cut-off Date LTV and Total Debt Cut-off Date LTV have been calculated based on the appraised values other than “As Is”. For additional information please see the footnotes to Annex A-1 in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DBJPM 2020-C9 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

(3)	The BX Industrial Portfolio mortgage loan is part of a whole loan with an aggregate principal balance as of the Cut-off Date of approximately $649.428 million that is split between (i) a 17-month floating rate loan with five, one-year extension options (the “BX Industrial Portfolio Floating Rate Loan”) with an aggregate Cut-off Date principal balance of approximately $99.428 million, and (ii) a 77-month fixed rate loan (the “BX Industrial Portfolio Fixed Rate Loan”) with an aggregate Cut-off Date principal balance of $550.0 million that is comprised of comprised of (A) a senior fixed rate loan (the “BX Industrial Portfolio Senior Fixed Rate Loan”), with an aggregate Cut-off Date principal balance of $322.4 million and (B) a subordinate fixed rate loan (the “BX Industrial Portfolio Subordinate Fixed Rate Loan”), with an aggregate Cut-off Date principal balance of $227.6 million. The BX Industrial Portfolio Senior Fixed Rate Loan is senior to the BX Industrial Portfolio Subordinate Fixed Rate Loan and the BX Industrial Portfolio mortgage loan is comprised of a portion of the BX Industrial Portfolio Senior Fixed Rate Loan. The interest rate on the BX Industrial Portfolio Floating Rate Loan is LIBOR (subject to a floor of 0.000%) plus a spread of 1.450%. The BX Industrial Portfolio Fixed Rate Loan and the BX Industrial Portfolio Floating Rate Loan are pari passu, provided that voluntary prepayments are applied first to the BX Industrial Portfolio Floating Rate Loan until paid in full, and then to the BX Industrial Portfolio Fixed Rate Loan. The financial information presented in the table above reflects the BX Industrial Portfolio Senior Fixed Rate Loan and approximately $58.283 million of the Cut-off Date principal balance of the BX Industrial Portfolio Floating Rate Loan, and excludes the remaining approximately $41.145 million of the Cut-off Date principal balance of the BX Industrial Portfolio Floating Rate Loan and the BX Industrial Portfolio Subordinate Fixed Rate Loan. For purposes of all calculations herein, LIBOR is assumed to be 0.500%.

(4)	The Chase Center Tower mortgage loans are cross-collateralized and cross-defaulted. As such the calculations are based on the aggregate Cut-off Date Balances, U/W NOI, U/W NCF and Debt Services of the Chase Center Tower mortgage loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DBJPM 2020-C9 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Loan No.	Mortgage Loan	Note(s)	Original Balance ($)	Cut-off Date Balance ($)	Holder of Note(1)	Lead Servicer for Whole Loan (Y/N)(1)	Master Servicer Under Lead Securitization	Special Servicer Under Lead Securitization
1	Agellan Portfolio	A-1	$75,000,000	$75,000,000	Benchmark 2020-B18	No
		A-2, A-6	$61,000,000	$61,000,000	DBJPM 2020-C9	No
		A-3, A-4, A-5, A-7	$95,000,000	$95,000,000	JPMCB	No
		Total Senior Notes	$231,000,000	$231,000,000
		Note B	$172,000,000	$172,000,000	Benchmark 2020-B18	Yes	Midland	Midland
		Total	$403,000,000	$403,000,000
2	MGM Grand & Mandalay Bay	A-13-1, A-15-1	$65,000,000	$65,000,000	BMARK 2020-B18	No
		A-9	$609,760,667	$609,760,667	CREFI	No
		A-5, A-6, A-7, A-8	$794,861	$794,861	BX 2020-VIV2	No
		A-10	$326,547,000	$326,547,000	Barclays Bank PLC	No
		A-11	$254,880,333	$254,880,333	DBRI	No
		A-12	$326,547,000	$326,547,000	SGFC	No
		A-15-2	$50,000,000	$50,000,000	DBJPM 2020-C9	No
		A-1, A-2, A-3, A-4	$670,139	$670,139	BX 2020-VIVA	No
		Total Senior Notes	$1,634,200,000	$1,634,200,000
		B-1-A, B-2-A, B-3-A, B-4-A, B-1-B, B-2-B, B-3-B, B-4-B	$329,861	$329,861	BX 2020-VIVA	No
		B-5-A, B-6-A, B-7-A, B-8-A, B-5-B, B-6-B, B-7-B, B-8-B	$374,355,139	$374,355,139	BX 2020-VIV2
		B-9-A	$171,886,000	$171,886,000	CREFI	No
		B-10-A	$85,943,000	$85,943,000	Barclays Bank PLC	No
		B-11-A	$85,943,000	$85,943,000	DBRI	No
		B-12-A	$85,943,000	$85,943,000	SGFC	No
		C-1, C-2, C-3, C-4	$561,400,000	$561,400,000	BX 2020-VIVA	Yes	KeyBank	Situs
		Total	$3,000,000,000	$3,000,000,000
3	BX Industrial Portfolio	A-1-A-1	$80,000,000	$80,000,000	Benchmark 2020-IG3	No
		A-1-A-2	$70,000,000	$70,000,000	Benchmark 2020-B18	No
		A-1-A-5, A-1-A-8	$37,400,000	$37,400,000	JPMDB 2020-COR7	No
		A-1-A-3	$50,000,000	$50,000,000	DBJPM 2020-C9	No
		A-1-A-4, A-1-A-6, A-1-A-7	$85,000,000	$85,000,000	DBRI	No
		Total Senior Fixed Rate Notes	$322,400,000	$322,400,000
		A-1-B	$72,600,000	$72,600,000	Benchmark 2020-IG3	No
		A-1-C-1, A-1-C-2	$110,000,000	$110,000,000	Unaffiliated Third Party	No
		A-1-D	$45,000,000	$45,000,000	Unaffiliated Third Party	Yes	Midland	Situs
		Total Fixed Rate Notes	$550,000,000	$550,000,000
		A-2 (Floating Rate Note)	$99,427,615	$99,427,615	Deutsche Bank, AG London Branch
		Total	$649,427,615	$649,427,615
4	1633 Broadway	A-1-S-1, A-2-S-1, A-3-S-1, A-4-S-1	$1,000,000	$1,000,000	BWAY 2019-1633	No
		A-1-C-1, A-1-C-5, A-2-C-1-A	$110,000,000	$110,000,000	CGCMT 2020-GC46	No
		A-1-C-2, A-2-C-5	$60,000,000	$60,000,000	GSMS 2020-GC45	No
		A-1-C-3, A-1-C-6	$65,000,000	$65,000,000	GSMS 2020-GC47	No
		A-1-C-4-B, A-2-C-2-B, A-3-C-7	$57,500,000	$57,500,000	JPMDB 2020-COR7	No
		A-1-C-4-A	$30,000,000	$30,000,000	GSBI	No
		A-2-C-1-B, A-3-C-1-B	$45,000,000	$45,000,000	Benchmark 2020-B16	No
		A-2-C-6, A-3-C-1-A	$62,850,000	$62,850,000	Benchmark 2020-B18	No
		A-2-C-3-A, A-2-C-4-C, A-2-C-4-D	$40,000,000	$40,000,000	DBJPM 2020-C9	No
		A-2-C-4-B	$15,000,000	$15,000,000	DBRI	No
		A-2-C-3-B, A-3-C-2	$64,650,000	$64,650,000	Benchmark 2020-IG1	No
		A-3-C-3, A-2-C-2-A	$70,000,000	$70,000,000	Benchmark 2020-IG2	No
		A-1-C-7, A-2-C-4-A, A-2-C-7, A-3-C-4	$80,000,000	$80,000,000	Benchmark 2020-IG3	No
		A-3-C-5, A-3-C-6	$50,000,000	$50,000,000	Benchmark 2020-B17	No
		A-4-C-1, A-4-C-2	$100,000,000	$100,000,000	BANK 2020-BNK25	No
		A-4-C-6, A-4-C-7	$40,000,000	$40,000,000	BANK 2020-BNK26	No
		A-4-C-3	$40,000,000	$40,000,000	BANK 2020-BNK27	No
		A-4-C-4, A-4-C-5	$70,000,000	$70,000,000	WFCM 2020-C55	No
		Total Senior Notes	$1,001,000,000	$1,001,000,000
		B-1, B-2, B-3, B-4	$249,000,000	$249,000,000	BWAY 2019-1633	Yes	KeyBank	Situs
		Total	$1,250,000,000	$1,250,000,000

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DBJPM 2020-C9 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Loan No.	Mortgage Loan	Note(s)	Original Balance ($)	Cut-off Date Balance ($)	Holder of Note(1)	Lead Servicer for Whole Loan (Y/N)(1)	Master Servicer Under Lead Securitization	Special Servicer Under Lead Securitization
5	Amazon Industrial Portfolio	A-1	$80,000,000	$80,000,000	GSBI	Yes(2)	Servicing Shift	Servicing Shift
		A-2	$35,000,000	$35,000,000	DBJPM 2020-C9	No
		A-3	$24,100,000	$24,100,000	GSBI	No
		Total	$139,100,000	$139,100,000
6	Chase Center Tower I	A-1-A, A-1-B, A-1-C	$54,641,250	$54,641,250	Benchmark 2020-IG2	No
		A-1-D, A-1-E	$36,427,500	$36,427,500	Benchmark 2020-IG3	No
		A-1-F	$18,213,750	$18,213,750	JPMDB 2020-COR7	No
		A-1-G	$18,213,750	$18,213,750	DBJPM 2020-C9	No
		A-1-H	$18,213,750	$18,213,750	Benchmark 2020-B18	No
		Total Senior Notes	$145,710,000	$145,710,000
		B-1	$83,637,000	$83,637,000	Benchmark 2020-IG2	Yes	Midland	Midland
		C-1	$94,453,000	$94,453,000	Unafilliated Third Party	No
		Total	$323,800,000	$323,800,000
7	Chase Center Tower II	A-2-A, A-2-B, A-2-C	$46,608,750	$46,608,750	Benchmark 2020-IG2	No
		A-2-D, A-2-E	$31,072,500	$31,072,500	Benchmark 2020-IG3	No
		A-2-F	$15,536,250	$15,536,250	JPMDB 2020-COR7	No
		A-2-G	$15,536,250	$15,536,250	DBJPM 2020-C9	No
		A-2-H	$15,536,250	$15,536,250	Benchmark 2020-B18	No
		Total Senior Notes	$124,290,000	$124,290,000
		B-2	$71,363,000	$71,363,000	Benchmark 2020-IG2	Yes	Midland	Midland
		C-2	$80,547,000	$80,547,000	Unafilliated Third Party	No
		Total	$276,200,000	$276,200,000
8	The Liz	A-1, A-2	$60,000,000	$60,000,000	MSC 2020-HR8	Yes	Wells Fargo	Midland
		A-3	$33,000,000	$33,000,000	DBJPM 2020-C9	No
		Total	$93,000,000	$93,000,000
9	Coleman Highline	A-1	$40,000,000	$40,000,000	DBRI	Yes(2)	Servicing Shift	Servicing Shift
		A-2	$30,000,000	$30,000,000	DBJPM 2020-C9	No
		A-3, A-4, A-5, A-6	$85,000,000	$85,000,000	DBRI	No
		Total	$155,000,000	$155,000,000
11	Southcenter Mall	A-1	$60,000,000	$60,000,000	GSMS 2020-GC45	Yes	Midland	Midland
		A-2	$50,000,000	$50,000,000	Benchmark 2020-IG1	No
		A-3, A-5	$59,000,000	$59,000,000	CGCMT 2020-GC46	No
		A-4	$29,000,000	$29,000,000	DBJPM 2020-C9	No
		A-6	$20,000,000	$20,000,000	Benchmark 2020-B18	No
		Total	$218,000,000	$218,000,000
12	420 Taylor Street	A-1	$28,409,091	$28,409,091	DBJPM 2020-C9	No
		A-2, A-4	$38,000,000	$38,000,000	Benchmark 2020-B18	Yes	Midland	Midland
		A-3	$21,590,909	$21,590,909	CREFI	No
		Total	$88,000,000	$88,000,000
13	711 Fifth Avenue	A-1-1, A-1-10	$62,500,000	$62,500,000	GSMS 2020-GC47	Yes	Wells Fargo	KeyBank
		A-1-11, A-1-12, A-1-14	$25,000,000	$25,000,000	DBJPM 2020-C9	No
		A-1-2, A-1-3, A-1-4, A-1-5, A-1-15, A-1-16, A-1-17	$209,000,000	$209,000,000	GSBI	No
		A-1-8, A-1-9, A-1-13	$45,000,000	$45,000,000	Benchmark 2020-B18	No
		A-1-6, A-1-7	$40,000,000	$40,000,000	JPMDB 2020-COR7	No
		A-2-1, A-2-3, A-2-4	$120,500,000	$120,500,000	BANA	No
		A-2-2	$43,000,000	$43,000,000	BANK 2020-BNK27	No
		Total	$545,000,000	$545,000,000

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DBJPM 2020-C9 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Loan No.	Mortgage Loan	Note(s)	Original Balance ($)	Cut-off Date Balance ($)	Holder of Note(1)	Lead Servicer for Whole Loan (Y/N) (1)	Master Servicer Under Lead Securitization	Special Servicer Under Lead Securitization
14	Kings Plaza	A-1-1-A	$32,000,000	$32,000,000	Benchmark 2020-B17	Yes	Midland	Midland
		A-1-1-B-2	$14,108,108	$14,108,108	Benchmark 2020-B18	No
		A-1-2	$50,000,000	$50,000,000	Benchmark 2020-B16	No
		A-1-3, A-1-4	$55,000,000	$55,000,000	Benchmark 2020-IG1	No
		A-2-1	$60,000,000	$60,000,000	BBCMS 2020-C6	No
		A-1-1-B-1	$20,000,000	$20,000,000	DBJPM 2020-C9	No
		A-2-2, A-2-3, A-2-4	$97,945,946	$97,945,946	SGFC	No
		A-3-1, A-3-4	$75,000,000	$75,000,000	BANK 2020-BNK25	No
		A-3-2, A-3-3	$82,945,946	$82,945,946	WFCM 2020-C55	No
		Total	$487,000,000	$487,000,000
15	333 South Wabash	A-1 (AGL)	$75,600,000	$75,600,000	AGL	No
		A-1 (AGL-Fortitude)	$15,400,000	$15,400,000	AGL	No
		A-1 (VALIC)	$35,000,000	$35,000,000	VALIC	No
		A-2-A	$50,000,000	$50,000,000	GSBI	No
		A-2-B	$30,000,000	$30,000,000	GSBI	Yes(2)(3)	Servicing Shift	Servicing Shift
		A-2-C	$20,000,000	$20,000,000	DBJPM 2020-C9	No
		A-1 (AHAC)	$8,400,000	$8,400,000	AHAC
		A-1 (AHAC-Fortitude)	$2,800,000	$2,800,000	AHAC
		A-1 (NUFIC-Fortitude)	$2,800,000	$2,800,000	NUFIC
		Total	$240,000,000	$240,000,000
16	280 North Bernardo	A-1	$40,000,000	$40,000,000	Benchmark 2020-B18	Yes	Midland	Midland
		A-2	$20,000,000	$20,000,000	DBJPM 2020-C9	No
		A-3	$11,000,000	$11,000,000	DBRI	No
		Total	$71,000,000	$71,000,000
18	3000 Post Oak	A-1	$35,000,000	$35,000,000	Benchmark 2020-B18	Yes	Midland	Midland
		A-2	$30,000,000	$30,000,000	Benchmark 2020-B17	No
		A-3	$15,000,000	$15,000,000	DBJPM 2020-C9	No
		Total	$80,000,000	$80,000,000
19	675 Creekside Way	A-1, A-4	$43,400,000	$43,400,000	JPMDB 2020-COR7	Yes	Midland	Midland
		A-2	$25,000,000	$25,000,000	DBRI	No
		A-3	$15,000,000	$15,000,000	DBJPM 2020-C9	No
		Total	$83,400,000	$83,400,000
21	Brass Professional Center	A-1	$32,700,000	$32,700,000	Benchmark 2020-B18	Yes	Midland	Midland
		A-2	$12,500,000	$12,500,000	DBJPM 2020-C9	No
		A-3	$12,500,000	$12,500,000	GSBI	No
		Total	$57,700,000	$57,700,000

(1)	The identification of a securitization trust means that we have identified another securitization trust that has closed or as to which a preliminary prospectus (or preliminary offering circular) or final prospectus (or final offering circular) has printed that includes, or is expected to include, the identified Mortgage Note(s).
(2)	Prior to the servicing shift securitization date, the related whole loan will be serviced under the pooling and servicing agreement for this transaction. From and after the related servicing shift securitization date, the related servicing shift whole loan will be serviced under the related servicing shift pooling and servicing agreement.
(3)	The controlling note is Note A-2-B, which is held by GSBI; however, AIG Asset Management (U.S.), LLC has been irrevocably appointed, and will continue to act, as the Controlling Noteholder Representative until such time as the principal balance of the 333 South Wabash notes held by American General Life Insurance Company, the Variable Annuity Life Insurance Company, American Home Assurance Company, National Union Fire Insurance Company of Pittsburgh, PA., and their affiliates becomes less than $75,000,000, regardless of whether Note A-2-B is included in a securitization.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DBJPM 2020-C9 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

COVID-19 Update
No.	Property Name	Mortgage Loan Seller	Information as of Date	Property Type	First Payment Date	July Debt Service Payment Received (Yes/No)	August Debt Service Payment Received (Yes/No)	Forbearance or Other Debt Service Relief Requested (Yes/No)	Other Loan Modification Requested (Yes/No)	Lease Modification or Rent Relief Requested (Yes/No)	Occupied SF or Unit Count Making Full June Rent Payment (%)	June UW Base Rent Paid (%)	Occupied SF or Unit Count Making Full July Rent Payment (%)	July UW Base Rent Paid (%)
1	Agellan Portfolio(1)	JPMCB	8/1/2020	Various	9/7/2020	NAP	NAP	No	No	Yes	97.0%	96.6%	95.6%	96.5%
2	MGM Grand & Mandalay Bay	GACC	8/13/2020	Hospitality	4/5/2020	Yes	Yes	No	No	No	100.0%	100.0%	100.0%	100.0%
3	BX Industrial Portfolio	GACC	8/12/2020	Various	6/9/2020	Yes	Yes	No	No	No	98.7%	99.2%	94.7%	90.7%
4	1633 Broadway(2)	GACC	8/13/2020	Office	1/6/2020	Yes	Yes	No	No	No	85.2%	89.4%	90.0%	92.5%
5	Amazon Industrial Portfolio	GSMC	8/10/2020	Industrial	9/6/2020	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
6	Chase Center Tower I	JPMCB	8/1/2020	Office	5/10/2020	Yes	Yes	No	No	No	100.0%	100.0%	100.0%	100.0%
7	Chase Center Tower II	JPMCB	8/1/2020	Office	5/10/2020	Yes	Yes	No	No	No	100.0%	100.0%	100.0%	100.0%
8	The Liz(3)(4)(5)	GSMC	8/10/2020	Mixed Use	9/6/2020	NAP	NAP	No	No	Yes	91.2%	87.4%	84.5%	81.3%
9	Coleman Highline	GACC	8/7/2020	Office	9/6/2020	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
10	The Mayfair Apartments	BSPRT	8/7/2020	Multifamily	2/6/2020	Yes	Yes	No	No	No	89.0%	91.0%	90.6%	93.0%
11	Southcenter Mall(6)(7)	GACC	8/10/2020	Retail	2/1/2020	Yes	Yes	Yes	Yes	Yes	27.3%	31.0%	49.3%	51.5%
12	420 Taylor Street(8)	JPMCB	8/1/2020	Office	9/6/2020	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
13	711 Fifth Avenue(9)(10)	GSMC	8/10/2020	Mixed Use	4/6/2020	Yes	Yes	No	No	Yes	100.0%	76.8%	100.0%	100.0%
14	Kings Plaza(11)(12)	JPMCB	8/1/2020	Retail	2/1/2020	Yes	Yes	No	No	No	NAV	29.1%	NAV	62.3%
15	333 South Wabash(13)(14)	GSMC	8/10/2020	Office	9/1/2020	NAP	NAP	No	No	Yes	95.6%	94.7%	98.3%	97.6%
16	280 North Bernardo(15)	GACC	8/12/2020	Office	8/6/2020	NAP	Yes	No	No	No	100.0%	100.0%	100.0%	100.0%
17	Weaverville Publix Plaza(16)	BSPRT	8/7/2020	Retail	4/6/2020	Yes	Yes	No	No	Yes	81.0%	87.8%	76.0%	91.0%
18	3000 Post Oak	JPMCB	8/1/2020	Office	4/1/2020	Yes	Yes	No	No	No	100.0%	100.0%	100.0%	100.0%
19	675 Creekside Way	GACC	8/12/2020	Office	4/6/2020	Yes	Yes	No	No	No	100.0%	100.0%	100.0%	100.0%
20	Valley Park Estates Cooperative	JPMCB	8/1/2020	Multifamily	9/5/2020	NAP	NAP	No	No	No	95.1%	96.4%	94.2%	95.2%
21	Brass Professional Center(17)	GSMC	8/10/2020	Office	9/6/2020	NAP	NAP	No	No	Yes	84.3%	87.1%	92.6%	94.4%
22	400 Main(18)	GACC	8/10/2020	Mixed Use	9/6/2020	NAP	NAP	No	No	Yes	100.0%	91.2%	100.0%	94.8%
23	322 Gates Avenue	BSPRT	8/7/2020	Multifamily	2/6/2020	Yes	Yes	No	No	No	100.0%	100.0%	100.0%	100.0%
24	Wawa and WSFS Bank(19)	GSMC	8/10/2020	Retail	9/6/2020	NAP	NAP	No	No	Yes	35.5%	56.3%	100.0%	100.0%
25	252 Chapman Road	BSPRT	8/7/2020	Office	4/6/2020	Yes	Yes	No	No	No	100.0%	100.0%	100.0%	100.0%
26	7514 Wisconsin Avenue(20)(21)	JPMCB	8/1/2020	Mixed Use	4/5/2020	Yes	Yes	No	No	Yes	84.7%	90.1%	84.7%	90.1%
27	Keller Shopping Center	GACC	8/13/2020	Retail	4/6/2020	Yes	Yes	No	No	No	100.0%	100.0%	100.0%	100.0%
28	Sculpture Flats	BSPRT	8/7/2020	Mixed Use	9/6/2020	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
29	Dollar General Midwest Portfolio	BSPRT	8/7/2020	Retail	4/6/2020	Yes	Yes	No	No	No	100.0%	100.0%	100.0%	100.0%
30	Hillcrest Commons MHC	BSPRT	8/7/2020	MHC	4/6/2020	Yes	Yes	No	No	No	95.0%	95.0%	95.0%	95.0%
31	Dunkin’ Donuts East 14th Street(22)	BSPRT	8/7/2020	Retail	4/6/2020	Yes	Yes	Yes	No	Yes	100.0%	100.0%	100.0%	100.0%

(1)	Agellan Portfolio - As of July 2020, none of the tenants have been granted a rent deferral and 25 tenants (totaling 5.4% of NRA) are in discussions with the borrowers for rent relief.
(2)	1633 Broadway - One tenant, representing approximately 8% of underwritten base rent, has signed an amendment reducing rent through year end 2020, and paid rent required under such amendment for May, June, and July 2020. The difference between the underwritten contractual rent per the original lease and the reduced rent pursuant to signed amendment is required to be repaid over a 36-month period beginning on January 1, 2021 at an imputed interest rate of 3.75% (from April 1, 2020) on the amount of rent deferred. One tenant, representing approximately 4.7% of the underwritten base rent, has agreed to a three month rent deferral for the months of April, May and June 2020. This tenant made its July rent payment. Two additional tenants, representing an aggregate 0.1% of sq. ft.and 0.3% of U/W base rent, have also executed lease modifications.
(3)	The Liz - Tenants that requested lease modification or rent relief request include Sephora, Parachute, Paper Source, Bluestone Lane and Scout. Sephora executed a lease amendment to abate base rent by 50%, however, remained obligated to pay 100% of expense reimbursements for the month of April, May and June 2020 (the “Sephora Rent Abatement”). The Sephora Rent Abatement is not required to be repaid under the lease amendment. Parachute executed a lease amendment to defer rent between April 1, 2020 to July 7, 2020 as Parachute was opened for business on July 8, 2020. Parachute is required to repay the deferred rent in 12 months between January 2021 and December 2021. Bluestone Lane has an executed lease amendment to defer rent through August 31, 2020. In addition, under the lease amendment, Bluestone Lane is required to pay 50% abated rents for the months of September to December 2020. Bluestone Lane is required to repay all deferred rent in the period between January and June 2022. In addition, lease amendments are under negotiation for Paper Source and Scout. At origination of The Liz Whole Loan, $117,459 was escrowed into a rent reserve related to the Bluestone Lane rent abatements and expected rent abatements for the Scout and Paper Source tenants.
(4)	The Liz - With respect to The Liz mortgaged property, the borrower sponsor reported total delinquent collections, consisting of both base rent and expense reimbursements (for commercial tenants), of $88,785 for the month of June 2020 (the “June 2020 Delinquency Amount”). The June 2020 Delinquency Amount consists of $81,522 from four commercial tenants representing 8.8% of the occupied NRA and $7,263 in aggregate from various residential tenants.
(5)	The Liz - With respect to The Liz mortgage property, the borrower sponsor reported total delinquent collections, consisting of both base rent and expense reimbursements (for commercial tenants), of $131,459 for the month of July 2020 (the “July 2020 Delinquency Amount”). The July 2020 Delinquency Amount consists of $93,943 from four commercial tenants representing 8.8% of the occupied NRA, however, the delinquent amount from Sephora was only $1,478. The July 2020 Delinquency Amount also consists of $37,516 in aggregate from residential tenants of which 36,176 is owed by Zeus Living which leases 6.7% of the occupied NRA. The remaining $1,341 is owed by nine other residential tenants.
(6)	Southcenter Mall - On April 7, 2020, the borrower requested (i) a debt service forbearance of at least four months until the related mortgaged property is no longer affected by the COVID 19 pandemic, (ii) lender acknowledgement of the property manager’s right to negotiate amendments with tenants and scale the operations at the related mortgaged property, (iii) the waiver of any events of default under the loan documents attributable to the scale of operations at the related mortgaged property due to COVID-19, and (iv) the waiver of all material covenants in the loan documents with respect to performance of the related mortgaged property, including covenants arising from debt service coverage ratio and debt yield trigger events. A trigger event would, among other things, trigger a cash sweep and require the borrower to fund reserves for taxes, insurance, parking rent, replacements, and tenant improvements and leasing commissions. On May 22, 2020, the lender agreed to waive such debt service coverage ratio and debt yield trigger events for a six month period through November 22, 2020, and the property-related financial and leasing tests will resume at the end of the final calendar quarter of 2020 for the period ending December 31, 2020. The lender rejected the remainder of the borrower’s requests.
(7)	Southcenter Mall - Eighty-nine (89) tenants, representing approximately 14.1% of net rentable area and 37.1% of UW base rent have requested rent relief. Sixty-one (61) tenants, representing approximately 10.9% of net rentable area and 28.0% of UW Base Rent have not paid rent for April through July. Seventy-two (72) tenants, representing approximately 12.9% of net rentable area and 31.7% of UW base rent have not made their July rent payment. Ninety-four tenants (94), representing approximately 62.1% of net rentable area and 48.4% of UW base rent have paid partial rent for April through July, with the other noted requests rejected by the lender.
(8)	420 Taylor Street - NextDoor began paying rent on the upper level on July 11th and the lower level LCD is 120 days following the delivery date (January 1, 2021). A two month free rent period will begin on the January 1, 2021 rent commencement date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DBJPM 2020-C9 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

(9)	711 Fifth Avenue - One retail tenant, representing approximately 4.2% of the SF and 37.3% of UW Base Rent, agreed with the borrower sponsor to pay 50% abated rent for April, May and June 2020 with 50% recaptured by year end 2020 and the remaining 50% recaptured by the end of the first quarter 2021. The borrower sponsor is in the process of finalizing an agreement for rent relief with respect to the Polo Bar space (7,436 SF of the total Ralph Lauren 38,638 SF and 1.4% of the total Ralph Lauren underwritten base rent) which is temporarily closed. The agreement includes a $250,000 rent abatement and $250,000 rent deferral for May 2020 and a $250,000 rent deferral for June 2020 (totaling $750,000).
(10)	711 Fifth Avenue - Includes one tenant, representing 4.2% of the SF and 37.3% of UW Base Rent of the 711 Fifth Avenue property who paid their rent in accordance with an agreement to pay 50% abated rent for the month of May and one tenant, representing 11.4% of the SF and 41.1% of the UW Base Rent of the 711 Fifth Avenue property who is in the process of executing an agreement with the borrower sponsor.
(11)	Kings Plaza - The Borrower has not granted any rent relief or abatements to tenants as they are waiting for the property to open up to assess each individual tenants need on an on a real time basis in response to the pandemic and recent protests effect on the property. On July 8th NYC Governor Cuomo announced that malls may reopen Friday July 10th across NY State if the region is either in stage four or the final stage of its recovery schedule. Kings Plaza falls within the NYC region which is currently in stage three of its recovery schedule and has not yet opened.
(12)	Kings Plaza - Although June and July collections were reported, an accurate estimate of the percentage of Total SF or Unit Count Making Full Rent Payment for June and July cannot be determined for the Kings Plaza loan based on rent collection reports received.
(13)	333 South Wabash - One tenant, representing approximately 2.4% of UW Base Rent has requested a lease modification, which is not yet finalized.
(14)	333 South Wabash - Total Occupied SF or Unit Count Making Full June/July Rent Payment (%) and UW Base Rent Paid for June / July are estimated collections as provided by the borrower.
(15)	280 North Bernardo - One tenant, representing 100% of the UW Base Rent received a 3-month forbearance period from the landlord. The forborne rent will be amortized over the remainder of the lease term. The tenant did not request any form of rent relief, and the forbearance was offered by the landlord given the tenant could not complete their buildout by the original scheduled completion date as a result of COVID-19 pandemic stay-at-home orders.
(16)	Weaverville Publix Plaza - There are currently 5 rent deferment agreements in place with tenants representing in the aggregate 13.7% of total NRA. As of the Cut-off Date, all tenants at the Mortgaged Property are open and operating.
(17)	Brash Professional Center - 20 tenants representing approximately 14.5% of the UW Base Rent have requested rent relief.
(18)	400 Main - One tenant, representing 16.3% of the UW Base Rent, requested to pay rent equal to one-third of the prior month’s sales and defer the remaining balance of rent for June and July.
(19)	Wawa and WSFS Bank - One tenant representing 60.9% of the UW Base Rent was granted 50% rent relief for the months of May and June 2020, to be repaid in January 2021 and February 2021.
(20)	7514 Wisconsin Avenue - According to the borrower sponsor, TPR Education and Oaktree both had COVID-19 relief requests but neither has been granted.
(21)	7514 Wisconsin Avenue - The Hello Hospitality tenant was in arrears as of the loan closing date. As a condition of closing, Natixis required the space to be master leased by Norman Jemal. The schedule above shows rental payments guaranteed by Norman Jemal under the terms of the Master Lease. Independent of this construct, the Hello Hospitality paid approximately $11,000 in June and $69,000 in July to cover rent arrearage commencing from November 2018. Following their July catch-up payment, the tenant has a past due rent balance of $132,000.
(22)	Dunkin’ Donuts East 14th Street - The sole tenant, Dunkin Donuts, modified its rent payment schedule through May 2020 with the ability to utilize its security deposit for monthly rent payments. The borrower subsequently requested a deferment on its debt service payments but such request was denied. As of the Cut-off Date, the Mortgage Loan remains current on debt service.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DBJPM 2020-C9 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Cut-off Date Balances(1)(2)(3)
Range of Cut-off Date Balances			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(4)	U/W NCF DSCR	Cut-off Date LTV(5)(6)	Maturity Date or ARD LTV(6)
$1,825,000	-	$9,999,999	8	$29,670,760	4.7%	3.9853%	117	1.74x	63.0%	53.7%
$10,000,000	-	$19,999,999	9	$129,750,000	20.6%	3.8290%	90	3.86x	47.5%	44.8%
$20,000,000	-	$29,999,999	6	$142,409,091	22.6%	3.4115%	113	3.31x	51.0%	49.9%
$30,000,000	-	$39,999,999	4	$128,000,000	20.3%	3.5125%	115	2.60x	58.0%	58.6%
$40,000,000	-	$61,000,000	4	$201,000,000	31.9%	3.7678%	88	3.81x	39.7%	39.7%
Total/Weighted Average			31	$630,829,851	100.0%	3.6584%	101	3.36x	48.7%	47.5%

Distribution of Mortgage Rates(1)(2)(3)
Range of Mortgage Rates			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(4)	U/W NCF DSCR	Cut-off Date LTV(5)(6)	Maturity Date or ARD LTV(6)
2.8000%	-	2.9999%	5	$124,000,000	19.7%	2.9102%	116	5.57x	35.2%	35.2%
3.0000%	-	3.4999%	4	$85,085,000	13.5%	3.2611%	111	2.65x	59.5%	59.1%
3.5000%	-	3.9999%	11	$259,659,091	41.2%	3.6093%	97	3.29x	46.8%	45.7%
4.0000%	-	4.4999%	7	$69,642,694	11.0%	4.2459%	118	1.59x	65.6%	62.8%
4.5000%	-	5.0900%	4	$92,443,066	14.7%	4.7227%	70	2.60x	49.3%	47.2%
Total/Weighted Average			31	$630,829,851	100.0%	3.6584%	101	3.36x	48.7%	47.5%

Property Type Distribution(1)(2)(3)(7)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Number of NRA/Units/Rooms	Weighted Averages
					Cut-off Date Balance per # of NRA/Units/ Rooms/Pads	Mortgage Rate	Stated Remaining Term (Mos.)(4)	Occupancy	U/W NCF DSCR	Cut-off Date LTV(5)(6)	Maturity Date or ARD LTV(6)
Office	16	$233,930,304	37.1%	7,142,590	$401	3.6392%	97	96.8%	2.91x	51.2%	49.6%
CBD	9	$142,375,121	22.6%	5,276,146	$419	3.6141%	90	97.1%	3.06x	47.6%	46.4%
Suburban	7	$91,555,183	14.5%	1,866,444	$374	3.6781%	108	96.3%	2.68x	56.7%	54.6%
Industrial	106	$131,769,876	20.9%	17,997,808	$51	3.8643%	78	92.2%	3.06x	47.1%	47.1%
Warehouse/Distribution	60	$92,631,201	14.7%	13,112,970	$51	3.7275%	83	96.0%	2.98x	49.7%	49.7%
Flex	35	$30,196,435	4.8%	3,398,762	$50	4.3665%	63	90.7%	3.17x	41.3%	41.3%
Warehouse/Storage	3	$4,282,261	0.7%	723,662	$54	3.5500%	74	21.0%	3.57x	39.6%	39.6%
Manufacturing	4	$2,437,999	0.4%	428,799	$44	3.5500%	74	94.6%	3.57x	39.6%	39.6%
Warehouse	3	$1,964,518	0.3%	295,111	$46	3.7112%	72	90.0%	3.49x	39.9%	39.9%
R&D/Flex	1	$257,461	0.0%	38,504	$51	3.5500%	74	100.0%	3.57x	39.6%	39.6%
Retail	8	$80,635,760	12.8%	1,772,586	$403	3.4789%	114	92.8%	3.71x	48.3%	44.0%
Super Regional Mall	2	$49,000,000	7.8%	1,594,865	$409	3.0754%	113	89.2%	5.12x	35.2%	35.2%
Anchored	1	$17,500,000	2.8%	133,965	$131	4.0000%	115	98.4%	1.42x	74.2%	62.5%
Unanchored	1	$6,500,000	1.0%	7,170	$907	3.7300%	120	100.0%	1.82x	61.0%	48.0%
Shadow Anchored	1	$3,943,066	0.6%	17,322	$228	5.0900%	115	94.2%	1.37x	64.0%	53.1%
Single Tenant	3	$3,692,694	0.6%	19,264	$900	4.2017%	115	100.0%	1.78x	59.1%	56.0%
Mixed Use	5	$77,685,000	12.3%	533,327	$4,825	3.7327%	118	89.0%	2.57x	56.2%	56.2%
Office/Retail	3	$42,085,000	6.7%	393,105	$1,085	3.1352%	116	85.3%	3.42x	49.9%	49.0%
Office/Multifamily/Retail	1	$33,000,000	5.2%	140,200	$663	4.4500%	120	93.0%	1.57x	63.9%	66.1%
Multifamily/Retail	1	$2,600,000	0.4%	22	$118,182	4.3000%	120	100.0%	1.54x	59.1%	47.4%
Multifamily	3	$54,000,000	8.6%	900	$125,012	3.4817%	116	93.9%	5.25x	43.2%	43.2%
Garden	1	$30,000,000	4.8%	442	$67,873	3.5000%	113	89.1%	2.96x	51.0%	51.0%
Cooperative	1	$13,000,000	2.1%	430	$30,233	2.9500%	120	100.0%	13.45x	11.5%	11.5%
Mid Rise	1	$11,000,000	1.7%	28	$392,857	4.0600%	119	100.0%	1.82x	59.6%	59.6%
Hospitality	2	$50,000,000	7.9%	9,748	$168,344	3.5580%	115	90.9%	4.95x	35.5%	35.5%
Full Service	2	$50,000,000	7.9%	9,748	$168,344	3.5580%	115	90.9%	4.95x	35.5%	35.5%
Manufactured Housing Community	1	$1,850,000	0.3%	71	$26,056	4.0500%	115	85.9%	1.92x	70.6%	59.6%
Other	5	$958,911	0.2%	0	$0	3.5500%	74	0.0%	3.57x	39.6%	39.6%
Total/Weighted Average	146	$630,829,851	100.0%			3.6584%	101	93.5%	3.36x	48.7%	47.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DBJPM 2020-C9 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Geographic Distribution(1)(2)(3)(7)
State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)(4)	U/W NCF DSCR	Cut-off Date LTV(5)(6)	Maturity Date or ARD LTV(6)
California	8	$139,350,873	22.1%	3.4433%	100	3.12x	48.6%	47.4%
Northern	8	$139,350,873	22.1%	3.4433%	100	3.12x	48.6%	47.4%
New York	7	$112,675,000	17.9%	3.2276%	115	4.35x	45.6%	45.4%
New York City	5	$97,825,000	15.5%	3.2489%	114	3.18x	49.6%	49.6%
New York State	2	$14,850,000	2.4%	3.0870%	119	12.01x	18.9%	17.5%
Texas	28	$62,903,940	10.0%	4.7162%	75	2.41x	52.6%	49.6%
Nevada	2	$50,000,000	7.9%	3.5580%	115	4.95x	35.5%	35.5%
Illinois	24	$43,197,068	6.8%	3.8150%	81	3.06x	50.9%	50.9%
District of Columbia	1	$33,000,000	5.2%	4.4500%	120	1.57x	63.9%	66.1%
Other	76	$189,702,970	30.1%	3.5745%	99	3.24x	49.6%	47.4%
Total/Weighted Average	146	$630,829,851	100.0%	3.6584%	101	3.36x	48.7%	47.5%

Distribution of Cut-off Date LTVs(1)(2)(3)(5)(6)
Range of Cut-off Date LTVs			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(4)	U/W NCF DSCR	Cut-off Date LTV(5)(6)	Maturity Date or ARD LTV(6)
11.5%	-	49.9%	10	$290,575,000	46.1%	3.5820%	89	4.57x	35.4%	35.4%
50.0%	-	59.9%	9	$168,600,000	26.7%	3.5598%	108	2.80x	54.6%	54.4%
60.0%	-	64.9%	7	$132,852,157	21.1%	3.7956%	113	2.01x	63.1%	61.0%
65.0%	-	69.9%	2	$6,952,694	1.1%	3.6918%	115	1.57x	69.8%	62.9%
70.0%	-	74.2%	3	$31,850,000	5.0%	4.2973%	117	1.41x	73.5%	61.8%
Total/Weighted Average			31	$630,829,851	100.0%	3.6584%	101	3.36x	48.7%	47.5%

Distribution of Maturity Date or ARD LTVs(1)(2)(3)(6)
Range of Maturity Date or ARD LTVs			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(4)	U/W NCF DSCR	Cut-off Date LTV(5)(6)	Maturity Date or ARD LTV(6)
11.5%	-	39.9%	7	$187,750,000	29.8%	3.3637%	94	5.24x	31.9%	31.9%
40.0%	-	49.9%	5	$111,925,000	17.7%	3.9735%	84	3.20x	43.4%	42.4%
50.0%		54.9%	6	$114,943,066	18.2%	3.2838%	116	3.04x	53.2%	52.4%
55.0%	-	59.9%	6	$91,259,091	14.5%	4.0308%	102	2.05x	59.4%	57.3%
60.0%	-	66.1%	7	$124,952,694	19.8%	3.8914%	112	1.94x	66.6%	64.0%
Total/Weighted Average			31	$630,829,851	100.0%	3.6584%	101	3.36x	48.7%	47.5%

Distribution of Underwritten NCF Debt Service Coverages(1)(2)(3)
Range of Underwritten NCF Debt Service Coverages			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(4)	U/W NCF DSCR	Cut-off Date LTV(5)(6)	Maturity Date or ARD LTV(6)
1.31x	-	1.49x	3	$33,943,066	5.4%	4.4028%	117	1.37x	72.5%	60.9%
1.50x	-	1.99x	8	$90,311,785	14.3%	4.0596%	119	1.66x	62.8%	59.7%
2.00x	-	2.49x	5	$77,825,000	12.3%	3.8182%	101	2.28x	60.8%	60.2%
2.50x	-	2.99x	4	$90,000,000	14.3%	3.4439%	104	2.82x	55.8%	55.8%
3.00x	-	3.99x	7	$234,750,000	37.2%	3.6186%	83	3.49x	42.0%	42.0%
4.00x	-	13.45x	4	$104,000,000	16.5%	3.2228%	116	6.49x	28.4%	28.4%
Total/Weighted Average			31	$630,829,851	100.0%	3.6584%	101	3.36x	48.7%	47.5%

Original Terms to Maturity or ARD(1)(2)(3)(4)
Original Terms to Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(4)	U/W NCF DSCR	Cut-off Date LTV(5)(6)	Maturity Date or ARD LTV(6)
59	-	60	4	$109,750,000	17.4%	4.3371%	58	3.18x	40.5%	40.5%
77	-	84	2	$65,000,000	10.3%	3.5823%	75	3.33x	43.9%	43.9%
97	-	107	2	$55,000,000	8.7%	3.3518%	103	2.51x	64.0%	64.0%
120	-	126	23	$401,079,851	63.6%	3.5270%	116	3.54x	49.6%	47.8%
Total/Weighted Average			31	$630,829,851	100.0%	3.6584%	101	3.36x	48.7%	47.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DBJPM 2020-C9 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Remaining Terms to Maturity or ARD(1)(2)(3)(4)
Range of Remaining Terms to Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(4)	U/W NCF DSCR	Cut-off Date LTV(5)(6)	Maturity Date or ARD LTV(6)
55	-	60	4	$109,750,000	17.4%	4.3371%	58	3.18x	40.5%	40.5%
74	-	79	2	$65,000,000	10.3%	3.5823%	75	3.33x	43.9%	43.9%
97	-	107	2	$55,000,000	8.7%	3.3518%	103	2.51x	64.0%	64.0%
112	-	121	23	$401,079,851	63.6%	3.5270%	116	3.54x	49.6%	47.8%
Total/Weighted Average			31	$630,829,851	100.0%	3.6584%	101	3.36x	48.7%	47.5%

Distribution of Underwritten NOI Debt Yields(1)(2)(3)(5)
Range of Underwritten NOI Debt Yields			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(4)	U/W NCF DSCR	Cut-off Date LTV Ratio(5)(6)	Maturity Date or ARD LTV(6)
7.5%	-	8.9%	5	$98,325,000	15.6%	3.8917%	114	1.87x	65.2%	63.9%
9.0%	-	9.9%	9	$114,404,851	18.1%	3.8126%	113	2.10x	60.9%	57.1%
10.0%	-	12.4%	9	$169,350,000	26.8%	3.3961%	108	3.12x	51.9%	50.9%
12.5%	-	14.9%	3	$83,750,000	13.3%	3.5387%	66	3.69x	36.3%	36.3%
15.0%	-	41.0%	5	$165,000,000	26.2%	3.7424%	95	5.22x	33.4%	33.4%
Total/Weighted Average			31	$630,829,851	100.0%	3.6584%	101	3.36x	48.7%	47.5%

Amortization Types(1)(2)(3)
Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)(4)	U/W NCF DSCR(4)	Cut-off Date LTV Ratio(5)(6)	Maturity Date or ARD LTV(6)
Interest Only	20	$494,575,000	78.4%	3.6054%	96	3.51x	46.9%	47.1%
Interest Only, ARD	1	$50,000,000	7.9%	3.5580%	115	4.95x	35.5%	35.5%
Interest Only, then Amortizing	6	$44,802,694	7.1%	4.1233%	116	1.51x	71.2%	60.6%
Amortizing, then Interest Only	1	$28,409,091	4.5%	3.7500%	120	1.67x	61.3%	55.4%
Amortizing Balloon	3	$13,043,066	2.1%	4.2548%	118	1.63x	61.5%	49.4%
Total/Weighted Average	31	$630,829,851	100.0%	3.6584%	101	3.36x	48.7%	47.5%

(1)	The U/W NCF DSCR, Cut-off Date LTV Ratio, Maturity Date or ARD LTV, Underwritten NOI Debt Yield and Cut-off Date Balance per # of NRA/Units/Rooms/Pads calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).
(2)	The BX Industrial Portfolio mortgage loan is part of a whole loan with an aggregate principal balance as of the Cut-off Date of approximately $649.428 million that is split between (i) a 17-month floating rate loan with five, one-year extension options (the “BX Industrial Portfolio Floating Rate Loan”) with an aggregate Cut-off Date principal balance of approximately $99.428 million, and (ii) a 77-month fixed rate loan (the “BX Industrial Portfolio Fixed Rate Loan”) with an aggregate Cut-off Date principal balance of $550.0 million that is comprised of comprised of (A) a senior fixed rate loan (the “BX Industrial Portfolio Senior Fixed Rate Loan”), with an aggregate Cut-off Date principal balance of $322.4 million and (B) a subordinate fixed rate loan (the “BX Industrial Portfolio Subordinate Fixed Rate Loan”), with an aggregate Cut-off Date principal balance of $227.6 million. The BX Industrial Portfolio Senior Fixed Rate Loan is senior to the BX Industrial Portfolio Subordinate Fixed Rate Loan and the BX Industrial Portfolio mortgage loan is comprised of a portion of the BX Industrial Portfolio Senior Fixed Rate Loan. The interest rate on the BX Industrial Portfolio Floating Rate Loan is LIBOR (subject to a floor of 0.000%) plus a spread of 1.450%. The BX Industrial Portfolio Fixed Rate Loan and the BX Industrial Portfolio Floating Rate Loan are pari passu, provided that voluntary prepayments are applied first to the BX Industrial Portfolio Floating Rate Loan until paid in full, and then to the BX Industrial Portfolio Fixed Rate Loan. The financial information presented in the tables above reflects the BX Industrial Portfolio Senior Fixed Rate Loan and approximately $58.283 million of the Cut-off Date principal balance of the BX Industrial Portfolio Floating Rate Loan, and excludes the remaining approximately $41.145 million of the Cut-off Date principal balance of the BX Industrial Portfolio Floating Rate Loan and the BX Industrial Portfolio Subordinate Fixed Rate Loan. For purposes of all calculations herein, LIBOR is assumed to be 0.500%.
(3)	The Chase Center Tower I mortgage loan and the Chase Center Tower II mortgage loan (collectively, the “Chase Center Tower mortgage loans”) are cross-collateralized and cross-defaulted. As such the calculations are based on the aggregate Cut-off Date Balance, Maturity or ARD Balance, U/W NOI, U/W NCF and Debt Services of the Chase Center Tower mortgage loans.
(4)	With respect to 2 mortgage loans (7.9%), under the terms of the related mortgage loan documents, the first payment date is in October 2020. However, due to the fact that the related mortgage loan seller will contribute an Initial Interest Deposit Amount to the Issuing Entity on the Closing Date to cover an amount that represents one-month’s interest that would have accrued with respect to the mortgage loan at the related Mortgage Rate with respect to an September 2020 payment date, such Mortgage Loan is being treated as having a First Due Date in September 2020, and the Original Term to Maturity Date or ARD, Remaining Term to Maturity Date or ARD and Loan Seasoning are shown in the Annex A-1 to reflect this.
(5)	With respect to The Liz mortgage loan (5.2%) the Cut-off Date LTV and U/W NOI Debt Yield are calculated based on the Cut-off Date Balance net an earnout reserve equal to $3.0 million.
(6)	With respect to 9 mortgage loans (34.6%) (including MGM Grand & Mandalay Bay, Chase Center Tower I, Chase Center Tower II, Coleman Highline, The Mayfair Apartments, 420 Taylor Street, 280 North Bernardo, 675 Creekside Way and 322 Gates Avenue), the Cut-off Date LTV and Maturity Date or ARD LTV have been calculated using a value other than the “As Is” appraised values. For additional information please see the footnotes to Annex A-1 in the Preliminary Prospectus.
(7)	Reflects allocated loan amount for properties securing multi-property Mortgage Loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DBJPM 2020-C9 Mortgage Trust
STRUCTURE OVERVIEW

Allocation between VRR Interest and the Non-VRR Certificates:	The aggregate amount available for distribution to holders of the Non-VRR Certificates and the VRR Interest Owners on each Distribution Date will be: (i) the gross amount of interest, principal, yield maintenance charges and prepayment premiums collected with respect to the Mortgage Loans in the applicable one-month collection period (other than any excess interest accrued after the related anticipated repayment date on any mortgage loan with an anticipated repayment date), net of specified expenses of the issuing entity, including fees payable therefrom to, and losses, liabilities, costs and expenses reimbursable or indemnifiable therefrom to, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor, the Asset Representations Reviewer and CREFC®; and (ii) allocated to amounts available for distribution to the VRR Interest Owners, on the one hand, and amounts available for distribution to the holders of the Certificates (other than the Class R and Class RR certificates) (the “Non-VRR Certificates”), on the other hand. On each Distribution Date, the portion of such aggregate available funds allocable to: (a) the VRR Interest will be the product of such aggregate available funds multiplied by a fraction, expressed as a percentage, the numerator of which is the aggregate initial VRR Interest Balance of the VRR Interest, and the denominator of which is the sum of the aggregate initial Certificate Balance of the Principal Balance Certificates and the aggregate initial VRR Interest Balance of the VRR Interest (the “VRR Percentage”); and (b) the Non-VRR Certificates will at all times be the product of such aggregate available funds multiplied by the difference between 100% and the VRR Percentage (such difference, the “Non-VRR Percentage”). See “Credit Risk Retention” and “Description of the Certificates” in the Preliminary Prospectus.

Principal Payments:

Payments in respect of the Non-VRR Percentage of principal on the Non-VRR Certificates (other than the Class S certificates) will be distributed, first, to the Class A-SB certificates, until the Certificate Balance of such class is reduced to the planned principal balance for the related Distribution Date set forth on Annex G to the Preliminary Prospectus, then, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates, in that order, until the Certificate Balance of each such class is reduced to zero. Notwithstanding the foregoing, if the total Certificate Balance of the Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates have been reduced to zero as a result of loss allocation, payments in respect of principal of the certificates will be distributed, first, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, on a pro rata basis, based on the Certificate Balance of each such class, then, to the extent of any recoveries on realized losses, to the Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates, in that order, in each case until the Certificate Balance of each such class is reduced to zero (or previously allocated realized losses have been fully reimbursed).

Each class of Class X Certificates will not be entitled to receive distributions of principal; however, (i) the notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5 and Class A-M certificates; (ii) the notional amount of the Class X-B certificates will be reduced by the amount of principal distributions and realized losses allocated to the Class B certificates; (iii) the notional amount of the Class X-D certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class D and Class E certificates; (iv) the notional amount of the Class X-F certificates will be reduced by the amount of principal distributions and realized losses allocated to the Class F certificates; (v) the notional amount of the Class X-G certificates will be reduced by the amount of principal distributions and realized losses allocated to the Class G certificates; and (vi) the notional amount of the Class X-H certificates will be reduced by the amount of principal distributions and realized losses allocated to the Class H certificates.

Interest Payments:

On each Distribution Date, interest accrued for each class of Non-VRR Certificates at the applicable pass-through rate will be distributed in the following order of priority, to the extent of the Non-VRR Percentage of the aggregate available funds (exclusive of any portion thereof that represents the Non-VRR Percentage of any yield maintenance charges and prepayment premiums): first, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates, on a pro rata basis, based on the accrued and unpaid interest on each such class and then, to the Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates, in that order, in each case until the interest payable to each such class is paid in full.

The pass-through rates applicable to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates for each Distribution Date will equal one of: (i) a fixed per annum rate, (ii) the WAC

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DBJPM 2020-C9 Mortgage Trust
STRUCTURE OVERVIEW

Rate, (iii) a rate equal to the lesser of a specified pass-through rate and the WAC Rate or (iv) the WAC Rate less a specified rate.

As further described in the Preliminary Prospectus, the pass-through rates applicable to the Class X Certificates for each Distribution Date will generally be equal to the excess of (i) the WAC Rate over (ii) (A) with respect to the Class X-A certificates, the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5 and Class A-M certificates (weighted based on their respective Certificate Balances outstanding immediately prior to that Distribution Date), (B) with respect to the Class X-B certificates, the pass-through rate of the Class B certificates, (C) with respect to the Class X-D certificates, the weighted average of the pass-through rates of the Class D and Class E certificates (weighted based on their respective Certificate Balances outstanding immediately prior to that Distribution Date), (D) with respect to the Class X-F certificates, the pass-through rate of the Class F certificates, (E) with respect to the Class X-G certificates, the pass-through rate of the Class G certificates and (F) with respect to the Class X-H certificates, the pass-through rate of the Class H certificates.

Prepayment Interest Shortfalls:

Prepayment interest shortfalls will be allocated pro rata based on interest entitlements, in reduction of the interest otherwise payable with respect to each of the interest-bearing classes of certificates.

Loss Allocation:

The Non-VRR Percentage of losses on the Mortgage Loans will be allocated to each class of Non-VRR Certificates entitled to principal in reverse alphabetical order starting with the Class H certificates through and including the Class A-M certificates and then to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates on a pro rata basis based on the Certificate Balance of each such class. The notional amount of any class of Class X Certificates will be reduced by the aggregate amount of realized losses allocated to the class(es) of certificates that are component(s) of the notional amount of such class of Class X Certificates.

Prepayment Premiums:

A percentage of the Non-VRR Percentage of all prepayment premiums (either fixed prepayment premiums or yield maintenance amounts) collected on the Mortgage Loans will be allocated to each of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-M, Class B, Class C, Class D and Class E certificates (the “YM P&I Certificates”) then entitled to principal distributions, which percentage will be equal to the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such class on such Distribution Date and the denominator of which is the total amount of principal distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates on such Distribution Date, and (b) the Base Interest Fraction for the related principal prepayment and such class of certificates.

The “Base Interest Fraction” for any principal prepayment on any Mortgage Loan and for:

(A) any of the Class A-1 through Class E certificates with a Pass-Through Rate equal to either the WAC Rate or the WAC Rate less a specified rate, will be a fraction (not greater than one)(a) whose numerator is the greater of zero and the amount, if any, by which (i) the Pass-Through Rate on such class of certificates exceeds (ii) the yield rate (as provided by the master servicer) used in calculating the prepayment premium or yield maintenance charge, as applicable, with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the Net Mortgage Rate on such Mortgage Loan during the related interest accrual period exceeds (ii) the yield rate (as provided by the master servicer) used in calculating the prepayment premium or yield maintenance charge, as applicable, with respect to such principal prepayment; provided, however, that if such yield rate is greater than or equal to the Net Mortgage Rate on such Mortgage Loan during the related interest accrual period, then the respective Base Interest Fraction will be zero; provided, further, that if such yield rate is greater than or equal to the Net Mortgage Rate on such Mortgage Loan during the related interest accrual period, but less than the Pass-Through Rate described in clause (a)(i) above, then the respective Base Interest Fraction will be one; and

(B) any of the Class A-1 through Class E certificates with a Pass-Through Rate equal to a fixed per annum rate, will be a fraction (not greater than one)(a) whose numerator is the greater of zero and the amount, if any, by which (i) the Pass-Through Rate on such class of certificates exceeds (ii) the yield rate (as provided by the master servicer) used in calculating the prepayment premium or yield maintenance charge, as applicable, with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan (without regard to any increase in the interest rate of any ARD Loan after the related Anticipated Repayment Date, and net of the Administrative Cost Rate) during the related interest accrual period multiplied by 365/360 exceeds (ii) the yield rate (as provided by the master servicer) used in calculating the prepayment premium or yield maintenance charge, as applicable, with respect to such principal prepayment; provided, however, that if such yield rate is greater than or equal to the amount set forth in clause (b)(i) above, then the respective Base Interest Fraction will be zero; provided, further, that if such yield rate is greater than or equal to the amount set forth in clause (b)(i) above, but less than the Pass-Through Rate described in clause (a)(i) above, then the respective Base Interest Fraction will be one.

The remaining percentage of the Non-VRR Percentage of prepayment premiums will be allocated to the Class X-A, Class X-B and Class X-D certificates in the manner described in the Preliminary Prospectus. In general, this formula provides for an increase in the percentage of prepayment premiums allocated to the YM P&I Certificates then entitled to principal distributions relative to the Class X-A, Class X-B and Class X-D certificates as Discount Rates decrease and a decrease in the percentage allocated to such classes as Discount Rates rise.

Whole Loans:

The mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as Agellan Portfolio, MGM Grand & Mandalay Bay, BX Industrial Portfolio, 1633 Broadway, Amazon Industrial Portfolio, Chase Center Tower I, Chase Center Tower II, The Liz, Coleman Highline, Southcenter Mall, 420 Taylor Street, 711 Fifth Avenue, Kings Plaza, 333 South Wabash, 280 North Bernardo, 3000 Post Oak, 675 Creekside Way and Brass Professional Center, each secure both a mortgage loan to be included in the trust fund and one or more other companion loans that will not be included in the trust fund, each of which will be pari passu or subordinate in right of payment with the mortgage loan included in the trust fund. We refer to each such group of related loans as a “whole loan”.

As of the Closing Date, the pari passu companion loans and the subordinate companion loans are expected to be held by the party identified in “—Companion Loan Summary” above and the table titled “Whole Loan Control Notes and Non-Control Notes” in “Description of the Mortgage Pool—The Whole Loans—General” in the Preliminary Prospectus.

Control Rights and Directing Holder:

With respect to any Serviced Mortgage Loan and any related Serviced Companion Loan, the Directing Holder will generally be entitled to direct the Special Servicer to take, or refrain from taking, certain actions with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans. Furthermore, the Directing Holder will also have the right to receive notice and consent to certain material actions that the Master Servicer and the Special Servicer proposes to take with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans.

The “Directing Holder” will be: (i) with respect to each Serviced Mortgage Loan (other than any Servicing Shift Mortgage Loan), the certificateholder (or its representative) selected by more than 50% of the Controlling Class, by Certificate Balance, as determined by the certificate registrar from time to time; and (ii) with respect to any servicing shift mortgage loan, the related Loan-Specific Directing Holder identified in the Preliminary Prospectus prior to the related Servicing Shift Securitization Date.

It is expected that BSPRT 2020-C9 Owner, LLC or its affiliate will be the initial Directing Holder with respect to each Serviced Mortgage Loan (other than any servicing shift mortgage loan) and any related Serviced Companion Loans. BSPRT 2020-C9 Owner, LLC is affiliated with BSPRT CMBS Finance, LLC, a mortgage loan seller.

For a description of the directing holder for each Non-Serviced Whole Loan, see “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—The Directing Holder” in the Preliminary Prospectus.

Control Eligible Certificates:	Class F, Class G and Class H certificates.
Controlling Class:	The Controlling Class will be the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any appraisal reduction amounts and any collateral deficiency amounts allocable to such class, equal to at least 25% of the initial Certificate Balance of such class; provided that if at any time the Certificate Balances of all Control Eligible Certificates, as notionally reduced by any appraisal reduction amounts (but without regard to any collateral deficiency amounts) allocable to such classes, have been reduced to zero, then the “Controlling Class” will be the most subordinate

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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class of Control Eligible Certificates that has an aggregate principal balance greater than zero; provided, further that if at any time the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-M, Class B, Class C, Class D and Class E certificates have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has an aggregate Certificate Balance greater than zero (without regard to the application of appraisal reduction amounts or any collateral deficiency amounts to notionally reduce the Certificate Balance of such class).

The Controlling Class as of the Closing Date will be the Class H certificates.

Appraised-Out Class:

Any class of Control Eligible Certificates that has been determined, as a result of appraisal reduction amounts and collateral deficiency amounts allocable to such class, to no longer be the Controlling Class.

Remedies Available to Holders of an Appraised-Out Class:

Holders of the majority of any class of Control Eligible Certificates that is determined at any time of determination to no longer be the Controlling Class as a result of an allocation of appraisal reduction amounts and collateral deficiency amounts in respect of such class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal for any Serviced Mortgage Loan for which an appraisal reduction event has occurred or as to which there exists a collateral deficiency amount. Upon receipt of the second appraisal, the Special Servicer will be required to send the appraisal to the Master Servicer, who will be required to recalculate the appraisal reduction amount or collateral deficiency amount based on the second appraisal, and if required by such recalculation, the Special Servicer will reinstate the Appraised-Out Class as the Controlling Class. The Holders of an Appraised-Out Class requesting a second appraisal will not be entitled to exercise any rights of the Controlling Class until such time, if any, as the class is reinstated as the Controlling Class.

Control Termination Event:

Will occur and be continuing with respect to any Mortgage Loan (other than any servicing shift mortgage loan) or Serviced Whole Loan (other than any servicing shift whole loan) when the Class F certificates have a Certificate Balance (taking into account the application of any appraisal reduction amounts and collateral deficiency amounts to notionally reduce the Certificate Balance of such class) reduced to less than 25% of the initial Certificate Balance of that class; provided that a Control Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero. With respect to an excluded loan related to the Directing Holder, a Control Termination Event will be deemed to exist.

During the continuance of a Control Termination Event, the Directing Holder will no longer have any control rights. The Directing Holder will no longer have the right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain material actions that the Master Servicer or Special Servicer proposes to take with respect to a Serviced Mortgage Loan and any related Serviced Companion Loans.

During the continuance of a Control Termination Event, the Directing Holder will retain non-binding consultation rights with respect to certain material actions that the Special Servicer proposes to take with respect to a Serviced Mortgage Loan and any related Serviced Companion Loans. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

Consultation Termination Event:

Will occur and be continuing with respect to any Mortgage Loan (other than any servicing shift mortgage loan) or Serviced Whole Loan (other than any servicing shift whole loan) when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance equal to at least 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any appraisal reduction amounts and collateral deficiency amounts; provided that a Consultation Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero. With respect to an excluded loan related to the Directing Holder, a Consultation Termination Event will be deemed to exist.

During the continuance of a Consultation Termination Event, the Directing Holder will have no rights under the PSA other than those rights that all Certificateholders have.

Risk Retention Consultation Party:	The risk retention consultation parties will have certain non-binding consultation rights with respect to certain material servicing actions. Each owner of the VRR Interest, which is expected

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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to be transferred by the depositor on the Closing Date to JPMCB, Deutsche Bank AG, New York Branch (“DBNY”) (a majority-owned affiliate of DBRI) and Goldman Sachs Bank USA (“GS Bank”), will be entitled to appoint a risk retention consultation party. Each of JPMCB, DBNY and GSMC are expected to be appointed as the initial risk retention consultation parties.

Appointment and Replacement of Special Servicer:

The Directing Holder will appoint the initial Special Servicer with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans as of the Closing Date. For so long as no Control Termination Event is continuing, the Directing Holder generally may replace the Special Servicer with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans with or without cause at any time.

During the continuance of a Control Termination Event, the Directing Holder will no longer have the right to replace the Special Servicer and such replacement (other than with respect to the Non-Serviced Whole Loans) will occur based on a vote of holders of all voting eligible classes of certificates as described below. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus for a description of the special servicer appointment and replacement rights with respect to Non-Serviced Whole Loans.

Replacement of Special Servicer by Vote of Certificateholders:

Other than with respect to Non-Serviced Whole Loans, if a Control Termination Event is continuing, upon (i) the written direction of holders of certificates evidencing not less than 25% of the voting rights of all classes of Principal Balance Certificates and the Class RR Certificates (taking into account the application of appraisal reduction amounts to notionally reduce the Certificate Balances of classes to which such appraisal reduction amounts are allocable) and requesting a vote to replace the Special Servicer with a replacement special servicer, (ii) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator and Trustee of written confirmations from each Rating Agency that the appointment of the replacement Special Servicer will not result in a downgrade of the certificates, the Certificate Administrator will be required to promptly post notice of such request on the Certificate Administrator’s website and concurrently provide written notice of such request by mail to all Certificateholders of such request and conduct the solicitation of votes of all certificates in such regard. Upon the written direction (within 180 days) of (i) holders of Principal Balance Certificates and the Class RR Certificates evidencing at least 66 2/3% of a Certificateholder Quorum or (ii) holders of Principal Balance Certificates and the Class RR Certificates evidencing more than 50% of the aggregate voting rights of Principal Balance Certificates and the Class RR Certificates outstanding that has not been reduced to less than 25% of its initial Certificate Balance through the application of appraisal reduction amounts and realized losses), the Trustee will immediately replace the Special Servicer with the replacement Special Servicer (other than with respect to Non-Serviced Whole Loans).

“Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer as described above or the Asset Representations Reviewer as described below, the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account other than with respect to the termination of the Asset Representations Reviewer, the application of any appraisal reduction amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates and the Class RR Certificates, on an aggregate basis.

During the continuance of a Control Termination Event, if the Operating Advisor determines that (1) the Special Servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (2) the replacement of the Special Servicer would be in the best interest of the Certificateholders and the RR Interest owner as a collective whole, then the Operating Advisor will have the right to recommend the replacement of the Special Servicer. The Operating Advisor’s recommendation to replace the Special Servicer (other than with respect Non-Serviced Whole Loans) must be confirmed by a majority of a quorum of Certificateholders (which, for this purpose, is the Certificateholders that evidence at least 20% of the Voting Rights (taking into account the application of any appraisal reduction amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates and the Class RR Certificates on an aggregate basis within 180 days from the time such recommendation is posted to the Certificate Administrator website and is subject to the receipt of written confirmations from each Rating Agency that the appointment of the replacement Special Servicer will not result in a downgrade of the certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus for a description of the special servicer appointment and replacement rights with respect to Non-Serviced Whole Loans.

Cap on Workout and Liquidation Fees:

The workout fees and liquidation fees payable to a Special Servicer under the PSA will be an amount equal to the lesser of: (1) 1.0% (or 0.50%, in the case of the Agellan Portfolio whole loan) of each collection of interest and principal following a workout or liquidation, subject to a minimum of $25,000 and (2) $1,000,000 per workout or liquidation. All Modification Fees actually paid to the Special Servicer in connection with a workout or liquidation or in connection with any prior workout or partial liquidation that occurred within the prior 18 months will be deducted from the total workout fee (only after receipt by the Special Servicer of workout fees of $25,000) and/or liquidation fees payable (other than Modification Fees earned while the Mortgage Loan was not in special servicing). In addition, the total amount of workout and liquidation fees actually payable by the Issuing Entity under the PSA will be capped in the aggregate at $1,000,000 for each related Mortgage Loan. If a new special servicer begins servicing the related Mortgage Loan, all amounts paid to the prior special servicer will be disregarded for purposes of calculating the cap.

Special Servicer Compensation:

The special servicing fee will equal 0.25% per annum of the stated principal balance of the related specially serviced loan or REO property, as applicable, with a minimum monthly fee of $2,000. The Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration under the PSA (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including, without limitation, the issuing entity, any borrower, any manager, any guarantor or indemnitor in respect of a Serviced Mortgage Loan and any related Serviced Companion Loans, and any purchaser of any Serviced Mortgage Loan and any related Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Serviced Mortgage Loan and any related Serviced Companion Loans, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA, other than as expressly permitted in the PSA and other than commercially reasonable treasury management fees, banking fees, property condition report fees, customary title agent fees and insurance commissions or fees received or retained by the Special Servicer or any of its Affiliates in connection with any services performed by such party with respect to any Mortgage Loan, Serviced Whole Loan or REO Property. Subject to certain limited exceptions, the Special Servicer will also be required to report any compensation or other remuneration the Special Servicer or its affiliates have received from any person and such information will be disclosed in the Certificateholders’ monthly distribution date statement.

Operating Advisor:

With respect to the Serviced Mortgage Loans and any related Serviced Companion Loans the Operating Advisor will have access to any final asset status report and all information available with respect to the transaction on the Certificate Administrator’s website and will have certain monitoring responsibilities on behalf of the entire trust. After the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will have consultation rights with respect to certain major decisions.

The Operating Advisor will be subject to termination with respect to any Serviced Mortgage Loan and Serviced Whole Loan, during the continuance of a Control Termination Event, if holders of at least 15% of the aggregate voting rights of the certificates (in connection with termination and replacement relating to the Mortgage Loans) vote to terminate and replace the Operating Advisor and such vote is approved by holders of more than 50% of the applicable voting rights that exercise their right to vote (in the case of each of such vote and approval, taking into account Realized Losses and the application of any appraisal reduction amounts to notionally reduce the Certificate Balance of the certificates), provided that holders of at least 50% of the applicable voting rights have exercised their right to vote. The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

The Operating Advisor will not have consultation rights in respect of Non-Serviced Mortgage Loans.

Asset Representations Reviewer:	The Asset Representations Reviewer will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and the required percentage of Certificateholders vote to direct a review of such delinquent Mortgage Loans. An asset review will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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issuing entity as of the end of the applicable collection period are delinquent loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 Mortgage Loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 15% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period, or (B) after the second anniversary of the Closing Date, at least 15 Mortgage Loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 20% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period.

The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the voting rights (taking into account Realized Losses, but without regard to the application of any appraisal reduction amounts to notionally reduce the Certificate Balance of the certificates) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing such notice to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum, the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the PSA by written notice to the Asset Representations Reviewer, and the proposed successor Asset Representations Reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution Provisions:

Each Mortgage Loan Seller will be subject to the dispute resolution provisions set forth in the PSA to the extent those provisions are triggered with respect to any Mortgage Loan sold to the depositor by such Mortgage Loan Seller and such Mortgage Loan Seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a repurchase request as described in the Preliminary Prospectus is not “Resolved” within 180 days after the related Mortgage Loan Seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the initial requesting Certificateholder (if any) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request and the initial requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but the initial requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the enforcing servicer, then the initial requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related material defect or material breach has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable Mortgage Loan Seller made the loss of value payment, (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Liquidated Loan Waterfall:	On liquidation of any Mortgage Loan, all net liquidation proceeds will be applied according to the PSA, so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include (a) any amount by which the interest portion of P&I Advances previously made was reduced as a result of appraisal reduction amounts and (b) Accrued AB Loan Interest. After the adjusted interest amount is so allocated, any remaining net liquidation proceeds will be allocated to pay principal on the Mortgage Loan until the unpaid principal amount of the Mortgage Loan has been reduced to zero. Any remaining liquidation proceeds would then be allocated as a recovery of (a) accrued and unpaid interest corresponding to the amount by which the interest portion of P&I Advances previously made was reduced as a result of appraisal reduction amounts and (b) any Accrued AB Loan Interest.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 1 Agellan Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$61,000,000 41.9% 3.04x 15.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 1 Agellan Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$61,000,000 41.9% 3.04x 15.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 1 Agellan Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$61,000,000 41.9% 3.04x 15.7%

Mortgage Loan Information
Loan Seller:	JPMCB
Loan Purpose:	Refinance
Credit Assessment
(Fitch/KBRA/Moody’s)(13):	A-sf / BBB+(sf) / Baa2(sf)
Borrower Sponsor(1):	Elad Canada Realty Inc.
Borrowers(1):	Various
Original Balance(2):	$61,000,000
Cut-off Date Balance(2):	$61,000,000
% by Initial UPB:	9.7%
Interest Rate:	4.62820%
Payment Date:	7th of each month
First Payment Date:	September 7, 2020
Maturity Date:	August 7, 2025
Amortization:	Interest Only
Additional Debt(2)(3) :	$170,000,000 Pari Passu Debt; $172,000,000 Subordinate Debt; $31,000,000 Mezzanine Debt
Call Protection(4):	L(24), D(32), O(4)
Lockbox / Cash Management:	Hard / In Place

Reserves(5)
	Initial	Monthly	Cap
Taxes:	$0	Springing	NAP
Insurance:	$0	Springing	NAP
Common Charges:	$0	Springing	NAP
TI/LC:	$6,410,963	$431,671	$15,540,151
Required Repairs:	$2,985,266	NAP	NAP
Working Capital Reserve:	$2,000,000	$0	NAP
Gap Rent Reserve:	$172,050	$0	NAP
Replacement:	$0	$101,570	$3,656,506
Property Information
Single Asset / Portfolio:	Portfolio of 46 properties
Property Type:	Various
Collateral:	Fee Simple
Location:	Various
Year Built / Renovated:	Various / Various
Total Sq. Ft.(6):	6,094,177
Property Management(7):	Various
Underwritten NOI(8):	$36,224,356
Underwritten NCF(8):	$32,906,361
Appraised Value(9):	$551,000,000
Appraisal Date:	Various

Historical NOI
Most Recent NOI(10):	NAV
2019 NOI:	$40,473,151 (December 31, 2019)
2018 NOI(11):	$38,961,287 (December 31, 2018)
2017 NOI(11):	$33,762,598 (December 31, 2017)

Historical Occupancy
Most Recent Occupancy(12):	90.4% (Various)
2019 Occupancy:	96.2% (December 31, 2019)
2018 Occupancy:	96.1% (December 31, 2018)
2017 Occupancy:	94.7% (December 31, 2017)
Financial Information(2)(3)
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$61,000,000
Pari Passu Notes	$170,000,000
Total Senior Notes	$231,000,000	$38 / $38	41.9% / 41.9%	3.34x / 3.04x	15.7% / 14.2%	15.7% / 14.2%
B Note	$172,000,000
Whole Loan	$403,000,000	$66 / $66	73.1% / 73.1%	1.96x / 1.78x	9.0% / 8.2%	9.0% / 8.2%
Mezzanine Loan	$31,000,000
Total Debt	$434,000,000	$71 / $71	78.8% / 78.8%	1.70x / 1.54x	8.3% / 7.6%	8.3% / 7.6%
(1)	For a description of the Borrowers (as defined below) and the Borrower Sponsor (as defined below) see “The Borrowers / Borrower Sponsor” herein.

(2)	Represents the aggregate principal balance of the non-controlling Note A-2 and Note A-6, which will be included in the DBJPM 2020-C9 securitization trust. The Agellan Portfolio Whole Loan (as defined below), is evidenced by seven senior pari passu notes and a controlling subordinate Note B, with an aggregate outstanding principal balance as of the Cut-off Date of $403.0 million. For additional information, see “The Loan” herein.

(3)	See “Current Mezzanine or Subordinate Indebtedness" herein.

(4)	The lockout period will be at least 24 payments beginning with and including the first payment date of September 7, 2020. The Borrowers have the option to defease the full $403.0 million Agellan Portfolio Whole Loan after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) the third anniversary of the first payment date occurring in September 2023. The lockout period of 24 payments is based on the expected DBJPM 2020-C9 transaction closing date occurring in August 2020. The actual lockout period may be longer.

(5)	See “Initial and Ongoing Reserves” herein.

(6)	Total Sq. Ft. is exclusive of 344 sq. ft. associated with re-measurements.

(7)	For a description of the Property Managers (as defined below) see “Property Management” herein.

(8)	Underwritten NOI and Underwritten NCF are inclusive of contractual rent steps taken through June 1, 2021 and includes the ALDI, Inc. expansion of approximately 24,597 sq. ft. and HCSC (as defined below) relocation at the Naperville Woods Office Center property. U/W Base Rent has been further adjusted to account for a 10.0% stress to tenants who missed full or partial rent payments in April, May and/or June or have requested rent relief during the COVID-19 pandemic. The total stress to U/W Base Rent is $223,074. An additional stress loss adjustment of 10.0% was applied to total reimbursements for any tenants that missed full rent payments in April, May and/or June. The total stress to reimbursements is $77,899. All U/W Base Rent figures herein are exclusive of rent attributable to vacant space.

(9)	The Appraised Value is based on an aggregate “as-is” value of the Agellan Properties (as defined below) and is inclusive of excess land value that is defined in each individual Agellan Property appraisal and serves as collateral for the Agellan Portfolio Whole Loan. The excess vacant land parcels are associated with the Sarasota Distribution Hub and Supervalu properties may be released pursuant to satisfying conditions set forth in “Partial Release” below.

(10)	Most Recent NOI is not available as the Borrowers are only required to report financials on an annual basis.

(11)	The increase from 2018 NOI and 2017 NOI is due to the increase of assets in the Agellan Portfolio from 41 to 46 properties.

(12)	Most Recent Occupancy is reflective of the exclusion of known vacancies and tenants that have gone dark at the Agellan Properties. Occupancy inclusive of such tenant spaces is approximately 93.4%.

(13)	Fitch, KBRA and Moody’s provided the listed assessments for the Agellan Portfolio Loan in the context of its inclusion in the mortgage pool.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 1 Agellan Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$61,000,000 41.9% 3.04x 15.7%

The Loan. The Agellan Portfolio mortgage loan (the “Agellan Portfolio Loan”) is part of a fixed rate whole loan secured by first mortgages encumbering the Borrowers’ fee simple interests in a 46-property portfolio of industrial and office properties in the aggregate comprising approximately 6,094,177 sq. ft. located throughout nine states (the “Agellan Portfolio” or the “Agellan Properties”). The Agellan Portfolio Loan is evidenced by the non-controlling fixed rate Note A-2 and Note A-6 with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $61.0 million. The Agellan Portfolio Loan is part of a $403.0 million whole loan (the “Agellan Portfolio Whole Loan”) that is evidenced by seven pari passu notes with an aggregate Cut-off Date principal balance of $231.0 million (the “Agellan Portfolio Senior Notes”) and a controlling subordinate fixed rate note (the “Agellan Portfolio Subordinate Note”), with a Cut-off Date principal balance of $172.0 million. The Agellan Portfolio Senior Notes are senior to the Agellan Portfolio Subordinate Note. Only the Agellan Portfolio Loan will be included in the mortgage pool for the DBJPM 2020-C9 trust.

The relationship between the holders of the Agellan Portfolio Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loan—The Agellan Portfolio Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$75,000,000	$75,000,000	Benchmark 2020-B18	No
Note A-2, Note A-6	61,000,000	61,000,000	DBJPM 2020-C9	No
Note A-3	30,000,000	30,000,000	JPMCB(1)	No
Note A-4	30,000,000	30,000,000	JPMCB(1)	No
Note A-5	25,000,000	25,000,000	JPMCB(1)	No
Note A-7	10,000,000	10,000,000	JPMCB(1)	No
Total Senior Notes	$231,000,000	$231,000,000
Note B(2)	172,000,000	172,000,000	Benchmark 2020-B18	Yes(3)
Whole Loan	$403,000,000	$403,000,000
Mezzanine Loan	$31,000,000	$31,000,000	Third Party	No
Total Debt	$434,000,000	$434,000,000
(1)	Expected to be contributed to one or more future securitizations.

(2)	The Agellan Portfolio Subordinate Note will be subordinate in right of payment to the Agellan Portfolio Senior Notes.

(3)	The initial controlling note is Note B, for so long as no control appraisal period with respect to Note B is continuing. See “Description of the Mortgage Pool—The Whole Loans The Non-Serviced AB Whole Loans—The Agellan Portfolio Whole Loan” in the Preliminary Prospectus. The Agellan Portfolio Whole Loan will be serviced under the pooling and servicing agreement for the Benchmark 2020-B18 transaction.

The Agellan Portfolio Whole Loan has a 60-month interest-only term. The Agellan Portfolio Senior Notes accrue interest a fixed rate of approximately 4.62820% per annum and the Agellan Portfolio Subordinate Note accrues interest at a fixed rate of approximately 4.40000% per annum. The proceeds of the Agellan Portfolio Whole Loan were used to pay off existing debt encumbering 46 of the Agellan Properties of approximately $418.9 million, pay origination costs of approximately $5.7 million and fund escrows of approximately $11.6 million. As of year-end 2019, the Borrower Sponsor had a cost basis of approximately $507.8 million. The Borrower Sponsor’s total cash equity in the Agellan Portfolio is approximately $185.5 million.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Notes	$231,000,000	53.0%	Loan Payoff(1)	$418,924,922	96.0%
Subordinate Note	172,000,000	39.4	Upfront Reserves	11,568,279	2.7
Mezzanine Loan	31,000,000	7.1	Closing Costs	5,670,436	1.3
Sponsor Equity	2,163,638	0.5
Total Sources	$436,163,638	100.0%	Total Uses	$436,163,638	100.0%
(1)	Represents the refinance of the 42 of the Agellan Properties that were previously securitized in the MSC 2019-AGLN transaction and the balance sheet financing associated with the Sponsors’ recent acquisition of four of the Agellan Properties.

The Borrowers / Borrower Sponsor. The borrowers are Chicago Industrial Properties 1 LP, a Delaware limited partnership, Corridor Park LP, a Delaware limited partnership, Norcross Springs LP, a Delaware limited partnership, 6100 McIntosh LP, a Delaware limited partnership, 6100 McIntosh Vacant LP, a Delaware limited partnership, Agellan Commercial REIT U.S. L.P., a Delaware limited partnership, Continental Drive LP, a Delaware limited partnership, 9385 Washington Blvd. L.P., a Delaware limited partnership, Agellan Warrenville L.P., a Delaware limited partnership, 1300 Cox Avenue LP, a Delaware limited partnership, and San Antonio Industrial One LP, a Delaware limited partnership each structured to be a bankruptcy-remote entity with two independent directors in its organizational structure (collectively, the “Borrowers”). Legal counsel to the Borrowers delivered a non-consolidation opinion in connection with the origination of the Agellan Portfolio Whole Loan. The Borrowers are owned and controlled by Elad Canada Realty Inc. (the “Borrower Sponsor” or “ELAD Canada”), a privately held, commercial real estate company specializing in the acquisition and development of commercial and residential properties. ELAD Canada was founded in 1997 and is based in Toronto, Canada. The firm operates as a subsidiary of Elad US Holding, Inc. ELAD Canada has focused its business in central Canada, acquiring income producing properties,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 1 Agellan Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$61,000,000 41.9% 3.04x 15.7%

as well as development sites. As of 2020, ELAD Canada has 7.4 million sq. ft. of income producing space, as well as 4.4 million square feet of construction in the pipeline and over 6,000 residential units under development. Under the terms of the Agellan Whole Loan documents, Elad Genesis Limited Partnership, a subsidiary of the Borrower Sponsor, is the non-recourse carveout guarantor for the Agellan Portfolio Whole Loan and is required to maintain a minimum net worth of $100 million during the term of the loan. ELAD Canada is a part of the ELAD Group. Founded in 1992, ELAD Group is a real estate conglomerate with development projects in North America, Europe and Israel. ELAD Group has developed successful condominiums, hotels and mixed-use projects making its mark as a significant developer of ultra-luxury properties in New York City, like the Plaza Hotel. ELAD Group is focused on the acquisition, development and conversion of architecturally significant residential and commercial properties in key markets throughout North America.

The aggregate liability of the Guarantor with respect to the matters that constitute full recourse carveouts (each, a “Full Recourse Event”) under the Agellan Portfolio Whole Loan documents may not exceed an amount equal to (x) 20% of the outstanding principal balance of the Agellan Portfolio Whole Loan as of the first occurrence of a Full Recourse Event plus (y) any and all reasonable third-party costs incurred by the lender (including reasonable and out-of-pocket attorney’s fees and costs) in connection with the enforcement of the Full Recourse Event thereunder and the collection of amounts due thereunder.

The Borrower Sponsor has notified JPMCB that, Yitzhak Tshuva, the controlling shareholder of the entities that own ELAD Canada, has entered into a non-binding memorandum of understanding (“MOU”) to sell certain assets, including 37% of ELAD Canada to a joint venture between Plaza Partners and Argent Ventures. The non-binding MOU includes a call option in favor of the buyers and a put option in favor of the seller for the remaining 63% of ELAD Canada. If the purchase of the 37% stake occurs, the buyers will take over day-to-day operations of ELAD Canada. In the event the transaction moves forward, the Borrower Sponsor anticipates the closing to occur in September 2020. Argent Ventures is a vertically-integrated, diversified real estate investment and development firm specializing in opportunistic, and value-add transactions through the United States. Founded in 1997 and headquartered in New York City, Argent Ventures pursues debt- and equity- related investments in multiple asset classes. Since its inception, Argent Ventures has purchased over $2.5 billion in real estate assets and debt instruments in major markets in the United States and Europe. Founded in 1981, Plaza Partners is a real estate developer and asset manager that focuses on rezoning and developing residential properties in strong urban locations within the greater Toronto area. Plaza Partners’ current portfolio includes approximately four million square feet of potential density. Under the terms of the loan agreement, the lender is expected to have the right to consent to the proposed sale.

See “Risk Factors—Risks Related to the Mortgage Loans—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property” in the Preliminary Prospectus.

COVID-19 Update. As of August 1, 2020, the Agellan Properties have remained open; however, many office tenants have chosen to work remotely. Based on the underwritten rent rolls as of the June 1, 2020, the Agellan Properties were approximately 93.4% occupied (inclusive of dark tenants and known vacates). For April, May, June and July of 2020, tenants representing approximately 97.7%, 96.7%, 97.0% and 95.6% of net rentable area, respectively, have paid rent in-full, with the Borrower Sponsor having collected approximately 97.8%, 97.8%, 96.6% and 96.5% of underwritten base rent, respectively. The top ten tenants, representing 38.6% of NRA and 41.0% of underwritten rent, had no issues with rent payment. 32 tenants representing approximately 5.5% of the underwritten base rent and 5.4% of the Agellan Properties net rentable have requested rent relief or have partial or no collections for the months of April, May, June and July. The five largest tenants that have put in formal requests for relief in aggregate represent approximately 2.0% of NRA and approximately 1.8% of U/W Base Rent. As of July 2020, none of the tenants have been granted a rent deferral and 25 tenants (totaling 5.4% of NRA) are in discussions with the borrowers for rent relief.

The Properties. The Agellan Portfolio consists of the fee simple interests in a 46 property portfolio of industrial and office properties comprising approximately 6,094,177 sq. ft. in the aggregate located throughout nine states and 12 different markets. The Agellan Portfolio is comprised of 42 industrial properties (5,248,373 sq. ft.; 86.1% of NRA; 71.3% of U/W Base Rent) and four office properties (845,804 sq. ft.; 13.9% of NRA; 28.7% of U/W Base Rent). The tenancy spans a variety of industries including health care, food services, automotive parts, insurance, and technology.

As of June 1, 2020, the Agellan Portfolio is 93.4% leased (90.4% leased excluding dark tenants and known vacates) to 250 unique tenants with no single tenant accounting for more than 6.9% of U/W Base Rent. Four of the top ten tenants (Health Care Service Corp., General Motors LLC, Life Technologies Corporation and  Allstate Insurance Co.) have investment grade credit ratings by one or more of Moody’s, Fitch or S&P and account for approximately 12.4% and 18.2% of the Agellan Portfolio’s Total NRA and U/W Base Rent, respectively. The Agellan Properties have a weighted average remaining lease term of approximately 2.8 years.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 1 Agellan Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$61,000,000 41.9% 3.04x 15.7%

Portfolio Summary
No.	Property Name	City, State	Property Type	Net Rentable Area	Allocated Loan Amount	% Allocated Loan Amount	U/W Base Rent(1)	% of UW Base Rent	Appraised Value	% of Appraised Value
1	Sarasota Distribution Hub	Sarasota, FL	Industrial	906,449	$7,687,816	12.6%	$4,804,386	11.7%	$70,200,000	12.7%
2	Naperville Woods Office Center	Naperville, IL	Office	482,497	$7,634,839	12.5%	$7,480,569	18.2%	$68,800,000	12.5%
3	Southpark Business Park FOP	Austin, TX	Industrial	187,075	$3,873,424	6.3%	$2,478,202	6.0%	$34,900,000	6.3%
4	Supervalu	Fort Worth, TX	Industrial	253,800	$2,922,854	4.8%	$1,573,560	3.8%	$26,720,000	4.8%
5	Plainfield Business Center IV	Plainfield, IN	Industrial	434,354	$2,674,615	4.4%	$1,385,853	3.4%	$24,100,000	4.4%
6	Beltway III	Houston, TX	Office	130,566	$2,231,117	3.7%	$2,347,444	5.7%	$20,100,000	3.6%
7	4405 Continental Dr	Flint, MI	Industrial	400,000	$2,081,266	3.4%	$2,097,244	5.1%	$18,750,000	3.4%
8	Beltway IV	Houston, TX	Office	131,702	$1,908,710	3.1%	$1,714,514	4.2%	$17,200,000	3.1%
9	Sandy Plains Business Park	Marietta, GA	Industrial	167,329	$1,764,913	2.9%	$1,141,184	2.8%	$15,700,000	2.8%
10	Silber Industrial Park	Houston, TX	Industrial	198,970	$1,565,112	2.6%	$882,818	2.2%	$14,100,000	2.6%
11	Southpark Business Park M	Austin, TX	Industrial	72,550	$1,453,102	2.4%	$958,626	2.3%	$13,100,000	2.4%
12	Coliseum Distribution Center #1	San Antonio, TX	Industrial	208,000	$1,742,208	2.9%	$942,656	2.3%	$15,900,000	2.9%
13	West by Northwest Business Blvd	Houston, TX	Industrial	122,750	$1,419,801	2.3%	$835,905	2.0%	$12,800,000	2.3%
14	Norcross Center	Norcross, GA	Industrial	169,951	$1,365,310	2.2%	$942,051	2.3%	$12,300,000	2.2%
15	Goshen Springs	Norcross, GA	Industrial	152,319	$1,186,700	1.9%	$718,035	1.7%	$10,700,000	1.9%
16	Long Point Center	Houston, TX	Industrial	189,680	$1,153,400	1.9%	$741,097	1.8%	$10,400,000	1.9%
17	Corridor Park D	Austin, TX	Industrial	56,100	$1,142,804	1.9%	$674,322	1.6%	$10,300,000	1.9%
18	Southport 1-4	Houston, TX	Industrial	149,401	$1,109,504	1.8%	$684,408	1.7%	$10,000,000	1.8%
19	Jameel	Houston, TX	Industrial	94,900	$1,109,504	1.8%	$664,060	1.6%	$10,000,000	1.8%
20	Beltway II	Houston, TX	Office	101,039	$1,076,203	1.8%	$214,432	0.5%	$9,700,000	1.8%
21	Braker Center 4	Austin, TX	Industrial	45,913	$1,042,903	1.7%	$579,872	1.4%	$9,400,000	1.7%
22	Northgreen 1-4	Houston, TX	Industrial	118,736	$953,598	1.6%	$474,118	1.2%	$8,600,000	1.6%
23	Minimax	Houston, TX	Industrial	119,821	$899,107	1.5%	$568,098	1.4%	$8,100,000	1.5%
24	Southpark Business Park E	Austin, TX	Industrial	49,966	$832,506	1.4%	$587,600	1.4%	$7,500,000	1.4%
25	9385 Washington Blvd	Laurel, MD	Industrial	57,590	$809,801	1.3%	$426,784	1.0%	$7,300,000	1.3%
26	Rothway	Houston, TX	Industrial	75,460	$799,206	1.3%	$297,597	0.7%	$7,200,000	1.3%
27	2730 Pinnacle	Elgin, IL	Industrial	44,990	$676,600	1.1%	$454,404	1.1%	$6,100,000	1.1%
28	Columbus West - Interchange Rd	Columbus, OH	Industrial	91,200	$626,650	1.0%	$404,218	1.0%	$5,650,000	1.0%
29	1346 Oakbrook Drive	Norcross, GA	Industrial	71,591	$599,404	1.0%	$441,662	1.1%	$5,400,000	1.0%
30	1230-1236 Hardt Circle	Bartlett, IL	Industrial	60,080	$576,700	0.9%	$287,187	0.7%	$5,200,000	0.9%
31	Pine Forest Business Park	Houston, TX	Industrial	80,091	$543,400	0.9%	$106,122	0.3%	$4,900,000	0.9%
32	1351 Oakbrook Drive	Norcross, GA	Industrial	36,489	$426,849	0.7%	$188,866	0.5%	$3,850,000	0.7%
33	1325 Oakbrook Drive	Norcross, GA	Industrial	53,120	$422,308	0.7%	$299,472	0.7%	$3,800,000	0.7%
34	490 Heartland Drive	Sugar Grove, IL	Industrial	39,520	$416,253	0.7%	$304,704	0.7%	$3,750,000	0.7%
35	1265 Oakbrook Drive	Norcross, GA	Industrial	51,200	$405,658	0.7%	$287,275	0.7%	$3,650,000	0.7%
36	Columbus West - Business Park(2)	Columbus, OH	Industrial	92,618	$389,007	0.6%	$0	0.0%	$3,500,000	0.6%
37	1155 Bowes Road(3)	Elgin, IL	Industrial	34,400	$382,953	0.6%	$0	0.0%	$3,450,000	0.6%
38	1280 Oakbrook Drive	Norcross, GA	Industrial	46,400	$376,898	0.6%	$261,118	0.6%	$3,400,000	0.6%
39	Rittiman East Industrial Park #23 & 24	San Antonio, TX	Industrial	50,806	$429,876	0.7%	$308,606	0.8%	$3,870,000	0.7%
40	2002 Bloomingdale	Glendale Heights, IL	Industrial	31,919	$339,057	0.6%	$194,877	0.5%	$3,050,000	0.6%
41	333 Charles Court	West Chicago, IL	Industrial	36,623	$333,002	0.5%	$277,441	0.7%	$3,000,000	0.5%
42	483 Heartland Drive	Sugar Grove, IL	Industrial	36,426	$333,002	0.5%	$172,234	0.4%	$3,000,000	0.5%
43	Cox Business Center	Erlanger, KY	Industrial	52,040	$372,357	0.6%	$247,686	0.6%	$3,350,000	0.6%
44	1256 Oakbrook Drive	Norcross, GA	Industrial	40,392	$326,948	0.5%	$191,411	0.5%	$2,950,000	0.5%
45	550 Heartland	Sugar Grove, IL	Industrial	30,328	$293,648	0.5%	$203,700	0.5%	$2,650,000	0.5%
46	Rittiman East Industrial Park #22	San Antonio, TX	Industrial	37,026	$289,107	0.5%	$184,961	0.5%	$2,610,000	0.5%
	Total	6,094,177			$61,000,000	100.0%	$41,031,381	100.0%	$551,000,000	100.0%
(1)	U/W Base Rent has been further adjusted to account for a 10.0% stress to tenants who missed full or partial rent payments in April, May and/or June or have requested rent relief during the COVID-19 pandemic. The total stress to U/W Base Rent is $223,074. An additional stress loss adjustment of 10.0% was applied to reimbursements for any tenants that missed full rent payments in April, May and/or June. The total stress to reimbursements is $77,899.

(2)	The Columbus West – Business Park property is currently 100.0% vacant and has been underwritten as such.

(3)	The 1155 Bowes Road property is leased to a single tenant that is currently dark. The tenant is underwritten as vacant.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 1 Agellan Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$61,000,000 41.9% 3.04x 15.7%

Portfolio Summary (continued)
No.	Property Name	Market	Property Type	Property Sub-Type	Net Rentable Area	Property Occupancy	Year Built	Year Renovated	Ceiling Height	Percent Office	Appraisal Cap Rate(1)
1	Sarasota Distribution Hub	Tampa	Industrial	Warehouse/Distribution	906,449	100.0%	1981	2007	28'	5.0%	6.75%
2	Naperville Woods Office Center	Chicago	Office	Suburban	482,497	95.4%	1981, 1988	2007	NAP	100.0%	8.25%
3	Southpark Business Park FOP	Austin	Industrial	Flex	187,075	100.0%	1982	NAP	16'	96.0%	6.25%
4	Supervalu	Dallas	Industrial	Warehouse/Distribution	253,800	100.0%	1996	NAP	32'	7.0%	6.50%
5	Plainfield Business Center IV	Indianapolis	Industrial	Warehouse/Distribution	434,354	100.0%	1999	NAP	30'	3.5%	5.75%
6	Beltway III	Houston	Office	CBD	130,566	100.0%	2005	NAP	NAP	100.0%	8.00%
7	4405 Continental Dr	Flint	Industrial	Warehouse/Distribution	400,000	100.0%	1999	2006	30'	2.0%	9.50%
8	Beltway IV	Houston	Office	CBD	131,702	72.6%	2006	NAP	NAP	100.0%	8.50%
9	Sandy Plains Business Park	Atlanta	Industrial	Flex	167,329	94.3%	1986	NAP	20'	40.0% - 95.0%	7.00%
10	Silber Industrial Park	Houston	Industrial	Warehouse/Distribution	198,970	90.4%	1978	NAP	21' - 24'	13.0%	6.50%
11	Southpark Business Park M	Austin	Industrial	Flex	72,550	100.0%	1983	NAP	16'	96.0%	6.75%
12	Coliseum Distribution Center #1	San Antonio	Industrial	Warehouse/Distribution	208,000	100.0%	1978	NAP	26.5'	5.0%	6.00%
13	West by Northwest Business Blvd	Houston	Industrial	Flex	122,750	91.5%	1983	NAP	19'	34.0%	7.00%
14	Norcross Center	Atlanta	Industrial	Flex	169,951	100.0%	1988	NAP	20'	33.0%	7.00%
15	Goshen Springs	Atlanta	Industrial	Flex	152,319	95.3%	1986	NAP	26'	33.0%	6.25% / 6.75%
16	Long Point Center	Houston	Industrial	Warehouse/Distribution	189,680	94.3%	1979	NAP	24'	11.0%	7.50% / 7.25%
17	Corridor Park D	Austin	Industrial	Flex	56,100	100.0%	1999	2016	24'	100.0%	6.50%
18	Southport 1-4	Houston	Industrial	Flex	149,401	77.7%	1980	NAP	16'	33.0%	8.00%
19	Jameel	Houston	Industrial	Flex	94,900	87.5%	1983	NAP	19'	50.0%	6.75%
20	Beltway II	Houston	Office	CBD	101,039	13.3%	2003	NAP	NAP	100.0%	9.00%
21	Braker Center 4	Austin	Industrial	Flex	45,913	90.3%	1984	1999	16'	95.0%	6.50%
22	Northgreen 1-4	Houston	Industrial	Flex	118,736	61.7%	1982	NAP	12’ - 18’	35.0%	8.00%
23	Minimax	Houston	Industrial	Warehouse/Distribution	119,821	100.0%	1967	NAP	20'	13.0%	6.50%
24	Southpark Business Park E	Austin	Industrial	Flex	49,966	100.0%	1982	1992	16'	100.0%	6.75%
25	9385 Washington Blvd	Baltimore	Industrial	Flex	57,590	92.2%	1988	2007	18'	20.0%	6.00%
26	Rothway	Houston	Industrial	Flex	75,460	43.8%	1983	NAP	14'	90.0%	7.00%
27	2730 Pinnacle	Chicago	Industrial	Warehouse/Distribution	44,990	100.0%	2005	2007	20'	45.0%	7.50%
28	Columbus West - Interchange Rd	Columbus	Industrial	Flex	91,200	89.5%	1974	NAP	22'	20.0%	8.00%
29	1346 Oakbrook Drive	Atlanta	Industrial	Flex	71,591	100.0%	1985	NAP	14'	85.0%	7.25%
30	1230-1236 Hardt Circle	Chicago	Industrial	Warehouse/Distribution	60,080	75.1%	2008	NAP	24'	10.0%	6.25%
31	Pine Forest Business Park	Houston	Industrial	Warehouse/Distribution	80,091	30.9%	1980	NAP	20' - 22'	14.0%	7.00%
32	1351 Oakbrook Drive	Atlanta	Industrial	Flex	36,489	68.5%	1985	NAP	12'	72.0%	7.00%
33	1325 Oakbrook Drive	Atlanta	Industrial	Flex	53,120	100.0%	1986	NAP	20'	21.0%	7.00%
34	490 Heartland Drive	Chicago	Industrial	Warehouse/Distribution	39,520	100.0%	2002	NAP	20'	20.0%	7.50%
35	1265 Oakbrook Drive	Atlanta	Industrial	Flex	51,200	100.0%	1985	NAP	18'	21.0%	7.00%
36	Columbus West - Business Park	Columbus	Industrial	Flex	92,618	0.0%	1996	2005	25'	20.0%	8.00%
37	1155 Bowes Road	Chicago	Industrial	Warehouse/Distribution	34,400	0.0%	2006	NAP	26'	20.0%	6.50%
38	1280 Oakbrook Drive	Atlanta	Industrial	Flex	46,400	100.0%	1986	NAP	19'	27.0%	7.25%
39	Rittiman East Industrial Park #23 & 24	San Antonio	Industrial	Flex	50,806	90.6%	1983	NAP	16’ - 18'	19.0%	7.50%
40	2002 Bloomingdale	Chicago	Industrial	Warehouse/Distribution	31,919	100.0%	1998	NAP	23'	15.0%	6.00%
41	333 Charles Court	Chicago	Industrial	Warehouse/Distribution	36,623	100.0%	2007	NAP	20'	20.0%	7.25%
42	483 Heartland Drive	Chicago	Industrial	Warehouse/Distribution	36,426	84.1%	2010	NAP	24'	10.0%	6.50%
43	Cox Business Center	Cincinnati	Industrial	Warehouse/Distribution	52,040	100.0%	1987	NAP	15' - 19'	10.0%	7.25%
44	1256 Oakbrook Drive	Atlanta	Industrial	Flex	40,392	87.5%	1985	NAP	20'	28.0%	7.00%
45	550 Heartland	Chicago	Industrial	Warehouse	30,328	100.0%	2000	2007	20'	15.0%	6.50%
46	Rittiman East Industrial Park #22	San Antonio	Industrial	Warehouse/Distribution	37,026	83.8%	1983	NAP	18'	14.0%	7.50%
(1)	Naperville Woods Office Center, Goshen Springs and Long Point Center have multiple buildings that were appraised separately.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 1 Agellan Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$61,000,000 41.9% 3.04x 15.7%

Property Distribution
Property Type	No. of Properties	Total Sq. Ft.	% of Total Sq. Ft.	Allocated Loan Amount	% Allocated Loan Amount	U/W Base Rent	% of U/W Base Rent	Appraised Value	% of Appraised Value
Industrial	42	5,248,373	86.1%	$48,149,132	78.9%	$29,274,423	71.3%	$435,200,000	79.0%
Warehouse / Distribution	18	3,164,189	51.9%	$24,988,809	41.0%	$15,225,330	37.1%	$226,680,000	41.1%
Flex	23	2,053,856	33.7%	$22,866,675	37.5%	$13,845,394	33.7%	$205,870,000	37.4%
Warehouse	1	30,328	0.5%	$293,648	0.5%	$203,700	0.5%	$2,650,000	0.5%
Office	4	845,804	13.9%	$12,850,868	21.1%	$11,756,958	28.7%	$115,800,000	21.0%
Suburban	1	482,497	7.9%	$7,634,839	12.5%	$7,480,569	18.2%	$68,800,000	12.5%
CBD	3	363,307	6.0%	$5,216,030	8.6%	$4,276,389	10.4%	$47,000,000	8.5%
Portfolio Total	46	6,094,177	100.0%	$61,000,000	100.0%	$41,031,381	100.0%	$551,000,000	100.0%

Since May 2019, the Borrower Sponsor has executed 38 new, renewal and expansion leases for approximately 470,218 sq. ft. Renewal leases totaled approximately 342,447 sq. ft. and had weighted average rent increases of approximately 8.7%. Renewal and expansion leases totaled approximately 43,983 sq. ft. and had weighted average rent increases of 16.1%. New leases accounted for approximately 78,344 sq. ft. and had weighted average rent increases of 8.3%.

Portfolio Leasing Spreads(1)
Lease Type	Expiring sq. ft.	Expiring Rent per sq. ft.	New sq. ft.	Rent per sq. ft.	Leasing Spread $	Leasing Spread %
Renew	342,447	$8.58	342,447	$9.32(2)	$0.75	8.7%
Renew & Expansion	28,284	$6.23	43,983	$7.24	$1.01	16.1%
Expansion	11,252	$6.00	5,444	$5.84	($0.16)(3)	(2.7%)(3)
New	109,848	$6.71	78,344	$7.27	$0.56	8.3%
(1)	Since May 2019.

(2)	The leasing spread for Dish Network Service LLC is calculated based a gross renewal rent of $8.70 per sq. ft.

(3)	International Valve at the 483 Heartland Drive property expanded and took 5,444 sq. ft. of the 11,252 sq. ft. of vacated space. The expansion increased the tenant’s footprint to 11,032 sq. ft. and the rent for the NRA occupied prior to the expansion (5,588 sq. ft.) also increased $0.16 per sq. ft. or 2.4%.

Historical and Current Portfolio Occupancy(1)(2)(3)
	2013	2014	2015	2016	2017	2018	2019	Current(4)	Current With Dark Tenants(5)	Current With Dark Tenants and Known Vacates(6)
# of Assets(7)	21	21	28	31	40	42	42	46	46	46
Portfolio NRA Sq. ft. (mns)	3,224	3,224	3,689	4,917	5,631	5,745	5,745	6,094	6,094	6,094
% Occupancy	91.8%	91.0%	94.4%	93.3%	94.7%	96.1%	96.2%	90.4%	92.1%	93.4%
(1)	Historical occupancy data for the four recent acquisitions is not available.

(2)	Historical occupancy for 2013 – 2019 is reflective of quarterly averages for each respective year.

(3)	Historical occupancy for 2013 – 2019 includes any applicable leased dark space.

(4)	Current occupancy is based on the underwritten rent roll and excludes dark, known vacate, and bankrupt tenants.

(5)	Current W/ Dark Tenants occupancy is inclusive of dark tenants.

(6)	Current W/ Dark Tenants and Known Vacates occupancy is inclusive of dark and known vacate tenants.

(7)	# of Assets may vary from the “Portfolio Operating History” below as certain properties have not provided occupancy history.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 1 Agellan Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$61,000,000 41.9% 3.04x 15.7%

Top 10 Tenant Summary(1)
Tenant	Property Type	Credit Rating (Moody's/Fitch/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent Per Sq. Ft.(3)	% of Total U/W Base Rent	Lease Expiration
Health Care Service Corp.(4)(5)	Office	A3/A-/AA-	177,114	2.9%	$16.00	6.9%	11/30/2025
United Natural Foods Inc.(6)	Industrial	B2/NR/B	463,172	7.6%	$5.66	6.4%	7/31/2022
ALDI, Inc.(4)(7)	Office	NR/NR/NR	137,986	2.3%	$16.09	5.4%	12/31/2028
General Motors LLC(8)	Industrial	Baa3/BBB-/BBB	400,000	6.6%	$5.24	5.1%	8/31/2021
Moran Foods LLC(9)	Industrial	NR/NR/B-	253,800	4.2%	$6.20	3.8%	9/30/2025
Life Technologies Corporation(10)	Industrial	Baa1/BBB/BBB+	103,645	1.7%	$13.00	3.3%	6/30/2025
Allstate Insurance Co.(11)	Office	Aa3/A+/AA-	75,623	1.2%	$16.00	2.9%	5/31/2024
Ceva Freight LLC(12)	Industrial	B1/NR/B+	333,397	5.5%	$3.09	2.5%	8/31/2022
Beall's, Inc. (13)	Industrial	NR/NR/NR	200,000	3.3%	$4.80	2.3%	9/30/2021
VTech Communications, Inc.(14)	Industrial	NR/NR/NR	208,000	3.4%	$4.53	2.3%	7/31/2022
Total Major Tenants			2,352,737	38.6%	$7.16	41.0%
Other Tenants			3,156,625	51.8%	$7.67	59.0%
Total Occupied			5,509,362	90.4%	$7.45	100.0%
Vacant			584,815	9.6%
Total / Wtd. Avg.			6,094,177	100.0%
(1)	Based on the underwritten rent roll.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	U/W Base Rent Per Sq. Ft. is inclusive of contractual rent steps taken through June 1, 2021.

(4)	ALDI, Inc. reflects an expansion option for 24,597 sq. ft. that was exercised in February 2020. The expansion space is currently occupied by HCSC. HCSC will be relocated within the Naperville Wood Office Center property as part of the ALDI, Inc. expansion, which will allow HCSC to have all of its office space in one building. Additionally, HCSC’s overall footprint will increase slightly with the relocation space from 175,080 sq. ft. to 177,114 sq. ft. The expansion and relocation are estimated to occur in June/July 2021.

(5)	Health Care Service Corp. has one, five-year renewal option at market rent.

(6)	United Natural Foods, Inc. has one, five-year renewal option at market rent.

(7)	ALDI, Inc. has one, five-year renewal option at market rent.

(8)	General Motors LLC has two, five-year renewal options at the greater of market rent or 90% of the then-current base rent.

(9)	Moran Foods LLC has two, seven-year renewal options at $6.75 per sq. ft. and market rent, respectively.

(10)	Life Technologies Corporation has one, five-year renewal option beginning at $13.00 per sq. ft.

(11)	Allstate Insurance Co. has two, five-year renewal options upon nine months’ notice at 95% of market rent. Allstate Insurance also has a one-time termination option as of any month end between May 2022 and May 2023.

(12)	Ceva Freight LLC has two, five-year renewal options at market rent.

(13)	In May 2018 Beall’s Inc. vacated and subleased their space to United Natural Foods Inc. Beall’s Inc. has one, three-year renewal option at $5.30 per sq. ft.

(14)	VTech Communications, Inc. has one, five-year renewal option at market rent.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent per sq. ft.(3)	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
2020 & MTM	43	460,033	7.5%	460,033	7.5%	$5.87	6.6%	6.6%
2021(4)	61	1,264,748	20.8%	1,724,781	28.3%	$6.25	19.3%	25.8%
2022(5)	45	1,523,829	25.0%	3,248,610	53.3%	$5.64	20.9%	46.8%
2023	38	470,932	7.7%	3,719,542	61.0%	$8.76	10.0%	56.8%
2024	33	633,520	10.4%	4,353,062	71.4%	$7.11	11.0%	67.8%
2025	18	786,447	12.9%	5,139,509	84.3%	$10.09	19.3%	87.1%
2026	3	50,301	0.8%	5,189,810	85.2%	$9.02	1.1%	88.2%
2027	5	112,643	1.8%	5,302,453	87.0%	$15.54	4.3%	92.5%
2028	3	202,643	3.3%	5,505,096	90.3%	$14.60	7.2%	99.7%
2029	0	0	0.0%	5,505,096	90.3%	$0.00	0.0%	99.7%
2030 & Thereafter	1	4,266	0.1%	5,509,362	90.4%	$26.98	0.3%	100.0%
Vacant	NAP	584,815	9.6%	6,094,177	100.0%	NAP	NAP	NAP
Total / Wtd. Avg.	250	6,094,177	100.0%			$7.45	100.0%
(1)	Based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Annual U/W Base Rent per sq. ft. is inclusive of (i) contractual rent steps taken through June 1, 2021 and includes the ALDI, Inc. expansion of approximately 24,597 sq. ft. and HCSC relocation at the Naperville Woods Office Center property. U/W Base Rent has been further adjusted to account for a 10.0% stress to tenants who missed full or partial April and/or May rent payments and/or have requested rent relief during the COVID-19 pandemic. The total stress to U/W Base Rent is $241,419.

(4)	General Motors, LLC leases will expire in 2021 and has two, five-year renewal options at the greater of market rent or 90% of the then-current base rent. General Motors, LLC has occupied the property since 1998. General Motors has expressed interest to renew and is expecting to receive a formal proposal with renewal terms from the Borrower Sponsor.

(5)	Both United Natural Foods, Inc. and Ceva Freight LLC leases will expire in 2022. United Natural Foods, Inc. has one, five-year renewal option at market rent. Ceva Freight LLC has two, five-year renewal options at market rent. United Natural Foods Inc. and Ceva Freight have both engaged the Borrower Sponsor about potentially expanding at expiration if any space were to become vacant at the respective properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 1 Agellan Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$61,000,000 41.9% 3.04x 15.7%

Major Tenants. The top five tenants occupying the Agellan Properties by U/W Base Rent are Health Care Service Crop. (177,114 sq. ft.; 2.9% of NRA; 6.9% of U/W Base Rent), United Natural Foods, Inc. (463,172 sq. ft.; 7.6% of NRA; 6.4% of U/W Base Rent), ALDI, Inc. (137,986 sq. ft.; 2.3% of NRA; 5.4% of U/W Base Rent), General Motors LLC (400,000 sq. ft.; 6.6% of NRA; 5.1% of U/W Base Rent) and Moran Foods LLC (253,800 sq. ft.; 4.2% of NRA; 3.8% of U/W Base Rent).

Health Care Service Corp. (177,114 sq. ft.; 2.9% of NRA; 6.9% of U/W Base Rent). Health Care Service Corp. (“HCSC”) is an independent licensee of the Blue Cross and Blue Shield Association. HCSC is the largest customer-owned health insurer in the United States and fifth largest overall. Health Care Service Corp operates through Blue Cross and Blue Shield Plans in Illinois, Montana, New Mexico, Oklahoma and Texas. HCSC affiliates and subsidiaries such as Dearborn National, Medecision and Dental Network of America offer group life, disability and dental solutions, as well as a range of other individual solutions. The company, founded in 1936, serves more than 16 million members across five states and employs more than 23,000 people in over 60 local offices. A portion of the space occupied by HCSC is expected to be relocated within the Naperville Wood Office Center property in conjunction with the ALDI, Inc. expansion, which will allow HCSC to have all of its office space in one building. Additionally, HCSC’s overall footprint will increase slightly with the relocation space from 175,080 sq. ft. to 177,114 sq. ft. The expansion and relocation are estimated to occur in June/July 2021. Health Care Service Corp. has one, five-year renewal option at market rent.

United Natural Foods, Inc. (463,172 sq. ft.; 7.6% of NRA; 6.4% of U/W Base Rent). United Natural Foods, Inc. engages in the distribution of natural, organic, and specialty foods and non-food products. The company is headquartered in Providence, Rhode Island. United Natural Foods, Inc. has one, five-year renewal option at market rent.

ALDI, Inc. (137,986 sq. ft.; 2.3% of NRA; 5.4% of U/W Base Rent). ALDI, Inc. owns and operates grocery stores throughout the United States. ALDI, Inc. offers grocery, meat, fresh produce, wine and beer, beverages, and other home products. ALDI, Inc. is located in Batavia, Illinois. ALDI, Inc. has approximately 3,000 total employees across all of its locations and generates approximately $4.32 billion in sales annually. ALDI, Inc. operated more than 1,900 stores across 36 states. In February 2020, ALDI, Inc. exercised an expansion option for an additional 24,597 sq. ft. ALDI, Inc. has one, five-year renewal option at market rent.

General Motors LLC (400,000 sq. ft.; 6.6% of NRA; 5.1% of U/W Base Rent). General Motors LLC is the fourth largest automaker globally and the largest in the United States with approximately $246.6 billion in total assets as of March 31, 2020. Headquartered in Detroit, Michigan, General Motors LLC’s brands include Chevrolet, Buick, GMC and Cadillac. General Motors LLC has two, five-year renewal options at the greater of market rent or 90% of the then-current base rent.

Moran Foods LLC (253,800 sq. ft.; 4.2% of NRA; 3.8% of U/W Base Rent). Moran Foods LLC is the parent company of Save-A-Lot Holdings, LLC (“Save-A-Lot”). Save-A-Lot is an American discount grocery store chain with approximately 1,300 stores across 36 states with over $4.0 billion in annual sales. Headquartered in St. Louis, Missouri, Save-A-Lot’s stores carry most grocery products, including an assortment of fresh, canned and frozen produce as well as meat, meal products, household items and everyday groceries. Moran Foods LLC has two, seven-year renewal options at $6.75 per sq. ft. and market rent, respectively.

Environmental Matters. The Phase I environmental reports provided prior to loan origination identified certain environmental conditions, including, among other conditions, groundwater contamination from the release of chlorinated solvents, and recommended follow-up actions. For additional information with respect to environmental conditions, please see “Description of the Mortgage Pool — Environmental Considerations” in the Preliminary Prospectus.

The Market. The Agellan Portfolio includes properties located across nine states. The top five states by U/W Base Rent are Texas (46.7% of allocated loan amount (“ALA”); 43.4% of U/W Base Rent), Illinois (18.0% of ALA; 22.8% of U/W Base Rent), Florida (12.6% of ALA; 11.7% of U/W Base Rent), Georgia (11.3% of ALA; 10.9% of U/W Base Rent) and Michigan (3.4% of ALA; 5.1% of U/W Base Rent).

Geographic Distribution
State	Number of Properties	Total Sq. Ft.	% of Total Sq. Ft.	Allocated Loan Amount	(%) Allocated Loan Amount	U/W Base Rent	% of U/W Base Rent	Appraised Value	% of Appraised Value
Texas	21	2,474,352	40.6%	$28,497,444	46.7%	$17,819,019	43.4%	$257,400,000	46.7%
Illinois	9	796,783	13.1%	10,986,055	18.0%	9,375,116	22.8%	99,000,000	18.0%
Florida	1	906,449	14.9%	7,687,816	12.6%	4,804,386	11.7%	70,200,000	12.7%
Georgia	9	788,791	12.9%	6,874,988	11.3%	4,471,074	10.9%	61,750,000	11.2%
Michigan	1	400,000	6.6%	2,081,266	3.4%	2,097,244	5.1%	18,750,000	3.4%
Indiana	1	434,354	7.1%	2,674,615	4.4%	1,385,853	3.4%	24,100,000	4.4%
Ohio	2	183,818	3.0%	1,015,658	1.7%	404,218	1.0%	9,150,000	1.7%
Maryland	1	57,590	0.9%	809,801	1.3%	426,784	1.0%	7,300,000	1.3%
Kentucky	1	52,040	0.9%	372,357	0.6%	247,686	0.6%	3,350,000	0.6%
Portfolio Total	46	6,094,177	100.0%	$61,000,000	100.0%	$41,031,381	100.0%	$551,000,000	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 1 Agellan Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$61,000,000 41.9% 3.04x 15.7%

The Agellan Portfolio is located across 12 U.S. markets. The top five markets by U/W Base Rent are Houston (24.2% of ALA; 23.2% of U/W Base Rent), Chicago (18.0% of; 22.8% of U/W Base Rent), Austin (13.7% of ALA; 12.9% of U/W Base Rent), Tampa (12.6% of ALA; 11.7% of U/W Base Rent) and Atlanta (11.3% of ALA; 10.9% of U/W Base Rent).

Market Overview
Market	Number of Properties	Total Sq. Ft.	% of Total Sq. Ft.	Allocated Loan Amount	% Allocated Loan Amount	U/W Base Rent	% of U/W Base Rent	Appraised Value	% of Appraised Value
Houston	12	1,513,116	24.8%	$14,768,660	24.2%	$9,530,614	23.2%	$133,100,000	24.2%
Chicago	9	796,783	13.1%	10,986,055	18.0%	9,375,116	22.8%	99,000,000	18.0%
Austin	5	411,604	6.8%	8,344,739	13.7%	5,278,622	12.9%	75,200,000	13.6%
Tampa	1	906,449	14.9%	7,687,816	12.6%	4,804,386	11.7%	70,200,000	12.7%
Atlanta	9	788,791	12.9%	6,874,988	11.3%	4,471,074	10.9%	61,750,000	11.2%
Flint	1	400,000	6.6%	2,081,266	3.4%	2,097,244	5.1%	18,750,000	3.4%
Dallas	1	253,800	4.2%	2,922,854	4.8%	1,573,560	3.8%	26,720,000	4.8%
San Antonio	3	295,832	4.9%	2,461,191	4.0%	1,436,224	3.5%	22,380,000	4.1%
Indianapolis	1	434,354	7.1%	2,674,615	4.4%	1,385,853	3.4%	24,100,000	4.4%
Baltimore	1	57,590	0.9%	809,801	1.3%	426,784	1.0%	7,300,000	1.3%
Columbus	2	183,818	3.0%	1,015,658	1.7%	404,218	1.0%	9,150,000	1.7%
Cincinnati	1	52,040	0.9%	372,357	0.6%	247,686	0.6%	3,350,000	0.6%
Portfolio Total	46	6,094,177	100.0%	$61,000,000	100.0%	$41,031,381	100.0%	$551,000,000	100.0%

Major Markets.

Houston. According to a third party report, the Houston Industrial market ended the first quarter 2020 with a vacancy rate of 7.6%. The reported market vacancy rates for logistics and flex properties were 8.4% and 10.0%, respectively. The existing market inventory is made up of 74.6% logistics properties and 8.1% flex properties based on total sq. ft. Rental rates ended the first quarter of 2020 at $7.42 per sq. ft. The average quoted rates for logistics and flex properties were $6.91 per sq. ft. and $10.61 per sq. ft., respectively. The 12-month net absorption ending in the first quarter 2020 was 8,621,259 sq. ft. for logistics properties and -49,931 sq. ft. for flex properties.

According to a third party report, the Houston Office market ended the first quarter 2020 with a vacancy rate of 16.8%. The reported vacancy rates for Class A and Class B buildings were 19.6% and 17.1%, respectively. The existing market inventory is comprised of 44.5% Class A, 42.8% Class B, and 12.6% Class C based on total sq. ft. The average quoted rental rate in the first quarter 2020 for all classes was $28.36 per sq. ft. The average quoted rental rate for Class A and B was $34.07 per sq. ft. and $24.25 per sq. ft., respectively. The 12-month net absorption ending in the first quarter 2020 for Class A & B in the market was 1,251,779 sq. ft. and -1,448,622 sq. ft., respectively.

Historical Market Occupancy - Industrial(1)
2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
93.9%	93.1%	93.7%	94.3%	95.0%	94.5%	95.1%	94.9%	94.6%	94.8%	94.3%	93.3%
(1)	Source: Third party report.

Historical Market Occupancy - Office(1)
2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
88.4%	86.7%	86.9%	87.2%	88.4%	88.6%	89.4%	87.1%	85.5%	84.0%	83.8%	83.4%
(1)	Source: Third party report.

Chicago. According to a third party report, the Chicago Industrial market ended the first quarter 2020 with a vacancy rate of 6.2%. The reported market vacancy rates for logistics and flex properties were 7.1% and 7.6%, respectively. The existing market inventory is made up of 66.1% logistics properties and 5.8% flex properties based on total sq. ft. Rental rates ended the first quarter of 2020 at $7.36 per sq. ft. The average quoted rates for logistics and flex properties were $6.87 per sq. ft. and $12.24 per sq. ft., respectively. The 12-month net absorption ending in the first quarter 2020 was 535,853 sq. ft. for flex properties and 14,631,591 sq. ft. for logistics properties.

According to a third party report, the Chicago Office market ended the first quarter 2020 with a vacancy rate of 12.2%. The reported vacancy rates for Class A and Class B buildings were 15.2% and 11.7%, respectively. The existing market inventory is comprised of 39.0% Class A, 44.2% Class B, and 16.7% Class C based on total sq. ft. The average quoted rental rate in the first quarter 2020 for all classes was $29.44 per sq. ft. The average quoted rental rate for Class A and B was $37.39 per sq. ft. and $25.20 per sq. ft., respectively. The 12-month net absorption ending in the first quarter 2020 for Class A and B in the market was 3,566,358 sq. ft. and -457,122 sq. ft., respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 1 Agellan Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$61,000,000 41.9% 3.04x 15.7%

Historical Market Occupancy - Industrial(1)
2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
89.8%	88.1%	88.2%	89.1%	90.6%	91.3%	92.6%	93.2%	93.8%	93.7%	94.2%	94.1%
(1)	Source: Third party report.

Historical Market Occupancy - Office(1)
2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
87.4%	85.0%	85.2%	85.6%	86.1%	86.6%	87.3%	88.0%	87.7%	88.0%	88.4%	87.9%
(1)	Source: Third party report.

Austin. According to a third party report, the market vacancy rates for logistics and flex properties were 9.8% and 7.3%, respectively. The existing market inventory is made up of 60.5% logistics properties and 20.9% flex properties based on total sq. ft. Rental rates ended the first quarter of 2020 at $11.30 per sq. ft. The average quoted rates for logistics and flex properties were $9.93 per sq. ft. and $14.31 per sq. ft., respectively. The 12-month net absorption ending in the first quarter 2020 was 1,113,224 sq. ft. for logistics properties and 744,867 sq. ft. for flex properties. According to a third party report, Austin is expected to outperform the state of Texas and nation in 2020, with a high number of technology companies and housing at the forefront. Long term, Austin is viewed as a market with a well-educated labor force, high concentration of technology businesses and a relatively low cost of living compared to other high technology based industries which is anticipated to fuel a high population growth for the market.

Historical Market Occupancy - Industrial(1)
2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
90.2%	87.8%	88.5%	89.6%	91.3%	93.5%	93.5%	95.6%	95.6%	93.6%	93.6%	92.8%
(1)	Source: Third party report.

Tampa. According to a third party report, the Tampa Bay Industrial market ended the first quarter 2020 with a vacancy rate of 5.0%. The reported market vacancy rates for logistics properties was 5.4%. The existing market inventory is made up of 66.3% logistics properties based on total sq. ft. Rental rates ended the first quarter at $7.72 per sq. ft. The average quoted rates for logistics properties was $7.11 per sq. ft. The 12-month net absorption ending in the first quarter 2020 for logistics properties was 2,025,279 sq. ft. According to a third party report, as of year-end 2019, Tampa’s industrial sector outpaced the industrial sectors in the state of Florida in relation to demand growth at approximately 2.8 million sq. ft. of absorbed space. Tampa was the only market in the state that saw improved growth from approximately 2.7 million sq. ft. of positive net absorption year over year.

Historical Market Occupancy - Industrial(1)
2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
92.3%	89.4%	89.3%	89.8%	90.2%	91.6%	92.3%	93.8%	95.0%	95.1%	95.3%	95.1%
(1)	Source: Third party report.

Atlanta. According to a third party report, the Atlanta Industrial market ended the first quarter 2020 with a vacancy rate of 6.1%. The reported market vacancy rates for logistics and flex properties were 6.7% and 5.5%, respectively. The existing market inventory is made up of 77.4% logistics properties and 9.1% flex properties based on total sq. ft. Rental rates ended the first quarter at $6.17 per sq. ft. The average quoted rates for logistics and flex properties were $5.52 per sq. ft. and $11.03 per sq. ft., respectively. The 12-month net absorption ending in the first quarter 2020 was 11,337,139 sq. ft. for logistics properties and -202,543 sq. ft. for flex properties. According to a third party report, the Atlanta market is seen as Georgia’s main growth engine and one of the strongest economies in the nation. Job growth, in the Atlanta market outsize business services and has averaged approximately 2.0% as of year-end 2019, which has been one of the best in the nation for nine consecutive years.

Historical Market Occupancy - Industrial(1)
2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
87.5%	86.4%	85.6%	86.9%	87.5%	88.7%	91.5%	93.1%	93.0%	94.1%	94.6%	94.4%
(1)	Source: Third party report.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 1 Agellan Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$61,000,000 41.9% 3.04x 15.7%

Cash Flow Analysis.

Portfolio Operating History
	2015	2016	2017	2018	2019	2020 Budget
2015 Reporting Assets
Number of Properties	27	27	27	27	27	27
Effective Gross Revenue	$40,377,590	$41,938,945	$40,607,440	$42,687,111	$43,265,751	$44,216,063
Operating Expenses	$15,493,935	$15,426,605	$15,832,843	$16,065,442	$16,124,634	$16,800,898
Net Operating Income	$24,883,655	$26,512,341	$24,774,596	$26,621,670	$27,141,118	$27,415,165
Year-over-Year Change	-	6.5%	-6.6%	7.5%	2.0%	1.0%

2016 Reporting Assets
Number of Properties		31	31	31	31	31
Effective Gross Revenue		$43,483,706	$50,440,354	$52,850,050	$54,478,273	$55,355,348
Operating Expenses		$15,881,067	$19,253,268	$19,685,230	$20,636,890	$20,967,544
Net Operating Income		$27,602,639	$31,187,086	$33,164,820	$33,841,384	$34,387,804
Year-over-Year Change		-	13.0%	6.3%	2.0%	1.6%

2017 Reporting Assets
Number of Properties			41	41	41	41
Effective Gross Revenue			$53,679,748	$58,304,052	$60,181,340	$61,115,986
Operating Expenses			$19,917,149	$20,981,732	$22,007,429	$22,423,094
Net Operating Income			$33,762,598	$37,322,320	$38,173,911	$38,692,892
Year-over-Year Change			-	10.5%	2.3%	1.4%

2018 Reporting Assets
Number of Properties				46	46	46
Effective Gross Revenue				$60,700,041	$63,486,372	$64,626,262
Operating Expenses				$21,738,754	$23,013,221	$23,452,522
Net Operating Income				$38,961,287	$40,473,151	$41,173,740
Year-over-Year Change				-	3.9%	1.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 1 Agellan Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$61,000,000 41.9% 3.04x 15.7%

Cash Flow Analysis
	2016	2017	2018	2019(1)	U/W(1)(2)	U/W PSF
Agellan Properties Included	31	41	46	46	46

Base Rent	$30,444,923	$36,778,978	$40,209,368	$42,047,666	$41,031,381	$6.73
Vacant Income(3)	0	0	0	0	5,221,640	$0.86
Gross Potential Rent	$30,444,923	$36,778,978	$40,209,368	$42,047,666	$46,253,021	$7.59
Total Reimbursements(4)	12,782,653	16,793,058	19,551,436	21,118,949	20,332,677	$3.34
Gross Potential Income	$43,227,576	$53,572,036	$59,760,803	$63,166,615	$66,585,698	$10.93
Less: Vacancy(5)	(53,002)	(16,561)	(50,095)	(101,504)	(7,100,706)	($1.17)
Other Income	309,133	124,273	989,333	421,261	571,000	$0.09
Effective Gross Income	$43,483,706	$53,679,748	$60,700,041	$63,486,372	$60,055,992	$9.85
Total Fixed Expenses	$7,331,761	$8,981,519	$10,147,809	$10,478,429	$11,331,286	$1.86
Total Operating Expenses	$8,549,306	$10,935,630	$11,590,945	$12,534,792	$12,500,350	$2.05
Total Expenses	$15,881,067	$19,917,149	$21,738,754	$23,013,221	$23,831,636	$3.91
Net Operating Income	$27,602,639	$33,762,598	$38,961,287	$40,473,151	$36,224,356	$5.94
TI/LC	0	0	0	0	2,623,997	$0.43
Capital Expenditures	0	0	0	0	693,998	$0.11
Net Cash Flow	$27,602,639	$33,762,598	$38,961,287	$40,473,151	$32,906,361	$5.40
(1)	The change from 2019 Net Operating Income to U/W Net Operating Income is largely attributable to adjustments made in relation to dark and known to be vacating tenants.

(2)	U/W Base Rent is inclusive of contractual rent steps taken through June 1, 2021 and includes the ALDI, Inc. expansion of approximately 24,597 sq. ft. and HCSC relocation at the Naperville Woods Office Center property. U/W Base Rent has been further adjusted to account for a 10.0% stress to tenants who missed full or partial rent payments in April, May and/or June or have requested rent relief during the COVID-19 pandemic. The total stress to U/W Base Rent is $223,074.

(3)	Vacant Income includes all applicable dark tenants as well as known vacates.

(4)	Total Reimbursements include reimbursements to lease terms of each tenant. An additional stress loss adjustment of 10.0% was applied to any tenants that missed full rent payments in April, May and/or June. The total stress to reimbursements is $77,899.

(5)	Vacancy is underwritten to 10.7%, which represents the sum of economic vacancy of the Agellan Portfolio, inclusive of a minimum vacancy of 5.0% for all Agellan Properties.

Property Management.   The Agellan Portfolio is managed by 11 individual managers which include Agellan Management LP, Colliers International Management - Atlanta, LLC, Adena Commercial LLC d/b/a Colliers International Greater Columbus Region, PCR Property Services, LLC d/b/a NAI Partners, Jones Lang LaSalle Americas, Inc., NAI Hiffman Asset Management, LLC, Stream Realty Partners-Austin, L.P., Stream Realty Partners-Houston, L.P., Stream Realty-Illinois, L.L.C., Hiffman Asset Management, LLC d/b/a Hiffman National, LLC, and Stream Realty Partners - Central TX, L.P.

Lockbox / Cash Management. The Agellan Portfolio Whole Loan documents require a hard lockbox and in-place cash management. At loan origination, the Borrowers were required to deliver tenant direction letters within 30 days following the loan origination date to the existing tenants at the Agellan Portfolio Properties, directing each tenant to remit its rent checks directly to the lender-controlled lockbox. All funds in the lockbox account are required to be swept to a lender-controlled cash management account every business day. Provided no Cash Sweep Period (as defined below) is continuing, all funds in the cash management account will be transferred into the Borrowers’ operating account. During a Cash Sweep Period, all excess cash in the cash management account after payment of debt service, required reserves, operating expenses, approved extraordinary expenses and mezzanine debt service will be retained by the lender as additional collateral for the Agellan Portfolio Whole Loan and disbursed to the Borrowers for payment of certain permitted amounts, including the payment of shortfalls in debt service and mezzanine debt service and payment of capital expenditure work.

A “Cash Sweep Period” will commence upon the occurrence of (i) an event of default under the Agellan Portfolio Whole Loan documents, (ii) a bankruptcy action of any individual Borrower or any general partner or managing member, as applicable, of an individual Borrower, (iii) the date that is 30 days following any bankruptcy action of any property manager (unless as of such date the manager has been replaced in accordance with the Agellan Portfolio Whole Loan documents), (iv) the debt service coverage ratio for any calendar quarter (based upon Agellan Portfolio Whole Loan and Agellan Portfolio Mezzanine Loan (as defined below) assuming a 30-year amortization on the trailing three-month period immediately preceding the end of such calendar quarter) being less than 1.15x, or (v) an event of default under the Agellan Portfolio Mezzanine Loan documents.

A Cash Sweep Period will cease to exist upon the following events (each, a “Cash Sweep Event Cure”): with respect to (a) clause (i) or (v) above, a cure of such event of default, (b) clause (iii) above, the replacement of the property manager with a qualified manager under a replacement management agreement in accordance with the Agellan Portfolio Whole Loan documents, or (c) clause (iv) above, the achievement of a debt service coverage ratio of 1.15x or greater for any calendar quarter based upon a 30-year amortization on the trailing three-month period immediately preceding the end of such calendar quarter; provided (1) no other event of default is continuing under any Agellan Portfolio Whole Loan documents or Agellan Portfolio Mezzanine Loan documents, and (2) the Borrowers will have paid all of the lender’s reasonable and actual out-of-pocket costs and expenses and the mezzanine borrowers will have paid all of Mezzanine Lender’s (as defined below) reasonable and actual out-of-pocket costs and expenses, in each case, incurred by the lender or

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 1 Agellan Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$61,000,000 41.9% 3.04x 15.7%

Mezzanine Lender, as applicable, in connection with such Cash Sweep Event Cure including, reasonable and actual out-of-pocket attorney’s fees and expenses.

Initial and Ongoing Reserves. At loan origination, the Borrowers deposited (i) $6,410,963 for outstanding TI/LC obligations and free rent, (ii) $2,985,266 into the required repair reserve for deferred maintenance, (iii) $2,000,000 into a working capital reserve for shortfalls in debt service and operating expenses and the payment of any replacements, leasing costs, taxes, other charges and/or insurance premiums and (iv) $172,050 into the gap rent reserve.

Tax Reserve. The Borrowers are required to deposit into a tax reserve, on a monthly basis, 1/12 of the estimated (a) annual real estate taxes, and (b) during a Cash Sweep Period, annual maintenance charges, impositions and any other charges levied or assessed against the Agellan Portfolio Properties, unless the Borrowers deliver evidence reasonably acceptable to lender that such amounts required for real estate taxes and maintenance charges, impositions and any other charges have or will be paid directly by a tenant. As of the origination date, the requirement for the payment of monthly real estate taxes for tenants have been paid directly by the Borrowers, with the exception of a small portion of the Supervalu property which was paid directly by the tenant.

Insurance Reserve. The Borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12 of estimated insurance premiums. In the event the borrowers obtain and maintain a blanket insurance policy that complies with the requirements of the Agellan Portfolio Whole Loan documents, the requirement for monthly deposits into the insurance reserve will be waived. As of the origination date, an acceptable blanket policy was in place.

Replacement Reserve. The Borrowers are required to deposit into the replacement reserve, on a monthly basis, approximately $101,570 (1/12 of $0.20 per sq. ft.), subject to a cap of the amount equal to 36 times the required monthly deposit (approximately $3.7 million).

TI/LC Reserve. The Borrowers are required to deposit into the TI/LC reserve, on a monthly basis, approximately $431,671 (1/12 of $0.85 per sq. ft.), subject to a cap of the amount equal to 36 times the required monthly deposit (approximately $15.5 million).

Working Capital Reserve. Provided no event of default exists, lender will make disbursements from the working capital reserve for (i) the payment of shortfalls in the payment of debt service of mezzanine debt service, (ii) the payment of shortfalls for any documented operating expenses, (iii) the payment of any replacements at any Agellan Portfolio Property, (iv) the payment of any leasing costs at any Agellan Portfolio Property to the extent amounts in the TI/LC reserve are insufficient to pay such amounts and (v) the payment of taxes, other charges and insurance premiums at any Agellan Portfolio Property to the extent amounts in the taxes and insurance reserves are insufficient to pay such amounts.

Common Charges Funds Reserve. During the continuance of a Cash Sweep Period, the Borrowers are required to deposit into the common charges reserve, on a monthly basis, an amount equal to 1/12 of the fees, dues, charges and assessments payable under the condominium documents (the “Common Charges”) that the lender estimates will be payable during the next ensuing 12 months in order to accumulate sufficient funds to pay all such Common Charges at least 30 days prior to their respective due dates.

Current Mezzanine or Secured Subordinate Indebtedness. Concurrently with the funding of the Agellan Portfolio Whole Loan, the lender (in such capacity, the “Mezzanine Lender”) also funded a mezzanine loan in the amount of $31.0 million (the “Agellan Portfolio Mezzanine Loan”). The Agellan Portfolio Mezzanine Loan is secured by the pledge of the direct or indirect equity interest in the Borrowers and is coterminous with the Agellan Portfolio Whole Loan. The Agellan Portfolio Mezzanine Loan accrues interest at a rate of 9.00000% per annum. Based on the Agellan Portfolio Whole Loan and the Agellan Portfolio Mezzanine Loan, the cumulative Cut-off Date LTV is 78.8%, the cumulative U/W NCF DSCR is 1.54x and the cumulative U/W NOI Debt Yield is 8.3%. The rights of the Mezzanine Lender under the Agellan Portfolio Mezzanine Loan are further described under “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Preliminary Prospectus.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Other Indebtedness. Each of Agellan Commercial REIT U.S. L.P., 9385 Washington Blvd LP, 6100 McIntosh LP, Agellan Warrenville LP, Continental Drive LP, Norcross Springs LP, Corridor Park LP and Chicago Industrial Properties 1 LP (collectively, the “Intercompany Loan Lenders”) is a lender under a intercompany loan (each, an “Intercompany Loan”) to Piper Commercial Holdings LLC, an indirect parent company of the Intercompany Loan Lenders. The Intercompany Loans are fully funded, non-interest bearing, and collectively have an aggregate outstanding amount of $152,880,751. Each Intercompany Loan is unsecured and subject and subordinate to the Agellan Portfolio Loan in all respects. The borrower under each Intercompany Loan has agreed that so long as the Mortgage Loan remains outstanding, it will not (i) commence any legal or equitable proceedings against an Intercompany Loan Lender or otherwise in connection with such Intercompany Loan or (ii) assert any claims or demands whatsoever under applicable law against the Intercompany Loan Lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 1 Agellan Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$61,000,000 41.9% 3.04x 15.7%

Partial Releases. Under the Agellan Portfolio Whole Loan documents, the Borrowers have the right to the release an individual Agellan Portfolio Property (each, an “Individual Property”) from the lien of the mortgage, provided that the Borrowers satisfy certain terms and conditions set forth in the Agellan Portfolio Whole Loan documents, including among other things (i) no event of default under the Agellan Portfolio Whole Loan documents has occurred and is continuing (other than an event of default that would be cured by the release of such individual Agellan Portfolio Property); (ii) the applicable individual Borrower (each such Borrower, an “Individual Borrower”) will make a voluntary prepayment of the Agellan Portfolio Whole Loan in an amount equal to the Release Price (as defined below) for the Individual Property; (iii) after giving effect to the release of the applicable Individual Property (including the portion of the Agellan Portfolio Whole Loan prepaid pursuant to the terms of the Agellan Portfolio Whole Loan documents), the debt service coverage ratio for the Agellan Portfolio Properties then remaining subject to the liens of the mortgages (excluding the Individual Property requested to be released) based on the trailing 12-month period immediately preceding the release of the applicable Individual Property will be equal to or greater than the greater of (A) the Release Debt Service Coverage Ratio (as defined below), and (B) the debt service coverage ratio for all of the Agellan Portfolio Properties then remaining subject to the liens of the mortgages (including the Individual Property requested to be released) immediately preceding the release of the applicable Individual Property based on the trailing 12 month period immediately preceding the release of the applicable Individual Property (such greater amount, the “Required Release DSCR”), provided that the Borrowers will have the right to do any one or a combination of the following to achieve the Required Release DSCR in accordance with the Agellan Portfolio Whole Loan documents make a prepayment of the Agellan Portfolio Whole Loan, deliver a letter of credit or deposit cash collateral with the lender; and (iv) subsequent to such release, each Individual Borrower will continue to be a special purpose entity. The Agellan Portfolio Whole Loan documents also provide that if the loan-to-value ratio exceeds or would exceed 125% immediately after the release, no release will be permitted unless the principal balance of the Agellan Portfolio Whole Loan is prepaid by an amount set forth in the Agellan Portfolio Whole Loan documents or the borrower delivers a REMIC opinion.

“Release Debt Service Coverage Ratio” means the debt service coverage of 1.70x.

“Release Price” means, with respect to any Individual Property being released, (i) until an amount equal to $60,450,000 has been prepaid in connection with Partial Releases in accordance with the Agellan Portfolio Whole Loan documents, 110% of the Agellan Portfolio Whole Loan amount allocated to such Individual Property and (ii) thereafter, 115% of the Agellan Portfolio Whole Loan amount allocated to such Individual Property.

Outparcel Release. In addition, the Agellan Portfolio Whole Loan documents provide that the Borrowers may release certain non-income producing parcels comprising a portion of Sarasota Distribution Hub, Supervalu and Naperville Woods Office Center properties upon satisfaction of certain conditions set forth in the Agellan Portfolio Whole Loan documents, including, without limitation, the payment of a release price set forth herein.

Condominium Structure. One of the Agellan Properties, owned by Chicago Industrial Properties 1 LP (the “Chicago Industrial Borrower”), is subject to a condominium declaration. The Chicago Industrial Borrower has an approximately 81.15% ownership in common elements, and controls the condominium association’s board of directors. Please see “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in the Preliminary Prospectus for additional information.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3799 & 3950 South Las Vegas Boulevard Las Vegas, NV Various	Collateral Asset Summary – Loan No. 2 MGM Grand & Mandalay Bay	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 35.5% 4.95x 17.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3799 & 3950 South Las Vegas Boulevard Las Vegas, NV Various	Collateral Asset Summary – Loan No. 2 MGM Grand & Mandalay Bay	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 35.5% 4.95x 17.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3799 & 3950 South Las Vegas Boulevard Las Vegas, NV Various	Collateral Asset Summary – Loan No. 2 MGM Grand & Mandalay Bay	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 35.5% 4.95x 17.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3799 & 3950 South Las Vegas Boulevard Las Vegas, NV Various	Collateral Asset Summary – Loan No. 2 MGM Grand & Mandalay Bay	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 35.5% 4.95x 17.9%

Mortgage Loan Information
Loan Sellers(1):	GACC
Loan Purpose(2):	Acquisition
Credit Assessment
(Fitch/KBRA/Moody’s)(10):	BBB+sf / AA-(sf) / Aaa(sf)
Borrower Sponsors(1):	BREIT Operating Partnership L.P.; MGM Growth Properties Operating Partnership LP
Borrowers:	MGM Grand PropCo, LLC; Mandalay PropCo, LLC
Original Balance(3):	$50,000,000
Cut-off Date Balance(3):	$50,000,000
% by Initial UPB:	7.9%
Interest Rate:	3.55800%
Payment Date:	5th of each month
First Payment Date:	April 5, 2020
Anticipated Repayment Date(4):	March 5, 2030
Final Maturity Date(4):	March 5, 2032
Amortization:	Interest Only, ARD (to the extent of Excess Cash Flow)
Additional Debt(3):	$1,584,200,000 Pari Passu Debt; $804,400,000 B-Notes; $561,400,000 C-Notes; Future Mezzanine Debt Permitted
Call Protection(5):	YM0.5(29), DorYM0.5(84), O(7)
Lockbox / Cash Management:	Hard / Springing

Reserves(6)
	Initial	Monthly	Cap
Taxes:	$0	Springing	NAP
Insurance:	$0	Springing	NAP
FF&E:	$0	Springing	NAP
Property Information
Single Asset / Portfolio:	Portfolio of two properties
Property Type:	Full Service Hospitality
Collateral:	Fee Simple
Location:	Las Vegas, NV
Year Built / Renovated(7):	Various / NAP
Total Rooms(8):	9,748
Property Management:	Self-Managed
Underwritten NOI:	$520,080,353
Underwritten NCF:	$487,305,761
Appraised Value(9):	$4,600,000,000
Appraisal Date(9):	January 10, 2020

Historical NOI(2)
Most Recent NOI:	$486,845,706 (T-12 March 31, 2020)
2019 NOI:	$520,080,353 (December 31, 2019)
2018 NOI:	$617,369,266 (December 31, 2018)
2017 NOI:	$605,037,208 (December 31, 2017)

Historical Occupancy(8)
Most Recent Occupancy:	91.0% (March 31, 2020)
2019 Occupancy:	92.1% (December 31, 2019)
2018 Occupancy:	91.5% (December 31, 2018)
2017 Occupancy:	91.0% (December 31, 2017)

Financial Information(3)
Tranche	Cut-off Date Balance	Balance per Room Cut-off / Balloon(5)	LTV(4)(9) Cut-off / Balloon	U/W DSCR(2) Master Lease Rent	U/W Debt Yield(2) Master Lease Rent	U/W Debt Yield at Balloon(2) Master Lease Rent
Mortgage Loan	$50,000,000
Pari Passu Notes	$1,584,200,000
Total A Notes	$1,634,200,000	$167,645 / $167,645	35.5% / 35.5%	4.95x	17.9%	17.9%
B Notes	$804,400,000
C Notes	$561,400,000
Whole Loan	$3,000,000,000	$307,755 / $307,755	65.2% / 65.2%	2.70x	9.7%	9.7%

(1)	The MGM Grand & Mandalay Bay Whole Loan (as defined below) was co-originated by Citi Real Estate Funding Inc. (“CREFI”), Barclays Capital Real Estate Inc. (“BCREI”), Deutsche Bank AG, New York Branch (“DBNY”) and Société Générale Financial Corporation (“SGFC”). The borrower sponsor is affiliated with the borrowers of the mortgage loans identified on Annex A-1 to the Preliminary Prospectus as BX Industrial Portfolio, which has a Cut-off Date Balance of $50.00 million.
(2)	On January 14, 2020, MGM Growth Properties Operating Partnership LP (“MGP OP”), an affiliate of BREIT Operating Partnership L.P. (“BREIT OP”; and together with MGP OP, the “Sponsors”, as more particularly referred to as the “Borrower Sponsors”) and certain other parties entered into an agreement to, among other things, form a joint venture (50.1% indirectly owned by MGP OP and 49.9% indirectly owned by BREIT OP) (the “Joint Venture”) to acquire the MGM Grand & Mandalay Bay Properties (as defined below) for a purchase price of $4.60 billion ($471,892 per room). Contemporaneously with the acquisition, the MGM Grand & Mandalay Bay Borrowers (as defined below), as landlord entered into a 30-year triple-net master/operating lease (the “MGM/Mandalay Lease” or “Master Lease”) with two, 10-year renewal options with MGM Lessee II, LLC (“MGM Tenant”), a wholly owned subsidiary of MGM Resorts International (“MGM”). Financial and other information presented in this Term Sheet is presented on a “look through” basis, based on the rents and receipts of the MGM Grand & Mandalay Bay Properties. For so long as the MGM/Mandalay Lease is in effect, the MGM Grand & Mandalay Bay Borrowers will be entitled only to the rent due under the MGM/Mandalay Lease and not to the underlying rent and other income from the MGM Grand & Mandalay Bay Properties. The LTV Cut-off / Balloon, U/W DSCR Master Lease Rent, U/W Debt Yield Master Lease Rent and U/W Debt Yield at Balloon Master Lease Rent presented in the chart above are based on the initial MGM/Mandalay Lease annual rent of $292,000,000. The U/W NCF DSCR, U/W NCF Debt Yield and U/W NCF Debt Yield at Balloon for the MGM Grand & Mandalay Bay A Notes (based on the U/W NCF of $487.3 million) are 8.27x, 29.8% and 29.8%, respectively. On May 1, 2020, MGM Resorts International reported that, as a result of the temporary closure of its domestic properties (which includes the MGM Grand & Mandalay Bay Properties) following the outbreak of COVID-19, its domestic properties (which includes the MGM Grand & Mandalay Bay Properties) were effectively generating no revenue, there were high levels of room and convention cancellation through the third quarter of 2020, and that, following the re-opening of its domestic properties (which includes the MGM Grand & Mandalay Bay Properties), it expected weakened demand in light of consumer fears and general economic uncertainty, among other things. The March 2020 TTM financials presented above reflect the suspension of operations at the MGM Grand & Mandalay Bay Properties from March 17, 2020 through the end of the first calendar quarter of 2020 (although operations at the MGM Grand Property remained suspended until June 4, 2020 and operations at The Shoppes at Mandalay Bay Place and the Mandalay Bay resort remained suspended through June 24, 2020 and June 30, 2020, respectively). The $486.8 million presented above represents the adjusted March 2020 TTM EBITDAR, which takes into account an adjustment for a combined net extraordinary loss add-back of approximately $20.6 million during the March 2020 TTM period (primarily comprised of furloughed employee payroll expenses and corporate allocations and net of a combined extraordinary gain of approximately $0.7 million related to a reversal of certain accrued benefit expenses) related to the temporary closure of the MGM Grand & Mandalay Bay Properties following the outbreak of COVID-19. The Lender UW presented above is based on 2019 financials, which reflect a full year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties. Please see the “Historical EBITDAR” and “Historical Performance” tables herein, and the footnotes thereto, for more detailed underwritten cash flow information.
(3)	The MGM Grand & Mandalay Bay Mortgage Loan (as defined below) is part of the MGM Grand & Mandalay Bay Whole Loan (as defined below), which is comprised of (i) 15 pari passu senior promissory notes with an aggregate Cut-off Date balance of $1,634,200,000 (the “MGM Grand & Mandalay Bay Senior Notes,” and collectively, the “MGM Grand & Mandalay Bay Senior Loan”) and (ii) 24 promissory notes with an aggregate Cut-off Date balance of $1,365,800,000 consisting of multiple subordination levels, which are subordinate to the MGM Grand & Mandalay Bay Senior Notes (the “MGM Grand & Mandalay Bay Junior Notes”). The MGM Grand Property has an allocated mortgage loan amount (“ALA”) of $1,635,000,000 and the Mandalay Bay Property has an ALA equal to $1,365,000,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3799 & 3950 South Las Vegas Boulevard Las Vegas, NV Various	Collateral Asset Summary – Loan No. 2 MGM Grand & Mandalay Bay	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 35.5% 4.95x 17.9%

(4)	The MGM Grand & Mandalay Bay Whole Loan is structured with an Anticipated Repayment Date (“ARD”) of March 5, 2030 and a Final Maturity Date of March 5, 2032. After the ARD, the following structure will apply: (i) the interest rate will increase by 200 basis points over the greater of (x) 3.55800%, and (y) (1) the ARD Treasury Note Rate in effect on the ARD plus (2) 1.77000%, (ii) amounts in the Excess Cash Flow Reserve (as defined below) will be applied first to pay monthly additional interest amounts which, to the extent not paid (such amount not paid, together with accrued interest thereon at the Adjusted Interest Rate, the “Accrued Interest”), will be deferred and added to the principal balance of the MGM Grand & Mandalay Bay Whole Loan, and (iii) a full cash flow sweep to the extent of remaining amounts in the Excess Cash Flow Reserve will be applied to the principal of the MGM Grand & Mandalay Bay Whole Loan. The metrics presented in the Financial Information chart above for Balance per Room Cut-off / Balloon and LTV Cut-off / Balloon are calculated based on the ARD.
(5)	The defeasance lockout period will be 29 payments beginning with and including the first payment date of April 5, 2020. The MGM Grand & Mandalay Bay Borrowers have the option to defease the MGM Grand & Mandalay Bay Whole Loan, in whole or in part, after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) February 14, 2023. The MGM Grand & Mandalay Bay Whole Loan may be prepaid in whole or in part at any time, subject to payment of the applicable yield maintenance premium if such prepayment occurs prior to September 5, 2029 (provided no yield maintenance will be due in connection with mandatory prepayments arising out of any casualty, condemnation or in connection with a Special Release (as defined below) or a Default Release (as defined below).
(6)	See “Initial and Ongoing Reserves” herein.
(7)	The MGM Grand Property was built in 1993 and the Mandalay Bay Property was built in 1999. The MGM Grand Property has benefited from capital investment of approximately $480.0 million (approximately $96,000 per room) since 2010, $144.0 million of which was spent on a full rooms’ renovation from 2010 to 2013. Additionally, approximately $118.9 million was recently spent on an expansion and renovation of the convention center completed in December 2018 which is expected to expand the group business at the MGM Grand Property. The Mandalay Bay Property (including the Delano) underwent a substantial rooms’ renovation for approximately $159.7 million from 2012 to 2016 and, inclusive of the Four Seasons, has received a total of approximately $510.6 million (approximately $107,500 per room) of capital investment since 2010.
(8)	Size and Occupancy are based solely on the hotel at the MGM Grand & Mandalay Bay Properties. As of the trailing twelve months ending March 31, 2020, approximately 30.3% of revenues were generated by rooms, 18.0% of revenues were from gaming, 29.7% from food & beverage and 22.0% from other sources.
(9)	The Appraised Value of $4,600,000,000 as of January 10, 2020, set forth above is the appraised value solely with respect to real property at the MGM Grand & Mandalay Bay Properties, excluding personal property and intangible property attributable to the MGM Grand & Mandalay Bay Properties (the “Aggregate Real Property Appraised Value”). The appraisal also includes an “As Leased-Sale-Leaseback Appraised Value,” which is equal to the Aggregate Real Property Appraised Value. The appraised value of $7,352,600,000 (“Aggregate As-Is Appraised Value”) as of January 10, 2020, includes personal property and intangible property attributable to the MGM Grand & Mandalay Bay Properties. The personal property and intangible property relating to the MGM Grand & Mandalay Bay Properties is owned by the MGM Tenant or certain sublessees at the MGM Grand & Mandalay Bay Properties that are wholly owned subsidiaries of MGM (the “MGM/Mandalay Operating Subtenants”) (as more particularly provided in the Master Lease), which granted a security interest in certain property of the MGM Tenant and the MGM/Mandalay Operating Subtenants (with certain exclusions, including an exclusion for the intellectual property of MGM Tenant as more particularly described in the Master Lease); and provided that the FF&E is only transferred to the MGM Grand & Mandalay Bay Borrowers at no cost in the event of a termination of the Master Lease due to an event of default by the MGM Tenant thereunder) in favor of the MGM Grand & Mandalay Bay Borrowers, and such security interest was collaterally assigned by the MGM Grand & Mandalay Bay Borrowers to the mortgage lender. The LTV Cut-off / Balloon based on the Aggregate As-Is Appraised Value are 22.2% and 22.2%, respectively, based on the MGM Grand & Mandalay Bay Senior Loan. The LTV Cut-off / Balloon based on the Aggregate As-Is Appraised Value are 40.8% and 40.8%, respectively, based on the MGM Grand & Mandalay Bay Whole Loan.
(10)	Fitch, KBRA and Moody’s provided the listed assessments for the MGM Grand & Mandalay Bay Loan in the context of its inclusion in the mortgage pool.

The Loan.   The MGM Grand & Mandalay Bay mortgage loan (the “MGM Grand & Mandalay Bay Mortgage Loan”) is part of a fixed rate whole loan secured by the borrowers’ fee simple interests in MGM Grand resort (the “MGM Grand Property”) and Mandalay Bay resort (the “Mandalay Bay Property”) (each a “Property” and together, the “MGM Grand & Mandalay Bay Properties”) located in Las Vegas, Nevada. The MGM Grand & Mandalay Bay Mortgage Loan is evidenced by the non-controlling Note A-15-2 with an original principal balance and outstanding principal balance as of the Cut-off Date of $50.0 million. The MGM Grand & Mandalay Bay Mortgage Loan is part of a $3.0 billion whole loan that is evidenced by 39 promissory notes (the “MGM Grand & Mandalay Bay Whole Loan”). Only the MGM Grand & Mandalay Bay Mortgage Loan will be included in the mortgage pool for the DBJPM 2020-C9 mortgage trust.

The relationship between the holders of the MGM Grand & Mandalay Bay Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The MGM Grand & Mandalay Bay Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1, A-2, A-3, A-4	$670,139	$670,139	BX 2020-VIVA	No
A-5, A-6, A-7, A-8	794,861	794,861	BX 2020-VIV2	No
A-9	609,760,667	609,760,667	CREFI(1)	No(2)
A-10	326,547,000	326,547,000	Barclays Bank PLC(1)	No
A-11	254,880,333	254,880,333	DBRI(1)	No
A-12	326,547,000	326,547,000	SGFC(1)	No
A-13-1, A-15-1	65,000,000	65,000,000	Benchmark 2020-B18	No
A-15-2	50,000,000	50,000,000	DBJPM 2020-C9	No
Total Senior Notes	$1,634,200,000	$1,634,200,000
B-1-A, B-2-A, B-3-A, B-4-A, B-1-B, B-2-B, B-3-B, B-4-B(3)	329,861	329,861	BX 2020-VIVA	No
B-5-A, B-6-A, B-7-A, B-8-A, B-5-B, B-6-B, B-7-B, B-8-B(3)	374,355,139	374,355,139	BX 2020-VIV2	No(2)
B-9-A(3)	171,886,000	171,886,000	CREFI(1)	No(2)
B-10-A(3)	85,943,000	85,943,000	Barclays Bank PLC(1)	No
B-11-A(3)	85,943,000	85,943,000	DBRI(1)	No
B-12-A(3)	85,943,000	85,943,000	SGFC(1)	No
C-1, C-2, C-3, C-4(3)	561,400,000	561,400,000	BX 2020-VIVA	Yes(2)
Whole Loan	$3,000,000,000	$3,000,000,000
(1)	Expected to be contributed to one or more future securitization transactions.
(2)	The initial controlling note is Note C-1, so long as no related control appraisal period with respect to Note C-1 and the related pari passu C notes has occurred and is continuing. If and for so long as a control appraisal period has occurred and is continuing, then the controlling note will be as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The MGM Grand & Mandalay Bay Whole Loan” in the Preliminary Prospectus.
(3)	The MGM Grand & Mandalay Bay Junior Notes are subordinate to the MGM Grand & Mandalay Bay Senior Notes.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3799 & 3950 South Las Vegas Boulevard Las Vegas, NV Various	Collateral Asset Summary – Loan No. 2 MGM Grand & Mandalay Bay	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 35.5% 4.95x 17.9%

The MGM Grand & Mandalay Bay Whole Loan has a 10-year interest-only term through the ARD of March 5, 2030. After the ARD, through and including March 5, 2032 (the “Maturity Date”), the following structure would apply: (i) the interest rate will increase by 200 basis points over the greater of (x) 3.55800%, and (y)(1) the ARD Treasury Note Rate in effect on the ARD (such new rate, the “Adjusted Interest Rate”) plus (2) 1.77000%, (ii) amounts in the Excess Cash Flow Reserve (as defined below) will be applied first to pay monthly additional interest amounts which, to the extent not paid, will be deferred (together with interest accrued thereon at the Adjusted Interest Rate) and added to the principal balance of the MGM Grand & Mandalay Bay Whole Loan, and (iii) a full cash flow sweep to the extent of remaining amounts in the Excess Cash Flow Reserve will be applied to principal of the MGM Grand & Mandalay Bay Whole Loan. For the period from the origination date through the ARD, the MGM Grand & Mandalay Bay Senior Notes and Junior Notes accrue at the rate of 3.55800% per annum. The MGM Grand & Mandalay Bay Whole Loan proceeds along with borrower sponsor equity were used to purchase the MGM Grand & Mandalay Bay Properties for $4.6 billion.

“ARD Treasury Note Rate” means the rate of interest per annum calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 Selected Interest Rates under the heading “U.S. Government Securities/Treasury Constant Maturities” for the business day ending immediately prior to the ARD, of “U.S. Government Securities/Treasury Constant Maturities” with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date. In the event Federal Reserve Statistical Release H.15 Selected Interest Rates is no longer published or in the event Federal Reserve Statistical Release H.15 Selected Interest Rates no longer publishes “U.S. Government Securities/Treasury Constant Maturities”, the mortgage lender will select a comparable publication to determine such “U.S. Government Securities/Treasury Constant Maturities” and the applicable ARD Treasury Note Rate. The mortgage lender’s determination of the ARD Treasury Note Rate will be final absent manifest error.

Based on the contractual Master Lease rents in years 11 and 12 of $356 million and $363 million (rental payments fully guaranteed by MGM (Fitch: BB- / Moody’s: Ba3 / S&P: BB-), respectively, and a 5.55800% interest rate, the MGM Grand & Mandalay Bay Whole Loan would generate approximately $401 million of amortization in those two years (so long as the MGM Grand & Mandalay Bay Whole Loan remains outstanding during that period). The amortization will result in a year 12 loan-to-cost ratio of 56.3%, a debt yield of 20.0% (based on the year-end December 2019 EBITDAR) and a mortgage loan basis of approximately $266,572 per room.

Based on the Aggregate As-Is Appraised Value of approximately $7.35 billion as of January 10, 2020, the LTV Cut-off / Balloon for the MGM Grand & Mandalay Bay Senior Loan are 22.2% and 22.2%, respectively. Based on the Aggregate Real Property Appraised Value of $4.6 billion as of January 10, 2020, the LTV Cut-off / Balloon for the MGM Grand & Mandalay Bay Senior Loan are 35.5% and 35.5%, respectively.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Notes	$1,634,200,000	35.4%	Purchase Price	$4,600,000,000	99.6%
Junior Notes	1,365,800,000	29.6	Closing Costs	17,792,163	0.4
Sponsor Equity(1)	1,617,792,163	35.0
Total Sources	$4,617,792,163	100.0%	Total Uses	$4,617,792,163	100.0%
(1)	Includes MGM’s approximately $80.0 million of retained equity interest in the MGM Grand & Mandalay Bay Properties after the sale-leaseback, by virtue of operating partnership units in MGP OP issued to MGM on the origination date of the MGM Grand & Mandalay Bay Whole Loan.

The Borrowers / Borrower Sponsors. On January 14, 2020, MGM Growth Properties Operating Partnership LP (“MGP OP”), an affiliate of BREIT Operating Partnership L.P. (“BREIT OP” and together with MGP OP, the “Sponsors”, as more particularly referred to as the “Borrower Sponsors”), and certain other parties entered into an agreement to, among other things, form a joint venture (50.1% indirectly owned by MGP OP and 49.9% indirectly owned by BREIT OP) (the “Joint Venture”) to acquire the MGM Grand & Mandalay Bay Properties in Las Vegas for a purchase price of $4.60 billion ($471,892 per room). The borrowers under the MGM Grand & Mandalay Bay Whole Loan are MGM Grand PropCo, LLC and Mandalay PropCo, LLC (individually, a “MGM Grand & Mandalay Bay Borrower” and, collectively, the “MGM Grand & Mandalay Bay Borrowers” or the “Borrowers”), which are subsidiaries of the Joint Venture. The MGM Grand & Mandalay Bay Borrowers are Delaware limited liability companies and single purpose entities with two independent directors. Blackstone Real Estate Income Trust, Inc. (“BREIT”) is a non-traded real estate investment trust focused on investing in commercial real estate properties diversified by sector with an emphasis on providing investors with access to Blackstone’s institutional real estate investment platform. BREIT seeks to directly own stabilized income-generating United States commercial real estate across the key property types, including multifamily, industrial, retail, hotel, healthcare and office. BREIT is managed by an external advisor, BX REIT Advisors L.L.C., which is an affiliate of The Blackstone Group Inc. (“Blackstone”). Blackstone’s real estate investor capital under management totals approximately $161.0 billion as of March 31, 2020 and includes prime assets such as the Bellagio, Cosmopolitan Las Vegas, Hotel Del Coronado, Grand Wailea, Arizona Biltmore, Ritz Carlton Kapalua, and Turtle Bay Resort.

MGM Growth Properties LLC (“MGP”) is one of the leading publicly traded real estate investment trusts engaged in the acquisition, ownership and leasing of large-scale destination entertainment and leisure resorts. MGP currently owns a portfolio of properties, consisting of 12 premier destination resorts in Las Vegas and elsewhere across the United States, with over 27,400 rooms, as well as MGM Northfield Park in Northfield, OH, Empire Resort Casino in Yonkers, NY, and a retail and entertainment district, The Park, in Las Vegas.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3799 & 3950 South Las Vegas Boulevard Las Vegas, NV Various	Collateral Asset Summary – Loan No. 2 MGM Grand & Mandalay Bay	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 35.5% 4.95x 17.9%

MGP OP and BREIT OP (together, individually or collectively as the context may require, the “Guarantor”), are the non-recourse carveout guarantors on a several basis in proportion to each Guarantor’s Liability Percentage (as defined below). The Liability Percentage of each Guarantor will be automatically increased or decreased from time to time, as applicable, to the extent any direct and/or indirect equity interest in the Borrowers is transferred by one Guarantor (or its affiliates) to the other Guarantor (or its affiliates) with the transferring Guarantor’s Liability Percentage increasing by the amount of such transferred interests and the transferee Guarantor’s Liability Percentage decreasing by such amount. In no event will the Liability Percentage of the Guarantors in the aggregate be less than or greater than 100%. For the avoidance of doubt, transfers by a Guarantor (or its affiliates) to a third party that is not an affiliate of the other Guarantor will not result in an adjustment to the Liability Percentage of either Guarantor. For illustrative purposes, if BREIT OP transfers a 25% indirect equity interest in Borrower to a third party that is not an affiliate of MGP OP and subsequently transfers a 10% indirect equity interest in Borrower to MGP OP, the adjustments required to be made as a result of such transfers will be: (i) a decrease of ten percentage points to BREIT OP’s Liability Percentage and (ii) an increase of ten percentage points to MGP OP’s Liability Percentage.

The Guarantor’s liability for full recourse events is capped at an amount equal to 10% of the aggregate outstanding principal balance of the MGM Grand & Mandalay Bay Whole Loan as of the date of the event. In addition, only the Borrowers are liable for breaches of environmental covenants; provided, however, that if the Borrowers fail to maintain an environmental insurance policy required under the MGM Grand & Mandalay Bay Whole Loan documents, the Guarantor is liable for losses other than (x) for any amounts in excess of the applicable coverage amounts under the environmental policy had the same been renewed, replaced or extended as required under the loan agreement and (y) for any amounts recovered under the environmental policy. In addition, recourse for transfers of the MGM Grand & Mandalay Bay Properties or controlling equity interests in the MGM Grand & Mandalay Bay Borrowers is loss recourse, rather than full recourse.

“Liability Percentage” means, initially, (x) with respect to BREIT OP, 49.9% and (y) with respect to MGP OP, 50.1%.

The Properties.

MGM Grand (54.5% of Mortgage ALA and Master Lease Rent)

Built in 1993, the MGM Grand Property is a full-service luxury resort and casino property located on the Las Vegas Strip, situated between Tropicana Boulevard and Harmon Avenue. According to World Atlas, the MGM Grand Property is the third largest hotel in the world by room count. The MGM Grand Property is also a recipient of the AAA Four Diamond award. The MGM Grand Property covers approximately 101.9 acres and consists of 4,998 hotel rooms: 4,270 standard rooms, 554 suites, 88 luxury suites, 51 SKYLOFTS suites (excluding one additional office unit), 30 mansion villas (Mediterranean-themed villas targeted for high-end gamblers, celebrities and casino-invited guests on the strip) (the “Mansion Villas”) and four entourage rooms associated with the Mansion Villas. The MGM Grand Property contains approximately 177,268 square feet (“sq. ft.”) of casino space, featuring 1,553 slot machines and 128 gaming tables, over 748,000 sq. ft. of meeting space, 18 restaurants, an approximately 22,858 sq. ft. spa, four swimming pools and approximately 41,800 sq. ft. of rentable retail space (featuring 31 retailers). The MGM Grand Property is home to Cirque du Soleil’s “Kà", an acrobatic theater production that has been in residence at the MGM Grand Property since October 2004. The MGM Grand Property also includes the David Copperfield Theatre, Hakkasan Nightclub and the MGM Grand Garden Arena, which has a seating capacity of over 16,000 and hosts premier concerts, award shows, sporting events including championship boxing, and other special events.

Room sizes range from 346 sq. ft. to 11,517 sq. ft. and offer one to four bedrooms. Standard room amenities include air conditioning, in-room dining service, minibar, telephone, hair dryer, in-room safe, and high-speed internet. SKYLOFTS at MGM Grand, a AAA Four-Diamond, Forbes Five Star hotel, occupies the top two floors of the main building. The hotel has 51 lofts ranging from 1,401 to 6,040 sq. ft. per loft. SKYLOFTS is also a member of The Leading Hotels of the World. The Mansion at the MGM Grand Property contains 30 Mansion Villas ranging from 2,358 to 11,517 sq. ft. per villa and $5,000 to $35,000 per night.

Since 2010, the MGM Grand Property has benefited from total capital investment of approximately $480.0 million (approximately $96,036 per room). Notable capital expenditures from this time period include an approximately $144.0 million full rooms renovation from 2010 to 2013 and a recent $118.9 million expansion and renovation of the conference center, which was completed in December 2018.

Mandalay Bay (45.5% of Mortgage ALA and Master Lease Rent)

Built in 1999, the Mandalay Bay Property is a full-service luxury resort and casino property located as the first major resort on the strip to greet visitors arriving by automobile from Southern California. The AAA Four Diamond award winning resort is a premier conference hotel in Las Vegas with approximately 2.2 million sq. ft. of convention, ballroom and meeting space, making it the fifth single largest event space in the United States. The Mandalay Bay Property is immediately across Interstate 15 from Allegiant Stadium, the new home stadium of the National Football League’s (“NFL”) Raiders, which is expected to open in August 2020. The Mandalay Bay Property covers approximately 124.1 acres and consists of 4,750 hotel rooms. Also included within the Mandalay Bay Property are: (i) the Delano, which is an all-suite hotel tower within the complex and (ii) a Four Seasons hotel, each of which has its own lobby, restaurants and pool and spa. In addition to the significant meeting space, the Mandalay Bay Property contains approximately 152,159 sq. ft. of casino space, featuring approximately 1,232 slot machines and 71 gaming tables, 27 total restaurants, an approximately 30,000 sq. ft. spa, ten swimming pools and approximately 54,000 sq. ft. of rentable retail space featuring 41 retailers. The Mandalay Bay Property is also the home to

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3799 & 3950 South Las Vegas Boulevard Las Vegas, NV Various	Collateral Asset Summary – Loan No. 2 MGM Grand & Mandalay Bay	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 35.5% 4.95x 17.9%

Cirque du Soleil’s Michael Jackson “ONE”, which has been in residence at the Mandalay Bay Property in an approximately 1,805-seat showroom since 2013, an approximately 12,000-seat special events arena, the House of Blues (which features an arena seating up to 2,500 people) and the Shark Reef Aquarium. Additionally, Mandalay Bay Property’s expansive pool and beach area plays host to an array of evening open air concerts during the pool season, a large wave pool, and Moorea, a European-style “ultra” beach and Daylight Beach Club.

Room sizes range from 400 to 5,605 sq. ft. and the Mandalay Bay Property offers one- to four-bedroom rooms. Standard room amenities include air conditioning, in-room dining service, minibar, telephone, hair dryer, in-room safe, and high-speed internet. Floors 60–62 are designed as penthouse suites, with a penthouse lounge on level 62 for guests staying in the penthouses. Floors numbered 35–39 of the main hotel building are occupied by the five-star and AAA Four-Diamond Four Seasons Hotel Las Vegas. Located at the resort’s 43-story second tower, the Delano Las Vegas is comprised of 45 rooms and 1,072 suites. Each suite at the Delano is at least 725 sq. ft.

The Mandalay Bay Property (including the Delano) underwent a substantial rooms’ renovation of approximately $159.7 million (approximately $35,150 per room) from 2012 to 2016 and has received a total of approximately $510.6 million (approximately $107,485 per room) of capital investment since 2010.

Cirque du Soleil performances at the MGM Grand & Mandalay Bay Properties scheduled through July 31, 2020 have been cancelled. On June 29, 2020, Cirque du Soleil Entertainment Group (“Cirque”) announced that it and certain of its affiliated companies have filed in Canada for protection from creditors under the Companies’ Creditors Arrangement Act in order to restructure its capital structure and that, if the court grants the initial order sought, Cirque will seek its immediate provisional recognition in the United States under Chapter 15 of the U.S. Bankruptcy Code in the United States Bankruptcy Court.

COVID-19 Update. According to a press release issued on March 15, 2020, MGM Resorts International (“MGM”) announced that it would suspend operations at all of its Las Vegas properties, including the MGM Grand & Mandalay Bay Properties, until further notice, effective as of March 17, 2020, and that casino operations would close on March 16, 2020, followed by hotel operations on March 17, 2020. MGM cited the coronavirus discussed below as a pandemic that had intensified in the United States, requiring major collective action to slow its progression. MGM stated that it cancelled all reservations at its Las Vegas properties prior to May 21, 2020. MGM further reported that it incurred substantial operating losses in March 2020 and did not expect to see a material improvement until more is known regarding the duration and severity of the pandemic, including when MGM’s properties can reopen to the public. On May 1, 2020, MGM reported that as a result of the government-mandated closure, its domestic properties (which includes the MGM Grand & Mandalay Bay Properties and several properties which are not part of the collateral for the MGM Grand & Mandalay Bay Whole Loan) were effectively generating no revenue. In addition, MGM Resorts International reported high levels of room and convention cancellation across its domestic properties through the third quarter of 2020 with some tentative re-bookings in the fourth quarter and into 2021, and it indicated that when it is able to re-open its domestic properties, it expects weakened demand in light of continued domestic and international travel restrictions or warnings, consumer fears and reduced consumer discretionary spending and general economic uncertainty. As of June 4, 2020, the MGM Grand Property was reopened, with limited amenities and certain COVID-19 mitigation procedures. MGM reopened The Shoppes at Mandalay Bay Place on June 25, 2020 and the Mandalay Bay resort on July 1, 2020, both with limited amenities and certain COVID-19 mitigation procedures. The MGM Grand and Mandalay Bay Whole Loan is current through the August 6, 2020 payment date and is not subject to any forbearance or modification requests.

Revenue Streams. The MGM Grand & Mandalay Bay Properties benefit from a diverse set of revenue streams with a substantial contribution from non-gaming sources (only 18.0% of combined year-end (“YE”) December 2019 revenues derived from casino) and offer nearly 2.8 million sq. ft. of combined meeting and convention space.

As of YE December 2019, the MGM Grand Property generated 77.8% of net revenues from rooms, food and beverage, retail, entertainment and other operations. The gaming segment contributed 22.2% of net revenue (approximately $257.9 million), representing a decline from the 2018 level of 29.8% of net revenue (of approximately $365.7 million). A portion of the decline can be attributed to a renovation of the Mansion Villas in 2019, which serve as the MGM Grand Property’s main attractant to high-end gamblers. Nearly all departments at the MGM Grand Property (including rooms, F&B, retail and entertainment) experienced continued growth in the YE December 2019 period despite the decline in casino revenue.

The Mandalay Bay Property has a much smaller casino department as a percentage of total net revenue (12.9% as of YE December 2019) than most casinos on the Las Vegas strip. The Mandalay Bay Property revenues are primarily driven by (i) the focus on group and convention business (according to the appraisal, the Mandalay Bay Property had a 2019 penetration factor of 134.8% for group business) and (ii) the fact that two of the three room types are operated as non-casino focused third party franchises (the Delano and Four Seasons). As of YE December 2019, 64.1% of total revenues at the Mandalay Bay Property were derived from rooms’ revenue (34.1%) and food & beverage revenue (30.0%).

As of YE December 2019, the MGM Grand Property achieved occupancy, ADR and RevPAR of 91.4%, $190.29 and $173.85, respectively. As of YE December 2019, the Mandalay Bay Property achieved occupancy, ADR and RevPAR of 92.8%, $202.98 and $188.40, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3799 & 3950 South Las Vegas Boulevard Las Vegas, NV Various	Collateral Asset Summary – Loan No. 2 MGM Grand & Mandalay Bay	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 35.5% 4.95x 17.9%

Historical EBITDAR
EBITDAR ($ mns)	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	March 2020 TTM(3)	UW
MGM Grand	$329	$396	$271	$214	$163	$149	$181	$236	$255	$281	$332	$345	$372	$283	$263	$283
Mandalay Bay	$282	$291	$251	$160	$125	$169	$147	$167	$176	$204	$237	$260	$246	$237	$224	$237
Total Collateral	$611	$688	$522	$374	$288	$318	$327	$403	$431	$485	$569	$605	$617	$520	$487	$520
Debt Yield(1)	20.4%	22.9%	17.4%	12.5%	9.6%	10.6%	10.9%	13.4%	14.4%	16.2%	19.0%	20.2%	20.6%	17.3%	16.2%	17.3%
Rent Coverage(2)	2.1x	2.4x	1.8x	1.3x	1.0x	1.1x	1.1x	1.4x	1.5x	1.7x	1.9x	2.1x	2.1x	1.8x	1.7x	1.8x
(1)	Debt Yield metrics presented above are based on the MGM Grand & Mandalay Bay Whole Loan Cut-off Date balance of $3.0 billion and the EBITDAR of each respective time period.
(2)	Rent Coverage ratios presented above are based on the initial Master Lease Rent of $292.0 million and the EBITDAR of each respective time period.
(3)	The March 2020 TTM financials presented above reflect the suspension of operations at the MGM Grand & Mandalay Bay Properties from March 17, 2020 through the end of the first calendar quarter of 2020 (although operations at the MGM Grand Property remained suspended until June 4, 2020 when the Property reopened with limited amenities and operations at the Mandalay Bay Shoppes and the Mandalay Bay resort remained suspended through June 24, 2020 and June 30, 2020, respectively, when the Mandalay Bay Property reopened with limited amenities). The lender UW presented above is based on 2019 financials, which reflects a full-year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties.

Historical Performance – MGM Grand(1)
	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	March 2020 TTM(2)
RevPAR	$154	$162	$145	$112	$112	$128	$136	$138	$151	$155	$162	$167	$169	$174	$172
Net Revenue ($ bns)	$1.19	$1.32	$1.22	$1.09	$1.03	$1.05	$1.07	$1.15	$1.21	$1.16	$1.15	$1.18	$1.23	$1.16	$1.10
EBITDAR Margin	28%	30%	22%	20%	16%	14%	17%	21%	21%	24%	29%	29%	30%	24%	24%
(1)	Any financial information contained in this Term Sheet for the MGM Grand Property which relates to any period prior to 2015 has not been recast to reflect the adoption of ASC 606 revenue recognition under GAAP and thus, any financial information provided for periods prior to 2015 may not be comparable to periods on or after 2015 with respect to which recasting has been applied.
(2)	The March 2020 TTM financials presented above reflect the suspension of operations at the MGM Grand & Mandalay Bay Properties from March 17, 2020 through the end of the first calendar quarter of 2020 (although operations at the MGM Grand Property remained suspended until June 4, 2020 when the MGM Grand Property reopened with limited amenities, and operations at The Shoppes at Mandalay Bay Place and the Mandalay Bay resort remained suspended through June 24, 2020 and June 30, 2020, respectively, when the Mandalay Bay Property reopened with limited amenities). The lender UW presented above is based on 2019 financials, which reflects a full-year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties.

Historical Performance – Mandalay Bay(1)
	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	March 2020 TTM(2)
RevPAR	$199	$213	$193	$142	$142	$160	$162	$164	$176	$177	$185	$186	$184	$188	$188
Net Revenue ($ bns)	$0.99	$1.02	$0.95	$0.79	$0.78	$0.84	$0.78	$0.86	$0.95	$0.94	$0.97	$0.98	$0.97	$0.94	$0.90
EBITDAR Margin	29%	28%	26%	20%	16%	20%	19%	19%	19%	22%	24%	27%	25%	25%	25%
(1)	Any financial information contained in this Term Sheet for the Mandalay Bay Property which relates to any period prior to 2015 has not been recast to reflect the adoption of ASC 606 revenue recognition under GAAP and thus, any financial information provided for periods prior to 2015 may not be comparable to periods on or after 2015 with respect to which recasting has been applied.
(2)	The March 2020 TTM financials presented above reflect the suspension of operations at the MGM Grand & Mandalay Bay Properties from March 17, 2020 through the end of the first calendar quarter of 2020 (although operations at the MGM Grand Property remained suspended until June 4, 2020 when the MGM Grand Property reopened with limited amenities, and operations at The Shoppes at Mandalay Bay Place and the Mandalay Bay resort remained suspended through June 24, 2020 and June 30, 2020, respectively, when the Mandalay Bay Property reopened with limited amenities). The lender UW presented above is based on 2019 financials, which reflects a full-year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties.

Master Lease.  The MGM Grand & Mandalay Bay Properties are master-leased to MGM Lessee II, LLC (the “MGM Tenant”), a wholly-owned subsidiary of MGM under a 30-year, triple-net master and operating lease with two, ten-year renewal options. In turn, the MGM Tenant has subleased a portion of the MGM Grand & Mandalay Bay Properties to each of MGM Grand Hotel, LLC, a Nevada limited liability company (the “Grand Operating Subtenant”), Mandalay Bay, LLC, a Nevada limited liability company (the “Mandalay Bay Subtenant”) and Mandalay Place, LLC, a Nevada limited liability company (“Mandalay Place Subtenant”; and, together with Grand Operating Subtenant and Mandalay Bay Subtenant, individually or collectively as the context may require, together with any person to whom all or any portion of a Property is sublet by MGM Tenant pursuant to an MGM/Mandalay Operating sublease pursuant to the express terms and conditions of the MGM/Mandalay Lease, each an “MGM/Mandalay Operating Subtenant”). Each MGM/Mandalay Operating Subtenant executed a joinder to the MGM/Mandalay Lease for the purpose of (x) agreeing to be bound by the terms and provisions of the MGM/Mandalay Lease regarding the disposition of any portion of MGM Tenant’s Property owned by such MGM/Mandalay Operating Subtenant and (y) granting a security interest to the Borrowers in the portion of the MGM Tenant’s pledged property owned by such MGM/Mandalay Operating Subtenant and certain reserve funds under the MGM/Mandalay Lease. The MGM Tenant and each MGM/Mandalay Operating Subtenant is not a borrower or an obligor under the MGM Grand & Mandalay Bay Mortgage Loan documents.

Under the Master Lease, the MGM Tenant is required to pay to the Borrowers an initial lease rent of $292.0 million per annum ($159.0 million allocated to the MGM Grand Property and $133.0 million allocated to the Mandalay Bay Property, the “Master Lease Rent”), subject to annual increases of (i) 2.0% in years 2 through 15 of the initial lease term, and (ii) thereafter, the greater of 2.0% or CPI (CPI capped at 3.0%) for the remainder of the initial lease term. Additionally, MGM will be required to continue to invest in the MGM Grand & Mandalay Bay Properties, with (x) a minimum aggregate capital investment requirement of 3.5% of actual net revenues every five years (the first such period beginning January 1, 2020 and expiring December 31, 2024, and the second such period beginning January 1, 2021

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3799 & 3950 South Las Vegas Boulevard Las Vegas, NV Various	Collateral Asset Summary – Loan No. 2 MGM Grand & Mandalay Bay	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 35.5% 4.95x 17.9%

and expiring December 31, 2025, and each five-year period thereafter on a rolling basis) in the aggregate for the MGM Grand & Mandalay Bay Properties (such amount not to be less than 2.5% of the actual net revenue of any individual Property) (collectively, the “Required CapEx”) and (y) a monthly reserve equal to 1.5% of actual net revenues which may be used for FF&E and on qualifying capital expenditures in satisfaction of the Required CapEx spend. Upon early termination of the Master Lease due to an event of default by MGM Tenant thereunder, the FF&E will be transferred to the Borrowers at no cost.

Beginning with the first full calendar quarter after the origination date for the MGM Grand & Mandalay Bay Whole Loan and continuing thereafter, if either (a) (x) EBITDAR to Rent Ratio (as defined in the Master Lease) for the prior four fiscal quarters is less than 1.60x and (y) MGM’s market cap is less than $6.0 billion or (b) (x) MGM is no longer publicly traded and listed on NYSE, AMEX or NASDAQ and (y) the EBITDAR to Rent Ratio for the prior four fiscal quarters is less than 2.0x, then MGM Tenant will be required to provide one or more letters of credit or fund a cash escrow in an aggregate amount equal to the following year’s rent (taking into account the applicable escalations).

No intellectual property is licensed to the Borrowers and the Borrowers have no option to purchase upon expiration of the Master Lease. Upon the expiration of the Master Lease term or earlier termination of Master Lease, MGM Tenant will be obligated to provide up to 18 months of transition services to permit the continuous and uninterrupted operation of the Property.

MGM (NYSE: MGM, rated Ba3/BB-/BB- by Moody’s, Fitch and S&P) guarantees to the Borrowers the payment and performance of all monetary obligations and certain other obligations of the MGM Tenant under the Master Lease. In addition to the lease guaranty, MGM (in such capacity, “Shortfall Collection Guarantor”) has executed a shortfall guaranty for the benefit of mortgage lender for the MGM Grand & Mandalay Bay Mortgage Loan, pursuant to which MGM has guaranteed to mortgage lender the unpaid portion of the initial principal amount of the MGM Grand & Mandalay Bay Mortgage Loan (without giving effect to any future amendments that may increase the principal balance) and all interest accrued and unpaid thereon. For the avoidance of doubt, the Shortfall Collection Guarantor does not guarantee any Accrued Interest or any additional principal as a result of an unpaid Accrued Interest after the ARD. Transfers of interests in MGM are not restricted under the MGM Grand & Mandalay Bay Mortgage Loan documents and any bankruptcy or other adverse event with respect to the Shortfall Collection Guarantor does not constitute a default under the MGM Grand & Mandalay Bay Mortgage Loan documents. Neither MGM nor its affiliates (including, without limitation, MGM Tenant) are considered an affiliate of the Borrowers for any purpose under the MGM Grand & Mandalay Bay Mortgage Loan documents so long as such person does not control Borrower. There is no continuing net worth requirement with respect to MGM in connection with the shortfall guaranty. As of the origination of the MGM Grand & Mandalay Bay Mortgage Loan, neither MGM nor MGM Tenant controlled the Borrower.

As of December 31, 2019, MGM had a market capitalization of approximately $16.7 billion, full-year 2019 revenue of approximately $12.9 billion and consolidated, adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) of approximately $3.0 billion. As of March 31, 2020, MGM reported revenue of approximately $2.3 billion for the first quarter of 2020. This represents a 29% decrease to the first quarter of 2019 which was primarily driven by MGM’s temporary suspension of its domestic and Macau casino operations related to the COVID-19 pandemic. MGM had $6.0 billion of cash and cash equivalents as of March 31, 2020, which included $1.8 billion at MGP and $381 million at MGM China. In addition, on April 23, 2020, MGM commenced a private offering of $750 million in aggregate principal amount of 6.75% coupon senior notes due in 2025, which further added to MGM’s cash position. As of June 30, 2020, MGM had a market capitalization of approximately $8.3 billion.

MGM Tenant is a casino owner-operator for 29 unique hotel offerings totaling over 44,000 rooms across Las Vegas, United States regional markets and Macau. MGM Tenant has managed the MGM Grand & Mandalay Bay Properties for more than 27 and 18 years, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3799 & 3950 South Las Vegas Boulevard Las Vegas, NV Various	Collateral Asset Summary – Loan No. 2 MGM Grand & Mandalay Bay	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 35.5% 4.95x 17.9%

Cash Flow Analysis.

Cash Flow Analysis
	2015	2016	2017	2018	2019	March 2020 TTM	U/W	U/W Per Room(1)
Occupancy	92.5%	92.4%	91.0%	91.5%	92.1%	91.0%	92.1%
ADR	$179.08	$187.27	$193.58	$192.62	$196.52	$197.34	$196.52
RevPAR	$165.56	$172.97	$176.24	$176.18	$180.94	$179.62	$180.94

Hotel Revenue	$576,193,751	$611,611,719	$621,671,255	$619,356,266	$635,408,160	$606,668,725	$635,408,160	$65,183
Casino Revenue	461,726,103	438,253,825	459,676,698	492,001,712	379,532,959	360,473,304	379,532,959	$38,934
F&B Revenue	578,021,518	598,992,505	608,876,978	604,859,218	629,566,379	595,230,085	629,566,379	$64,584
Other Revenue	480,778,051	465,818,022	471,735,234	475,323,334	461,787,990	439,510,211	461,787,990(2)	$47,373
Total Revenue	$2,096,719,423	$2,114,676,071	$2,161,960,165	$2,191,540,530	$2,106,295,488	$2,001,882,325	$2,106,295,488	$216,075

Hotel Expense	230,915,708	235,477,994	249,304,637	255,303,612	265,201,312	257,963,997	265,201,312	$27,206
Casino Expense	253,918,628	213,245,938	229,109,011	226,996,812	223,320,361	221,472,073	223,320,361	$22,909
F&B Expense	428,952,166	429,128,035	433,970,578	437,033,184	449,487,794	431,691,583	449,487,794	$46,111
Other Expense	349,547,741	323,328,025	322,504,168	316,078,620	304,747,043	287,669,084	304,747,043	$31,263
Total Departmental Expenses	$1,263,334,243	$1,201,179,992	$1,234,888,394	$1,235,412,228	$1,242,756,510	$1,198,796,737	$1,242,756,510	$127,488

Property Maintenance	112,218,119	110,725,189	95,208,961	101,449,888	103,270,469	100,546,661	103,270,469	$10,594
Property Administration(3)	137,822,533	128,394,200	125,525,316	126,382,088	126,766,300	124,473,327	126,766,300	$13,004
Marketing & Advertising	28,265,267	22,728,610	26,584,722	29,655,331	28,082,648	27,654,837	28,082,648	$2,881
Total Undistributed Expenses	$278,305,919	$261,847,999	$247,318,999	$257,487,307	$258,119,417	$252,674,825	$258,119,417	$26,479

Management Fee	46,463,959	59,835,056	53,171,104	56,764,258	57,698,013	55,999,303	57,698,013	$5,919
Real Estate Taxes	16,605,853	16,929,584	15,852,622	17,309,478	18,451,931	18,768,123	18,451,931	$1,893
Insurance	6,711,471	6,110,026	5,691,838	7,197,993	9,189,264	9,350,526	9,189,264	$943
Total Fixed & Other Expenses	69,781,283	82,874,666	74,715,564	81,271,729	85,339,208	104,670,847(5)	85,339,208	$8,755
EBITDAR	$485,297,978	$568,773,414	$605,037,208	$617,369,266	$520,080,353	$486,845,706(6)	$520,080,353	$53,353

FF&E(4)	0	0	0	0	0	0	32,774,592	3,362
Net Cash Flow	$485,297,978	$568,773,414	$605,037,208	$617,369,266	$520,080,353	$486,845,706(6)	$487,305,761	$49,990
(1)	Based on 9,748 guest rooms.
(2)	The most recent available breakout of the Signature Condo-Hotel revenue as a component of Other Revenue was from the November 2019 trailing 12-month period.
(3)	2018 Property Administration expense was adjusted for the Mandalay Bay Property to exclude $21.8 million of one-time business interruption proceeds related to the October 1, 2017 shooting at a country concert in Las Vegas.
(4)	U/W FF&E is based on the 1.5% contractual FF&E reserve based on total net revenues (excluding net revenues associated with the Signature Condo-Hotel development at the MGM Grand Property for which FF&E is not reserved under the Master Lease). With respect to the Mandalay Bay Property, 5.0% FF&E Reserve was underwritten for the revenues associated with the closing date Four Seasons Management Agreement.
(5)	Total Fixed & Other Expenses includes a net combined extraordinary loss from the MGM Grand & Mandalay Bay Properties of approximately $20.6 million during the March 2020 TTM period (primarily comprised of furloughed employee payroll expenses and corporate allocations and net of a combined extraordinary gain of approximately $0.7 million related to a reversal of certain accrued benefit expenses) related to the temporary closure of the MGM Grand & Mandalay Bay Properties following the outbreak of COVID-19. The March 2020 TTM EBITDAR of approximately $486.8 million represents the combined adjusted EBITDAR as calculated per the Master Lease (after taking into account the extraordinary loss add-back for the March 2020 TTM period).
(6)	On May 1, 2020, MGM reported that, as a result of the temporary closure of its domestic properties (which includes the MGM Grand & Mandalay Bay Properties) following the outbreak of COVID-19, its domestic properties (which includes the MGM Grand & Mandalay Bay Properties) were effectively generating no revenue, there were high levels of room and convention cancellation through the third quarter of 2020, and that, following the re-opening of its domestic properties (which includes the MGM Grand & Mandalay Bay Properties), it expected weakened demand in light of consumer fears and general economic uncertainty, among other things. The March 2020 TTM financials presented above reflect the suspension of operations at the MGM Grand & Mandalay Bay Properties from March 17, 2020 through the end of the first calendar quarter of 2020 (although operations at the MGM Grand Property remained suspended until June 4, 2020 when the Property reopened with limited amenities and operations at the Mandalay Bay Shoppes and the Mandalay Bay resort remained suspended through June 24, 2020 and June 30, 2020, respectively, when the Mandalay Bay Property reopened with limited amenities). The Lender UW presented above is based on 2019 financials, which reflects a full-year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties.

Environmental Matters.  Due to the presence of underground storage tanks, the MGM Grand & Mandalay Bay Borrowers purchased, and are required to maintain under the MGM Grand & Mandalay Bay Mortgage Loan agreement, an environmental insurance policy.

The Market. The MGM Grand & Mandalay Bay Properties are located on the Las Vegas Strip in the heart of Las Vegas, Nevada. Visitor volume and airport passenger traffic into the Las Vegas region have more than doubled from 1990 to 2019. In connection with the financial downturn in 2008 and 2009, the Las Vegas market generally experienced a contraction. During 2010, the market began to rebound and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3799 & 3950 South Las Vegas Boulevard Las Vegas, NV Various	Collateral Asset Summary – Loan No. 2 MGM Grand & Mandalay Bay	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 35.5% 4.95x 17.9%

visitation has returned to or near peak levels. McCarran International Airport welcomed 51.5 million passengers in 2019 (surpassing the 2018 passenger count of approximately 49.6 million).

Since 2010, annual convention attendance in Las Vegas has grown by over 2 million people (4.0% CAGR). With an estimated local population of 2.3 million people as of 2019, an additional approximately 42.5 million tourists visiting the metropolitan Las Vegas area annually and recent investment in Las Vegas by major sports leagues, the amount of existing gaming activity has increased steadily since the 2009 trough. In Clark County, gaming revenue has increased approximately 17.2% through 2019 since the gaming revenue trough in 2009.

Market Overview(1)
Category	1990	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
Visitor Volume (thousands)	20,954	36,351	37,335	38,929	39,727	39,668	41,127	42,312	42,936	42,214	42,117	42,524
YoY % Change	NAP	-3.0%	2.7%	4.3%	2.1%	-0.1%	3.7%	2.9%	1.5%	-1.7%	-0.2%	1.0%
Clark County Gaming Revenues ($mm)	$4,104	$8,838	$8,909	$9,223	$9,400	$9,674	$9,554	$9,618	$9,714	$9,979	$10,250	$10,355
YoY % Change	NAP	-9.8%	0.8%	3.5%	1.9%	2.9%	-1.2%	0.7%	1.0%	2.7%	2.7%	1.0%
Hotel / Motel Rooms Inventory	73,730	148,941	148,935	150,161	150,481	150,593	150,544	149,213	149,339	148,896	149,158	149,422
YoY % Change	NAP	6.0%	0.0%	0.8%	0.2%	0.1%	0.0%	-0.9%	0.1%	-0.3%	0.2%	0.2%
Airport Passenger Traffic (thousands)	19,090	40,469	39,757	41,481	41,668	41,857	42,885	45,319	47,368	48,430	49,645	51,538
YoY % Change	NAP	-8.2%	-1.8%	4.3%	0.4%	0.5%	2.5%	5.7%	4.5%	2.2%	2.5%	3.8%
Convention Attendance (thousands)	1,742	4,492	4,473	4,865	4,944	5,107	5,195	5,891	6,311	6,646	6,502	6,649
YoY % Change	NAP	-23.9%	-0.4%	8.8%	1.6%	3.3%	1.7%	13.4%	7.1%	5.3%	-2.2%	2.3%
(1)	Source: Las Vegas Convention and Visitors Authority.

The Las Vegas Strip hotel average occupancy has been approximately 90% over the last three years. The Las Vegas Strip average 2019 occupancy was 90.4% and average 2018 occupancy was 89.5%. The Las Vegas Strip average 2019 ADR of $143.31 increased 3.3% relative to the average 2018 ADR of $138.71.

Historical Occupancy, ADR, RevPAR – Competitive Set
	MGM Grand Resort(1)			Competitive Set(2)(3)			MGM Grand Penetration Factor(2)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
December 31, 2017	92.1%	$181.76	$167.36	92.0%	$181.95	$167.10	100.2%	100.0%	100.3%
December 31, 2018	92.7%	$182.10	$168.76	93.0%	$187.63	$173.66	100.1%	97.4%	97.6%
December 31, 2019	91.4%	$190.29	$173.85	94.0%	$193.23	$181.41	98.7%	98.6%	97.3%
(1)	Source: Historical operating statements.
(2)	Source: Appraisal.
(3)	Includes: The Mirage, New York New York, Luxor, Caesars, Planet Hollywood, and Venetian/Palazzo.

Historical Occupancy, ADR, RevPAR – Competitive Set
	Mandalay Bay Resort(1)			Competitive Set(2)(3)			Mandalay Bay Penetration Factor(2)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
December 31, 2017	90.0%	$206.28	$185.57	92.0%	$177.98	$164.06	98.0%	113.2%	110.9%
December 31, 2018	90.2%	$203.96	$183.96	93.0%	$183.94	$171.13	97.4%	109.2%	106.4%
December 31, 2019	92.8%	$202.98	$188.40	94.0%	$190.09	$178.15	96.6%	108.8%	105.1%
(1)	Source: Historical operating statements.
(2)	Source: Appraisal.
(3)	Includes: The Mirage, New York New York, Luxor, Caesars, Planet Hollywood, and Venetian/Palazzo.

Additional group business is expected to enter the market as a result of the expected delivery of Allegiant Stadium in August 2020 (across the street from the Mandalay Bay Property) which will serve as the home stadium for the Raiders NFL team. Non-gaming revenue in the Las Vegas market was approximately 65% of total revenue in 2019 compared to pre-recession levels of approximately 59% in 2007.

Each of the MGM Grand & Mandalay Bay Properties share the same competitive set. The primary competitive set for the MGM Grand & Mandalay Bay Properties consists of six hotels, which range in size from 2,024 to 7,117 rooms and collectively contain an aggregate 23,058 rooms. According to the appraisal, there are two mega resorts in the construction phase with planned delivery between 2021 and 2022. Resorts World Las Vegas is a 59-story Chinese-themed mega resort under construction the former Stardust Resort and Casino site on the northern Las Vegas Strip with scheduled delivery by summer of 2021 according to the appraisal. The Drew is a 735-foot tall, 75% completed mega casino resort scheduled to be delivered by 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3799 & 3950 South Las Vegas Boulevard Las Vegas, NV Various	Collateral Asset Summary – Loan No. 2 MGM Grand & Mandalay Bay	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 35.5% 4.95x 17.9%

Comparable Properties(1)
Property Name	No. of Rooms	Year Opened	Meeting Space (sq. ft.)	Casino Space (sq. ft.)	Estimated 2019 Occ.	Estimated 2019 ADR	Estimated 2019 RevPAR
MGM Grand(2)	4,998	1993	748,325	177,268	91.4%	$190.29	$173.85
Mandalay Bay(2)	4,750	1999	2,100,000	152,159	92.8%	$202.98	$188.40
The Mirage	3,044	1989	170,000	94,000	94.6%	$178.00	$168.39
New York New York	2,024	1997	30,500	81,000	95.5%	$151.00	$144.21
Luxor	4,397	1993	20,000	120,000	95.0%	$119.00	$113.05
Caesar’s Palace	3,976	1966	300,000	124,200	93.0%	$221.00	$205.53
Planet Hollywood	2,500	2000	20,000	64,500	90.0%	$185.00	$166.50
Venetian/Palazzo	7,117	1999	450,000	335,878	94.6%	$237.00	$224.20
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Source: Underwriting and Borrower Sponsor provided information.

Property Management.  The MGM Grand & Mandalay Bay Properties are currently managed by the MGM Tenant and/or the applicable MGM/Mandalay Operating Subtenant, and there are no management agreements currently in effect with the Borrowers and, other than the management agreement with respect to the Four Seasons hotel and the management agreement with respect to certain signature hotel units (which, for the avoidance of doubt, are not part of the MGM Grand & Mandalay Bay Properties), for which management fees related thereto are included as part of the collateral, there are no management agreements currently in effect with respect to the MGM Grand & Mandalay Bay Properties.

Lockbox / Cash Management.  The MGM Grand & Mandalay Bay Whole Loan is subject to a hard lockbox with springing cash management. Amounts on deposit in the lockbox account will be disbursed to the Borrower’s operating account in accordance with the clearing account agreement. After the occurrence and during the continuation of a MGM Grand & Mandalay Bay Trigger Period (as defined below), the Borrowers will establish a cash management account and, at least two times per week, the clearing account bank will sweep funds from the lockbox accounts into the cash management account in accordance with the clearing account agreement and the cash management bank will apply funds on deposit in the order of priority described in the MGM Grand & Mandalay Bay Whole Loan documents, with the remaining excess cash flow (the “Excess Cash Flow Reserve”) to be held as additional collateral for the MGM Grand & Mandalay Bay Whole Loan (and, after the ARD, all amounts in the Excess Cash Flow Reserve account will be used to pay the monthly additional interest amount and applied to the principal of the MGM Grand & Mandalay Bay Whole Loan).

A “MGM Grand & Mandalay Bay Trigger Period” means a period (A) commencing upon the occurrence of any of the following: (i) the Debt Service Coverage Ratio (“DSCR”) falling below 2.50x (the “DSCR Threshold”) for two consecutive quarters (a “DSCR Trigger”), (ii) the MGM Tenant is subject to a bankruptcy action (an “OpCo Bankruptcy”), (iii) an event of default under the MGM Grand & Mandalay Bay Whole Loan has occurred and is continuing (an “EOD Trigger”), (iv) an OpCo Trigger Event (as defined below) or (v) the Borrowers fail to repay the MGM Grand & Mandalay Bay Whole Loan in full on or before the ARD and (B) terminating upon (i) in the event of a DSCR Trigger, either such time that the DSCR exceeds the DSCR Threshold for two consecutive quarters or the Borrowers make voluntary prepayments of the MGM Grand & Mandalay Bay Whole Loan in accordance with the terms of the MGM Grand & Mandalay Bay Whole Loan documents in amounts necessary to achieve a DSCR greater than or equal to the DSCR Threshold (without any obligation to wait two consecutive quarters), (ii) in the event of an OpCo Bankruptcy, the assumption of the Master Lease in such bankruptcy proceeding or the replacement of the MGM Tenant as provided in the MGM Grand & Mandalay Bay Whole Loan documents (or in the event the Master Lease is terminated and not replaced, the DSCR is equal to or greater than the DSCR Threshold or the Borrowers make voluntary prepayments of the MGM Grand & Mandalay Bay Whole Loan in accordance with the terms of the MGM Grand & Mandalay Bay Whole Loan documents in amounts necessary to achieve a DSCR greater than or equal to the DSCR Threshold (without any obligation to wait two consecutive quarters)), (iii) in the event of an OpCo Trigger Period, any OpCo Trigger Event Cure (as defined below) and (iv) in the event of an EOD Trigger, no other events of default exist and are continuing and the mortgage lender will have accepted a cure by the Borrowers of such event of default. For the avoidance of doubt, in no instance will an MGM Grand & Mandalay Bay Trigger Period caused by the failure of the Borrowers to repay the MGM Grand & Mandalay Bay Whole Loan in full on or before the ARD be capable of being cured or deemed to expire.

An “OpCo Trigger Event” means the occurrence and continuance of all of the following conditions simultaneously: (i) an event of default under the Master Lease has occurred and is continuing; (ii) (x) the managing member of the Joint Venture is an affiliate of the Borrowers other than MGP or MGP OP that is controlled by MGP or MGP OP and (y) MGP OP is controlled by MGM and (iii) such managing member is permitted under the terms of the Joint Venture agreement to take any of the following actions without the consent of (x) BCORE Windmill Parent LLC (the member of the Joint Venture that is affiliated with BREIT OP) (a) granting any consent, approval or wavier or making any election under the Master Lease, Lease Guaranty or other related lease documents, (b) entering into any amendment, supplement or modification to the Master Lease, Lease Guaranty or other related lease documents, or (c) declaring an event of default under the Master Lease, Lease Guaranty or other related lease documents or (y) if applicable, a Qualified Transferee (as defined in the MGM Grand & Mandalay Bay Whole Loan documents) that is not an affiliate of MGM Tenant which owns a 15% or greater direct and/or indirect interest in the Borrowers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3799 & 3950 South Las Vegas Boulevard Las Vegas, NV Various	Collateral Asset Summary – Loan No. 2 MGM Grand & Mandalay Bay	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 35.5% 4.95x 17.9%

“Lease Guaranty” means that certain Guaranty of Lease Documents dated as of February 14, 2020, made by MGM in favor of the Borrowers.

An “OpCo Trigger Event Cure” means, as applicable, (i) the Borrowers have provided evidence to the mortgage lender of the cure of the event of default under the Master Lease, (ii) the Borrowers have waived the event of default under the Master Lease, provided that such waiver was approved by the mortgage lender, or (iii) in the event that the event of default results in the termination of the Master Lease, either (a) (I) the Borrowers and MGM Tenant have entered into a new lease on terms and conditions substantially similar to those contained in the Master Lease as of the origination of the MGM Grand & Mandalay Bay Whole Loan and (II) the Master Lease opinion delivery requirements have been satisfied, or (b) after giving effect to the termination of the Master Lease the DSCR is equal to or greater than 2.50x for two consecutive quarters or the Borrowers make voluntary prepayments in accordance with the terms of the MGM Grand & Mandalay Bay Whole Loan documents in an amount necessary to achieve a DSCR equal to or greater than 2.50x.

Initial and Ongoing Reserves.  At loan origination, the Borrowers were not required to deposit any initial reserves. For so long as the MGM Grand & Mandalay Bay Properties are subject to the Master Lease, there are no ongoing reserves required under the MGM Grand & Mandalay Bay Whole Loan documents.

Under the Master Lease, the MGM Tenant is obligated to make monthly deposits of 1.50% of net revenues at an eligible institution to be used for FF&E and qualifying capital expenditures (the “OpCo FF&E Reserve Account”). MGM Tenant granted the Borrowers a security interest in the OpCo FF&E Reserve Account, and the Borrowers collaterally assigned the Borrowers’ security interest in the OpCo FF&E Reserve Account to the mortgage lender.

Real Estate Taxes Reserve. For so long as the MGM Grand & Mandalay Bay Properties are subject to the Master Lease, no reserves for real estate taxes are required under the loan documents. If the MGM Grand & Mandalay Bay Properties are not subject to the Master Lease, solely if a MGM Grand & Mandalay Bay Trigger Period is in effect, the loan documents provide for ongoing monthly reserves for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next 12 months at least 30 days prior to their respective due dates. Notwithstanding the foregoing, the requirement for such monthly reserves will be reduced dollar for dollar by any taxes paid or reserved for by a brand manager or casino operator pursuant to a brand management or casino management agreement relating to the MGM Grand & Mandalay Bay Properties.

Insurance Reserve. For so long as the MGM Grand & Mandalay Bay Properties are subject to the Master Lease, no reserves for insurance premiums are required under the loan documents. If the MGM Grand & Mandalay Bay Properties are not subject to the Master Lease, solely if a MGM Grand & Mandalay Bay Trigger Period is in effect, the loan documents provide for ongoing monthly reserves for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of the insurance policies at least 30 days prior to the expiration thereof. Notwithstanding the foregoing, the requirement for such monthly reserves will be reduced dollar for dollar by any insurance premiums paid or reserved for by a brand manager or casino operator pursuant to a brand management or casino management agreement relating to the MGM Grand & Mandalay Bay Properties. In addition, such monthly reserves will not be required so long as (i) no event of default is continuing, and (ii) the insurance coverage for the MGM Grand & Mandalay Bay Properties are included in a blanket policy reasonably acceptable to the lender.

Replacement Reserve. For so long as the MGM Grand & Mandalay Bay Properties are not subject to the Master Lease, (i) on each Payment Date during a MGM Grand & Mandalay Bay Trigger Period, the Borrowers will be required to make a deposit equal to (a) 4.0% of net revenue from guest rooms and Borrower-managed food and beverage operations and (b) 0.5% of all other net revenue (other than non-recurring items), in each case for the calendar month that is two months prior to the calendar month in which the applicable deposit to the replacement reserve fund is to be made (the sum of (a) and (b), the “Replacement Reserve Monthly Deposit”), and (ii) if a MGM Grand & Mandalay Bay Trigger Period does not exist, on the first Payment Date of each calendar quarter, an amount equal to the lesser of (x) the Replacement Reserve Current Year Lookback Deficiency and (y) the Replacement Reserve Five Year Lookback Deficiency (as defined below) (the lesser of (x) and (y), the “Replacement Reserve Quarterly Deposit”), provided that for so long as any individual Property is managed by (x) a Brand Manager pursuant to a brand management agreement and/or (y) a casino operator pursuant to a casino management agreement, the amounts required to be funded as a Replacement Reserve Monthly Deposit or a Replacement Reserve Quarterly Deposit will be reduced on a dollar-for-dollar basis by any amounts deposited into a manager account for replacements, PIP work or brand mandated work for the applicable calendar months as set forth in the annual budget and required pursuant to the terms of the brand management agreement and/or casino management agreement if the Borrowers deliver evidence reasonably satisfactory to the mortgage lender that such deposit has been made.

“Replacement Reserve Current Year Lookback Deficiency” means an amount equal to (x) the aggregate amount of Replacement Reserve Monthly Deposits which would have been funded from the beginning of the then calendar year to the date of determination had a MGM Grand & Mandalay Bay Trigger Period been in effect for the entirety of such period less (y) the sum of (1) the aggregate amount expended on replacements, PIP work and brand mandated work during such calendar year to date and (2) the aggregate amount funded into the Replacement Reserve Fund during such calendar year to date; provided, if the foregoing calculation results in a negative number, the Replacement Reserve Current Year Lookback Deficiency will be deemed to be zero.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3799 & 3950 South Las Vegas Boulevard Las Vegas, NV Various	Collateral Asset Summary – Loan No. 2 MGM Grand & Mandalay Bay	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 35.5% 4.95x 17.9%

“Replacement Reserve Five Year Lookback Deficiency” means (i) zero, with respect to any period before December 31, 2024, and (ii) from and after January 1, 2025, an amount equal to (x) 4.0% of net revenue from guest rooms and Borrower-managed food and beverage operations and 0.5% of all other net revenues (other than non-recurring items) during the Replacement Reserve Five Year Lookback Period (as defined below) less (y) the sum of (1) the aggregate amount expended on replacements, PIP Work and brand mandated work during the Replacement Reserve Five Year Lookback Period (including amounts expended by MGM Tenant pursuant to the express terms and conditions of the Master Lease) and (2) the aggregate amounts funded into the Replacement Reserve Fund during such Replacement Reserve Five Year Lookback Period; provided, if the foregoing calculation results in a negative number, the Replacement Reserve Five Year Lookback Deficiency will be deemed to be zero.

“Replacement Reserve Five Year Lookback Period” means each five (5) year period (on a rolling basis) with the first period commencing on January 1, 2020 and expiring on December 31, 2024 and the second period commencing on January 1, 2021 and expiring on December 31, 2025.

Current Mezzanine or Subordinate Indebtedness. In addition to the MGM Grand & Mandalay Bay Mortgage Loan, the MGM Grand & Mandalay Bay Properties also secure the MGM Grand & Mandalay Bay Senior Notes not included in the DBJPM 2020-C9 securitization trust, which have an aggregate Cut-off Date principal balance of $1,569,200,000, and the MGM Grand & Mandalay Bay Junior Notes (which have an aggregate Cut-off Date principal balance of $1,365,800,000). The MGM Grand & Mandalay Bay Senior Notes not included in the DBJPM 2020-C9 trust and the MGM Grand & Mandalay Bay Junior Notes accrue interest at the same rate as the MGM Grand & Mandalay Bay Mortgage Loan. The MGM Grand & Mandalay Bay Mortgage Loan is entitled to payments of interest and principal on a pro rata and pari passu basis with the MGM Grand & Mandalay Bay Senior Notes not included in the DBJPM 2020-C9 securitization trust. The MGM Grand & Mandalay Bay Mortgage Loan and the MGM Grand & Mandalay Bay Senior Notes not included in the DBJPM 2020-C9 securitization trust are generally senior to the MGM Grand & Mandalay Bay Junior Notes.

Future Mezzanine or Subordinate Indebtedness Permitted. The MGM Grand & Mandalay Bay Borrowers have a one-time right to borrow a mezzanine loan subordinate to the MGM Grand & Mandalay Bay Whole Loan (“Mezzanine Loan”), subject to credit and legal criteria specified in the MGM Grand & Mandalay Bay Whole Loan documents, including, without limitation: (i) a combined maximum loan to value ratio (based on appraisals ordered by the lender in connection with the closing of the Mezzanine Loan and calculated based on the outstanding principal balance of the MGM Grand & Mandalay Bay Whole Loan and the initial principal amount of the Mezzanine Loan) of 67.0%, (ii) a debt service coverage ratio at the closing of the Mezzanine Loan at least equal to 4.81x, in each case, inclusive of the additional mezzanine debt and (iii) an intercreditor agreement reasonably satisfactory to the lender. The lender’s receipt of a rating agency confirmation will not be required in connection with the Mezzanine Loan.

Notwithstanding the foregoing, (1) during a MGM Grand & Mandalay Bay Trigger Period (and for so long as no event of default has occurred and is continuing), in the event that the Mezzanine Loan (or any portion thereof) is directly or indirectly or beneficially owned by the MGM Grand & Mandalay Bay Borrowers, mezzanine borrower or a “broad affiliate” (as defined in the MGM Grand & Mandalay Whole Loan documents) of the Borrowers or mezzanine borrower (an “Affiliated Mezzanine Lender”), in no instance will the Affiliated Mezzanine Lender be permitted to receive late charges, principal (other than the pro rata prepayment of the Mezzanine Loan upon the release of an individual Property or prepayment of the MGM Grand & Mandalay Bay Whole Loan in accordance with the terms and conditions of the MGM Grand & Mandalay Bay Whole Loan documents and the Mezzanine Loan documents) or interest at the default rate, even if an event of default has occurred and is continuing under the Mezzanine Loan and such Affiliated Mezzanine Lender will only be permitted to receive interest at the non-default rate on a monthly basis, (2) during a MGM Grand & Mandalay Bay Trigger Period (and for so long as no event of default has occurred and is continuing under the MGM Grand & Mandalay Bay Whole Loan documents), for so long as the whole Mezzanine Loan is not directly or indirectly or beneficially owned by an Affiliated Mezzanine Lender, the mezzanine lender will receive on a monthly basis interest at the non-default rate and, if an event of default has occurred and is continuing under the Mezzanine Loan, funds sufficient to pay any other amounts then due under the Mezzanine Loan and the Mezzanine Loan documents (other than the payment of the outstanding principal amount of the Mezzanine Loan on the maturity date of the Mezzanine Loan whether on the scheduled date for such payment or earlier due to an acceleration of the Mezzanine Loan) and (3) after the ARD, in no instance will any mezzanine lender be permitted to receive any payments whatsoever.

Partial Release. So long as no event of default has occurred and is continuing (other than as set forth below), the Borrowers may at any time release an individual Property from the MGM Grand & Mandalay Bay Whole Loan by prepaying the applicable Release Percentage (as defined below) of the ALA of the subject individual Property (including any yield maintenance premium, if required), and subject to the terms and conditions in the MGM Grand & Mandalay Bay Whole Loan documents, including, without limitation: (i) the DSCR after giving effect to such release is at least equal to 4.81x; (ii) continued compliance with the single purpose entity requirements contained in the MGM Grand & Mandalay Bay Whole Loan documents; (iii) payment to an agent or servicer of the then current and customary fee by such persons for such releases in an amount not to exceed $2,000.00 and any reasonable legal fees or other out-of-pocket costs incurred by the lender to effect the release and any applicable prepayment premiums (provided the legal fees may not exceed $10,000.00); (iv) payment of all recording charges, filing fees, taxes or other similar expenses payable in connection therewith; (v) if the MGM Grand & Mandalay Bay Whole Loan is securitized in a REMIC trust, compliance with applicable REMIC requirements relating to the REMIC 125% LTV test for release which may be satisfied by delivery of any of the following if permitted by REMIC requirements: an existing or updated appraisal, a broker’s price opinion or other written determination of value using a commercially reasonable valuation method, in each case satisfactory to the lender, but will be based solely on the value of real property and will exclude personal property and going-concern

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3799 & 3950 South Las Vegas Boulevard Las Vegas, NV Various	Collateral Asset Summary – Loan No. 2 MGM Grand & Mandalay Bay	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 35.5% 4.95x 17.9%

value; and (vi) if the Property is subject to the Master Lease, the Borrowers removing the released individual Property from the Master Lease and entering into a new triple-net lease with respect to the remaining individual Property on substantially the same terms as the Master Lease (collectively, the “Release Conditions”).

“Release Percentage” means, with respect to any individual Property, 105.0% until such time as the outstanding principal balance of the MGM Grand & Mandalay Bay Whole Loan is reduced to $2,250,000,000 (the “Release Percentage Threshold”), and 110.0% thereafter. In calculating the Release Amount for an individual Property, the Release Percentage may initially be one hundred and five percent (105%) until the application of a portion of such prepayment would reach the Release Percentage Threshold and with respect to any remaining prepayment for such individual Property, the Release Percentage would be one hundred and ten percent (110%).

Notwithstanding the foregoing, in the event that the DSCR following the release would not satisfy the DSCR requirement in clause (i) of the Release Conditions, and such release is in connection with an arms’ length transaction with an unrelated third party, the Borrowers will be permitted to release the subject Property and the amount that will be required to be prepaid (or defeased) in connection with such Release will equal the greater of (I) the Release Percentage of the ALA for such individual Property, together with, to the extent the release does not occur in connection with a partial defeasance, any yield maintenance premium required (if any) and (II) the lesser of (x) one hundred percent (100.0%) of the net sales proceeds for the sale of such individual Property (net of reasonable and customary closing costs associated with the sale of such individual Property) and (y) an amount necessary to, after giving effect to such release of the individual Property, achieve the DSCR requirement in the preceding paragraph.

The Borrowers may release any defaulting individual Property, without the payment of any yield maintenance premium, in order to cure a default or an event of default related to such individual Property, subject to the satisfaction of other terms and conditions in the MGM Grand & Mandalay Bay Whole Loan documents (including, without limitation, Release Conditions (other than clause (i))) (a “Default Release”). In addition, the Borrowers may release an individual Property (including to an affiliate) if the estimated net proceeds following any casualty or condemnation at such individual Property will be equal to or greater than (x) 25.0% of its allocated whole loan amount, or (y) 5.0% of its ALA (subject to the satisfaction of other terms and conditions in the MGM Grand & Mandalay Bay Whole Loan documents) upon satisfaction of clauses (iii), (iv) and (v) of the Release Conditions above and prepayment of the MGM Grand & Mandalay Bay Whole Loan in an amount equal to the net proceeds (up to an amount equal to the Release Percentage) for such individual Property (a “Special Release”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 3 BX Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 39.6% 3.57x 12.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 3 BX Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 39.6% 3.57x 12.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 3 BX Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 39.6% 3.57x 12.8%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Credit Assessment
(Fitch/KBRA/Moody’s)(10):	BBB-sf / BBB(sf) / Baa3(sf)
Borrower Sponsor(1):	BREIT Industrial Holdings LLC
Borrowers(2):	Various
Original Balance(3):	$50,000,000
Cut-off Date Balance(3):	$50,000,000
% by Initial UPB:	7.9%
Interest Rate(4):	3.55000%
Payment Date:	9th of each month
First Payment Date:	June 9, 2020
Maturity Date:	October 9, 2026
Amortization:	Interest Only
Additional Debt(3)(5):	$272,400,000 Pari Passu Debt; $72,600,000 B-Note; $110,000,000 C-Notes; $45,000,000 D-Note $99,427,615 Floating Rate Debt
Call Protection(6):	YM1(70), O(7)
Lockbox / Cash Management:	Hard / Springing

Reserves(7)
	Initial	Monthly	Cap
Taxes:	$0	Springing	NAP
Insurance:	$0	Springing	NAP
Replacement:	$0	Springing	(7)
TI/LC:	$4,048,428	Springing	(7)
Ground Rent	$0	Springing	NAP
Property Information
Single Asset / Portfolio:	Portfolio of 68 Properties
Property Type:	Various
Collateral:	Fee Simple / Leasehold
Location:	Various
Year Built / Renovated:	Various / Various
Total Sq. Ft.:	11,097,713
Property Management:	Link Industrial Management LLC
Underwritten NOI(8):	$48,898,094
Underwritten NCF(8):	$45,568,781
Appraised Value(8)(9):	$960,750,000
Appraisal Date:	Various

Historical NOI
Most Recent NOI:	$50,958,160 (T-12 March 31, 2020)
2019 NOI:	$48,315,634 (December 31, 2019)
2018 NOI:	$42,169,941 (December 31, 2018)
2017 NOI:	$43,221,019 (December 31, 2017)

Historical Occupancy
Most Recent Occupancy:	87.3% (March 31, 2020)
2019 Occupancy:	92.4% (December 31, 2019)
2018 Occupancy:	89.4% (December 31, 2018)
2017 Occupancy:	84.7% (December 31, 2017)

Financial Information(3)(4)(8)
Tranche (Fixed Rate)	Cut-off Date Balance	Tranche (Floating Rate)	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$50,000,000	$99,427,615 Floating Rate Debt
Pari Passu Notes	$272,400,000
Total Senior Fixed Rate Notes	$322,400,000		$34 / $34	39.6% / 39.6%	3.83x / 3.57x	12.8% / 12.0%	12.8% / 12.0%
B-Note	$72,600,000		$42 / $42	48.5% / 48.5%	3.13x / 2.92x	10.5% / 9.8%	10.5% / 9.8%
C-Notes	$110,000,000		$54 / $54	62.1% / 62.1%	2.45x / 2.28x	8.2% / 7.6%	8.2% / 7.6%
D-Note	$45,000,000		$59 / $59	67.6% / 67.6%	2.25x / 2.09x	7.5% / 7.0%	7.5% / 7.0%
Whole Loan	$649,427,615		$59 / $59	67.6% / 67.6%	2.25x / 2.09x	7.5% / 7.0%	7.5% / 7.0%
(1)	The borrower sponsor is affiliated with the borrowers of the mortgage loan identified on Annex A-1 to the Preliminary Prospectus as MGM Grand & Mandalay Bay, which has a Cut-off Date Balance of $50.00 million.
(2)	Please see “The Borrowers / Borrower Sponsor” herein.
(3)	The BX Industrial Portfolio Loan (as defined below) is part of a whole loan (the “BX Industrial Portfolio Whole Loan”) evidenced by 13 notes, with an aggregate outstanding principal balance as of the Cut-off Date of approximately $649.4 million. The BX Industrial Portfolio Whole Loan is split between (i) a 17-month revolving floating rate loan with five, one-year extension options (the “BX Industrial Portfolio Floating Rate Loan”) with an aggregate Cut-off Date principal balance of approximately $99.4 million, and (ii) a 77-month fixed rate componentized loan (the “BX Industrial Portfolio Fixed Rate Loan”) comprised of (A) a senior fixed rate loan (the “BX Industrial Portfolio Senior Fixed Rate Loan”), with an aggregate Cut-off Date principal balance of $322.4 million evidenced by eight A-Notes, and (B) a subordinate fixed rate loan (the “BX Industrial Portfolio Subordinate Fixed Rate Loan”), with an aggregate Cut-off Date principal balance of $227.6 million, evidenced by Note A-1-B, Note A-1-C-1 and Note A-1-C-2, and Note A-1-D, each of which is subordinate to all notes with a prior alphabetical designation. The BX Industrial Portfolio Senior Fixed Rate Loan is senior to the BX Industrial Portfolio Subordinate Fixed Rate Loan. The interest rate on the BX Industrial Portfolio Floating Rate Loan is LIBOR plus a spread of 1.45000%. The financial information presented in the table above relating to the Senior Fixed Rate Notes reflects the BX Industrial Portfolio Senior Fixed Rate Loan and approximately $58.283 million of the Cut-off Date balance of the BX Industrial Portfolio Floating Rate Loan (which is assumed to pay pro rata with the BX Industrial Portfolio Senior Fixed Rate Loan). The financial information above related to the B-Note, C-Notes and D-Note calculations, include a pro-rata Cut-off Date Balance of the BX Industrial Portfolio Floating Rate Loan for each respective note. For purposes of the debt service coverage ratio calculations above and herein, LIBOR is assumed to be 0.50000%. See “The Loan” and “Current Mezzanine or Subordinate Indebtedness” herein.
(4)	Interest Rate is reflective of BX Industrial Portfolio Fixed Rate Loan interest rate. The applicable interest rate for the BX Industrial Portfolio Floating Rate Loan is LIBOR (subject to a floor of 0.00000%) plus a spread of 1.45000%. For purposes of all calculations herein, LIBOR is assumed to be 0.50000%. Based on the LIBOR Cap of 4.00000%, the BX Industrial Portfolio Whole Loan NOI DSCR and NCF DSCR are 1.93x and 1.80x, respectively.
(5)	See “Current Mezzanine or Subordinate Indebtedness" herein.
(6)	All voluntary prepayments are required to be allocated to the BX Industrial Portfolio Floating Rate Loan until repaid in full, and then to the BX Industrial Portfolio Fixed Rate Loan. The first $57.8 million of the BX Industrial Portfolio Floating Rate Loan may be prepaid without any yield maintenance premium or prepayment fee.
(7)	See “Initial and Ongoing Reserves” herein.
(8)	All NOI, NCF and occupancy information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus, and the economic disruption resulting from measures to combat the coronavirus, and all DSCR, LTV and Debt Yield metrics were calculated, and the BX Industrial Portfolio Whole Loan was underwritten, based on such prior information. See "Risk Factors- Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans" in the Preliminary Prospectus.
(9)	The Appraised Value is based on an aggregate “As-Is” value of the BX Industrial Properties (as defined below).
(10)	Fitch, KBRA and Moody’s provided the listed assessments for the BX Industrial Portfolio Loan in the context of its inclusion in the mortgage pool.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 3 BX Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 39.6% 3.57x 12.8%

The Loan.   The BX Industrial Portfolio mortgage loan (the “BX Industrial Portfolio Loan”) is part of a fixed and floating rate whole loan (the “BX Industrial Portfolio Whole Loan”) secured by the borrowers’ fee simple or leasehold interests in 68 industrial properties totaling approximately 11.1 million sq. ft. (the “BX Industrial Portfolio Property” or “BX Industrial Portfolio Properties”, and the portfolio comprised of all such properties, the “BX Industrial Portfolio”). The BX Industrial Portfolio Whole Loan is evidenced by 13 notes, with an aggregate outstanding principal balance as of the Cut-off Date of approximately $649.4 million. The BX Industrial Portfolio Loan is evidenced by the fixed rate Note A-1-A-3 with an original principal balance and outstanding principal balance as of the Cut-off Date of $50.0 million. The BX Industrial Portfolio Whole Loan is split between (i) a 17-month floating rate loan with five, one-year extension options (the “BX Industrial Portfolio Floating Rate Loan”) with an aggregate Cut-off Date principal balance of approximately $99.4 million, and (ii) a 77-month fixed rate loan (the “BX Industrial Portfolio Fixed Rate Loan”) comprised of (A) a senior fixed rate loan (the “BX Industrial Portfolio Senior Fixed Rate Loan”), with an aggregate Cut-off Date principal balance of $322.4 million evidenced by eight A-Notes, including the BX Industrial Portfolio Loan, and (B) a subordinate fixed rate loan (the “BX Industrial Portfolio Subordinate Fixed Rate Loan”) consisting of a B-Note in the Cut-off Date principal balance of $72.6 million (the “BX Industrial Portfolio B-Note”), two C-Notes in the aggregate Cut-off Date principal balance of $110.0 million (the “BX Industrial Portfolio C-Notes”) and a D-Note in the Cut-off Date principal balance of $45.0 million (the “BX Industrial Portfolio D-Note”), with an aggregate Cut-off Date principal balance of $227.6 million.

The loan documents permit the borrowers to prepay the BX Industrial Portfolio Floating Rate Loan and, subject to the satisfaction of certain conditions set forth in the loan agreement, subsequently re-borrow such amounts pursuant to a request for an additional advance (a “Revolving Advance”)  from the holder of the BX Industrial Portfolio Floating Rate Loan up to the initial principal balance of the BX Industrial Portfolio Floating Rate Loan; provided that prepayments in connection with the following are considered permanent and may not be re-borrowed:  (a) individual BX Industrial Portfolio Property releases, including both regular releases and releases upon an event of default,  (b) mandatory prepayments and/or releases made in connection with casualty or condemnation, (c) prepayments to avoid a cash management period caused by failure to satisfy a debt yield test, (d) a voluntary prepayment for which the borrowers has elected that such prepayment will permanently reduce the available amount of the BX Industrial Portfolio Floating Rate Loan and (e) any prepayment made during the continuance of an event of default.  In the event that the holder of the BX Industrial Portfolio Floating Rate Loan does not fund a Revolving Advance, the loan documents provide that the borrowers may not reduce, discharge or release any obligations due on the BX Industrial Portfolio Fixed Rate Loan via offset of the disputed amount associated with the Revolving Advance.

The BX Industrial Portfolio Fixed Rate Loan has a 77-month interest-only term and will accrue interest at a fixed rate of 3.55000% per annum. The BX Industrial Portfolio Floating Rate Loan has a 17-month interest-only term with five, one-year extension options and will accrue interest at a rate of one-month LIBOR (subject to a floor of 0.00000%) plus a spread of 1.45000% per annum. The BX Industrial Portfolio Whole Loan was primarily used to refinance existing debt secured by the BX Industrial Portfolio Properties, fund upfront reserves and pay closing costs.

The relationship between the holders of the BX Industrial Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The BX Industrial Portfolio Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance (Fixed)	Cut-off Date Balance (Fixed)	Note Holder	Controlling Piece	Cut-off Date Balance (Floating)(4)
A-1-A-1	$80,000,000	$80,000,000	Benchmark 2020-IG3	No(1)	A-2 $99,427,615 Floating Rate Loan
A-1-A-2	70,000,000	70,000,000	Benchmark 2020-B18	No
A-1-A-5, A-1-A-8	37,400,000	37,400,000	JPMDB 2020-COR7	No
A-1-A-3	50,000,000	50,000,000	DBJPM 2020-C9	No
A-1-A-4 A-1-A-6, A-1-A-7	85,000,000	85,000,000	DBRI(2)	No
Senior Fixed Rate Notes	$322,400,000	$322,400,000
A-1-B	72,600,000	72,600,000	Benchmark 2020-IG3 (loan-specific certificates)	No(1)
A-1-C-1, A-1-C-2	110,000,000	110,000,000	Unaffiliated Third Party Investor	No(1)
A-1-D	45,000,000	45,000,000	Unaffiliated Third Party Investor	Yes(1)
Whole Loan(3)	$649,427,615	$649,427,615
(1)	The initial controlling note is the BX Industrial Portfolio A-1-D note, so long as no control appraisal period with respect to the A-1-D note is continuing. If and for so long as a control appraisal period with respect to the A-1-D note has occurred and is continuing, then the controlling notes will be the A-1-C-1 and A-1-C-2 notes. If a control appraisal period with respect to the A-1-C-1 and A-1-C-2 notes has occurred and is continuing, then the controlling note will be the A-1-B note. If a control appraisal period with respect to the A-1-B note has occurred and is continuing, then the controlling note will be the A-1-A-1 note. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loan—The BX Industrial Portfolio Whole Loan” in the Preliminary Prospectus.
(2)	Expected to be contributed to one or more future securitization transactions.
(3)	The Whole Loan amount represents the sum of the balances of the BX Industrial Portfolio Floating Rate Loan and the BX Industrial Portfolio Fixed Rate Loan.
(4)	Note A-2 is held by Deutsche Bank AG, London Branch.

Sources and Uses. In November 2019, Blackstone Group acquired assets from three Global Logistics Properties (“GLP”) funds for a total purchase price of $18.7 billion. The overall acquisition encompasses approximately 179.0 million SF of urban, infill logistics assets located across the United States. The acquisition of industrial assets from GLP (including properties that are part of the BX Industrial

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 3 BX Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 39.6% 3.57x 12.8%

Portfolio) by certain Blackstone entities includes, among other things, the following (i) an acquisition purchase price of approximately $10.6 billion, (ii) total transaction closings costs of approximately $543.6 million and (iii) approximately $2.6 billion of borrower sponsor equity. The BX Industrial Portfolio Whole Loan is a refinance of part of the existing debt used to finance the overall acquisition.

The Borrowers / Borrower Sponsors. The borrowers, listed in Annex-A-1 to the Preliminary Prospectus, are each a single purpose Delaware limited liability company structured to be bankruptcy remote with two independent directors in the organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the BX Industrial Portfolio Whole Loan. The borrower sponsor and nonrecourse carve-out guarantor is BREIT Industrial Holdings LLC, an affiliate of the Blackstone Group, L.P. The liability of the non-recourse carveout guarantor in the event of a bankruptcy action by or against the related borrowers or guarantor is limited to 10% of the then-outstanding principal balance of the BX Industrial Portfolio Whole Loan, plus the enforcement cost relating to such bankruptcy action. In addition, for so long as the borrowers maintains the environmental insurance policy required under the loan agreement, the non-recourse carveout guarantor will have no liability under the related environmental indemnity agreement, and such guarantor’s liability relating to the borrowers’ failure to maintain the environmental insurance policy is capped at the amount of coverage required for such policy.

The Blackstone Group, L.P. (NYSE: BX) is an investment firm with approximately $538 billion of assets under management as of March 31, 2020 across real estate funds, private equity funds, credit businesses and hedge fund solutions. Blackstone Group’s Real Estate group was founded in 1991 and has over $161 billion of real estate assets under management. The global team consists of over 550 Blackstone Real Estate professionals around the world, with both investments and people in North America, Europe, Asia, and Latin America.

The Property. The BX Industrial Portfolio consists of 68 industrial properties totaling approximately 11.1 million sq. ft. located throughout 11 states. The largest state concentrations are in Virginia (25.1% of total net rentable area, 28.7% of U/W Base Rent) and Illinois (23.2% of total net rentable area, 22.8% of U/W Base Rent), with no other state comprising more than 10.7% of the total net rentable area or more than 14.0% of the U/W Base Rent. On a property level, no single BX Industrial Portfolio Property comprises more than 6.8% of the allocated loan amount or more than 6.0% of the U/W Base Rent. In addition, five of the BX Industrial Portfolio Properties are leased fee and account for 1.9% of the total allocated loan amount. These five properties are not included in square footage calculations and do not comprise any U/W Base Rent.

As of March 31, 2020, the BX Industrial Portfolio was 87.3% leased to over 125 tenants with no single tenant accounting for more than 6.3% of the BX Industrial Portfolio’s net rentable area. The BX Industrial Portfolio’s ten largest tenants comprise 33.6% of net rentable area and 29.7% of the U/W Base Rent. The top three tenants in the BX Industrial Portfolio, which comprise 15.8% of total net rentable area and 16.0% of U/W Base Rent, have an investment grade credit rating.

COVID-19 Update. As of August 6, 2020, the BX Industrial Portfolio Properties have remained open. For June and July of 2020, tenants representing approximately 98.7% and 94.7% of the net rentable area, respectively, have paid in rent in-full, with the borrowers having collected approximately 99.2% and 90.7% of the underwritten base rent, respectively. The BX Industrial Portfolio Whole Loan is current through the August 9, 2020 payment date. As of August 9, 2020, the BX Industrial Portfolio Whole Loan is not subject to any modification or forbearance request.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 3 BX Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 39.6% 3.57x 12.8%

Tenant Summary(1)(2)
Tenant	Property Name	Ratings (Moody’s/Fitch/S&P)(3)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent Per Sq. Ft.	% of Total U/W Base Rent	Lease Expiration(4)
Amazon	Various	A2 / A+ / AA-	695,780	6.3%	$4.31	6.1%	Various(5)
DHL	Various	A3 / BBB+ / NR	659,600	5.9%	$4.71	6.3%	7/31/2021
Signify North America Corp	Mountain Top Distribution Center 2	Baa3 / NR / BBB-	400,000	3.6%	$4.48	3.6%	4/30/2022
National Distribution Centers, LLC	251 E Laraway Rd	NR / NR / NR	374,460	3.4%	$3.90	3.0%	6/30/2021
Del Monte Foods, Inc.	Rochelle 1	Caa1 / NR / CCC	312,750	2.8%	$3.09	2.0%	4/30/2021
Wayne/Scott Fetzer Company	Various	NR / NR / NR	308,880	2.8%	$2.15	1.3%	4/30/2023
Qualis Automotive, L.L.C.	1910 International	NR / NR / NR	300,000	2.7%	$3.75	2.3%	10/31/2022
Clarkwestern Dietrich Building Systems LLC	Rochelle 1	NR / NR / NR	266,825	2.4%	$3.63	2.0%	10/14/2028
Ford Motor Company	Shawnee Distribution Center 1	Ba2 / BB+ / BB+	223,200	2.0%	$4.06	1.8%	9/30/2023
Taylor Logistics, Inc.	9756 International	NR / NR / NR	192,000	1.7%	$3.69	1.4%	1/31/2024
Total / Wtd. Avg. Major Tenants			3,733,495	33.6%	$3.94	29.7%
Remaining Tenants			5,956,511	53.7%	$5.84	70.3%
Total / Wtd. Avg. Occupied			9,690,006	87.3%	$5.11	100.0%
Vacant Space			1,407,707	12.7%
Total			11,097,713	100.0%

(1)	Based on the underwritten rent roll as of March 31, 2020.
(2)	The BX Industrial Portfolio includes five leased fee properties that are not included in square footage calculations and do not comprise any U/W Base Rent.
(3)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(4)	There are no termination options associated with the leases of the top 10 tenants at the BX Industrial Portfolio.
(5)	Amazon occupies (i) 475,104 sq. ft. at the 401 E Laraway Rd property with a lease expiration date of July 31, 2025, (ii) 93,048 sq. ft. at the Romeoville Bldg 1 with a lease expiration date of July 31, 2029, (iii) 75,980 sq. ft. at the Diamond Hill 2 property with a lease expiration date of September 30, 2026 and (iv) 51,648 sq. ft. at the 6105 Trenton Ln property with a lease expiration date of May 31, 2025.

Lease Rollover Schedule(1)(2)(3)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM & 2020	22	955,206	8.6%	955,206	8.6%	$5.27	10.2%	10.2%
2021	28	2,232,795	20.1%	3,188,001	28.7%	$4.54	20.5%	30.7%
2022	29	1,688,748	15.2%	4,876,749	43.9%	$5.21	17.8%	48.5%
2023	22	1,649,237	14.9%	6,525,986	58.8%	$5.02	16.7%	65.2%
2024	18	846,761	7.6%	7,372,747	66.4%	$4.55	7.8%	73.0%
2025	10	758,426	6.8%	8,131,173	73.3%	$4.72	7.2%	80.3%
2026	6	275,895	2.5%	8,407,068	75.8%	$5.38	3.0%	83.3%
2027	9	355,367	3.2%	8,762,435	79.0%	$4.84	3.5%	86.7%
2028	11	783,933	7.1%	9,546,368	86.0%	$7.23	11.5%	98.2%
2029	1	93,048	0.8%	9,639,416	86.9%	$5.00	0.9%	99.1%
2030	1	42,822	0.4%	9,682,238	87.2%	$6.65	0.6%	99.7%
2031 &Thereafter	2	7,768	0.1%	9,690,006	87.3%	$18.37	0.3%	100.0%
Vacant	NAP	1,407,707	12.7%	11,097,713	100.0%	NAP	NAP	NAP
Total / Wtd. Avg.	159	11,097,713	100.0%			$5.11	100.0%
(1)	Based on the underwritten rent roll as of March 31, 2020.
(2)	The BX Industrial Portfolio includes five leased fee properties that are not included in square footage calculations and do not comprise any U/W Base Rent.
(3)	Certain tenants may have lease termination options that are not reflected in the Lease Rollover Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 3 BX Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 39.6% 3.57x 12.8%

Portfolio Summary – Top 20(1)(2)
Property Name	City, State	Property Sub-Type	Year Built / Renovated	Sq. Ft.	Clear Height	Occupancy	% of Allocated Loan Amount	% of Total U/W Base Rent
Bridgewater Center 1(3)	Bridgewater, NJ	Warehouse/Storage	1951 / 1994	437,117	29	0.5%	6.8%	0.1%
401 E Laraway Rd	Joliet, IL	Warehouse/Distribution	2005 / NAP	475,104	30	100.0%	4.4%	3.7%
Rochelle 1	Rochelle, IL	Warehouse/Distribution	2005 / NAP	579,575	32	100.0%	3.6%	3.9%
350A Salem Church Rd	Mechanicsburg, PA	Warehouse/Distribution	1990 / NAP	405,100	28	100.0%	3.5%	4.0%
Romeoville Bldg 1	Romeoville, IL	Warehouse/Distribution	2016 / NAP	199,924	32	100.0%	3.2%	2.0%
251 E Laraway Rd	Joliet, IL	Warehouse/Distribution	2005 / NAP	374,460	30	100.0%	3.1%	3.0%
7940 Kentucky	Florence, KY	Flex	1992 / NAP	128,077	18	94.7%	3.0%	6.0%
Mountain Top Distribution Center 2	Mountain Top, PA	Warehouse/Distribution	1992 / NAP	400,000	29	100.0%	2.5%	3.6%
Enterprise Parkway	Hampton, VA	Flex	1996 / NAP	402,652	49	76.6%	2.5%	2.2%
Cavalier I	Chesapeake, VA	Warehouse/Distribution	1969 / NAP	300,117	28	77.0%	2.4%	2.6%
1910 International	Hebron, KY	Warehouse/Distribution	1990 / 2004	300,000	24	100.0%	2.2%	2.3%
Glen Dale	Glen Dale, MD	Warehouse/Distribution	1968 / NAP	314,590	21	53.5%	2.0%	1.4%
Romeoville Bldg 2	Romeoville, IL	Warehouse/Distribution	2016 / NAP	199,924	32	30.9%	2.0%	0.8%
Enterprise Distribution Center 1	Independence, KY	Warehouse/Distribution	2005 / NAP	275,000	28	100.0%	1.8%	2.0%
2270 Woodale	Mounds View, MN	Warehouse	1990 / NAP	144,783	22	100.0%	1.8%	2.0%
2950 Lexington Ave South	Eagan, MN	Warehouse/Storage	1979 / NAP	184,545	24	100.0%	1.8%	1.8%
Rivers Bend Center 1B	Chester, VA	Warehouse/Distribution	1998 / NAP	170,800	24	100.0%	1.8%	1.8%
DFW Logistics Center (Bldg 4)	Dallas, TX	Warehouse/Distribution	2018 / NAP	144,000	28	100.0%	1.7%	1.8%
Rivers Bend Center 1C	Chester, VA	Flex	2001 / NAP	158,400	24	100.0%	1.7%	2.5%
Territorial	Bolingbrook, IL	Manufacturing	2001 / NAP	125,448	24	100.0%	1.6%	2.1%
Subtotal				5,719,616			53.4%	49.4%
Remaining Properties				5,378,097			46.6%	50.6%
Total				11,097,713			100.0%	100.0%

(1)	Based on the underwritten rent roll as of March 31, 2020.
(2)	The BX Industrial Portfolio includes five leased fee properties that are not included in square footage calculations and do not comprise any U/W Base Rent. The leased fee properties account for 1.9% of the total allocated loan amount.
(3)	The largest tenant at Bridgewater Center 1 property, Baker & Taylor (410,350 sq. ft.) recently vacated in March 2020. On April 28, 2020, the borrower sponsor executed a 6-month lease with Salson Logistics to occupy 349,054 sq. ft. at a monthly base rent of $289,424 and a lease expiration date of October 31, 2020. The Salson Logistics base rent is not included in the lender’s underwriting.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 3 BX Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 39.6% 3.57x 12.8%

Property Sub-Type Summary(1)(2)
Property Sub-Type	# of Properties	Sq. Ft.	% of Total	Occupancy	Allocated Loan Amount	% of Total	UW Base Rent	% of Total
Warehouse/Distribution	40	8,235,571	74.2%	91.0%	$423,977,413	65.3%	$32,470,428	65.6%
Flex	12	1,344,906	12.1%	90.9%	$95,202,976	14.7%	$10,102,835	20.4%
Warehouse/Storage	3	723,662	6.5%	39.9%	$55,620,377	8.6%	$1,546,381	3.1%
Manufacturing	4	428,799	3.9%	93.7%	$31,666,080	4.9%	$2,910,094	5.9%
Warehouse	2	264,783	2.4%	88.5%	$21,702,184	3.3%	$1,936,291	3.9%
Suburban	1	61,488	0.6%	12.6%	$5,459,669	0.8%	$124,430	0.3%
R&D/Flex	1	38,504	0.3%	100.0%	$3,344,047	0.5%	$387,350	0.8%
Leased Fee	5	NAP	0.0%	0.0%	$12,454,870	1.9%	$0	0.0%
Total	68	11,097,713	100.0%	87.3%	$649,427,615	100.0%	$49,477,809	100.0%
(1)	Based on the underwritten rent roll as of March 31, 2020.
(2)	The BX Industrial Portfolio includes five leased fee properties that are not included in square footage calculations and do not comprise any U/W Base Rent. The leased fee properties account for 1.9% of the total allocated loan amount.

Environmental Matters. The Phase I environmental reports dated from between July 19, 2019 and September 24, 2019 identified recognized environmental conditions at certain of the BX Industrial Portfolio Properties. Please see “Description of the Mortgage Pool- Environmental Considerations” in the Preliminary Prospectus for more information.

The Market. The BX Industrial Portfolio Properties are located throughout 11 states which include the following top five states by sq. ft., Virginia (25.1% of NRA; 28.7% of U/W Base Rent), Illinois (23.2% of NRA; 22.8% of U/W Base Rent), Kentucky (10.7% of NRA; 14.0% of U/W Base Rent), Ohio (10.6% of NRA; 5.5% of U/W Base Rent) and Pennsylvania (9.5% of NRA; 9.9% of U/W Base Rent).

Geographic Summary(1)(2)
State	# of Properties	Sq. Ft.	% of Total	Occupancy	Allocated Loan Amount	% of Total	UW Base Rent	% of Total
VA	19	2,783,855	25.1%	88.6%	$162,083,920	25.0%	$14,178,600	28.7%
IL	14	2,579,841	23.2%	93.6%	$158,603,382	24.4%	$11,279,283	22.8%
KY	8	1,187,058	10.7%	99.4%	$67,870,509	10.5%	$6,921,518	14.0%
OH	6	1,174,650	10.6%	78.0%	$37,603,470	5.8%	$2,743,658	5.5%
PA	4	1,059,600	9.5%	100.0%	$53,914,230	8.3%	$4,898,077	9.9%
MN	7	735,645	6.6%	93.4%	$51,457,379	7.9%	$4,015,681	8.1%
NJ	3	659,117	5.9%	29.4%	$54,187,214	8.3%	$1,614,361	3.3%
TX	4	380,157	3.4%	100.0%	$38,490,666	5.9%	$2,212,521	4.5%
MD	1	314,590	2.8%	53.5%	$13,103,205	2.0%	$707,917	1.4%
KS	1	223,200	2.0%	100.0%	$9,622,666	1.5%	$906,192	1.8%
CA	1	NAP	0.0%	0.0%	$2,490,974	0.4%	$0	0.0%
Total	68	11,097,713	100.0%	87.3%	$649,427,615	100.0%	$49,477,809	100.0%

(1)	Based on the underwritten rent roll as of March 31, 2020.
(2)	The BX Industrial Portfolio includes five leased fee properties that are not included in square footage calculations and do not comprise any U/W Base Rent. The leased fee properties account for 1.9% of the total allocated loan amount.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 3 BX Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 39.6% 3.57x 12.8%

Market Summary(1)(2)
Market	# of Properties	Sq. Ft.	% of Total	Allocated Loan Amount	% of Total	UW Base Rent	Occupancy	Market Rent Per Sq. Ft.(2)	Market Vacancy(2)
South Virginia	19	2,783,855	25.1%	$162,083,920	25.0%	$14,178,600	88.6%	$7.42	3.6%
Chicago	14	2,579,841	23.2%	$158,603,382	24.4%	$11,279,283	93.6%	$7.37	6.1%
Cincinnati	14	2,361,708	21.3%	$105,473,979	16.2%	$9,665,176	88.8%	$5.32	5.2%
Northern NJ	3	659,117	5.9%	$54,187,214	8.3%	$1,614,361	29.4%	$10.12	4.1%
Eastern / Central PA	4	1,059,600	9.5%	$53,914,230	8.3%	$4,898,077	100.0%	$5.78	8.0%
Minneapolis	7	735,645	6.6%	$51,457,379	7.9%	$4,015,681	93.4%	$6.98	3.4%
Dallas/Fort Worth	4	380,157	3.4%	$38,490,666	5.9%	$2,212,521	100.0%	$6.77	6.3%
Washington DC	1	314,590	2.8%	$13,103,205	2.0%	$707,917	53.5%	$12.05	6.1%
Kansas City	1	223,200	2.0%	$9,622,666	1.5%	$906,192	100.0%	$5.43	4.9%
Bay Area	1	NAP	NAP	$2,490,974	0.4%	$0	NAP	NAP	NAP
Total	68	11,097,713	100.0%	$649,427,615	100.0%	$49,477,809	87.3%	$7.01	5.2%

(1)	Based on the underwritten rent roll as of March 31, 2020.
(2)	The BX Industrial Portfolio includes five leased fee properties that are not included in square footage calculations and do not comprise any U/W Base Rent. The leased fee properties account for 1.9% of the total allocated loan amount. The Bay Area Market includes the 273 Industrial Way property which is a leased fee property with no attributable rent or sq. ft.

Top 20 Properties - Submarket Analysis(1)
Property Name	Allocated Loan Amount	% of Total	U/W Base Rent	% of Total	Market(2)	Submarket(2)	Submarket Rent Per Sq. Ft.(2)	Submarket Vacancy(2)
Bridgewater Center 1	$44,155,072	6.8%	$28,567	0.1%	Northern NJ	Central New Jersey Warehouse/Distribution	$7.28	1.9%
401 E Laraway Rd	$28,867,999	4.4%	$1,824,886	7.5%	Chicago	Interstate 80 Corridor	$3.85	10.0%
Rochelle 1	$23,613,068	3.6%	$1,934,972	7.9%	Chicago	Interstate 39 Corridor	$3.08	4.9%
350A Salem Church Rd	$22,521,134	3.5%	$1,972,837	8.1%	Eastern / Central PA	I-81/I-78 Corridor	$4.82	6.8%
Romeoville Bldg 1	$20,542,004	3.2%	$985,726	4.0%	Chicago	Interstate 55	$4.72	9.7%
251 E Laraway Rd	$19,859,546	3.1%	$1,460,394	6.0%	Chicago	Interstate 80 Corridor	$3.85	10.0%
7940 Kentucky	$19,791,300	3.0%	$2,951,805	12.1%	Cincinnati	Florence/Richwood Industrial	$4.02	1.3%
Mountain Top Distribution Center 2	$16,447,253	2.5%	$1,792,000	7.3%	Eastern / Central PA	Mountain Top	$4.95	4.2%
Enterprise Parkway	$15,969,532	2.5%	$1,077,433	4.4%	South Virginia	Copeland	$6.64	1.9%
Cavalier I	$15,764,794	2.4%	$1,272,656	5.2%	South Virginia	Cavalier	$7.51	4.7%
1910 International	$14,195,139	2.2%	$1,125,000	4.6%	Cincinnati	Airport Industrial	$4.51	3.9%
Glen Dale	$13,103,205	2.0%	$707,917	2.9%	Washington DC	Suburban Maryland Industrial	$8.30	8.8%
Romeoville Bldg 2	$12,898,468	2.0%	$396,043	1.6%	Chicago	Interstate 55	$4.72	9.7%
Enterprise Distribution Center 1	$11,943,026	1.8%	$975,150	4.0%	Cincinnati	Florence/Richwood Industrial	$4.02	1.3%
2270 Woodale	$11,670,042	1.8%	$987,996	4.0%	Minneapolis	North Central	$6.69	4.2%
2950 Lexington Ave South	$11,465,305	1.8%	$880,314	3.6%	Minneapolis	South Central	$5.24	4.9%
Rivers Bend Center 1B	$11,397,059	1.8%	$890,195	3.6%	South Virginia	Southeast Richmond	$5.18	3.6%
DFW Logistics Center (Bldg 4)	$11,192,321	1.7%	$885,773	3.6%	Dallas/Fort Worth	DFW Airport Industrial	$4.63	4.4%
Rivers Bend Center 1C	$10,782,846	1.7%	$1,253,768	5.1%	South Virginia	Southeast Richmond	$5.18	3.6%
Territorial	$10,578,108	1.6%	$1,041,051	4.3%	Chicago	Interstate 55	$4.72	9.7%
Total	$346,757,221	53.4%	$24,444,483	100.0%
(1)	Based on the underwritten rent roll as of March 31, 2020.
(2)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 3 BX Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 39.6% 3.57x 12.8%

Cash Flow Analysis.

Cash Flow Analysis(1)
	2017	2018	2019	T-12 3/31/2020	U/W	U/W PSF
Base Rent	$43,755,073	$43,647,125	$50,879,764	$51,531,584	$49,477,809	$4.46
Contractual Rent Steps	0	0	0	0	1,340,873	$0.12
Value of Vacant Space	0	0	0	0	11,899,234	$1.07
Gross Potential Rent	$43,755,073	$43,647,125	$50,879,764	$51,531,584	$62,717,915	$5.65
Total Reimbursement Revenue	14,024,977	14,425,751	16,951,400	16,820,366	17,301,645	$1.56
Other Income	1,961,648	2,043,742	309,016	330,389	99,533	$0.01
Less: Bad Debt/Abatements	(834,770)	(1,307,105)	(1,377,111)	(635,171)	0	$0.00
Less: Vacancy	0	0	0	0	(11,899,234)	($1.07)
Effective Gross Income	$58,906,928	$58,809,513	$66,763,069	$68,047,168	$68,219,859	$6.15
Real Estate Taxes	8,152,906	8,193,458	8,932,002	8,705,953	10,366,547	$0.93
Insurance	656,152	636,196	668,401	665,525	611,507	$0.06
Management Fees	807,687	813,304	1,679,835	789,265	907,868	$0.08
Total Other Expenses	$6,069,165	$6,996,614	$7,167,196	$6,928,265	$7,435,842	$0.67
Total Operating Expenses	$15,685,910	$16,639,572	$18,447,435	$17,089,007	$19,321,765	$1.74
Net Operating Income	$43,221,019	$42,169,941	$48,315,634	$50,958,160	$48,898,094	$4.41
TI/LC	0	0	0	0	2,219,543	$0.20
Capital Expenditures	0	0	0	0	1,109,771	$0.10
Net Cash Flow	$43,221,019	$42,169,941	$48,315,634	$50,958,160	$45,568,781	$4.11

(1)	U/W Base Rent is based on the underwritten rent roll as of March 31, 2020. For avoidance of doubt, no COVID-19 specific adjustments have been incorporated in the lender U/W.

Property Management. The BX Industrial Portfolio Property is managed by Link Industrial Management LLC, an affiliate of the borrowers, and sub-managed by third party sub-managers.

Lockbox / Cash Management.   The BX Industrial Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The borrowers are required to cause all rents to be deposited directly into a lender approved lockbox account. All funds received by such borrowers or the manager are required to be deposited in a lockbox account within two business days following receipt. During the continuance of a Trigger Period (as defined below), all funds on deposit in the lockbox account are required to be swept not less than twice per week into a lender-controlled cash management account and applied on each payment date and disbursed in accordance with the loan agreement. Provided no Trigger Period is continuing, funds on deposit in the lockbox accounts will be disbursed to the borrowers’ operating account.

A “Trigger Period” means a period commencing upon the occurrence of: (i) an event of default under the BX Industrial Portfolio Whole Loan or (ii) a Low Debt Yield Period (as defined below).

A Trigger Period may be cured (a) with respect to clause (i) above, upon the acceptance by the lender of a cure of such event of default, and (b) with respect to clause (ii) above, the Low Debt Yield Period has been cured as set forth below.

A “Low Debt Yield Period” will commence upon (i) the debt yield of the BX Industrial Portfolio Whole Loan being less than 6.50% as of the last day of any calendar quarter during the period up to and including November 9, 2022 and (ii) the debt yield of the BX Industrial Portfolio Whole Loan being less than 6.75% as of the last day of two consecutive calendar quarters at any time after November 9, 2020 (collectively, the “Debt Yield Threshold”), and will end if (i) the BX Industrial Portfolio exceeds the applicable Debt Yield Threshold for two consecutive quarters or (ii) the borrowers make a prepayment such that the debt yield is at least equal to the Debt Yield Threshold in accordance with the terms of the loan agreement.

Initial and Ongoing Reserves.  At loan origination, the borrowers deposited approximately $4,048,428 into a rollover reserve account for existing tenant improvements and leasing costs.

Tax Reserve. On each payment date during the continuance of a Trigger Period, the borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the estimated annual real estate taxes payable during the next 12 months.

Insurance Reserve. On each payment date during the continuance of a Trigger Period, the borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12 of estimated annual insurance premiums.

Replacement Reserve. On each payment date during the continuance of a Trigger Period, the borrowers are required to deposit into a replacement reserve, on a monthly basis, an amount equal to $0.15 per sq. ft. for replacement reserves, subject to a cap of twelve times the monthly deposit amount.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 3 BX Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 39.6% 3.57x 12.8%

Rollover Reserves. On each payment date during the continuance of a Trigger Period, the borrowers are required to deposit $0.35 per sq. ft. into a rollover reserve for tenant improvements and leasing commissions, subject to a cap of twelve times the monthly deposit amount.

Ground Rent Reserves. On each payment date during the continuance of a Trigger Period, the borrowers are required to deposit the applicable ground rent amount required under the ground leases into a ground rent reserve.

Current Mezzanine or Subordinate Indebtedness. The BX Industrial Portfolio Subordinate Fixed Rate Loan is comprised of (i) the BX Industrial Portfolio B-Note in the amount of $72.6 million, the BX Industrial Portfolio C-Notes in the amount of $110.0 million and the BX Industrial Portfolio D-Note in the amount of $45.0 million. The BX Industrial Portfolio B-Note will accrue interest at a fixed rate of 3.55000% per annum. The BX Industrial Portfolio C-Notes will accrue interest at a fixed rate of 3.55000% per annum and were sold to an unaffiliated third party investor. The BX Industrial Portfolio D-Note will accrue interest at a fixed rate of 3.55000% per annum and was sold to an unaffiliated third party investor.

For additional information, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The BX Industrial Portfolio Whole Loan” in the Preliminary Prospectus.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. The borrowers are permitted to prepay a portion of the BX Industrial Portfolio Floating Rate Loan in an aggregate amount not to exceed $57,800,000 at any time without a spread maintenance payment. Any voluntary prepayment will first be allocated to the BX Industrial Portfolio Floating Rate Loan until it is prepaid in full and then to the BX Industrial Portfolio Fixed Rate Loan.

The borrowers may obtain the release of an individual property upon, among other terms and conditions outlined in the loan documents, (i) prepayment by the borrowers of the Adjusted Release Amount (as defined below) for the individual property to be released, (ii) no event of default is continuing; (iii) the debt yield with respect to the remaining properties following the release must be equal to or greater than the greater of (1) 7.5% and (2) the lesser of (a) the debt yield immediately prior to such release and (b) 8.5%, and (iv) satisfaction of REMIC related conditions. Any such prepayment allocable to the BX Industrial Portfolio Floating Rate Loan prior to October 9, 2020, will require a spread maintenance premium equal to the product of (x) 1.450%, (y) the amount prepaid and (z) a fraction, the numerator of which is the number of days from the date of prepayment to and including October 9, 2020, and the denominator of which is 360. Any such prepayment allocable to the BX Industrial Portfolio Fixed Rate Loan prior to March 9, 2026 will require a yield maintenance premium in an amount equal to the greater of (a) 1.00% of the amount prepaid and (b) a yield maintenance premium. In addition, the borrowers are permitted to obtain the release of an individual BX Industrial Portfolio Property in order to (a) cure an event of default relating to such property or (b) for a ground leased BX Industrial Portfolio Property, cure an event of default relating to a default under such a ground lease. In each instance, satisfaction of the debt yield requirement above is not required to obtain such a release, and such a release will not trigger any prepayment or yield maintenance premiums. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in the Preliminary Prospectus.

“Adjusted Release Amount” means for any individual BX Industrial Portfolio Property to be released, the sum of (a) the Amortized Release Amount for such property and (b) the applicable Release Price Premium for such property.

“Amortized Release Amount” means, for any individual BX Industrial Portfolio Property, the original allocated loan amount for such property, as such amount may be reduced by certain prepayments permitted under the loan documents.

“Release Price Premium” means, for each individual BX Industrial Portfolio Property, an amount equal to (a) 5% of the Amortized Release Amount for the applicable property until 30% of the original principal balance of the BX Industrial Portfolio Whole Loan has been prepaid in accordance with the loan documents and (b) thereafter, 10% of the Amortized Release Amount for the applicable property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1633 Broadway New York, NY 10019	Collateral Asset Summary – Loan No. 4 1633 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 41.7% 3.84x 11.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1633 Broadway New York, NY 10019	Collateral Asset Summary – Loan No. 4 1633 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 41.7% 3.84x 11.9%

Vacant

Floor	Tenant
48	New Mountain Capital, LLC
47	New Mountain Capital, LLC
46	Allianz Asset Management of America L.P.
45	Allianz Asset Management of America L.P.
44	Allianz Asset Management of America L.P.
43	Allianz Asset Management of America L.P.
42	Allianz Asset Management of America L.P.
41	Allianz Asset Management of America L.P.
40	Charter Communications Holding
39	Charter Communications Holding
38	MongoDB, Inc
37	MongoDB, Inc
36	Travel Leaders Group, LLC
35	Travel Leaders Group, LLC
34	Mechanical
33	Morgan Stanley & Co
32	Sullivan & Worcester LLP
31	Vedder Price PC
30	Morgan Stanley & Co
29	Morgan Stanley & Co
28	Industrial and Commercial Bank of China
27	Morgan Stanley & Co
26	Morgan Stanley & Co
25	Gannett Co., Inc.
24	Assured Guaranty Municipal
23	Assured Guaranty Municipal
22	Kasowitz Benson Torres
21	Kasowitz Benson Torres
20	Kasowitz Benson Torres
19	Kasowitz Benson Torres
18	Paramount Group, Inc. Industrial and Commercial Bank of China
17	Showtime Networks Inc.
16	Showtime Networks Inc.
15	Showtime Networks Inc.
14	Showtime Networks Inc.
13	Showtime Networks Inc.
12	Mechanical
11	WMG Acquisition Corp
10	WMG Acquisition Corp
9	WMG Acquisition Corp
8	WMG Acquisition Corp
7	WMG Acquisition Corp
6	Extreme Reach Inc
5	Extreme Reach Inc
4	WMG Acquisition Corp
3	Bleacher Report
2	Bleacher Report
Ground	Princi Bakery TD Bank Azalea Restaurant Equinox Gateway News Property Management Office
Concourse Theater	U T Associates Thespian Theatre Inc.
Storage	
Parking

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1633 Broadway New York, NY 10019	Collateral Asset Summary – Loan No. 4 1633 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 41.7% 3.84x 11.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1633 Broadway New York, NY 10019	Collateral Asset Summary – Loan No. 4 1633 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 41.7% 3.84x 11.9%

Mortgage Loan Information
Loan Sellers(1):	GACC
Loan Purpose:	Refinance
Credit Assessment
(Fitch/KBRA/Moody’s)(8):	BBB-sf / A(sf) / Baa1(sf)
Borrower Sponsor(2):	Paramount Group Operating Partnership LP
Borrowers:	PGREF I 1633 Broadway Land, L.P.; 1633 Broadway Owner I, LP; 1633 Broadway Owner II, LP
Original Balance(3):	$40,000,000
Cut-off Date Balance(3):	$40,000,000
% by Initial UPB:	6.3%
Interest Rate:	2.99000%
Payment Date:	6th of each month
First Payment Date:	January 6, 2020
Maturity Date:	December 6, 2029
Amortization:	Interest Only
Additional Debt(3):	$961,000,000 Pari Passu Debt; $249,000,000 Subordinate Debt
Call Protection(4):	L(32), D(81), O(7)
Lockbox / Cash Management:	Hard / Springing

Reserves(5)
	Initial	Monthly	Cap
Taxes:	$0	Springing	NAP
Insurance:	$0	Springing	NAP
Replacement:	$0	Springing	$1,024,605
TI/LC:	$0	Springing	$5,123,024
Unfunded Obligations:	$36,389,727	$0	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	New York, NY
Year Built / Renovated:	1972 / 2013
Total Sq. Ft.:	2,561,512
Property Management:	Paramount Group Property-Asset Management LLC
Underwritten NOI(6):	$119,150,163
Underwritten NCF(6):	$116,677,727
Appraised Value(6):	$2,400,000,000
Appraisal Date(6):	October 24, 2019

Historical NOI(6)
Most Recent NOI:	$110,826,000 (T-12 May 31, 2020)
2019 NOI:	$110,809,315 (T-12 September 30, 2019)
2018 NOI(7):	$109,098,450 (December 31, 2018)
2017 NOI(7):	$94,190,007 (December 31, 2017)

Historical Occupancy(6)
Most Recent Occupancy:	98.4% (October 31, 2019)
2018 Occupancy:	95.4% (December 31, 2018)
2017 Occupancy:	95.4% (December 31, 2017)
2016 Occupancy:	86.3% (December 31, 2016)

Financial Information(1)(3)(6)
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$40,000,000
Pari Passu Notes	$961,000,000
Total Senior Notes	$1,001,000,000	$391 / $391	41.7% / 41.7%	3.93x / 3.84x	11.9% / 11.7%	11.9% / 11.7%
Subordinate Notes	$249,000,000
Whole Loan	$1,250,000,000	$488 / $488	52.1% / 52.1%	3.14x / 3.08x	9.5% / 9.3%	9.5% / 9.3%
(1)	The 1633 Broadway Whole Loan (as defined below) was co-originated by Goldman Sachs Bank USA (“GSBI”), JPMorgan Chase Bank, National Association (“JPMCB”), DBR Investments Co. Limited (“DBRI”) and Wells Fargo Bank, National Association (“WFB”).

(2)	There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the 1633 Broadway Whole Loan.

(3)	The 1633 Broadway Loan is part of a whole loan consisting of 40 senior pari passu promissory notes with an aggregate original principal balance of $1,001,000,000, and four pari passu subordinate notes with an aggregate original principal balance of $249,000,000. For additional information, see “The Loan” herein.

(4)	The defeasance lockout period will be at least 32 payments beginning with and including the first payment date of January 6, 2020. At any time after the earlier to occur of (i) November 25, 2022 and (ii) the second anniversary of the closing date of the securitization into which the last note of the 1633 Broadway Whole Loan is deposited, the 1633 Broadway Whole Loan may be defeased in whole (or in part) with direct, non-callable obligations of the United States of America. The actual lockout period may be longer.

(5)	See “Initial and Ongoing Reserves” herein.

(6)	All NOI, NCF and occupancy information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus pandemic, and the economic disruption resulting from measures to combat the pandemic, and all DSCR, LTV and Debt Yield metrics were calculated, and the 1633 Broadway Whole Loan was underwritten, based on such prior information. See “Risk Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(7)	The increase in NOI between 2017 and 2018 is largely due to new leases being signed.

(8)	Fitch, KBRA and Moody’s provided the listed assessments for the 1633 Broadway Loan in the context of its inclusion in the mortgage pool.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1633 Broadway New York, NY 10019	Collateral Asset Summary – Loan No. 4 1633 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 41.7% 3.84x 11.9%

The Loan.  The mortgage loan (the “1633 Broadway Loan”) is part of a whole loan (the “1633 Broadway Whole Loan”) consisting of 40 senior pari passu promissory notes with an aggregate original principal balance of $1,001,000,000 (the “1633 Broadway Senior Notes”) and four subordinate pari passu notes with an aggregate original principal balance of $249,000,000 (the “1633 Broadway Subordinate Companion Loan”). The 1633 Broadway Whole Loan has an aggregate original principal balance of $1,250,000,000 and is secured by a first mortgage encumbering the borrowers’ fee simple interest in an office building in New York, New York (the “1633 Broadway Property”). The 1633 Broadway Mortgage Loan is evidenced by the non-controlling Notes A-2-C-3-A, A-2-C-4-C, A-2-C-4-D with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $40.0 million.

The 1633 Broadway Whole Loan was co-originated by GSBI, JPMCB, DBRI and WFB on November 25, 2019. The 1633 Broadway Whole Loan has a 10-year interest-only term and accrues interest at a rate of 2.99000% per annum. The relationship between the holders of the 1633 Broadway Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans—The Non-Serviced AB Whole Loans—The 1633 Broadway Whole Loan” in the Preliminary Prospectus.

The borrowers utilized the proceeds of the 1633 Broadway Whole Loan to refinance existing debt on the 1633 Broadway Property, fund reserves, pay origination costs and return equity to the borrower sponsor. Based on the “As Is” appraised value of $2.4 billion as of October 24, 2019 and the Cut-off Date balance of $40.0 million of the 1633 Broadway Loan, the Cut-off Date LTV Ratio is 41.7% for the 1633 Broadway Senior Notes and 52.1% for the 1633 Broadway Whole Loan.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-2-C-3-A, A-2-C-4-C, A-2-C-4-D	$40,000,000	$40,000,000	DBJPM 2020-C9	No
A-2-C-6, A-3-C-1-A	62,850,000	62,850,000	Benchmark 2020-B18	No
A-1-S-1, A-2-S-1, A-3-S-1, A-4-S-1	1,000,000	1,000,000	BWAY 2019-1633	No
A-1-C-1, A-1-C-5, A-2-C-1-A	110,000,000	110,000,000	CGCMT 2020-GC46	No(1)
A-1-C-2, A-2-C-5	60,000,000	60,000,000	GSMS 2020-GC45	No
A-2-C-1-B, A-3-C-1-B	45,000,000	45,000,000	Benchmark 2020-B16	No
A-3-C-5, A-3-C-6	50,000,000	50,000,000	Benchmark 2020-B17	No
A-3-C-2, A-2-C-3-B	64,650,000	64,650,000	Benchmark 2020-IG1	No
A-4-C-1, A-4-C-2	100,000,000	100,000,000	BANK 2020-BNK25	No
A-4-C-6, A-4-C-7	40,000,000	40,000,000	BANK 2020-BNK26	No
A-4-C-4, A-4-C-5	70,000,000	70,000,000	WFCM 2020-C55	No
A-1-C-3, A-1-C-6	65,000,000	65,000,000	GSMS 2020-GC47	No
A-2-C-2-A, A-3-C-3	70,000,000	70,000,000	Benchmark 2020-IG2	No
A-1-C-7, A-2-C-4-A, A-2-C-7, A-3-C-4	80,000,000	80,000,000	Benchmark 2020-IG3	No
A-4-C-3	40,000,000	40,000,000	BANK 2020-BNK27	No
A-1-C-4-B, A-2-C-2-B, A-3-C-7	57,500,000	57,500,000	JPMDB 2020-COR7	No
A-2-C-4-B	15,000,000	15,000,000	DBRI(2)	No
A-1-C-4-A	30,000,000	30,000,000	GSBI(2)	No
Total Senior Notes	$1,001,000,000	$1,001,000,000
B-1, B-2, B-3, B-4	249,000,000	249,000,000	BWAY 2019-1633	Yes(1)
Total	$1,250,000,000	$1,250,000,000
(1)	During the continuance of a control appraisal period relating to the BWAY 2019-1633 securitization transaction (i.e., when the most senior class of certificates in such transaction have been control appraised out), Note A-1-C-1 will be the controlling note. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The 1633 Broadway Whole Loan” in the Preliminary Prospectus.

(2)	Expected to be contributed to one or more future securitization transactions.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Notes	$1,001,000,000	80.1%	Loan Payoff	$1,052,884,467	84.2%
Subordinate Notes	249,000,000	19.9	Return of Equity	139,885,652	11.2
			Reserves	36,389,727	2.9
			Closing Costs	20,840,154	1.7
Total Sources	$1,250,000,000	100.0%	Total Uses	$1,250,000,000	100.0%

The Borrowers / Borrower Sponsor. At the time of origination of the 1633 Broadway Whole Loan, PGREF I 1633 Broadway Land, L.P. owned the 1633 Broadway Property entirely in fee and also ground leased the 1633 Broadway Property to PGREF I 1633 Broadway Tower, L.P. (i.e., both landlord and tenant interests in the ground lease were pledged as collateral, in addition to the fee interest in the 1633 Broadway Property); however, effective May 26, 2020, such ground lease was eliminated (such that collateral for the 1633 Broadway Whole Loan consists entirely of the fee interest in the 1633 Broadway Property) and PGREF I 1633 Broadway Land, L.P. transferred undivided tenant-in-common interests in the 1633 Broadway Property to each of the additional tenant-in-common borrowers. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the 1633 Broadway Whole Loan. There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the 1633 Broadway Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1633 Broadway New York, NY 10019	Collateral Asset Summary – Loan No. 4 1633 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 41.7% 3.84x 11.9%

The borrower sponsor is Paramount Group Operating Partnership LP, which indirectly owns and controls the borrowers. Paramount Group, Inc. (NYSE: PGRE), an approximately 92.0% general partner of the borrower sponsor, is a real estate investment trust that currently owns and/or manages a 13.4 million sq. ft. portfolio of 18 Class A office and retail buildings in New York, Washington, D.C., and San Francisco. Paramount Group, Inc. has a New York portfolio that includes: 1633 Broadway, 1301 Avenue of the Americas, 1325 Avenue of the Americas, 31 West 52nd Street, 900 Third Avenue, 712 Fifth Avenue, 60 Wall Street, 745 Fifth Avenue, 718 Fifth Avenue, and 0 Bond Street.

The Property. The 1633 Broadway Property is an approximately 2.6 million sq. ft., 48-story office tower that is situated with a full block of Broadway frontage between 50th and 51st Streets in Midtown Manhattan. The 1633 Broadway Property contains views of the Hudson River, Central Park, and Midtown from above the 36th floor. In addition to the office space, the 1633 Broadway Property includes retail space (anchored by Equinox), a parking garage across three levels below grade, two theaters comprising a total of 145,192 sq. ft. (the Gershwin Theatre and Circle in the Square Theatre) and storage space comprising 18,384 sq. ft.

The 1633 Broadway Property is located on a 90,400 sq. ft. parcel comprising the entire western block front of Broadway between West 50th and West 51st Streets within the Westside office submarket of Midtown Manhattan. The 1633 Broadway Property was constructed in 1972 and was most recently renovated in 2013. Since 2010, the borrower sponsor has invested a total of approximately $41.6 million in lobby renovations, plaza redevelopment, and retail renovations. In addition, the borrower sponsor has invested approximately $230.0 million in tenant improvements and leasing commissions since 2010. Going forward, the borrower sponsor provided a 10-year renovation budget which totals approximately $55.98 million; the renovation budget is anticipated to be utilized for items including a roof replacement, structural upgrades, fire alarm system upgrades, Gershwin Theatre upgrades, completion of the terrace on the 47th and 48th floors, and development of the Retail Cube. Such renovations are not required by the 1633 Broadway Whole Loan documents, and have not been reserved for. We cannot assure you that such renovations will proceed as expected or at all.

The 1633 Broadway Property comprises 2,561,512 sq. ft. and was 98.4% leased as of October 31, 2019. The 1633 Broadway Property office component is currently 100.0% leased to 18 tenants. The retail space within the 1633 Broadway Property totals approximately 80,000 sq. ft. of net rentable area and is anchored by Equinox (25,458 sq. ft.) through February 2040. Approximately 94.3% of the underwritten rent is from office tenants.

The parking component within the 1633 Broadway Property consists of a 250-space parking garage across three levels below grade and comprises 64,158 sq. ft. The space is currently leased to ABM Parking Services, Inc., a parking garage operator, through July 2026. The operator is responsible for a contract rent of approximately $2.39 million, or $9,560 per space, which will increase by 1.50% per annum throughout the remainder of the lease term.

COVID-19 Update. As of August 7, 2020, the 1633 Broadway Property is open, however some retail tenants and the two theaters are closed and most, if not all, office tenants are working remotely. Tenants who paid rent for June and July 2020, in part or in full, represent approximately 85.2% and 90.0% of the square footage, respectively and approximately 89.4% and 92.5% of the rent, respectively. One of those tenants, representing approximately 8% of underwritten base rent, has signed an amendment reducing rent through year end 2020, and paid rent required under such amendment for May, June, and July 2020; therefore, this tenant is treated as having paid rent in full for the purpose of the percentages in the preceding sentence. The difference between the underwritten contractual rent per the original lease and the reduced rent pursuant to signed amendment is required to be repaid over a 36-month period beginning on January 1, 2021 at an imputed interest rate of 3.75% (from April 1, 2020) on the amount of rent deferred. One tenant, representing approximately 4.7% of the underwritten base rent, has agreed to a three month rent deferral for the months of April, May and June 2020. This tenant made its July rent payment. Two additional tenants, representing an aggregate 0.1% of sq. ft. and 0.3% of U/W base rent, have also executed lease modifications. The 1633 Broadway Whole Loan is current through the August 6, 2020 payment date. As of August 6, 2020, the 1633 Broadway Whole Loan is not subject to any modification or forbearance request.

Major Tenants.

Allianz Asset Management of America L.P. (“Allianz”) (320,911 sq. ft.; 12.5% of NRA; 15.7% of U/W base rent) Allianz occupies six suites with leases expiring in January 2031. Allianz is an asset manager with over 800 investment professionals in 25 offices worldwide and manages assets for individuals, families and institutions. The 1633 Broadway Property serves as the United States headquarters for Allianz.

Morgan Stanley & Co (“Morgan Stanley”) (260,829 sq. ft.; 10.2% of NRA; 11.1% of U/W base rent) Morgan Stanley occupies five suites with leases expiring in March 2032. Morgan Stanley, a financial holding company, provides various financial products and services to corporations, governments, financial institutions and individuals in the Americas, Europe, the Middle East, Africa and Asia. The company operates through three segments: Institutional Securities, Wealth Management and Investment Management.

WMG Acquisition Corp (“Warner Music Group”) (293,888 sq. ft. 11.5% of NRA; 10.4% of U/W base rent) Warner Music Group is an American multinational entertainment and record label conglomerate. It is one of the “Big Three” recording companies and the third largest in the global music industry, next to Universal Music Group and Sony Music Entertainment. Warner Music Group is headquartered at the 1633 Broadway Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1633 Broadway New York, NY 10019	Collateral Asset Summary – Loan No. 4 1633 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 41.7% 3.84x 11.9%

The 1633 Broadway Property features two theatres that comprise 5.7% of the total net rentable area and account for 1.2% of the underwritten rental revenue. The larger of the two theatres is the U. T. Associates of the Gershwin Theatre (“Gershwin Theatre”), which is notable for hosting Wicked since 2003. The Gershwin Theatre contains three, five-year renewal options that could potentially extend the term through May 2042. The 1633 Broadway Property contains an additional theatre, where Thespian Theatre, Inc. is the tenant, known as the Circle in the Square, which comprises approximately 800 seats and 34,570 SF and most recently hosted the show OKLAHOMA! The 1633 Broadway Property also houses the Circle in the Square Theatre School, the only accredited training conservatory associated with a Broadway theatre, which offers two, two-year training programs, in acting and musical theatre. Thespian Theatre, Inc. currently pays a total contract rent of $864,250, or $25.00 per SF through September 2021.

Tenant Summary(1)
Tenant	Credit Rating (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.) (3)	% of Net Rentable Area	U/W Base Rent Per Sq. Ft.	% of Total U/W Base Rent	Lease Expiration
Allianz(4)	AA- / Aa3 / AA	320,911	12.5%	$82.66	15.7%	1/31/2031
Morgan Stanley(5)	A / A3 / BBB+	260,829	10.2%	$71.61	11.1%	3/31/2032
WMG Acquisition Corp(6)	NR / NR / NR	293,888	11.5%	$59.62	10.4%	7/31/2029
Showtime Networks Inc	BBB / Baa2 / BBB	261,196	10.2%	$55.28	8.6%	1/31/2026
Kasowitz Benson Torres(7)	NR / NR / NR	203,394	7.9%	$68.00	8.2%	3/31/2037
New Mountain Capital, LLC(8)	NR / NR / NR	108,374	4.2%	$86.00	5.5%	10/15/2035
Charter Communications Holding	NR / Ba2 / BB+	106,176	4.1%	$84.00	5.3%	12/15/2025
MongoDB, Inc.	NR / NR / NR	106,230	4.1%	$76.00	4.8%	12/31/2029
Travel Leaders Group, LLC	NR / NR / B+	107,205	4.2%	$74.58	4.7%	12/31/2033
Assured Guaranty Municipal	NR / NR / A	103,838	4.1%	$69.88	4.3%	2/28/2032
Ten Largest Tenants		1,872,041	73.1%	$70.81	78.5%
Remaining Occupied		649,710	25.4%	$55.74	21.5%
Total / Wtd. Avg. Occupied Collateral		2,521,751	98.4%	$66.93	100.0%
Vacant		39,761	1.6%
Total		2,561,512	100.0%
(1)	Based on the underwritten rent roll dated October 31, 2019.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Borrowers’ owned space. Does not include non-owned anchors or outparcels.

(4)	Allianz subleases 20,600 sq. ft. of suite 4600 (totaling 54,118 sq. ft.) to Triumph Hospitality at a base rent of $46.80 per sq. ft. through December 30, 2030. Triumph Hospitality further subleases 3,000 sq. ft. of suite 4600 to Stein Adler Dabah & Zelkowitz at a base rent of $41.33 per sq. ft. through July 31, 2022. U/W base rent is based on the contractual rent under the prime lease.

(5)	Morgan Stanley has the option to terminate its lease as to all or any portion (but not less than one full floor) of its space at any time after April 1, 2027, upon 18 months’ notice and payment of a termination fee.

(6)	WMG Acquisition Corp subleases 3,815 sq. ft. of suite 0400 (totaling 36,854 sq. ft.) to Cooper Investment Partners LLC at a base rent of $58.37 per sq. ft. on a month-to-month basis. U/W base rent is based on the contractual rent under the prime lease.

(7)	Kasowitz Benson Torres subleases a collective 32,487 sq. ft. of Suite 2200 (totaling 50,718 sq. ft.) to three tenants. Delcath Systems, Inc. subleases 6,877 sq. ft. and pays a rent of $68.50 per sq. ft. through February 28, 2021; Avalonbay Communities subleases 12,145 sq. ft. through October 31, 2026 and pays a current rent of $74.00 per sq. ft.; Cresa New York subleases 13,195 sq. ft. and pays a rent of $65.00 per sq. ft. through April 30, 2021. Kasowitz Benson Torres has the right to terminate all or any portion of one full floor of the premises located on the uppermost or lowermost floors (provided that the terminated space is in a commercially reasonable configuration), effective as of March 31, 2024, upon notice by March 31, 2023 and payment of a termination fee. U/W base rent is based on the contractual rent under the prime lease.

(8)	New Mountain Capital, LLC has executed a lease but has not yet taken occupancy or begun paying rent. We cannot assure you that they will take occupancy or begin paying rent as expected or at all.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1633 Broadway New York, NY 10019	Collateral Asset Summary – Loan No. 4 1633 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 41.7% 3.84x 11.9%

Lease Rollover Schedule(1)(2)(3)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	10	9,482	0.4%	9,482	0.4%	$67.30	0.4%	0.4%
2020	2	960	0.0%	10,442	0.4%	$30.00	0.0%	0.4%
2021	2	34,570	1.3%	45,012	1.8%	$25.00	0.5%	0.9%
2022	4	116,337	4.5%	161,349	6.3%	$24.18	1.7%	2.6%
2023	2	38,550	1.5%	199,899	7.8%	$33.72	0.8%	3.3%
2024	1	51,276	2.0%	251,175	9.8%	$91.00	2.8%	6.1%
2025	1	106,176	4.1%	357,351	14.0%	$84.00	5.3%	11.4%
2026	4	435,474	17.0%	792,825	31.0%	$55.78	14.4%	25.8%
2027	2	55,247	2.2%	848,072	33.1%	$82.98	2.7%	28.5%
2028	2	90,001	3.5%	938,073	36.6%	$67.15	3.6%	32.1%
2029	3	399,717	15.6%	1,337,790	52.2%	$63.99	15.2%	47.2%
2030	0	0	0.0%	1,337,790	52.2%	$0.00	0.0%	47.2%
2031 & Thereafter	10	1,183,961	46.2%	2,521,751	98.4%	$75.21	52.8%	100.0%
Vacant	NAP	39,761	1.6%	2,561,512	100.0%	NAP	NAP	NAP
Total / Wtd. Avg.	43	2,561,512	100.0%			$66.93	100.0%

(1)	Based on the underwritten rent roll dated October 31, 2019.

(2)	Certain tenants may have lease termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)	Calculated based on approximate square footage occupied by the tenants.

Environmental Matters. According to a Phase I environmental report, dated October 30, 2019, there are no recognized environmental conditions or recommendations for further action at the 1633 Broadway Property, other than the development and implementation of an asbestos operations and maintenance program.

The Market. The 1633 Broadway Property is located in the Times Square neighborhood of Midtown Manhattan, a commercial corridor that produces approximately 15% of New York City’s economic output. The neighborhood is bounded by 41st Street to the south and 52nd Street to the north between Avenue of the Americas and Eighth Avenue. The 1633 Broadway Property is located within one block of the 50th Street/Broadway, 50th Street and 49th Street subway stations, which serve the 1, 2, C, E, N, R and W lines.

According to the appraisal, the 1633 Broadway Property is located within the Westside office submarket of Midtown within the Manhattan market. Historically, the submarket has benefitted from the office space located around the boundaries of Central Park along major corridors such as West 57th Street, Broadway and Seventh Avenue, which consist primarily of Class A office product that take advantage of protected Central Park Views. The area’s proximity to these locations has assisted with the historically low vacancy and availability rates exhibited by this submarket since 2010. As of the third quarter of 2019, the Westside office submarket had an existing inventory of approximately 25.7 million sq. ft., a vacancy rate of 5.4% and an average asking rent of $66.21 per sq. ft. As of the third quarter of 2019, the Manhattan office market had an existing inventory of approximately 456.1 million sq. ft., a vacancy rate of 5.9% and an average asking rent of $79.25 per sq. ft.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1633 Broadway New York, NY 10019	Collateral Asset Summary – Loan No. 4 1633 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 41.7% 3.84x 11.9%

The following table presents certain information relating to comparable office leases for the 1633 Broadway Property:

Comparable Office Leases(1)
Property Name	Tenant Name	Lease Date	Tenant Leased Space	Lease Term (years)	Lease Type	Base Rent per Sq. Ft.
1633 Broadway	Various
1155 Avenue of the Americas	BKD, LLC	Sep 2019	20,899	13.5 Yrs.	Modified Gross	$77.00
1 Rockefeller Plaza	Veteran Advisers, Inc.	Sep 2019	2,552	7.7 Yrs.	Modified Gross	$83.50
1675 Broadway	Davis & Gilbert LLP	Aug 2019	85,852	16.0 Yrs.	Modified Gross	$72.00
142 West 57th Street	Wedbush Securities Inc.	Aug 2019	15,626	10.8 Yrs.	Modified Gross	$65.00
1251 Avenue of the Americas	IHI Americas, Inc	Jul 2019	9,438	10.3 Yrs.	Modified Gross	$70.50
1345 Avenue of the Americas	Global Infrastructure Partners	Jun 2019	84,856	17.0 Yrs.	Modified Gross	$89.50
810 Seventh Avenue	Colonial Consulting LLC	May 2019	17,320	12.5 Yrs.	Modified Gross	$71.00
1271 Avenue of the Americas	Greenhill & Company	May 2019	77,622	15.3 Yrs.	Modified Gross	$91.00
1271 Avenue of the Americas	AIG - American International Group, Inc.	Apr 2019	320,237	16.5 Yrs.	Modified Gross	$97.13
1700 Broadway	Excel Sports Management, LLC	Apr 2019	17,078	7.6 Yrs.	Modified Gross	$79.00
1325 Avenue of the Americas	Dominus Capital, L.P.	Mar 2019	9,361	10.5 Yrs.	Modified Gross	$75.00
1290 Avenue of the Americas	Linklaters, LLP	Mar 2019	90,508	16.1 Yrs.	Modified Gross	$84.00
1177 Avenue of the Americas	Mill Point Capital	Jan 2019	11,644	10.5 Yrs.	Modified Gross	$87.00
1700 Broadway	M. Arthur Gensler, Jr. & Associates, Inc.	Jan 2019	13,237	9.9 Yrs.	Modified Gross	$71.00
114 West 47th Street	IFM Investments	Oct 2018	18,000	15.0 Yrs.	Modified Gross	$68.00
(1)	Source: Appraisal.

The following table presents certain information relating to the comparable retail leases for the 1633 Broadway Property:

Comparable Retail Leases(1)
Property Name	Tenant Name	Lease Date	Tenant Leased Space	Lease Term (years)	Lease Type	Base Rent per Sq. Ft.
1633 Broadway	Various
1740 Broadway	Sweetgreen	Q2 2019	2,706	10.6 Yrs.	Modified Gross	$215.00
1700 Broadway	Confidential Restaurant	Q1 2019	1,914	12.5 Yrs.	Modified Gross	$235.11
1290 Sixth Avenue	Just Salad	Q1 2019	1,795	10.0 Yrs.	Modified Gross	$255.00
1865 Broadway	Target	Q4 2018	Grd. Fl. 1,546 LL 20,125 Sub LL 13,930	11.2 Yrs.	Modified Gross	$735.16 $100.00 $50.00
1619 Broadway	CVS	Q4 2018	Grd. Fl. 4,299 LL 2,577 2nd Fl. 12,164	15.5 Yrs.	Modified Gross	$531.80 $75.00
129 West 52nd	Bulldozer Restaurant Group	Q4 2018	5,200	15.0 Yrs.	Modified Gross	$125.00 $150.00
120 West 55th	Quality Branded	Q4 2018	Grd. Fl. 6,500 LL 2,500	10.0 Yrs.	Modified Gross	$175.00 $25.00
850 Eighth Avenue	Dunkin Donuts	Q2 2018	Grd. Fl. 850 LL 250	10.0 Yrs.	Modified Gross	$411.18 $30.00
1674 Broadway	Flash Dancers	Q2 2018	1,800	10.0 Yrs.	Modified Gross	$375.00
1360 Avenue of the Americas	Bank of America	Q1 2018	1,346	10.0 Yrs.	Modified Gross	$350.00
1695 Broadway	Hen Penny Chicken	Q4 2017	Grd. Fl. 1,250 LL 1,000	10.0 Yrs.	Modified Gross	$297.00 $25.00
787 Seventh Avenue	Citibank	Q3 2017	3,874	10.0 Yrs.	Modified Gross	$283.94
(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1633 Broadway New York, NY 10019	Collateral Asset Summary – Loan No. 4 1633 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 41.7% 3.84x 11.9%

Cash Flow Analysis.

Cash Flow Analysis(1)
	2016	2017	2018	T-12 9/30/2019	T-12 5/31/2020	U/W	U/W PSF
Base Rent(2)	$141,156,682	$143,219,431	$160,621,035	$161,646,240	$164,097,000	$168,770,601	$65.89
Credit Tenant Rent Steps(3)	0	0	0	0	0	7,558,579	2.95
Potential Income from Vacant Space	0	0	0	0	0	2,879,875	1.12
Reimbursements	9,150,315	11,228,307	13,952,510	16,874,074	17,589,000	15,267,588	5.96
Gross Potential Rent	$150,306,997	$154,447,738	$174,573,545	$178,520,314	$181,686,000	$194,476,643	$75.92
Other Income(4)	5,692,549	5,017,065	4,645,691	4,240,034	2,761,000	4,279,853	1.67
Concessions	0	0	0	0	0	0	0.00
Vacancy & Credit Loss	(309,756)	0	0	0	0	(8,170,549)	(3.19)
Effective Gross Income	$155,689,790	$159,464,803	$179,219,236	$182,760,348	$184,447,000	$190,585,947	$74.40
Real Estate Taxes	35,413,254	38,391,946	41,366,170	43,693,114	45,484,000	45,478,153	17.75
Insurance	1,061,417	908,564	1,009,544	1,082,131	1,170,000	1,069,190	0.42
Management Fee	2,507,162	2,981,306	3,149,432	3,287,347	3,413,000	1,000,000	0.39
Total Other Expenses	22,886,571	22,992,980	24,595,640	23,888,441	23,554,000	23,888,441	9.33
Total Operating Expenses	$61,868,404	$65,274,796	$70,120,786	$71,951,033	$73,621,000	$71,435,784	$27.89
Net Operating Income	$93,821,386	$94,190,007	$109,098,450	$110,809,315	$110,826,000	$119,150,163	$46.52
TI/LC	0	0	0	0	0	2,011,364	0.79
Replacement Reserves	0	0	0	0	0	461,072	0.18
Net Cash Flow(5)	$93,821,386	$94,190,007	$109,098,450	$110,809,315	$110,826,000	$116,677,727	$45.55
(1)	The historical cash flows have been adjusted to remove rent abatements (for 2016, $34,935,925; for 2017, $11,971,070; for 2018, $16,606,621; for T-12 09/30/2019, $16,408,451; and for T-12 05/31/2020 $15,228,000), bad debt, lease termination income, interest income, and other non-recurring items.

(2)	U/W Base Rent reflects annualized in-place rents as of October 31, 2019 ($167,497,806), with contractual rent steps through November 30, 2020 ($1,272,795). For avoidance of doubt, no COVID-19 specific adjustments have been incorporated in the lender U/W.

(3)	Reflects the net present value of contractual rent step increments over the lease term using a discount rate of 7.0% (for investment grade tenants).

(4)	Other Income consists of overage rent, storage income, parking income, lease termination income, tenant work order income and other miscellaneous income.

(5)	The increase in Net Cash Flow between 2017 and 2018 is largely due to new leases being signed.

Property Management. The 1633 Broadway Property is currently managed by Paramount Group Property-Asset Management LLC, an affiliate of the borrowers.

Lockbox and Cash Management. The 1633 Broadway Whole Loan is structured with a hard lockbox and springing cash management. The borrowers are required to direct each tenant at the 1633 Broadway Property to deposit rents directly into a lender-controlled lockbox account. In addition, the borrowers are required to cause all cash revenues relating to the 1633 Broadway Property and all other money received by the borrowers or the property manager with respect to the 1633 Broadway Property (other than tenant security deposits) to be deposited into the lockbox account or a lender-controlled cash management account within one business day of receipt. On each business day during the continuance of a 1633 Broadway Trigger Period (as defined below) or an event of default under the 1633 Broadway Whole Loan, all amounts in the lockbox account are required to be remitted to the cash management account. On each business day that no 1633 Broadway Trigger Period or event of default under the 1633 Broadway Whole Loan is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account.

On each due date during the continuance of a 1633 Broadway Trigger Period or, at the lender’s discretion, during an event of default under the 1633 Broadway Whole Loan, all funds on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses are required to be reserved as additional collateral for the 1633 Broadway Whole Loan.

A “1633 Broadway Trigger Period” means each period (i) commencing when the debt yield (as calculated under the 1633 Broadway Whole Loan documents), determined as of the last day of each of two consecutive fiscal quarters, is less than 5.75%, and concluding when the debt yield (as calculated under the 1633 Broadway Whole Loan documents), determined as of the last day of each of two consecutive fiscal quarters thereafter, is at least 5.75%, and (ii) commencing upon the borrowers’ failure to deliver annual, quarterly or monthly financial reports as and when required under the 1633 Broadway Whole Loan documents and concluding when such reports are delivered and indicate that no other 1633 Broadway Trigger Period is ongoing.

Provided no event of default under the 1633 Broadway Whole Loan documents is continuing, the borrowers have the right to avoid the commencement, or terminate the continuance, of a 1633 Broadway Trigger Period by delivering to the lender additional collateral in the form of a guaranty, letter of credit and/or cash that is reasonably acceptable to the lender and that would, when subtracted from the then-outstanding principal balance of the 1633 Broadway Whole Loan, result in a debt yield (as calculated under the 1633 Broadway Whole Loan documents) equal to or greater than 5.75%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1633 Broadway New York, NY 10019	Collateral Asset Summary – Loan No. 4 1633 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 41.7% 3.84x 11.9%

Initial and Ongoing Reserves. On the loan origination date, the borrowers provided a guaranty from Paramount Group Operating Partnership LP of up to $4,000,000 and funded a reserve of approximately $36,389,727 with respect to unfunded tenant improvements, tenant allowance and leasing commissions and free rent obligations consisting of (a) $24,105,228 for certain outstanding tenant improvements, (b) $804,393 for certain outstanding leasing commissions and (c) $15,480,107 for certain outstanding free rent. Subsequently, the borrowers substituted a letter of credit for the cash on reserve in such reserve account. The borrowers have requested a reduction of the amount outstanding with regards to the letter of credit. The requested reduction amount is $15,988,258, which would reduce the letter of credit to $10,203,088.

On each due date during the continuance of a 1633 Broadway Trigger Period, the borrowers are required to fund (i) a tax and insurance reserve in an amount equal to 1/12 of the taxes and insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months, unless in the case of insurance premiums, the borrowers are maintaining a blanket policy in accordance with the related 1633 Broadway Whole Loan documents; (ii) a tenant improvement and leasing commission reserve in an amount equal to $213,459.33 (capped at $5,123,024); and (iii) a capital expenditure reserve in an amount equal to $42,691.87 (capped at $1,024,604.80).

Current Mezzanine or Subordinate Secured Indebtedness.  The 1633 Broadway Subordinate Companion Loan, with an aggregate outstanding principal balance as of the Cut-off Date of $249.0 million, accrues interest at a fixed rate of 2.99000% per annum. The 1633 Broadway Subordinate Companion Loan has a 120-month term and is interest only for the full term. For additional information, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The 1633 Broadway Whole Loan” in the Preliminary Prospectus.

Future Mezzanine or Subordinate Indebtedness Permitted. On or after November 25, 2020, the owner of the direct or indirect equity interests of the borrowers are permitted to incur mezzanine debt (the “1633 Broadway Permitted Mezzanine Loan”) secured by a pledge of direct or indirect equity interests in the borrowers, provided that certain conditions set forth in the 1633 Broadway Whole Loan documents are satisfied, including, without limitation: (i) the loan-to-value ratio (as calculated under the 1633 Broadway Whole Loan documents and taking into account the mezzanine loan and the 1633 Broadway Whole Loan) is no greater than 52.08%, (ii) the debt service coverage ratio (as calculated under the 1633 Broadway Whole Loan documents and taking into account the mezzanine loan and the 1633 Broadway Whole Loan) is at least 3.08x, (iii) the debt yield (as calculated under the 1633 Broadway Whole Loan documents and taking into account the mezzanine loan and the 1633 Broadway Whole Loan) is at least 9.35%, (iv) the execution of a subordination and intercreditor agreement that is reasonably acceptable to the lender, and (v) receipt of a rating agency confirmation. The 1633 Broadway Permitted Mezzanine Loan may bear a floating rate of interest (subject to an interest rate cap agreement with a “reasonable strike price”), and may alternately take the form of debt-like preferred equity.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 5 Amazon Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 64.7% 2.38x 8.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 5 Amazon Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 64.7% 2.38x 8.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 5 Amazon Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 64.7% 2.38x 8.0%

Mortgage Loan Information
Loan Seller:	GSMC
Loan Purpose:	Acquisition
Borrower Sponsor:	JDM Real Estate Funds, LLC
Borrowers:	JDM AMZN KC, LLC; JDM AMZN JAX, LLC
Original Balance(1):	$35,000,000
Cut-off Date Balance(1):	$35,000,000
% by Initial UPB:	5.5%
Interest Rate:	3.25000%
Payment Date:	6th of each month
First Payment Date:	September 6, 2020
Maturity Date:	July 6, 2029
Amortization:	Interest Only
Additional Debt(1):	$104,100,000 Pari Passu Debt
Call Protection(2):	L(24), D(76), O(7)
Lockbox / Cash Management:	Hard / Springing

Reserves(3)
	Initial	Monthly	Cap
Taxes:	$0	Springing	NAP
Insurance:	$0	Springing	NAP
Replacement:	$0	Springing	NAP
TI/LC:	$0	Springing	NAP

Property Information
Single Asset / Portfolio:	Portfolio of two properties
Property Type:	Warehouse/Distribution Industrial
Collateral:	Fee Simple
Location:	Various
Year Built / Renovated:	2017 / NAP
Total Sq. Ft.:	1,713,210
Property Management:	CBRE, Inc.
Underwritten NOI:	$11,093,948
Underwritten NCF:	$10,922,627
Appraised Value(4):	$215,000,000
Appraisal Date:	July 13, 2020

Historical NOI(5)
Most Recent NOI:	NAV
2019 NOI:	NAV
2018 NOI:	NAV
2017 NOI	NAV

Historical Occupancy
Most Recent Occupancy:	100.0% (August 1, 2020)
2019 Occupancy:	100.0% (December 31, 2019)
2018 Occupancy :	100.0% (December 31, 2018)
2017 Occupancy:	100.0% (December 31, 2017)

Financial Information(1)
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$35,000,000
Pari Passu Notes	$104,100,000
Whole Loan	$139,100,000	$81 / $81	64.7% / 64.7%	2.42x / 2.38x	8.0% / 7.9%	8.0% / 7.9%
(1)	The Amazon Industrial Portfolio Loan (as defined below) is evidenced by the non-controlling Note A-2, which is part of the Amazon Industrial Portfolio Whole Loan (as defined below) consisting of three pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $139,100,000. For additional information, see "The Loan" herein.

(2)	The lockout period will be at least 24 payments beginning with and including the first payment date of September 6, 2020. The borrowers have the option to defease the Amazon Industrial Portfolio Whole Loan in full on or after the first payment date following the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) July 30, 2023. The lockout period of 24 payments is based on the expected DBJPM 2020-C9 transaction closing date occurring in August 2020. The actual lockout period may be longer.

(3)	See “Initial and Ongoing Reserves” herein.

(4)	The Appraised Value is based on an aggregate “as-is” value of the Amazon Industrial Portfolio Properties.

(5)	Historical cash flows are not available as the Amazon Industrial Portfolio Properties were acquired at origination.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 5 Amazon Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 64.7% 2.38x 8.0%

The Loan.  The Amazon Industrial Portfolio mortgage loan (the “Amazon Industrial Portfolio Loan”) is part of a whole loan (the “Amazon Industrial Portfolio Whole Loan”), which is secured by each borrower’s fee simple interest in two warehouse/distribution industrial properties located in Kansas City, Kansas (the “6925 Riverview Avenue Property”) and Jacksonville, Florida (the “12900 Pecan Park Road Property”, and together with the 6925 Riverview Avenue Property, each, individually, an “Amazon Industrial Portfolio Property”, and, collectively, the “Amazon Industrial Portfolio Properties”). The Amazon Industrial Portfolio Whole Loan is comprised of three pari passu notes with an aggregate principal balance as of the Cut-off Date of $139.1 million, one of which (Note A-2), with an outstanding principal balance as of the Cut-off Date of $35.0 million, will be included in the mortgage pool for the DBJPM 2020-C9 trust and constitutes the Amazon Industrial Portfolio Loan, as detailed in the note summary table below. The relationship between the holders of the Amazon Industrial Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Amazon Industrial Portfolio Whole Loan was originated by GSBI. The Amazon Industrial Portfolio Whole Loan has a 107-month term and will be interest-only for its entire term.

The Amazon Industrial Portfolio Whole Loan proceeds along with borrower sponsor equity contribution were used to purchase the Amazon Industrial Portfolio Properties and pay closing costs.

The table below summarizes the promissory notes that comprise the Amazon Industrial Portfolio Whole Loan.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-2	$35,000,000	$35,000,000	DBJPM 2020-C9	No
A-1	80,000,000	80,000,000	GSBI(1)(2)	Yes
A-3	24,100,000	24,100,000	GSBI(1)	No
Whole Loan	$139,100,000	$139,100,000
(1)	Expected to be contributed to one or more future securitization transactions.

(2)	The Amazon Industrial Portfolio Whole Loan will initially be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction. From and after the date on which the related controlling pari passu companion loan is securitized, it is anticipated that the Amazon Industrial Portfolio Whole Loan will be serviced under the related pooling and servicing agreement or trust and servicing agreement, as applicable, entered into in connection with such securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$139,100,000	64.8%	Purchase Price	$214,000,000	99.7%
Sponsor Equity	75,606,988	35.2	Closing Costs	706,988	0.3
Total Sources	$214,706,988	100.0%	Total Uses	$214,706,988	100.0%

The Borrowers / Borrower Sponsor.  The borrowers are JDM AMZN KC, LLC (“Kansas Borrower”) and JDM AMZN JAX, LLC, each a Delaware limited liability company. Each borrower is structured to be a single purpose bankruptcy-remote entity, having two independent directors in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Amazon Industrial Portfolio Whole Loan.

The borrower sponsor and non-recourse carveout guarantor is JDM Real Estate Funds, LLC (“JDM REF”), a real estate investment fund manager that primarily acquires and holds properties leased to credit tenants through triple-net leases throughout the United States. JDM REF focuses on real estate that is operated by a single tenant, and its diversified portfolio of triple-net leased assets includes corporate offices, data centers, and an industrial facility. JDM REF was founded and is controlled by Jerry Colangelo, David Eaton and Mel Shultz, who have led the business together for over 37 years and who collectively possess over 80 years of real estate, sports and entertainment, development and operational experience.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 5 Amazon Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 64.7% 2.38x 8.0%

The Properties. The Amazon Industrial Portfolio Properties consist of two single-story single tenant industrial buildings totaling 1,713,210 sq. ft. located in Kansas City, Kansas and Jacksonville, Florida. As of August 1, 2020, the Amazon Industrial Portfolio Properties were 100.0% occupied by Amazon.com Services, LLC (“Amazon Services”). The Amazon Industrial Portfolio Properties were built-to-suit for Amazon Services and are each similar in nature.

The following table presents detailed information with respect to each of the Amazon Industrial Portfolio Properties.

Portfolio Summary
Property Name	City, State	Property Subtype	Allocated Mortgage Loan Amount	Total Sq. Ft.	Year Built	As-Is Appraised Value	U/W Base Rent	Market	Occ. (%)	Clear Height	Truck Doors
6925 Riverview Avenue	Kansas City, KS	Warehouse/Distribution	$17,369,159	856,605	2017	107,000,000	$5,139,080	Kansas City	100.0%	41	47
12900 Pecan Park Road	Jacksonville, FL	Warehouse/Distribution	$17,630,841	856,605	2017	108,000,000	$5,216,359	Jacksonville	100.0%	41	47
Total / Wtd. Avg.			$35,000,000	1,713,210		$215,000,000	$10,355,439		100.0%

The 6925 Riverview Avenue Property is an 856,605 sq. ft., Class A industrial warehouse/distribution property located on an approximately 126.95-acre site in Kansas City, Kansas. Interstate 70 provides access to the 6925 Riverview Avenue Property, which also provides access to the Kansas City metro area. Kansas City international airport is located approximately within 24 miles of the 6925 Riverview Avenue Property. The 6925 Riverview Avenue Property was built-to-suit for Amazon Services in 2017 and serves as an automatic robotic sort facility. The 6925 Riverview Avenue Property includes 8.1% of office space and features 47 dock doors, two drive-in doors and 41 foot clear heights. The 6925 Riverview Avenue Property includes 200 trailer parking spaces and 2,500 car parking spaces for a total of 2,700 parking spaces, resulting in a parking ratio of approximately 3.2 spaces per 1,000 sq. ft.

The 12900 Pecan Park Road Property is an 856,605 sq. ft., Class A industrial warehouse/distribution property located on an approximately 180.56-acre site in Jacksonville, Florida. Interstate 95 and Interstate 295 provides access to the 12900 Pecan Park Road Property, which also provides access to the Jacksonville metro area. Jacksonville international airport is located within 2.8 miles of the 12900 Pecan Park Road Property. The 12900 Pecan Park Road Property was built-to-suit for Amazon Services in 2017 and serves as an automatic robotic sort facility. The 12900 Pecan Park Road Property includes 8.0% of office space and features 47 dock doors, two drive-in doors and 41 foot clear heights. The 12900 Pecan Park Road Property includes 200 trailer parking spaces and 2,500 parking spaces for a total of 2,700 parking spaces, resulting in a parking ratio of approximately 3.2 spaces per 1,000 sq. ft.

The 6925 Riverview Avenue Property is subject to an industrial revenue bond (“IRB”) and PILOT lease structure. In July 2016, the previous owner of the 6925 Riverview Avenue Property, RELP Turner, LLC (“RELP”), and the Unified Government of Wyandotte County/Kansas City, Kansas (the “Municipality”) entered into a development agreement (the “Development Agreement”) pursuant to which the Municipality agreed to issue an IRB with a maximum principal amount of $138.01 million, maturing in December 1, 2027. RELP entered into a performance agreement, which granted RELP a 100% abatement of taxes on the 6925 Riverview Avenue Property for the period that the IRB remains outstanding, provided that RELP pays $5,000 per year in lieu of taxes for the duration of the tax abatement. RELP leased the 6925 Riverview Avenue Property to the Municipality pursuant to a base lease (the “PILOT Base Lease”); the Municipality leased the 6925 Riverview Avenue Property to RELP pursuant to a lease (the “PILOT Lease” and together with the PILOT Base Lease, the “PILOT Leases”), and RELP subleased the 6925 Riverview Avenue Property to Amazon Services. Kansas Borrower’s sole rent obligations under the PILOT Lease are to pay principal and interest when due under the IRB. RELP purchased the IRB at issuance for $138.01 million and the proceeds were disbursed to RELP as reimbursement for the development costs of 6925 Riverview Avenue. The Kansas Borrower acquired RELP’s interests in the IRB, the IRB bond indenture, the performance agreement, the PILOT Leases and the Development Agreement (collectively, the “PILOT Documents”). Since Kansas Borrower is the owner of the IRB, there are no cash payments due to any third party under the IRB. Kansas Borrower has pledged the IRB to the lender as collateral, and a foreclosure on the IRB is subject to the procedures set forth in the PILOT Documents.

As successor-in-interest to RELP under the Development Agreement, the Kansas Borrower will be required to satisfy certain ongoing covenants in order to maintain the tax abatement, including: (1) Amazon Services is required to continuously operate and employ at least 1,000 full time employees until July 31, 2032 at the 6925 Riverview Avenue Property; subject to major casualty and condemnation; and (2) Amazon Services and the borrowers will be required to become dues paying members of the KCK Area Chamber of Commerce and the Wyandotte Econ Dev Corp. If there is a default under the Development Agreement that remains uncured following 90 days’ notice from the Municipality, then the Municipality will be entitled to: (1) receive $1.5 million of liquidated damages from the borrowers, (2) terminate the Development Agreement, and (3) recover the amount of any tax abatement previously received by RELP or the borrowers, including any sales tax exemptions received by RELP, the borrowers or Amazon Services in connection with the IRB (the Development Agreement provided that personal property and services purchased entirely with the proceeds of the IRB for the construction of the 6925 Riverview Avenue Property were exempt from Kansas’s 6.5% sales tax). Potential liability for defaults under the Development Agreement could exceed $30 million, and, following a foreclosure the lender would assume Kansas Borrower’s obligations under the Development Agreement, as well as Kansas Borrower’s interests under the PILOT Documents and in the IRB. However, under the Amazon Services lease for the 6925 Riverview Avenue Property (the “Kansas Amazon Lease”), Amazon Services agrees to perform those obligations of Kansas Borrower under the Development Agreement that are under the tenant’s control, and Amazon Services indemnifies Kansas

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 5 Amazon Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 64.7% 2.38x 8.0%

Borrower for all liability arising from a default by Kansas Borrower under the Development Agreement, except to the extent the same relates to a default by the landlord under the Amazon Lease. This indemnity is guaranteed by Amazon Services’ guarantor, Amazon.com, Inc.

Sole Tenant. Amazon.com Services, Inc. (1,713,210 sq. ft.; 100.0% of NRA; 100.0% of U/W Base Rent). Incorporated in 2002 and based in Seattle, Washington, Amazon Services distributes consumer products, which are later sold by Amazon through its website. Amazon Services operates as a wholly owned subsidiary of Amazon.com (“Amazon”). Founded in 1994, Amazon is a multinational technology company focusing in e-commerce, cloud computing, and artificial intelligence, and is headquartered in Seattle, Washington. At the Amazon Industrial Portfolio Properties, Amazon Services leases in aggregate 1,713,210 sq. ft. under triple net leases (except for certain landlord obligations as set forth in the mortgage loan documents) expiring on July 31, 2032. The Amazon Services leases are guaranteed by Amazon and each has four, five-year renewal options remaining.

COVID-19 Update. As of August 10, 2020 the Amazon Industrial Portfolio Properties are open. For June and July 2020, 100% of the sq. ft. and UW Base Rent payments were collected. As of August 10, 2020, the Amazon Industrial Portfolio Whole Loan is not subject to any modification or forbearance request.

Tenant Summary(1)
Tenant / City	Property Name	Ratings (Moody’s/Fitch/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent Per Sq. Ft.	% of Total U/W Base Rent	Lease Expiration
Amazon (Kansas City)(3)	6925 Riverview Avenue	A2 / A+ / AA-	856,605	50.0%	$6.00	49.6%	7/31/2032
Amazon (Jacksonville)(3)	12900 Pecan Park Road	A2 / A+ / AA-	856,605	50.0	$6.09	50.4	7/31/2032
Total Occupied			1,713,210	100.0%	$6.04	100.0%
Vacant			0	0.0
Total / Wtd. Avg.			1,713,210	100.0%

(1)	Based on the underwritten rent roll dated as of August 1, 2020 with rent steps through September 2021.

(2)	Credit ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Amazon Services has four, five-year renewal options remaining.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2021	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2022	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2023	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2024	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2025	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2026	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2027	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2028	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2029	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2030	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2031 & Thereafter	2	1,713,210	100.0	1,713,210	100.0%	$6.04	100.0	100.0%
Vacant	NAP	0	0.0	1,713,210	100.0%	NAP	NAP
Total / Wtd. Avg.	2	1,713,210	100.0%			$6.04	100.0%
(1)	Based on the underwritten rent roll dated as of August 1, 2020 with rent steps through September 2021.

Environmental Matters. According to the Phase I environmental reports dated as of July 21, 2020, there are no recognized environmental conditions or recommendations for further action at the Amazon Industrial Portfolio Properties.

The Market.

Kansas City Industrial Market (49.6% of Portfolio Underwritten Base Rent): According to the appraisal, the 6925 Riverview Avenue Property is located within the Kansas City industrial market and the Kansas City, Kansas submarket. As of first quarter 2020, the Kansas City industrial market had approximately 312.1 million sq. ft. of industrial space with a vacancy rate of 4.7% and asking rent of approximately $5.66 per sq. ft. As of first quarter 2020, the Kansas City industrial market reported positive absorption of 2.8 million sq.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 5 Amazon Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 64.7% 2.38x 8.0%

ft., 6.6 million sq. ft. under construction and 434,000 sq. ft. completed. The Kansas City, Kansas submarket reported 1.8 million sq. ft. of space with a vacancy rate of 0.8% and asking rent of approximately $5.61 per sq. ft., as of first quarter 2020. The Kansas City, Kansas submarket reported negative absorption of 14,500 sq. ft., 406,000 under construction and no new completions.

Jacksonville Industrial Market (50.4% of Portfolio Underwritten Base Rent): According to the appraisal, the 12900 Pecan Park Road Property is located within the Jacksonville industrial market and the Northeast submarket. As of first quarter 2020, the Jacksonville industrial market had approximately 143.0 million sq. ft. of industrial space with a vacancy rate of 5.0% and asking rent of approximately $7.64 per sq. ft. As of first quarter 2020, the Jacksonville industrial market reported positive absorption of 401,446 sq. ft., 704,581 sq. ft. under construction and 1.4 million sq. ft. completed. The Northeast submarket reported 4.7 million sq. ft. of space with a vacancy rate of 6.2% and asking rent of approximately $5.90 per sq. ft., as of first quarter 2020. The Northeast submarket reported positive absorption of 700 sq. ft., no new construction and 279,000 sq. ft. completed.

6925 Riverview Avenue Comparable Industrial Leases(1)
Property Name / Location	Year Built	Tenant Name	Tenant Leased Space	Lease Date	Lease Term (years)	Base Rent Per Sq. Ft.
6925 Riverview Avenue Kansas City, KS	2017	Amazon.com Services, LLC(2)	856,605(2)	Jul 17(2)	15.1(2)	$6.00(2)
14901 Andrews Road Kansas City, MO	2016	Honeywell International	275,193	Jun 20	5.0	$4.20
Inland Port V Gardner, KS	2016	Hostess	765,000	Dec 19	6.5	$3.92
I-35 Logistics Park Building C Olathe, KS	2018	IT Renew	315,000	Dec 19	12.0	$3.90
Lenexa Logistics Centre North 1 Lenexa, KS	2017	Turns5 Inc.	363,063	Aug 18	5.0	$3.87
ELHC VIII Edgerton, KS	2017	Hopkins Manufacturing	406,426	Jun 18	16.0	$3.72
I-35 Logistics Park Building C Olathe, KS	2018	KGP	251,873	Jan 18	7.0	$4.05
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated as of August 1, 2020. Base Rent Per Sq. Ft. includes rent steps through September 2021.

12900 Pecan Park Road Comparable Industrial Leases(1)
Property Name / Location	Year Built	Tenant Name	Tenant Leased Space	Lease Date	Lease Term (years)	Base Rent Per Sq. Ft.
12900 Pecan Park Road Jacksonville, FL	2017	Amazon.com Services, LLC(2)	856,605(2)	Aug 17(2)	15.0(2)	$6.09(2)
13483 103rd Street Jacksonville, FL	2019	Wayfair	1,012,570	Jan 20	10.3	$4.10
6282 Imeson Road – Bld 1 Jacksonville, FL	2019	Winsupply	272,480	Aug 19	10.3	$4.73
10501 Cold Storage Road – Building C Jacksonville, FL	2019	Larose Industrial	300,000	Jul 19	10.7	$4.75
Sears Logistics Services Jacksonville, FL	2008	GE Appliances	815,203	Jun 19	10.0	$4.24
11530 New Berlin Road Jacksonville, FL	2009	Gildan	305,000	Nov 18	5.0	$3.75
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated as of August 1, 2020. Base Rent Per Sq. Ft. includes rent steps through September 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 5 Amazon Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 64.7% 2.38x 8.0%

Cash Flow Analysis.

Cash Flow Analysis(1)
	U/W	U/W PSF
Base Rent(2)	$10,355,439	$6.04
Contractual Rent Steps(3)	1,011,476	0.59
Total Reimbursements	2,281,427	1.33
Gross Potential Rent	$13,648,341	$7.97
Vacancy & Credit Loss	(272,967)	(0.16)
Effective Gross Income	$13,375,374	$7.81
Real Estate Taxes	$1,445,951	0.84
Insurance	539,304	0.31
Management Fee	155,332	0.09
Other Operating Expenses	140,840	0.08
Total Operating Expenses	$2,281,427	$1.33
Net Operating Income	$11,093,948	$6.48
Replacement Reserves	171,321	0.10
TI/LC	0	0.00
Net Cash Flow	$10,922,627	$6.38
(1)	Historical financials are unavailable as the Amazon Industrial Portfolio Properties were acquired at origination.

(2)	Base Rent is based on the underwritten rent roll dated August 1, 2020 inclusive of rent steps through September 2021.

(3)	Rent Steps reflect the present value of rent steps through the entire lease term.

Property Management. The Amazon Industrial Portfolio Properties are managed on behalf of borrowers by CBRE, Inc.

Lockbox / Cash Management. The Amazon Industrial Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The borrowers were required to establish a lockbox account and deliver notices to each tenant within five business days following the opening of the lockbox account directing each tenant to remit all payments under the applicable lease directly to the lockbox account. On each business day during the continuance of an Amazon Industrial Portfolio Trigger Period (as defined below), all amounts in the deposit account are required to be remitted to a lender-controlled cash management account. Upon the occurrence and during the continuance of an Amazon Industrial Portfolio Trigger Period, all funds in the cash management account are to be applied and disbursed for payment of taxes, insurance premiums, operating expenses, debt service, reserves, and other amounts payable in accordance with the Amazon Industrial Portfolio Whole Loan documents, in each case, as and to the extent required by the terms of the Amazon Industrial Portfolio Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Amazon Industrial Portfolio Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Amazon Industrial Portfolio Whole Loan but may be subject to certain disbursements to borrowers for tenant improvements and leasing commissions in accordance with the terms of the Amazon Industrial Portfolio Whole Loan documents. Upon the occurrence and during the continuance of an event of default under the Amazon Industrial Portfolio Whole Loan documents, the lender may apply funds to the debt in such priority as it may determine.

An “Amazon Industrial Portfolio Trigger Period” means any period during which (i) the debt yield for the Amazon Industrial Portfolio Properties falls below 6.22% as of the end of any fiscal quarter, until the debt yield exceeds 6.22% as of the end of two consecutive fiscal quarters thereafter; or (ii) an Amazon Industrial Portfolio Lease Sweep Period (as defined below) is continuing. The borrowers will be permitted to avoid an Amazon Industrial Portfolio Trigger Period by releasing an Amazon Industrial Portfolio Property in connection with a partial defeasance of the Amazon Industrial Portfolio Whole Loan, in accordance with the conditions described in “—Partial Release” herein.

An “Amazon Industrial Portfolio Lease Sweep Period” means any period (x) commencing on the date (i) Amazon Services surrenders, cancels, terminates or materially modifies an applicable lease (other than pursuant to a unilateral right granted to it under such lease as of the origination date or an amendment to such lease in accordance with the Amazon Industrial Portfolio Whole Loan documents after the origination date); (ii) Amazon Services defaults in the payment of rent, property taxes or insurance premiums (after the expiration of any notice and cure periods) under an applicable lease; (iii) Amazon Services or its lease guarantor files or is the subject of, any bankruptcy or similar insolvency proceeding or has its assets made subject to the jurisdiction of a bankruptcy court; (iv) Amazon Services is no longer rated at least “BBB+” (or the equivalent) by at least one of S&P, Moody’s or Fitch; or (v) the borrowers receive a written notice of default under the PILOT Leases or any documents relating to the IRB that is also a PILOT document under the Amazon Industrial Portfolio Whole Loan documents, which default is not cured or waived within 30 days of such receipt, at any time during which Amazon Services has gone dark in all or substantially all of the space demised by the lease at the 6925 Riverview Avenue Property. An Amazon Industrial Portfolio Lease Sweep Period will not occur if Amazon tenant continues to pay unabated rent, while vacant or dark in its leased premises, not operating in all or some of its leased premises, or subleasing or licensing any of the space demised within the applicable lease. An Amazon Industrial Portfolio Lease Sweep Period will end on the date (a) in the case of clause (i) above, the borrowers entering

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 5 Amazon Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 64.7% 2.38x 8.0%

into one or more Qualified Replacement Leases (as defined below) for at least 90% of the applicable premises or for at least 90% of the net effective rent attributable to such premises; (b) in the case of clause (ii) above, either (x) such default has been cured and accepted by the borrower or (y) the conditions described under clause (a) above are satisfied; (c) in the case of clause (iii) above, either (x) Amazon Services assumes the applicable lease or (y) the conditions described under clause (a) above are satisfied; (d) in the case of clause (iv) above, Amazon Services has a rating of at least “BBB+” or the equivalent from at least one of S&P, Moody’s or Fitch; and (e) in the case of clause (v) above, the default under the applicable PILOT lease or document relating to the IRB has been waived by the Municipality or cured by the borrowers or Amazon Services, or the borrowers or Amazon Services have paid all penalties and/or damages relating to such default.

“Qualified Replacement Lease” means a lease that (i) has a term of no less than 10 years; (ii) is entered into on an arms-length basis with a tenant unaffiliated with the borrower that is either (x) rated at least “BBB-” by S&P or Fitch (or is guaranteed by an entity with such ratings), or (y) otherwise reasonably acceptable to the lender; (iii) contains economic terms that are not less favorable than market terms prevailing at the time such lease is entered into; (iv) does not contain an option or preferential right to purchase all or any portion of the applicable Amazon Industrial Portfolio Property, unless such option is subordinate to the mortgage as defined within the Amazon Industrial Portfolio Whole Loan documents. Provided that no event of default under the Amazon Industrial Whole Loan documents is ongoing, any lease that does not cover more than 10% of the net rentable area at an Amazon Industrial Portfolio Property will not require the lender’s consent or approval so long as it complies with the requirements above (other than clause (ii)). Any lease that doesn’t require the lender’s approval is required to be with a tenant whose identity and creditworthiness is appropriate for tenancy in a property of comparable quality as the applicable Amazon Industrial Portfolio Property (as reasonably determined by the borrowers).

Initial and Ongoing Reserves.

Tax Reserve. The borrowers are required to deposit into a real estate tax reserve, on a monthly basis during the continuance of an Amazon Industrial Portfolio Trigger Period, 1/12 of the estimated annual real estate taxes (initially estimated at $120,496), unless Amazon Services pays the real estate taxes directly as required by the Amazon Industrial Portfolio Whole Loan documents or reimburses the borrowers for the same. If such Amazon Industrial Portfolio Trigger Period is caused solely by an Amazon Industrial Portfolio Lease Sweep Period, then the borrower will only be required to deposit the portion of taxes attributable to the Amazon Industrial Portfolio Properties or property causing such Amazon Industrial Portfolio Lease Sweep Period, and in each case, the amount required to be deposited with take into account the PILOT documents.

Insurance Reserve. The borrowers are required to deposit into an insurance reserve, on a monthly basis during the continuance of an Amazon Industrial Portfolio Trigger Period, 1/12 of estimated insurance premiums, unless Amazon Services has obtained the insurance policies required by the Amazon Industrial Portfolio Whole Loan documents and is paying the insurance premium or reimbursed the borrowers for the same. If such Amazon Industrial Portfolio Trigger Period is caused solely by an Amazon Industrial Portfolio Lease Sweep Period, then the borrower will only be required to deposit the portion of insurance premiums attributable to the Amazon Industrial Portfolio Properties or property causing such Amazon Industrial Portfolio Lease Sweep Period.

TI/LC Reserve. The borrowers are required to deposit into a replacement reserve, on a monthly basis during the continuance of an Amazon Industrial Portfolio Trigger Period, an amount equal to approximately $71,383.75 in the aggregate for TI/LC reserves. If such Amazon Industrial Portfolio Trigger Period is caused solely by an Amazon Industrial Portfolio Lease Sweep Period, then the borrower will only be required to deposit the portion of the TI/LC reserve attributable to the Amazon Industrial Portfolio Properties or property causing such Amazon Industrial Portfolio Lease Sweep Period.

Capital Expenditure Reserve. The borrowers are required to deposit into a rollover reserve, on a monthly basis during the continuance of an Amazon Industrial Portfolio Trigger Period, an amount equal to approximately $14,276.75 for Capital Expenditure reserves. If such Amazon Industrial Portfolio Trigger Period is caused solely by an Amazon Industrial Portfolio Lease Sweep Period, then the borrower will only be required to deposit the portion of the Capital Expenditure reserves attributable to the Amazon Industrial Portfolio Properties or property causing such Amazon Industrial Portfolio Lease Sweep Period.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. At any time (x) on or after the first payment date following the earlier to occur of (i) July 30, 2023 and (ii) the second anniversary of the date on which the entire Amazon Industrial Portfolio Whole Loan is securitized and (y) prior to August 1, 2027, the borrowers are permitted to obtain the release of the 6925 Riverview Avenue Property from the lien of the mortgage upon, among other conditions, (a) payment of the applicable Release Price (as defined below), (b) no event of default under the Amazon Industrial Portfolio Whole Loan documents is continuing, (c) after giving effect to the release, the debt yield is no less than the greater of (x) the debt yield immediately prior to such release and (y) 7.44%, and (d) delivery of a customary REMIC opinion.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 5 Amazon Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 64.7% 2.38x 8.0%

“Release Price” means an amount equal to the greater of (x) 110% of the allocated loan amount for the applicable Amazon Industrial Portfolio Property or (y) the portion of the net proceeds received by the applicable borrower in connection with the sale of such Amazon Industrial Portfolio Property that, when applied to the repayment of the Amazon Industrial Portfolio Whole Loan, would result in a loan-to-value ratio of no greater than 65% (based on a new appraisal).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1655 3rd Street and 1725 3rd Street San Francisco, CA 94158	Collateral Asset Summary – Loan No. 6 & 7 Chase Center Tower I & II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,750,000 31.3% 3.87x 13.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1655 3rd Street and 1725 3rd Street San Francisco, CA 94158	Collateral Asset Summary – Loan No. 6 & 7 Chase Center Tower I & II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,750,000 31.3% 3.87x 13.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1655 3rd Street and 1725 3rd Street San Francisco, CA 94158	Collateral Asset Summary – Loan No. 6 & 7 Chase Center Tower I & II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,750,000 31.3% 3.87x 13.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1655 3rd Street and 1725 3rd Street San Francisco, CA 94158	Collateral Asset Summary – Loan No. 6 & 7 Chase Center Tower I & II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,750,000 31.3% 3.87x 13.9%

Mortgage Loan Information
Loan Seller:	JPMCB
Loan Purpose:	Refinance
Credit Assessment
(Fitch/KBRA/Moody’s)(13):	BBB-sf / BBB-(sf) / A2(sf)
Borrower Sponsors:	GSW Sports LLC; Uber Technologies, Inc.; Alexandria Real Estate Equities, Inc.
Borrowers(1):	ECOP Tower I Owner LLC; ECOP Tower II Owner LLC
Original Balance(2)(3):	$33,750,000
Cut-off Date Balance(2)(3):	$33,750,000
% by Initial UPB:	5.4%
Interest Rate(4):	3.52203810%
Payment Date:	10th of each month
First Payment Date:	May 10, 2020
Maturity Date:	March 10, 2025
Amortization:	Interest Only
Additional Debt(5):	$236,250,000 Pari Passu Debt; $155,000,000 B Notes; $175,000,000 C Notes
Call Protection:	L(28), D(27), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(6)
	Initial	Monthly	Cap
Taxes:	$0	Springing	NAP
Insurance:	$0	Springing	NAP
Replacement:	$0	Springing	NAP
TI/LC:	$0	Springing	NAP
Outstanding TI’s:	$47,514,548	$0	NAP
Outstanding Repairs:	$15,163,800	$0	NAP
Common Charges:	$0	Springing	NAP
Property Information
Single Asset / Portfolio(2):	Two Crossed Assets
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	San Francisco, CA
Year Built / Renovated(7):	2019 / NAP
Total Sq. Ft.:	586,208
Property Management:	ARE-San Francisco No. 68, LLC
Underwritten NOI(8)(9):	$37,458,664
Underwritten NCF(8)(9):	$37,341,422
Appraised Value(9)(10):	$863,500,000
Appraisal Date(10):	December 19, 2019

Historical NOI(11)
Most Recent NOI:	NAV
2019 NOI:	NAV
2018 NOI:	NAV
2017 NOI:	NAV

Historical Occupancy(11)
Most Recent Occupancy(12):	100.0% (August 10, 2020)
2019 Occupancy:	NAV
2018 Occupancy:	NAV
2017 Occupancy:	NAV

Financial Information(2)(9)
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$33,750,000
Pari Passu Notes	236,250,000
Total Senior Notes	$270,000,000	$461 / $461	31.3% / 31.3%	3.89x / 3.87x	13.9% / 13.8%	13.9% / 13.8%
B Notes	$155,000,000	$725 / $725	49.2% / 49.2%	2.47x / 2.46x	8.8% / 8.8%	8.8% / 8.8%
C Notes	$175,000,000	$1,024 / $1,024	69.5% / 69.5%	1.37x / 1.36x	6.2% / 6.2%	6.2% / 6.2%
Whole Loan	$600,000,000	$1,024 / $1,024	69.5% / 69.5%	1.37x / 1.36x	6.2% / 6.2%	6.2% / 6.2%
(1)	There is no non-recourse carveout guarantor or separate environmental indemnitor for the Chase Center Tower Whole Loans (as defined below).

(2)	The Chase Center Tower Loans (as defined below) represent the cross-defaulted and cross-collateralized interests in the Chase Center Tower I Loan (as defined below) and the Chase Center Tower II Loan (as defined below). The financial information presented in the chart above reflects the aggregate Cut-off Date balance of the Chase Center Tower Loans. All information herein is represented on an aggregate basis, except as otherwise specified.

(3)	The Chase Center Tower Loans consist of the non-controlling Notes A-1-G and A-2-G and are part of the Chase Center Tower Whole Loans, evidenced by 16 senior pari passu notes and four subordinate notes, with an aggregate outstanding principal balance as of the Cut-off Date of $600.0 million. For additional information, see “The Loan” herein.

(4)	Reflects the weighted average interest rate of the Chase Center Tower Senior Notes (as defined below) only. See “Current Mezzanine or Subordinate Indebtedness” for additional information pertaining to the Chase Center Tower Junior Notes (as defined below).

(5)	See “Current Mezzanine or Subordinate Indebtedness” herein.

(6)	See “Initial and Ongoing Reserves” herein.

(7)	As of the Cut-off Date, construction of the Chase Center Tower Properties (as defined below) is substantially complete. The buildout of the interior space is currently underway and once completed Uber (as defined below) is expected to take occupancy. For more details on timing, see “The Property” herein.

(8)	Underwritten NOI and Underwritten NCF are inclusive of contractual rent steps through December 2020, consisting of an annual increase of 3.0%.

(9)	All NOI, NCF and occupancy information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus pandemic, and the economic disruption resulting from measures to combat the pandemic, and all DSCR, LTV and Debt Yield metrics were calculated, and the Chase Centers Tower Loans were underwritten, based on such prior information. See “Risk Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(10)	Appraised Value is reflective of the “Hypothetical As-If Funded” Appraised Value, which assumes all remaining construction and tenant improvements as of December 19, 2019 have been paid for or funded. At origination, the Borrowers reserved $62,678,348 for all outstanding tenant improvements and outstanding repairs. The “As-Is” appraised value as of December 19, 2019 is $789.1 million, which results in a Senior Notes and Whole Loan Cut-off LTV of approximately 34.2% and 76.0%, respectively.

(11)	Historical NOI and Historical Occupancy are unavailable as the collateral is newly constructed as of 2019.

(12)	Most Recent Occupancy and Underwritten NOI are inclusive of two executed leases with Uber (as defined below). Uber has begun paying rent, but is not yet in occupancy. Beginning on August 3, 2020, Uber has begun moving in essential staff to the Northwest Tower. Due to a revised shelter in place initiative in San Francisco non-essential employees have not begun moving into the Northwest Tower. Uber is expected to begin taking occupancy of the Southwest Tower in October 2020 (see below for additional information).

(13)	Fitch, KBRA and Moody’s provided the listed assessments for the Chase Center Tower Loan in the context of its inclusion in the mortgage pool.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1655 3rd Street and 1725 3rd Street San Francisco, CA 94158	Collateral Asset Summary – Loan No. 6 & 7 Chase Center Tower I & II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,750,000 31.3% 3.87x 13.9%

The Loan.   The Chase Center Tower I mortgage loan and the Chase Center Tower II mortgage loan (collectively, the “Chase Center Tower Loans”) represent two cross-collateralized, cross-defaulted, 59-month, fixed rate loans secured by the first mortgages encumbering the borrowers’ fee simple condominium interest in the office tower portion of two newly constructed, Class A office towers, comprised of 586,208 sq. ft. located in San Francisco, California (the “Chase Center Tower Properties”). The two individual mortgage loans that comprise the Chase Center Tower Loans are the Chase Center Tower I mortgage loan (“Chase Center Tower I Loan”), which is secured by the Northwest Tower (“Chase Center Tower I”) and the Chase Center Tower II mortgage loan (“Chase Center Tower II Loan”), which is secured by the Southwest Tower (“Chase Center Tower II”). The Chase Center Tower I Loan is evidenced by the non-controlling senior pari passu note A-1-G with an outstanding principal balance as of the Cut-off Date of $18,213,750, which is part of a $323.8 million whole loan (the “Chase Center Tower I Whole Loan”) that includes (i) eight senior pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $145,710,000 (the “Chase Center Tower I Senior Notes”), (ii) a senior-subordinate note with an outstanding principal balance as of the Cut-off Date of approximately $83,637,000 (the “Chase Center Tower I Senior-Subordinate Note”) and (iii) a junior-subordinate note with an outstanding principal balance as of the Cut-off Date of approximately $94,453,000 (the “Chase Center Tower I Junior Subordinate Note”). The Chase Center Tower II Loan is evidenced by the non-controlling senior pari passu note A-2-G, with an outstanding principal balance as of the Cut-off Date of $15,536,250, which is part of a $276.2 million whole loan (the “Chase Center Tower II Whole Loan” and, together with the Chase Center Tower I Whole Loan, the “Chase Center Tower Whole Loans”) that includes (i) eight senior pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $124,290,000 (the “Chase Center Tower II Senior Notes” and, together with the Chase Center Tower I Senior Notes, the “Chase Center Tower Senior Notes”), (ii) a senior-subordinate note with an outstanding principal balance as of the Cut-off Date of approximately $71,363,000 (the “Chase Center Tower II Senior-Subordinate Note” and, together with the Chase Center Tower I Senior-Subordinate Note, the “Chase Center Tower Senior-Subordinate Notes”) and (iii) a junior-subordinate note with an outstanding principal balance as of the Cut-off Date of approximately $80,547,000 (the “Chase Center Tower II Junior-Subordinate Note” and, together with the Chase Center Tower I Junior-Subordinate Notes, the “Chase Center Tower Junior-Subordinate Notes”). Only the Chase Center Tower Loans will be included in the mortgage pool for the DBJPM 2020-C9 trust.

The relationship between the holders of the Chase Center Tower Senior Notes, the Chase Center Tower Senior-Subordinate Notes, and the Chase Center Tower Junior-Subordinate Note will be governed by co-lender agreements as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Chase Center Tower Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary(1)(2)(3)
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1-A, A-2-A	$33,750,000	$33,750,000	Benchmark 2020-IG2	No
Note A-1-B, A-2-B	33,750,000	33,750,000	Benchmark 2020-IG2	No
Note A-1-C, A-2-C	33,750,000	33,750,000	Benchmark 2020-IG2	No
Note A-1-D, A-2-D	33,750,000	33,750,000	Benchmark 2020-IG3	No
Note A-1-E, A-2-E	33,750,000	33,750,000	Benchmark 2020-IG3	No
Note A-1-F, A-2-F	33,750,000	33,750,000	JPMDB 2020-COR7	No
Note A-1-G, A-2-G	33,750,000	33,750,000	DBJPM 2020-C9	No
Note A-1-H, A-2-H	33,750,000	33,750,000	Benchmark 2020-B18	No
Senior Notes	$270,000,000	$270,000,000
Note B-1, B-2(4)	155,000,000	155,000,000	Benchmark 2020-IG2	No
Note C-1, C-2(4)(5)	175,000,000	175,000,000	Third Party(6)	Yes
Whole Loan	$600,000,000	$600,000,000
(1)	Representative of all promissory notes attributable to the cross-collateralized and cross-defaulted Chase Center Tower I Whole Loan and Chase Center Tower II Whole Loan.

(2)	All Notes designated with “A-1” and “A-2” are reflective of the Chase Center Tower I Senior Notes and Chase Center Tower II Senior Notes, respectively. Notes designated with “B-1” and “B-2” are reflective of the Chase Center Tower I Senior-Subordinate Notes and Chase Center Tower II Senior-Subordinate Notes, respectively. All Notes designated with “C-1” and “C-2” are reflective of the Chase Center Tower I Junior-Subordinate Notes and Chase Center Tower II Junior-Subordinate Notes, respectively.

(3)	The Notes above represent the combination of the Chase Center Tower I Loan and Chase Center Tower II Loan promissory notes which are allocated to their respective whole loans by an approximately 54.0% to 46.0% split, respectively.

(4)	The Chase Center Tower Senior-Subordinate Notes are subordinate in right of payment to the Chase Center Tower Senior Notes. The Chase Center Tower Junior-Subordinate Notes are subordinate in right of payment of the Chase Center Tower Senior Notes and the Chase Center Tower Senior-Subordinate Notes.

(5)	The initial Control Notes are Note C-1 and Note C-2, so long as no Chase Center Tower control appraisal period has occurred and is continuing. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Chase Center Tower Whole Loans” in the Preliminary Prospectus. The Chase Center Tower Whole Loans will be serviced under the pooling and servicing agreement for the Benchmark 2020-IG2 transaction.

(6)	Note C-1 and C-2 are currently held by Security Benefit Life Insurance Company.

The Chase Center Tower Whole Loans have a 59-month interest-only term. The Chase Center Tower Senior Notes, the Chase Center Tower Senior-Subordinate Notes and the Chase Center Tower Junior-Subordinate Notes accrue interest at weighted average fixed rates of approximately 3.52203810%, 3.52203812% and 6.875000% per annum, respectively. The proceeds of the Chase Center Tower Whole Loans were used to pay off existing construction debt encumbering the Chase Center Tower Properties of approximately $314.6 million, pay closing costs of approximately $20.4 million, fund escrows of approximately $62.7 million related to construction completion and tenant buildouts and return approximately $202.2 million of equity to the Borrower Sponsors (as defined below).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1655 3rd Street and 1725 3rd Street San Francisco, CA 94158	Collateral Asset Summary – Loan No. 6 & 7 Chase Center Tower I & II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,750,000 31.3% 3.87x 13.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Notes	$270,000,000	45.0%	Loan Payoff(1)	$314,637,958	52.4%
Senior-Subordinate Notes	155,000,000	25.8	Upfront Reserves	62,678,348	10.4
Junior-Subordinate Notes	175,000,000	29.2	Closing Costs	20,447,539	3.4
			Return of Equity	202,236,155	33.7
Total Sources	$600,000,000	100.0%	Total Uses	$600,000,000	100.0%
(1)	Loan Payoff is associated with the original construction loan for development of the Chase Center Tower Properties.

The Borrowers / Borrower Sponsors. The borrowers are ECOP Tower I Owner LLC (“Tower I Borrower”) and ECOP Tower II Owner LLC (“Tower II Borrower” and together with the Tower I Borrower, collectively, the “Borrowers”), each a Delaware limited liability company and single purpose entity with two independent directors. The Borrowers have entered into a cross-default and cross-collateralization agreement under which the Chase Center Tower I Loan and Chase Center Tower II Loan are cross-defaulted and cross-collateralized and are permitted to effectuate an uncross in accordance with the terms of such agreement. The Borrowers are indirectly owned or controlled by a joint venture between GSW Sports LLC (the ownership group of the Golden State Warriors NBA franchise), Uber Technologies, Inc. (“Uber”) and Alexandria Real Estate Equities, Inc. (“ARE”) (collectively the “Borrower Sponsors”). Uber owns 45.0% of the Borrowers and is also leasing 100.0% of the Chase Center Tower Properties. GSW Sports LLC owns 45.0% of the Borrowers and is comprised of the Golden State Warriors basketball franchise ownership group which is led by Joe Lacob and Peter Guber. A business magazine ranks the Golden State Warriors as the NBA’s third most valuable franchise as of February 2020 at approximately $4.3 billion. ARE, which owns 10.0% of the Borrowers is also the manager of the joint venture that owns the Borrowers. ARE is a national development REIT focused on collaborative life science and technology campuses, with an asset base in North America of approximately 39.2 million sq. ft. as of December 31, 2019. Legal counsel to the Borrowers delivered a non-consolidation opinion in connection with the origination of the Chase Center Tower Whole Loans. There is no non-recourse carveout guarantor or separate environmental indemnitor for the Chase Center Tower Whole Loans.

In lieu of an environmental indemnity, the Borrower Sponsors provided a secured lender environmental policy.

The Property.

Tenant Summary(1)
Building	Tenant	Credit Rating (Moody's/Fitch/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	Annual U/W Base Rent per Sq. Ft.(3)	% of Total Annual U/W Base Rent(3)	Lease Expiration(4)
Chase Center Tower I	Uber Technologies, Inc.	B1 / NR / B-	317,660	54.2%	$66.95	54.2%	10/31/2039
Chase Center Tower II	Uber Technologies, Inc.	B1 / NR / B-	268,548	45.8	66.95	45.8	9/30/2039
Total / Wtd. Avg.			586,208	100.0%	$66.95	100.0%
(1)	Based on the underwritten rent roll.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	Annual U/W Base Rent per sq. ft. and % of Total Annual U/W Base Rent are inclusive of contractual rent steps through December 2020.

(4)	Both leases are structured with one, 14-year extension option upon expiration of their respective initial terms.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1655 3rd Street and 1725 3rd Street San Francisco, CA 94158	Collateral Asset Summary – Loan No. 6 & 7 Chase Center Tower I & II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,750,000 31.3% 3.87x 13.9%

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent per Sq. Ft.(2)	% Annual U/W Base Rent Rolling(2)	Cumulative % of U/W Base Rent(2)
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2024	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2025	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2026	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2027	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2028	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2029	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2030 & Thereafter	2	586,208	100.0%	586,208	100.0%	$66.95	100.0%	100.0%
Vacant	0	0	0.0%	586,208	100.0%	NAP	NAP
Total / Wtd. Avg.	2	586,208	100.0%			$66.95	100.0%
(1)	Based on the underwritten rent roll.

(2)	Annual U/W Base Rent per Sq. Ft., % Annual U/W Base Rent Rolling and Cumulative % of U/W Base Rent is inclusive of contractual rent steps through December 2020.

The Chase Center Tower Properties are comprised of two 11-story, Class A, office condominium buildings totaling 586,208 sq. ft. located adjacent to the newly constructed Chase Arena in the Mission Bay submarket of San Francisco, California. The Chase Center Tower Properties, which are part of the broader Chase Center complex, are comprised of Chase Center Tower I (317,660 sq. ft.) and Chase Center Tower II (268,548 sq. ft.). As of August 2020, the Chase Center Tower Properties are 100.0% leased to Uber which executed two leases for the premises in March 2018. Uber took possession of the completed Chase Center Tower Properties in September 2019 (Chase Center Tower II) and October 2019 (Chase Center Tower I). Uber began paying rent upon taking possession of its space, but is not yet in occupancy. Uber has been building out its interior space and began moving essential employees on-site on August 3, 2020 to the Northwest Tower. Due to a revised shelter in place initiative in San Francisco non-essential employees have not begun moving into the Northwest Tower. Uber is expected to begin taking occupancy of the Southwest Tower in October 2020. In March 2020, the remaining buildout was put on hold pursuant to the City of San Francisco stay-at-home directive due to the on-going COVID-19 pandemic. Effective May 4, 2020, the City of San Francisco permitted all construction activities to resume. The Borrowers have indicated that the pause in construction will delay Uber's move in date, but the pause in construction does not impact the tenant’s contractual rent obligations. Uber took possession and has been paying rent at the Chase Center Tower Properties since September 2019 (Chase Center Tower II) and October 2019 (Chase Center Tower I). As of August 3, 2020, Uber has begun moving in essential employees into the Northwest Tower. We cannot assure you that Uber will take occupancy of the Southwest Tower as expected or at all.

Upon taking occupancy, over $212.0 million will have been invested in the build-out of the Uber space. In total, Uber will have contributed approximately $158.2 million to be utilized towards building a variety of unique office spaces, libraries and design labs. The invested capital will also be utilized in non-building system materials or equipment including Uber’s voice or data cabling, as well as furniture and other personal property items. Uber is also expected to occupy two adjacent buildings that are currently under construction (not a part of the collateral). Collectively, the four buildings are expected to represent Uber’s new headquarters campus. The campus will be home to approximately 7,000 employees and will represent Uber’s largest footprint in San Francisco with over 1.0 million sq. ft.

The Chase Center Tower Properties have been designed for and are expected to achieve LEED Gold certification (according to a third party report) and have been constructed to allow adaptability by both high-tech and biotech tenants. The Chase Center Tower Properties are situated on a portion of a 10.92 acre complex known as the Chase Center. Included in the Chase Center complex is the Chase Arena which serves as the home arena for the Golden State Warriors, as well as home to over 200 concerts and events throughout the year. Chase Arena is an 18,000 seat arena that is one of the nation’s most advanced sporting arenas. The Chase Center complex also includes a retail component and three levels of subterranean parking containing approximately 584 parking spaces.

COVID-19 Update. As of August 1, 2020, Uber has paid all contractual rent obligations in-full. The Chase Center Tower Whole Loans are current through the August 10, 2020 payment date. As of August 1, 2020, the Chase Center Tower Whole Loans are not subject to any modification or forbearance requests.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1655 3rd Street and 1725 3rd Street San Francisco, CA 94158	Collateral Asset Summary – Loan No. 6 & 7 Chase Center Tower I & II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,750,000 31.3% 3.87x 13.9%

Collateral Summary
Property Name	Year Built / Renovated	Net Rentable Area (Sq. Ft.)	Allocated Loan Cut-off Date Balance	% Allocated Loan Original Balance	Appraised Value(1)	% Appraised Value	U/W NCF	% of U/W NCF
Chase Center Tower I	2019 / NAP	317,660	$18,213,750	54.0%	$466,000,000	54.0%	$20,235,832	54.2%
Chase Center Tower II	2019 / NAP	268,548	15,536,250	46.0	397,500,000	46.0	17,105,590	45.8
Total / Wtd. Avg.		586,208	$33,750,000	100.0%	$863,500,000	100.0%	$37,341,422	100.0%
(1)	Appraised Value is reflective of the “Hypothetical As-If Funded” Appraised Value, which assumes all remaining construction and tenant improvements as of December 19, 2019 has been paid for or funded. At origination, the Borrowers reserved $62,678,348 for all outstanding tenant improvements and outstanding repairs. The “As-Is” appraised value as of December 19, 2019 is $789.1 million, which results in a Senior Notes and Whole Loan Cut-off LTV of approximately 34.2% and 76.0%, respectively.

Major Tenants.

Uber Technologies, Inc. (586,208 sq. ft., 100.0% of NRA; 100.0% of U/W Base Rent). Uber (rated B1 / NR / B- by Moody’s / Fitch / S&P), executed its leases for the Chase Center Tower II and Chase Center Tower I in March 2018 and has been paying rent since September 2019 and October 2019, respectively. According to the company’s most recent annual 10-K, Uber is a technology company and ride hailing service currently available in 69 countries and over 10,000 cities with approximately 111.0 million users, and possesses 69.7% of the US ride hailing market. In 2019, Uber had over $65.0 billion in gross bookings and over 26 billion miles driven. Uber has also grown its line of services to include UberEats, a food delivery service. Uber has also begun to develop autonomous car technology. Uber has five operating and reportable segments which include Rides, Eats, Freight, Other Bets and Advanced Technologies Group and Other Technology. Uber executed two individual leases in Chase Center Tower I and Chase Center Tower II. Each executed lease is subject to a 20-year term. Contractual rent under each lease is $65.00 per sq. ft. on a NNN basis subject to annual rent escalations of 3.0% which will occur on each anniversary of each respective rent commencement date. Each Uber lease includes one 14-year extension option at market rent. There are no early termination options (except in connection with a casualty or condemnation) or contraction options structured into the leases. The terms and conditions of tenancy at the Chase Center Tower I and Chase Center Tower II are each governed and subject to terms set forth in the individual leases applicable to each individual property. Although similar, the leases remain uncrossed and are not impacted by conditions and terms applicable to the other lease.

Environmental Matters. The Phase I environmental report dated October 11, 2019 recommended no further action at the Chase Center Tower Properties. The Chase Center Tower Properties are within an area added to the San Francisco Bay in the early 20th Century where warehousing, railroad, oil storage and many other commercial operations were conducted for over 100 years. The part of the area in which the Chase Center Tower Properties are located is subject to a covenant and environmental restriction established in 2000 when redevelopment activities commenced. All required remedial work in the vicinity of the Chase Center Tower Properties had been completed prior to construction of the Chase Center Tower Properties. In lieu of an environmental indemnity, the Borrower Sponsors provided a secured lender environmental policy from Steadfast Insurance Company with the lender as the named insured, with per incident and aggregate limits of $20,000,000 and a $25,000 per incident self-insured retention, and with a term that extends approximately eight years beyond the Chase Center Tower Whole Loans term with the insurance premium paid at origination.

The Market. The Chase Center Tower Properties are located within the San Francisco-Oakland-Hayward, California Metropolitan Statistical Area (“MSA”). San Francisco and the greater Bay Area are known for the fields of technology, life science/biotech, hardware, software, social media, and alternative energy, due, in part, to the presence of Stanford University and the University of California Berkeley, which provide a base of intellectual capital. According to the appraisal, within the Bay Area, the City of San Francisco is attractive as a location for technology businesses due to the urban environment and the appeal that holds for recent college graduates.

San Francisco and the greater Bay Area are also home to the fifth largest corporate base of Fortune 500 companies in the United States. The region’s venture capital community and research and academic institutions have spawned global technology and biotechnology companies including Google, Apple, Facebook, Salesforce, Oracle, Cisco Systems, EBay, Genentech, and Gilead. In addition, the region continues to foster a host of next wave companies including Uber, Twitter, Dropbox, Airbnb, Square, and Okta.

According to the appraisal, as of the third quarter of 2019, the office building development cycle in San Francisco included 4.3 million sq. ft. currently under construction throughout the MSA. In total, approximately 60.0% of the inventory under construction has been preleased. Less than 2.0 million sq. ft. of office space currently under construction throughout the MSA is available for lease.

The Chase Center Tower Properties are located in the Mission Bay submarket of San Francisco, California. The submarket is anchored by the University of California, San Francisco’s Mission Bay Campus (“UCSF Mission Bay”) which focuses on the medical and biotech sectors. The Mission Bay submarket benefits from its proximity to downtown San Francisco and from significant infrastructure investment in the form of the San Francisco Light Rail which runs directly past the Chase Center Tower Properties. The submarket offers almost entirely new office space, which according to the appraisal have asking rents among the highest in the San Francisco office market.

According to a third party market report as of April 2020, the total office inventory in the Mission Bay/China Basin submarket stood at approximately 4.15 million sq. ft. up from approximately 3.4 million sq. ft. at the end of 2018 with a positive net absorption of 746,101 sq. ft. at year end 2019 from year end 2018. Average asking rents were at $77.45 per sq. ft. on a NNN basis representing an approximately 6.7% and 0.2% increase from year end 2018 and year end 2019, respectively. The current vacancy rate in the submarket is at 1.2% with

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1655 3rd Street and 1725 3rd Street San Francisco, CA 94158	Collateral Asset Summary – Loan No. 6 & 7 Chase Center Tower I & II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,750,000 31.3% 3.87x 13.9%

an availability rate of 4.7%.There was approximately 1.0 million sq. ft. under-construction in the submarket, all of which was preleased to Uber, of which 586,208 sq. ft. represents the Chase Center Tower Properties and the remaining 422,980 sq. ft. represents two additional office towers located to the north of the Chase Center Tower Properties. Collectively, the four buildings represent Uber's new HQ campus.

According to a third party market report, San Francisco's economy grew rapidly in the expansion cycle and maintained strength heading into 2020 before the coronavirus pandemic hit. The trajectory of San Francisco's economy and its commercial real estate sector will depend on how widely the virus spreads, and how long containment policies like social distancing need to be maintained.

The appraiser identified six office rent comparables from other class A/B office buildings in the Mission Bay/China Basin office submarket and the surrounding submarkets. Base rent across approximately 332,225 sq. ft. of recently executed leases ranges from $70.00 (NNN) to $100.00 (full service) per sq. ft. (highlighted in the chart below). The appraisal concluded a contractual base rent on a NNN basis of $65.00 per sq. ft. for the Chase Center Tower Properties. The appraisal concluded a full service market rental rate of $95.00 per sq. ft. On June 5, 2018, San Francisco passed a 3.5% gross receipts tax that applies to income generated by office buildings in addition to the in-place 0.3% gross tax receipt. The new tax (“Prop C”) took effect on January 1, 2019. The Prop C tax expense is recoverable from tenants on a NNN lease and is fully reimbursable with respect to the Chase Center Tower Properties based on the in-place lease with Uber. According to the appraisal, triple-net leases are less common in the San Francisco market than full-service and industrial gross leases. The concluded market rent of $95.00 is based on a full-service expense provision with the tenant paying a 3.5% Prop C tax on a net basis.

Office Building Comparables(1)
Property Name	Lessee	Lease Date	NRA	Lease Term	Lease Type	Rent per Sq. Ft.
55 Second Street	Rippling	Apr 2020	30,041	6.2 Yrs.	Full Service	$93.00
55 Hawthorne	KeepTruckin	Sep 2020	68,216	6.1 Yrs.	Full Service	$94.00
555 Mission Street	DLA Piper, LLC	Apr 2019	67,274	7.0 Yrs.	Full Service	$93.00
One Tehama	SoFi	Apr 2019	98,566	10.5 Yrs.	NNN	$70.00
1 Market Plaza	RPX Corporation	Dec 2018	26,967	10.2 Yrs.	Full Service	$97.00
1 Ferry Building	Niantic Labs	Aug 2019	41,161	10.6 Yrs.	Full Service	$100.00
Total			332,225

(1)     Based on the Appraisal.

Cash Flow Analysis.

Cash Flow Analysis(1)(2)
	U/W(3)	U/W PSF
Base Rent(4)	$39,246,626	$66.95
Vacant Income	0	0.00
Gross Potential Rent	$39,246,626	$66.95
CAM Reimbursements	24,793,767	42.30
Parking Income	2,109,600	3.60
Gross Potential Income	$66,149,993	$112.84
Less: Vacancy & Credit Loss(5)	(3,307,500)	(5.64)
Effective Gross Income	$62,842,493	$107.20
Total Operating Expenses	25,383,829	43.30
Net Operating Income	$37,458,664	$63.90
Capital Expenditures	117,242	0.20
Net Cash Flow	$37,341,422	$63.70
(1)	The financials provided above are reflective of the consolidated underwritings for the Chase Center Tower I and the Chase Center Tower II. For avoidance of doubt, no COVID-19 specific adjustments have been incorporated in the lender U/W.

(2)	Historical financials are not available as the Chase Center Tower Properties are newly built as of 2019.

(3)	Based on the underwritten rent roll.

(4)	Base Rent is inclusive of contractual rent steps through December 2020, which reflect an annual increase of 3.0%.

(5)	Vacancy is underwritten to 5.0% of Gross Potential Income.

Property Management.   The Chase Center Tower Properties are currently managed by ARE-San Francisco No. 68, LLC a Delaware limited liability company and affiliate of the ARE Borrower Sponsor.

Lockbox / Cash Management.   The Chase Center Tower Whole Loan documents require a hard lockbox and springing cash management. At origination the Borrowers were required to deliver tenant direction letters to the existing tenant at the Chase Center Tower Properties directing Uber to remit its rent checks directly to the lender-controlled lockbox. So long as no Cash Sweep Event (as

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1655 3rd Street and 1725 3rd Street San Francisco, CA 94158	Collateral Asset Summary – Loan No. 6 & 7 Chase Center Tower I & II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,750,000 31.3% 3.87x 13.9%

defined below) then exists, all funds deposited into the lockbox account are required to be transferred weekly to or at the direction of the Borrowers. Upon the occurrence and during the continuance of a Cash Sweep Event, all funds in the lockbox account are required to be swept weekly to a cash management account under the control of the lender to be applied and disbursed, so long as no event of default is continuing, for payment of taxes, insurance premiums, operating expenses, debt service, reserves, and other amounts payable in accordance with the Chase Center Tower Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Chase Center Tower Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Chase Center Tower Whole Loans. Upon the occurrence and during the continuance of an event of default under the Chase Center Tower Whole Loan documents or any bankruptcy action of the Borrowers, the lender may apply funds to the debt in such priority as it may determine.

A “Cash Sweep Event” will commence upon the occurrence of (i) an event of default, (ii) a bankruptcy action of any individual borrower or (iii) a Lease Sweep Event.

A “Lease Sweep Event” will be deemed to exist if any of the following have occurred and are continuing: (i) if there is an event of default by Uber under the Uber lease beyond any applicable grace or cure period, (ii) a bankruptcy or insolvency of Uber occurs, (iii) Uber’s long term debt rating received from Moody’s drops below Caa1, CCC+ by S&P or CCC by Fitch (if rated by Fitch), or (iv) Uber’s average market capitalization falls below $20 billion for any two consecutive calendar quarters.

A “Lease Sweep Termination Event” means (a) if the Lease Sweep Event is caused by any of clauses (i) through (iv) in the definition of “Lease Sweep Event”, the applicable Borrower delivers one (or more) replacement lease(s), which may include sublease(s), with one or more tenants or subtenants entered into in accordance with the Chase Center Tower Whole Loan documents for the space demised under the lease that triggered such Lease Sweep Event, provided that (x) each such replacement lease and/or sublease is a qualified lease, (y) such replacement tenant(s) or subtenant(s) under the replacement lease(s) is/are paying full contractual rent without right of offset (except for any offset rights in such replacement lease(s) which are substantially similar to those granted to Uber under the Uber lease) equal in the aggregate (after taking into account any rent free periods amortized over the term of the applicable lease(s)), to the rent payable under the Uber lease, and the applicable Borrower has delivered to the lender an Officer’s Certificate certifying the foregoing and (z) with respect to any sublease, the applicable Borrower has delivered a subordination, non-disturbance and attornment agreement or recognition agreement in a commercially reasonable form and substance reasonably acceptable to the lender and such sublessee and paid all of lender’s reasonable out-of-pocket costs and expenses actually incurred in connection therewith, (b) if the Lease Sweep Event is caused by clause (iii) in the definition of “Lease Sweep Event”, unless the requirements described in clause (a) of this definition have been satisfied, the long-term debt rating of Uber is at least “Caa1” by Moody’s, “CCC+” by S&P or “CCC” by Fitch (if rated by Fitch), and (c) if the Lease Sweep Event is caused by clause (iv) in the definition of “Lease Sweep Event”, unless the requirements described in clause (a) of this definition have been satisfied, Uber’s average market capitalization equals or exceeds $20 billion for two consecutive calendar quarters.

Initial and Ongoing Reserves.  At origination, the Borrowers deposited approximately $47,514,548 in aggregate for outstanding tenant improvements and approximately $15,163,800 in the aggregate for outstanding repairs. The outstanding tenant improvement and outstanding repair reserve were reserved upfront in connection with the buildout of the Uber office space.

Real Estate Taxes and Insurance Reserves. On each payment date, the Borrowers are required to make monthly deposits of: (i) a tax reserve in an amount equal to 1/12 of the amount that the lender estimates will be necessary to pay taxes over the then succeeding 12-month period (such reserve has been conditionally waived so long as no event of default under the related loan documents has occurred and is continuing, the taxes are paid by Uber or the taxes are paid by the Borrowers and reimbursed by Uber and the Borrowers have provided satisfactory evidence upon request that taxes have been paid in accordance with the requirements of the Chase Center Tower Whole Loan documents) and (ii) an insurance reserve in an amount equal to 1/12 of the amount that the lender estimates will be necessary to cover premiums over the then succeeding 12-month period (such reserve has been conditionally waived so long as no event of default under the related loan documents has occurred and is continuing, and the Chase Center Tower Properties are insured by a policy (which may be a blanket policy) meeting the requirements of the Chase Center Tower Whole Loan documents).

Replacement Reserves. Upon the occurrence of a Cash Sweep Event and continuing on a monthly basis during such Cash Sweep Event, an escrow for replacements equal to $12,213 in aggregate per month.

TI/LC Reserve. Upon the occurrence of a Cash Sweep Event and continuing on a monthly basis during such Cash Sweep Event, an escrow for tenant improvement and leasing commission obligations incurred following the origination date and if reasonably approved by the lender (or if such costs are included in a leasing plan for the Chase Center Tower Properties approved by the lender), other tenant incentives incurred by the Borrowers equal to $48,851 in aggregate per month.

Common Charges Reserve. On each payment date, the Borrowers will be required to deposit with the lender 1/12 of the common charges and other regular assessments due under the condominium documents and master association documents that the lender reasonably estimates will be payable by the Borrowers under the condominium documents and master association documents during the next ensuing 12 months in order to accumulate with the lender sufficient funds to pay all such common charges at least 30 days prior to the respective due dates, provided that (i) the monthly deposits for common charges and any other amounts required to be deposited will be waived for each applicable month if (x) no event of default has occurred and is continuing, (y) the common charges are required to be paid by Uber or, if not paid directly by Uber, are paid by the Borrowers by the due date and reimbursed or required to be reimbursed to the Borrowers in accordance with the Uber lease, and (z) from and after the date that common charges or other regular assessments

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1655 3rd Street and 1725 3rd Street San Francisco, CA 94158	Collateral Asset Summary – Loan No. 6 & 7 Chase Center Tower I & II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,750,000 31.3% 3.87x 13.9%

due under the condominium documents and master association documents commence being assessed and become due and payable thereunder, the Borrowers provide reasonable evidence of the payment of such common charges and/or other regular assessments that are then due and payable under the condominium documents and master association documents, as applicable for the applicable payment date.

Current Mezzanine or Subordinate Indebtedness. The Chase Center Tower Senior-Subordinate Notes represent an aggregate outstanding balance as of the Cut-off Date of $155.0 million and the Chase Center Tower Junior-Subordinate Notes represent an aggregate outstanding balance as of the Cut-off Date of $175.0 million. The Chase Center Tower Senior-Subordinate Notes accrue interest at a weighted average fixed rate of approximately 3.52203812% per annum. The Chase Center Tower Junior-Subordinate Notes accrue interest at a fixed rate of approximately 6.875000% per annum. The Chase Center Tower Senior-Subordinate Notes and the Chase Center Tower Junior-Subordinate Notes have a 59-month term and are interest only for the full term. For additional information, see “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—The Chase Center Tower Whole Loans” in the Preliminary Prospectus.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Cross Default and Cross Collateralization. Pursuant to the term of the cross-default agreement, until the earlier to occur of (x) the satisfaction of the Individual Loan Repayment Conditions (as defined below) and (y) the consummation of a separation and uncross transaction, the Chase Center Tower I Loan and Chase Center Tower II Loan are cross-defaulted and cross-collateralized such that (i) an event of default under any of either individual loan for each office tower constitutes an event of default under each of the other mortgages; (ii) an event of default under any note, any loan agreement or the cross agreement constitutes an event of default under each mortgage; (iii) (x) the Chase Center Tower I mortgage and the Chase Center Tower II second mortgage each constitute security for the Chase Center Tower I Loan, and the Chase Center Tower I Loan lender holds a lien on both properties and (y) the Chase Center Tower II mortgage and the Chase Center Tower I second mortgage each constitute security for the Chase Center Tower II Loan, and the Chase Center Tower II lender holds a lien on both properties; (iv) the Chase Center Tower II second mortgage constitutes security for the repayment of the guaranteed obligations under the Chase Center Tower I note guaranty and (v) the Chase Center Tower I second mortgage constitutes security for repayment of the guaranteed obligations under the Chase Center Tower II note guaranty.

Partial Release. The Chase Center Tower Whole Loan documents provide that the Borrowers have the right to the release of an individual property from the lien of the mortgage, provided that the Borrowers satisfy certain terms and conditions to set forth in the cross agreement (the “Individual Loan Repayment Conditions”), including among other things (i) no event of default under the Chase Center Tower Whole Loan documents has occurred and is continuing, (ii) the individual Borrower making such request will (1) make a prepayment of the released loan in full in accordance with its respective loan agreement or defease the released loan in full, and (2) cause the Borrower under the remaining loan to either (x) pay to the remaining lender, an amount equal to 15% of the outstanding principal balance of the released loan including, interest for the full accrual period during which the prepayment occurs (or if such payment is made on a payment date, the full accrual period applicable to such payment date) and if such prepayment is made on or before the permitted prepayment date, the yield maintenance premium, which amount will be applied as a prepayment of the principal balance of the remaining loan or (y) defease the remaining loan in part by an amount equal to 15% of the outstanding principal balance of the released loan including interest that has or would have accrued on the portion of the remaining loan defeased for the full accrual period during which the partial defeasance occurs (or if such partial defeasance is made on a payment date, the full accrual period applicable to such payment date), (iii) delivery of evidence reasonably acceptable to the remaining lender that (A) the release property and the remaining property have been separately assessed for taxes and the release property constitutes or will constitute a separate tax lot, and (B) the lender receives evidence reasonably satisfactory to the lender that after giving effect to such release, the remaining property will continue to comply with all applicable laws (including all zoning, building, land use or parking or other similar legal requirements with respect to such property), (iv) subsequent to such release, the Borrower that owns the remaining property will continue to be a special purpose entity, (v) the debt service coverage ratio of the remaining loan, after giving effect to the release and to the partial prepayment of the remaining loan above, will be equal to or greater than the greater of (x) 1.45x for the release of the Chase Center Tower II and 1.43x for the release of the Chase Center Tower I and (y) the aggregate debt service coverage ratio immediately prior to such release, and (vi) the REMIC release requirements are satisfied. Under certain circumstances, a non-recourse carveout guaranty from Uber or an affiliate of Uber satisfactory to the lender will be required to be delivered in connection with a release. For more details regarding the release provisions of the Chase Center Tower Loan, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in the Preliminary Prospectus.

Condominium and Master Association Structure. The Chase Center Tower Properties are subject to a condominium declaration. Each office tower is a condominium comprised of the office unit (which is the collateral for the Chase Center Tower Whole Loans) and a retail unit (which is not collateral for the Chase Center Tower Whole Loan). The Borrowers act as a managing owner of each condominium association. The Borrowers have approximately 89.0% of the votes in the condominium association and approximately 11.0% of the votes are held by the owner of the retail unit, which is an affiliate of the GSW Sports LLC. The condominium association does not have a board and is managed by the managing owner. Each of the Chase Center Tower Properties are subject to a master association (“Master Association”) with respect to the Chase Center complex. The Master Association has a board of 11 directors and each Borrower acting as a managing owner has the right to appoint two directors. Please see “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests” in the Preliminary Prospectus for additional information.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1711 14th Street Northwest Washington, DC 20009	Collateral Asset Summary – Loan No. 8 The Liz	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,000,000 63.9% 1.57x 7.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1711 14th Street Northwest Washington, DC 20009	Collateral Asset Summary – Loan No. 8 The Liz	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,000,000 63.9% 1.57x 7.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1711 14th Street Northwest Washington, DC 20009	Collateral Asset Summary – Loan No. 8 The Liz	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,000,000 63.9% 1.57x 7.4%

Mortgage Loan Information
Loan Seller:	GSMC
Loan Purpose:	Refinance
Borrower Sponsors:	Ron Kaplan; Andy Altman
Borrowers:	WW Retail Owner, LLC; WW Residential Owner, LLC; WW Office Owner, LLC
Original Balance(1):	$33,000,000
Cut-off Date Balance(1):	$33,000,000
% by Initial UPB:	5.2%
Interest Rate:	4.45000%
Payment Date:	6th of each month
First Payment Date:	September 6, 2020
Maturity Date:	August 6, 2030
Amortization:	Interest Only
Additional Debt(1)(2):	$60,000,000 Pari Passu Debt; Future Mezzanine Debt Permitted
Call Protection:	L(24), D(92), O(4)
Lockbox / Cash Management(3):	Hard / Springing

Reserves(4)
	Initial	Monthly	Cap
Taxes:	$135,462	$22,577	NAP
Insurance:	$80,214	$6,417	NAP
Replacement:	$3,265,918	$2,966	NAP
TI/LC:	$1,308,942	$10,215	NAP
Free Rent Reserve:	$117,459	$0	NAP
Special Rollover Reserve:	$0	Springing	NAP
Earn-out Reserve(5):	$3,000,000	$0	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type(6):	Office/Multifamily/Retail
Collateral:	Fee Simple
Location:	Washington, DC
Year Built / Renovated:	2019 / NAP
Total Sq. Ft.:	140,200
Property Management:	Gates, Hudson & Associates, Inc.
Underwritten NOI(7)(8):	$6,701,783
Underwritten NCF(7):	$6,584,473
Appraised Value(7)(9):	$140,800,000
Appraisal Date:	March 19, 2020

Historical NOI
Most Recent NOI(7)(8):	$3,356,575 (T-12 May 31, 2020)
2019 NOI(10):	NAP
2018 NOI(10):	NAP
2017 NOI(10):	NAP

Historical Occupancy
Most Recent Occupancy(7)(11):	93.0% (June 24, 2020)
2019 Occupancy(10):	NAP
2018 Occupancy(10):	NAP
2017 Occupancy(10):	NAP

Financial Information(1)(5)
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$33,000,000
Pari Passu Notes	$60,000,000
Whole Loan	$93,000,000	$663 / $663	63.9% / 66.1%	1.60x / 1.57x	7.4% / 7.3%	7.2% / 7.1%
(1)	The Liz Mortgage Loan (as defined below) is part of The Liz Whole Loan (as defined below), which is comprised of three pari passu notes with an aggregate original principal balance of $93,000,000. The Financial Information presented above are based on the aggregate original principal balance of the promissory notes comprising The Liz Whole Loan.

(2)	See “The Loan” below for further discussion of additional debt.

(3)	See “Lockbox / Cash Management” herein.

(4)	See “Initial and Ongoing Reserves” below for further discussion of reserve requirements.

(5)	LTV Ratios and Debt Yields as of the Cut-off Date are calculated based on The Liz Whole Loan Cut-off Date Balance, net of the earn-out reserve of $3,000,000. See “Initial and Ongoing Reserves” below for further discussion of the earn-out reserve release requirements. Any funds remaining in the earn-out reserve on August 6, 2023 will be released and applied (i) to partially defease The Liz Whole Loan and (ii) to a payment to the lender of all accrued and unpaid interest on the principal being defeased, provided that The Liz Borrowers (as defined below) will be responsible for all out-of-pocket costs and expenses actually incurred by the lender and servicer in connection with such partial defeasance and prepayment. Based on The Liz Whole Loan Cut-off Date Balance, without netting the earn-out reserve balance, the U/W NOI Debt Yield and LTV Ratio as of the Cut-off Date would be 7.2% and 66.1%, respectively.

(6)	The Liz Property (as defined below) consists of 58,483 sq. ft. of multifamily space (77 units), 57,293 sq. ft. of office space and 24,424 sq. ft. of retail space.

(7)	Certain NOI, NCF and occupancy information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus, and prior to the economic disruption resulting from measures to combat the coronavirus, and certain DSCR, LTV and Debt Yield metrics were calculated, and The Liz Whole Loan was underwritten, based on such prior information. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(8)	The difference between Most Recent NOI and Underwritten NOI is due to The Liz Property being in lease up, as it was constructed in 2019.

(9)	The appraisal concluded a value of $92,000,000 ($1,126 per sq. ft.) for the Commercial Component (as defined below) and $48,800,000 ($633,766 per unit) for the Multifamily Component (as defined below).

(10)	Historical occupancy and net operating income are not available as The Liz Property is newly constructed.

(11)	Most Recent Occupancy date reflects the rent roll date for the Multifamily Component (as defined below). The rent roll date for the Commercial Component (as defined below) is January 31, 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1711 14th Street Northwest Washington, DC 20009	Collateral Asset Summary – Loan No. 8 The Liz	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,000,000 63.9% 1.57x 7.4%

The Loan.  The Liz mortgage loan (“The Liz Mortgage Loan”) is part of a whole loan (“The Liz Whole Loan”), which is secured by the borrowers’ fee simple interests in a mixed-use property located in Washington, District of Columbia (“The Liz Property”). The Liz Whole Loan is comprised of three pari passu notes with an aggregate principal balance as of the Cut-off Date of $93.0 million, one of which (Note A-3), with an outstanding principal balance as of the Cut-off Date of $33.0 million, will be included in the mortgage pool for the DBJPM 2020-C9 trust and constitutes The Liz Mortgage Loan, as detailed in the note summary table below. The relationship between the holders of The Liz Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Liz Whole Loan was co-originated by Argentic Real Estate Finance LLC and GSBI. The Liz Whole Loan has a 10-year term and will be interest-only for its entire term.

The Liz Whole Loan proceeds were used to refinance the existing debt on The Liz Property, fund upfront reserves and pay origination costs.

The relationship between the holders of The Liz Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$50,000,000	$50,000,000	MSC 2020-HR8	Yes
A-2	10,000,000	10,000,000	MSC 2020-HR8	No
A-3	33,000,000	33,000,000	DBJPM 2020-C9	No
Total	$93,000,000	$93,000,000

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$93,000,000	98.0%	Loan Payoff	$84,870,137	89.4%
Sponsors’ Equity	1,922,725	2.0	Upfront Reserves	7,907,995	8.3
			Closing Costs	2,144,593	2.3
Total Sources	$94,922,725	100.0%	Total Uses	$94,922,725	100.0%

The Borrowers / Borrower Sponsors. The borrowers are WW Retail Owner, LLC (“The Liz Retail Borrower”), WW Residential Owner, LLC (“The Liz Residential Borrower”) and WW Office Owner, LLC (“The Liz Office Borrower” and, together with The Liz Retail Borrower and The Liz Residential Borrower, “The Liz Borrowers”), each of which is a single-purpose, Delaware limited liability company with two independent directors. The Liz Borrowers are indirectly owned by Whitman-Walker Health System, Inc. (75% interest) and Fivesquares Development LLC (25% interest). Whitman-Walker Health System, Inc. is affiliated with the largest tenant at The Liz Property and is a non-profit community health center in the Washington, DC metropolitan area. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Liz Whole Loan.

The borrower sponsors and non-recourse carveout guarantors are Andy Altman and Ron Kaplan. Andy Altman and Ron Kaplan are cofounders and principals of Fivesquares Development, a Washington, DC based real estate development firm. Andy Altman has experience in urban development and planning and was responsible for the transformation of the Anacostia Waterfront, the Wharf and The Ballpark District in Washington DC, as well as the London 2012 Olympic park in the United Kingdom. Ron Kaplan is the former chief investment officer at the Federal Realty Investment Trust and was involved in various real estate developments in the Washington DC metropolitan area, including the Southwest Waterfront corridor, a $1 billion mixed-use development.

The Property. The Liz Property is a 140,200 sq. ft., seven-story mixed-use development located within Washington DC’s central business district on 14th Street. The Liz Property contains 58,483 sq. ft. of multifamily space (the “Multifamily Component”) and 81,717 sq. ft. of office/retail space (the “Commercial Component”) situated on a 0.72-acre site. The Liz Property was built in 2019. As of June 24, 2020 for the Multifamily Component and January 31, 2020 for the Commercial Component, the total average occupancy rate of The Liz Property was 93.0%.

The Multifamily Component consists of 77 residential units located on floors four through seven. The Multifamily Component consists of 58,483 sq. ft. (41.7% of NRA) and contributes approximately 37% of the underwritten effective gross income for The Liz Property. Project amenities include 24-hour concierge, on-site storage, secured bicycle garage, locker rooms with showers, pet wash facility, rooftop grilling station, fitness center, clubhouse, and a package locker for deliveries. Unit amenities include air-conditioning, complete appliance package, premium flooring, premium appliances, premium countertops, washer/dryer in-unit, walk-in closets, balcony/patio (select units). The unit mix consists of nine studio units, 48 one-bedroom units, and 20 two-bedroom units with an average unit size of 760 sq. ft. As of June 24, 2020, the Multifamily Component was 83.1% occupied by unit count or 83.2% occupied by square footage.

The Liz Property includes 12 units, which, as mandated by The Liz Property’s inclusionary zoning, are required to be reserved for tenants earning no more than 50% to 60% of the area median income and are subject to certain rental rate restrictions. Furthermore, 10 of the occupied units (13.0% by unit count of the Multifamily Component and 4.9% of the underwritten effective gross income of The Liz Property) are leased to Zeus Living, Inc., a furnished apartment/corporate housing operator which subleases the units as furnished short-term

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1711 14th Street Northwest Washington, DC 20009	Collateral Asset Summary – Loan No. 8 The Liz	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,000,000 63.9% 1.57x 7.4%

rentals and corporate housing. The lease expires at the end of January 2025 and provides for one, five-year renewal option. The rent under the lease is $429,425 per annum with 3% annual escalations.

The Liz Property is subject to a vertical subdivision regime comprised of separate parcels and tax lots, which is governed by a reciprocal easement agreement (“The Liz REA”) among (i) The Liz Retail Borrower, as owner of the retail parcel, (ii) The Liz Residential Borrower, as owner of the residential parcel, and (iii) The Liz Office Borrower, as owner of the office parcel. The retail parcel is comprised of the Amazon Parcel (as defined below) and, the office parcel is comprised of the Goethe Parcel (as defined below) and the second floor office space. The terms of The Liz REA will apply, among other things, in the event of a sale and release of the Amazon Parcel or the Goethe Parcel from the lien of The Liz Whole Loan as described below in “Partial Transfer and Assumption” and “Release of Property”.

COVID-19 Update. The Liz Whole Loan was originated on July 10, 2020, and the first payment date is September 6, 2020. As of August 10, 2020, The Liz Whole Loan is not subject to any modification or forbearance request. As of July 13, 2020, the Multifamily Component of The Liz Property is open and operating. As to the Commercial Component, Bluestone Lane, a coffee chain, is open for take-out and delivery, and Sephora and Parachute are opened and operating. The three office tenants (except for Whitman Walker, which is 25% open) have remained closed since stay-at-home orders were imposed in mid-March 2020. The Amazon Retail, Paper Source and Scout tenants, which have all taken possession of their suites, are continuing to build out their respective spaces. As of August 10, 2020, the borrower sponsor reported tenants representing 84.5% of the occupied NRA and 81.3% of underwritten rent made full July 2020 rent payments. Specifically, the borrower sponsor reported total delinquent collections, consisting of both base rent and expense reimbursements, of $131,459 for the month of July 2020 (the “July 2020 Delinquency Amount”). The July 2020 Delinquency Amount consists of $93,943 from four commercial tenants representing 8.8% of the occupied NRA and $31,341 in aggregate from various residential tenants.

The borrower sponsor also reported that five commercial tenants representing 15.7% of NRA have requested rent relief, and as a result, have either executed or are currently negotiating lease amendments. These tenants include Sephora, Parachute, Paper Source, Bluestone Lane and Scout. Sephora executed a lease amendment to abate base rent by 50%, however, Sephora remains obligated to pay 100% of expense reimbursements for the months of April, May and June 2020 (the “Sephora Rent Abatement”). The Sephora Rent Abatement is not required to be repaid under the lease amendment. Parachute executed a lease amendment to defer rent between April 1, 2020 and July 7, 2020. Parachute opened for business on July 8, 2020. Parachute is required to repay the deferred rent between January 2021 and December 2021. Bluestone Lane has executed a lease amendment to defer rent through August 31, 2020. In addition, under the lease amendment, Bluestone Lane is required to pay 50% abated rent for the months of September to December 2020. Bluestone Lane is required to repay all deferred rent in the period between January and June 2022. In addition, lease amendments are under negotiation for Paper Source and Scout. At origination of The Liz Whole Loan, $117,459 was escrowed into a rent reserve related to the Bluestone Lane rent abatements and expected rent abatements for the Scout and Paper Source tenants.

The following table presents certain information relating to the unit mix of the Multifamily Component at The Liz Property:

Unit Mix(1)
Unit Mix / Type	Units	Occupied Units	Average Unit Size (Sq. Ft.)	In-Place Average Rent per Month (2)
Studio	4	4	488	$2,625
Studio (Affordable)	3	3	641	$990
Studio (Furnished)	2	0	526	N/A
One Bedroom	31	31	691	$3,751
One Bedroom (Affordable)	4	4	603	$1,069
One Bedroom (Furnished)	13	6	706	$3,099
Two Bedroom	9	8	1,110	$6,091
Two Bedroom (Affordable)	5	3	894	$1,248
Two Bedroom (Furnished)	6	5	1,013	$4,088
Total	77	64	760	$3,524
(1)	Information is based on the underwritten rent roll as of June 24, 2020 for the Multifamily Component.

(2)	Excludes the square footage of the vacant units.

The Commercial Component consists of 81,717 sq. ft. (58.3% of total net rentable area) and contributes 59.8% of the underwritten effective gross income. Within the Commercial Component, there are 57,293 sq. ft. of office space and 24,424 sq. ft. of retail space. The retail portion of the Commercial Component is located on the ground floor and office space is located on floors two and three. As of January 31, 2020, the Commercial Component is 100.0% occupied by nine tenants.

The Liz Property has a structured garage that includes 47 spaces. The landlord currently has 32 spaces reserved for the Multifamily Component and 15 for the Commercial Component. The rate for vacant spaces is $350 per month for commercial and ranges from $350-$400 for multifamily.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1711 14th Street Northwest Washington, DC 20009	Collateral Asset Summary – Loan No. 8 The Liz	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,000,000 63.9% 1.57x 7.4%

The following table presents certain information relating to the major tenants at The Liz Property:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/Fitch/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area(3)	U/W Base Rent Per Sq. Ft.	% of Total U/W Base Rent(3)	Lease Expiration
Office Tenants
Whitman-Walker(4)	NR/NR/NR	32,778	23.4%	$46.00	20.0%	8/31/2034
Goethe Institut(5)	Aaa/AAA/AAA	22,466	16.0%	$54.24	16.2%	10/31/2029
Fivesquares Development(4)	NR/NR/NR	2,049	1.5%	$46.00	1.3%	11/30/2034
Office Subtotal/Wtd. Avg.		57,293	40.9%	$49.23	37.5%
Vacant		0	0.0%	NAP	NAP
Office Total/Wtd. Avg.		57,293	40.9%	$49.23	37.5%

Retail Tenants
Amazon Retail(6)	A2/A+/AA-	9,304	6.6%	$65.00	8.0%	11/30/2029
Sephora	NR/NR/NR	5,823	4.2%	$92.00	7.1%	1/31/2030
Whitman-Walker(4)	NR/NR/NR	2,834	2.0%	$100.00	3.8%	9/30/2029
Bluestone Lane	NR/NR/NR	2,270	1.6%	$72.50	2.2%	2/28/2030
Paper Source	NR/NR/NR	1,927	1.4%	$100.00	2.6%	2/28/2030
Retail Subtotal/Wtd. Avg.		22,158	15.8%	$80.38	23.7%
Other Retail Tenants		2,266	1.6%	$94.37	2.8%
Vacant Space		0	0.0%	NAP	NAP
Retail Total/Wtd. Avg.		24,424	17.4%	$81.68	26.5%

Multifamily (Occupied)		48,678	34.7%	$55.60	36.0%
Vacant		9,805	7.0%	NAP	NAP
Multifamily Total/Wtd. Avg.		58,483	41.7%	$55.60(7)	36.0%

Total/Wtd. Avg.		140,200	100.0%	$57.68(7)	100.0%
(1)	Information is based on the underwritten rent roll as of January 31, 2020 for the Commercial Component and June 24, 2020 for the Multifamily Component.

(2)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

(3)	Calculated based on total square footage and total underwritten base rent of both Multifamily and Commercial Components.

(4)	Whitman-Walker has a non-controlling, 75% ownership in The Liz Borrowers. The borrower sponsors and non-recourse carveout guarantors, Andy Altman and Ron Kaplan, are co-founders and principals of Fivesquares Development.

(5)	Goethe Institut has a one-time right to terminate its lease upon at least three full calendar months’ prior written notice to The Liz Borrowers at the end of a calendar month, only in the event that a relevant public authority of the United States of America or the Department of Foreign Affairs for the Federal Republic of Germany (in particular, the Department of Foreign Affairs in Berlin) based on a political crisis or for security reasons issues an order for the closure of the Goethe Institut (whether partially or completely) that makes the continued operation of the Goethe Institut impossible. The termination notice is required to include written evidence of the aforesaid order for the closure of the Goethe Institut.

(6)	Amazon Retail has the one time right to terminate its lease effective as of November 30, 2024 upon at least 180 days’ prior written notice.

(7)	Total/Wtd. Avg. U/W Base Rent Per Sq. Ft. excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1711 14th Street Northwest Washington, DC 20009	Collateral Asset Summary – Loan No. 8 The Liz	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,000,000 63.9% 1.57x 7.4%

Commercial Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2024	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2025	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2026	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2027	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2028	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2029	4	36,019	44.1%	36,019	44.1%	$62.42	46.7%	46.7%
2030	4	10,871	13.3%	46,890	57.4%	$88.80	20.0%	66.7%
2031 & Thereafter	2	34,827	42.6%	81,717	100.0%	$46.00	33.3%	100.0%
Vacant	0	0	0.0%	81,717	100.0%	NAP	NAP
Total / Wtd. Avg.	10	81,717	100.0%			$58.93	100.0%
(1)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(2)	Based on the Commercial Component underwritten rent roll dated as of January 31, 2020.

Major Tenants. Whitman-Walker (35,612 sq. ft., 25.4% of total NRA, 23.8% of U/W Base Rent). Whitman-Walker is a non-profit community health center in Washington, DC with an expertise in HIV/AIDS and LGBT healthcare. Founded as an affirming health center for the gay and lesbian community in 1978, Whitman-Walker provides services in HIV/AIDS education, prevention, diagnosis, and treatment. The organization expanded its services to include primary healthcare services, which includes medical and dental care, mental health and addiction counseling and treatment, legal services, medical case management, and a pharmacy. Whitman-Walker took occupancy in August 2019, when it signed a 15-year lease on 32,778 sq. ft. of office space. The tenant has two, five-year renewal options remaining. Whitman-Walker also signed a 10-year lease on 2,834 sq. ft. of ground floor retail space that expires in September 2029. Whitman-Walker has a non-controlling, 75% ownership in The Liz Borrowers.

Goethe Institut (22,466 sq. ft., 16.0% of total NRA, 16.2% of U/W Base Rent). The Goethe Institut is the Federal Republic of Germany’s cultural institute, active worldwide. The organization is located in six cities throughout the United States and promotes the study of German abroad, encouraging international and cultural exchange. Goethe Institut commenced a 10-year lease in October 2019 on 22,466 sq. ft. of office space (the “Goethe Institut Parcel”). The tenant has one, five-year renewal option remaining. The lease was executed by Goethe-Institut, E.V., an association registered under the laws of The Federal Republic of Germany, federally chartered, with federal government funding, and controlled and supervised by the federal budget authorities of The Federal Republic of Germany. The Federal Republic of Germany guarantees rent due under the lease of Goethe Institut.

Goethe Institut has a one-time right to terminate its lease upon at least three full calendar months’ prior written notice to The Liz Borrowers at the end of a calendar month, only in the event that a relevant public authority of the United States of America or the Department of Foreign Affairs for the Federal Republic of Germany (in particular, the Department of Foreign Affairs in Berlin) based on a political crisis or for security reasons issues an order for the closure of the Goethe Institut (whether partially or completely) that makes the continued operation of the Goethe Institut impossible. The termination notice is required to include written evidence of the aforesaid order for the closure of the Goethe Institut.

Amazon Retail (9,304 sq. ft., 6.6% of total NRA, 8.0% of U/W Base Rent). Amazon Retail commenced a 10-year lease on 9,304 sq. ft. of ground floor retail space in December 2019 (the “Amazon Parcel”). Amazon Retail reportedly invested over $1.0 million ($107 per sq. ft.) of its own capital. The tenant has two five-year renewal options remaining. The lease was executed by Amazon Retail LLC. A limited guaranty was executed by Amazon.com, Inc. with a maximum liability of $3,578,318, which is equal to the total base rent due over the 10-year lease term. The guaranty is reduced on a straight-line basis by 50% of the amount paid by the subsidiary over the initial 10 years. Accordingly, upon expiration of the initial 10-year lease term, the guaranty will have no further force or effect.

Amazon Retail has the one time right to terminate its lease effective as of November 30, 2024 upon at least 180 days’ prior written notice.

Environmental Matters. According to the Phase I environmental report dated July 8, 2020, there are no recognized environmental conditions or recommendations for further action at The Liz Property, other than the continued operation and maintenance of an existing sub-slab depressurization system, which was created in connection with a controlled environmental condition related to former underground storage tanks and residual subsurface impacts stemming from historical automobile dealerships at The Liz Property. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1711 14th Street Northwest Washington, DC 20009	Collateral Asset Summary – Loan No. 8 The Liz	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,000,000 63.9% 1.57x 7.4%

The Market. The Liz Property is located in the city of Washington, District of Columbia. The federal government accounts for approximately 29% of the jobs in Washington, DC. Various organizations, including law firms, independent contractors, both defense and civilian, non-profit organizations, and lobbying firms have their headquarters in or near Washington, DC. Washington, DC also hosts approximately 200 foreign embassies and international organizations such as the World Bank, the International Monetary Fund, the Organization of American States, the Inter-American Development Bank, and the Pan American Health Organization.

The Liz Property is located within the Logan Circle neighborhood, in the northwest of Washington. The neighborhood is bordered by Cardozo to the north, Shaw to the east, Downtown to the south and Dupont Circle to the west. The Liz Property is specifically located in the 14th & U Street Corridors between DuPont Circle and Logan Circle. The surrounding area around The Liz Property features multiple retail amenities including artisanal restaurants, art galleries, music venues, and higher-end retail (such as Trader Joe’s, West Elm, and Lululemon). The Liz Property is within four miles of Interstate 695, Interstate 395, and Interstate 295, which provides direct access from the suburbs of Washington into Downtown Washington DC. The U Street Station and Dupont Circle Metro Station provide access to the Red and Green metro lines and are located approximately 0.25 miles from The Liz Property. Within a two-mile radius, prominent landmarks include the White House, Georgetown, the National Mall, the American History Museum, and the Kennedy Center. Washington DC is the 7th largest metropolitan area in the United States with multiple Fortune 500 companies having a presence in the city including, Marriott International, Northrop Grumman, Deloitte, and Verizon. The Liz Property is located adjacent to Garrison Elementary School, Trader Joes, and along a corridor that hosts a metro station, multiple restaurants, high rise office towers, and numerous recreational activities.

According to the appraisal, the 2019 population within a one-, three- and five-mile radius of The Liz Property was 103,374, 418,765 and 810,666, respectively. The 2019 average household income within the same one-, three- and five-mile radius was $138,761, $135,447 and $133,179, respectively.

According to the appraisal, The Liz Property is a part of the Southeast office submarket which, as of the fourth quarter of 2019, had a total office inventory of 1.02 million sq. ft. with a vacancy rate of 0.9% and an average asking rent per sq. ft. of $36.93. The average market vacancy for the last 10 years is 3.4% with an average asking rent per sq. ft. of $28.87. There was no new inventory added during 2019 but there are two projects with a total size of 61,650 sq. ft. under construction.

According to the appraisal, The Liz Property is a part of the Southeast retail submarket which, as of the fourth quarter of 2019, had a total retail inventory of 1.6 million sq. ft. with a vacancy rate of 2.2% and an average asking rent per sq. ft. of $16.94. The average market vacancy for the last 10 years is 3.6% with an average asking rent per sq. ft. of $21.92. The inventory grew by 0.2% during the fourth quarter of 2019.

According to the appraisal, The Liz Property is a part of the Central DC apartment submarket which, as of the fourth quarter of 2019, had a total multifamily inventory of 47,988 units with a vacancy rate of 4.0% and an average effective rent per unit of $2,521 or $3.50 per sq. ft. There are currently 1,172 units under construction with 687 units slated for delivery within the next four quarters.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1711 14th Street Northwest Washington, DC 20009	Collateral Asset Summary – Loan No. 8 The Liz	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,000,000 63.9% 1.57x 7.4%

The following table presents certain information relating to the rent comparables for the Multifamily Component of The Liz Property:

Comparable Multifamily Rentals(1)
Property/Location	Year Built	Number of Units	Sq. Ft.	Average Sq. Ft./Unit	Occupancy	Average Monthly Rent per Unit	Average Monthly Rent per SF
The Liz 1711 14th Street Northwest Washington, DC 20009	2019	77(2)	58,483(2)	760(2)	83.1%(2)	$3,524(2)	$4.63(2)
Sonnet 1441 U Street Northwest Washington, DC 20009	2018	288	183,954	639	86.8%	$3,228	$5.05
The Corcoran at 14th 1350 Corcoran Street Northwest Washington, DC 20009	2015	35	24,240	693	94.3%	$3,032	$4.38
District 1401 S Street, Northwest Washington, DC 20009	2013	125	82,656	661	95.7%	$2,827	$4.28
The Harper 1919 14th Street Northwest Washington, DC 20009	2014	144	66,495	462	98.0%	$2,692	$5.83
The Hepburn 1901 Connecticut Avenue, Northwest Washington, DC 20009	2016	195	193,991	995	89.7%	$4,581	$4.61
(1)	Source: Appraisal

(2)	Information shown for The Liz Property is based on the underwritten rent roll as of June 24, 2020.

The following table presents certain information relating to the rent comparables for the retail space at The Liz Property:

Comparable Retail Leases(1)
Property/Location	Year Built	Tenant	Lease Area (Sq. Ft.)	Lease Date	Base Rent Per Sq. Ft.	Lease Term (Yrs.)	Lease Type
The Liz 1711 14th Street Northwest Washington, DC 20009	2019	Various	Various	Various	$81.68(2)	Various	NNN
Metropole 1515 15th Street Northwest Washington, DC 20005	2008	Sweetgarden	2,306	Jan 2018	$95.00	10.0	NNN
National Press Building 529 14th Street Northwest, Ste F11 Washington, DC 20045	1928	Corner Bakery	6,615	Apr 2019	$85.00	10.0	NNN
1150 Connecticut Ave Northwest 1150 Connecticut Ave Northwest Washington, DC 20036	1975	Bluestone Lane	1,275	Jul 2018	$80.00	5.0	NNN
1301 Connecticut Ave Northwest 1301 Connecticut Ave Northwest Washington, DC 20036	1917	Bento By Tokyo Pearl	1,934	Jul 2018	$75.00	5.0	NNN
1900 L Street Northwest 1900 L Street Northwest Washington, DC 20036	1965	Potbelly Sandwich Shop	2,333	May 2018	$121.00	5.0	NNN
1255 22nd Street Northwest 1255 22nd Street Northwest Washington, DC 20037	2018	Streets Market & Café	4,950	Oct 2019	$55.00	9.0	NNN
(1)	Source: Appraisal

(2)	Information shown for The Liz Property is based on the underwritten rent roll as of January 31, 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1711 14th Street Northwest Washington, DC 20009	Collateral Asset Summary – Loan No. 8 The Liz	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,000,000 63.9% 1.57x 7.4%

The following table presents certain information relating to the rent comparables for the office space at The Liz Property:

Comparable Office Leases(1)
Property/Location	Year Built	Occupancy	Lease Area (Sq. Ft.)	Lease Date	Base Rent Per Sq. Ft.	Lease Term (Yrs.)	Lease Type
The Liz 1711 14th Street Northwest Washington, DC 20009	2019	100%(2)	57,293(2)	Various	$49.23(2)	Various	NNN
2112 Pennsylvania Ave Northwest 2112 Pennsylvania Ave NW, Ste 620 Washington, DC 20037	2018	66%	3,040	Jun 2019	$51.00	5.0	NNN
505 9th Street Northwest 505 9th Street Northwest Washington, DC 20004	2007	93%	5,678	Feb 2017	$52.00	6.0	NNN
IBEW Headquarters 900 7th Street Northwest, Ste 725 Washington, DC 20001	2004	96%	6,788	Nov 2019	$58.00	11.0	FSG
The Gallup Building 901 F Street Northwest Washington, DC 20004	2000	100%	11,263	Apr 2020	$51.00	30.0	NNN
1201 New York Ave Northwest 1201 New York Ave Northwest, Ste 1000AB Washington, DC 20005	1987	70%	37,779	Jan 2020	$66.00	12.0	FSG
655 New York Ave Northwest 655 New York Ave Northwest Washington, DC 20532	2019	97%	18,492	N/A	$60.00	N/A	FSG
(1)	Source: Appraisal

(2)	Information shown for The Liz Property is based on the underwritten rent roll as of January 31, 2020.

Cash Flow Analysis.

Cash Flow Analysis
	T-12 5/31/2020	U/W(1)	U/W PSF
Multifamily Gross Potential Rent(2)	$2,788,633	$3,232,29	$23.05
Commercial Rent(3)	3,179,236	5,232,935	37.32
Total Recoveries	650,918	932,196	6.65
Other Income(4)	619,827	192,147	1.37
Less Vacancy & Credit Loss	(1,965,442)	(843,067)(5)	(6.01)
Effective Gross Income	$5,273,171	$8,746,507	$62.39

Real Estate Taxes	290,129	270,961	1.93
Insurance	55,954	77,005	0.55
Other Expenses	1,570,512	1,696,758	12.10
Total Expenses	$1,916,596	$2,044,724	$14.58

Net Operating Income(6)	$3,356,575	$6,701,783	$47.80
Capital Expenditures	0	35,592	0.25
TI/LC	0	81,718	0.58
Net Cash Flow	$3,356,575	$6,584,473	$46.96
(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been incorporated in the lender U/W.

(2)	U/W Multifamily Gross Potential Rent is based on the underwritten rent roll dated June 24, 2020.

(3)	U/W Commercial Rent is based on the underwritten rent roll dated January 31, 2020. Commercial Base Rent includes rent steps through July 2021 as well as average straight line rent steps for Amazon Retail and Goethe Institut through the end of their respective lease terms totaling $343,701.

(4)	U/W Other Income is comprised of parking income, storage incomes and pet rent.

(5)	Underwritten to 83.5% economic occupancy for the Multifamily Component and 95.1% for the Commercial Component. Average physical occupancy as of January 31, 2020 for the Commercial Component (100.0% leased) and June 24, 2020 for the Multifamily Component (83.1% leased) was 93.0%.

(6)	The difference between T-12 5/31/2020 NOI and U/W NOI is due to The Liz Property being in lease up, as it was constructed in 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1711 14th Street Northwest Washington, DC 20009	Collateral Asset Summary – Loan No. 8 The Liz	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,000,000 63.9% 1.57x 7.4%

Property Management. The Liz Property is managed by Gates, Hudson & Associates, Inc.

Lockbox / Cash Management. The Liz Whole Loan is structured with a hard lockbox for commercial tenants and a soft lockbox for residential tenants, and springing cash management. At origination of The Liz Whole Loan, tenant direction letters were sent to non-residential tenants directing such tenants to pay rents directly into the lockbox account. If notwithstanding such direction, The Liz Borrowers or property manager receives any rents from such tenants, and with respect to any rents collected from residential tenants, The Liz Borrowers and property manager are required to deposit or to cause to be deposited such rents into the lockbox account within two business days of receipt. Upon the occurrence and during the continuance of a The Liz Cash Management Period, all funds in the cash management account are to be applied and disbursed for payment of taxes, insurance premiums, operating expenses, debt service, reserves, and other amounts payable in accordance with The Liz Whole Loan documents, and (A) during the continuance of a The Liz Cash Management Period continuing solely as a result of an Amazon/Goethe Sweep Period, (x) $166,667 is required to be deposited into a special rollover reserve subaccount and (y) all other remaining available cash is required to be disbursed to The Liz Borrowers; (B) during the continuance of a The Liz Cash Management Period continuing solely as a result of a The Liz Lease Sweep Period other than an Amazon/Goethe Sweep Period, all remaining available cash is required to be deposited into the special rollover reserve subaccount; or (C) otherwise, all remaining available cash is required to be deposited into a cash collateral subaccount in accordance with The Liz Whole Loan documents. If no The Liz Cash Management Period is continuing, all funds in the lockbox account are required to be disbursed to an account designated by The Liz Borrowers.

A “The Liz Cash Management Period” will commence upon (i) the stated maturity date, (ii) an event of default or any event of default under any approved mezzanine loan (a “The Liz Mezzanine Event of Default”), (iii) if, as of any calendar quarter, the debt service coverage ratio of The Liz Whole Loan is less than 1.35x or (iv) the commencement of a The Liz Lease Sweep Period. A The Liz Cash Management Period will end upon (x) (A) with respect to clause (ii) above, such event of default has been cured and no other event of default has occurred and is continuing or the lender has received written notice from the approved mezzanine lender that The Liz Mezzanine Event of Default has been cured or waived and no other The Liz Mezzanine Event of Default is then continuing, (B) with respect to clause (iii) above, the lender has determined that The Liz Property has achieved a debt service coverage ratio of at least 1.45x for two consecutive calendar quarters or (C) with respect to clause (iv) above, such The Liz Lease Sweep Period has ended.

A “The Liz Lease Sweep Period” will commence upon: (i) the date that is 16 months prior to the stated expiration (including of any renewal term) of the Amazon Retail lease or the Goethe-Institut lease (an “Amazon/Goethe Sweep Period”); (ii) the date that is 12 months prior to the stated expiration (including of any renewal term) of any The Liz Major Lease; (iii) the date under a The Liz Major Lease by which the applicable The Liz Major Tenant is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised); (iv) any The Liz Major Lease (or any portion thereof that represents 35% or more of the space demised under such The Liz Major Lease) is surrendered, cancelled or terminated prior to its then current expiration date; (v) any The Liz Major Tenant “goes dark” in any material portion of its space or gives notice (whether actual or constructive) that it intends to discontinue its business in any material portion thereof (except for temporary discontinuations due to the fact The Liz Property (and such tenant) is subject to a mandate or order by a governmental authority to “shelter in place” or temporarily cease business operations at The Liz Property due to the COVID-19 virus); (vi) the occurrence and continuance (beyond any applicable grace, notice and cure periods) of a default under any The Liz Major Lease by the applicable The Liz Major Tenant thereunder; or (vii) the occurrence of a The Liz Major Tenant insolvency proceeding. A The Liz Lease Sweep Period will end upon the occurrence of: (1) with respect to clause (i) above, upon the earlier to occur of (A) the date on which the subject tenant irrevocably exercises its renewal or extension option with respect to all or substantially all of the space demised under its lease, and sufficient funds have been accumulated in the special rollover reserve subaccount in accordance with The Liz Whole Loan documents (during the continuance of the subject The Liz Lease Sweep Period) to pay for all anticipated approved lease leasing expenses for such lease and any other anticipated expenses in connection with such renewal or extension (a “Renewal Cure”), or (B) the date on which all or substantially all of the space demised under the subject lease (or portion thereof) that gave rise to the subject The Liz Lease Sweep Period has been leased pursuant to a replacement lease(s) approved by the lender, and entered into in accordance with The Liz Whole Loan documents, and all approved lease leasing expenses have been paid in full (a “Re-Let Cure”); (2) with respect to clauses (ii), (iii), (iv) or (v) above, upon the earliest to occur of (A) in the lender’s reasonable judgment, sufficient funds have been accumulated in the special rollover reserve subaccount (during the continuance of the subject The Liz Lease Sweep Period) to pay for all anticipated approved The Liz Major Lease leasing expenses for such The Liz Major Lease and any other anticipated expenses in connection with such renewal or extension, (B) the date on which a Renewal Cure occurs, or (C) the date on which a Re-Let Cure occurs; (3) with respect to clause (vi) above, if the subject The Liz Major Tenant default has been cured, and no other The Liz Major Tenant default has occurred for a period of three consecutive months following such cure; or (4) with respect to clause (vii) above, if the applicable The Liz Major Tenant insolvency proceeding has terminated and the applicable The Liz Major Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender.

“The Liz Major Lease” means (i) the Whitman-Walker lease and (ii) any lease that covers 25,000 or more rentable square feet of The Liz Property.

“The Liz Major Tenant” means any tenant under either a The Liz Major Lease, or under one or more leases (leased by such tenant and/or its affiliates), that when taken together cover in the aggregate 25,000 or more rentable square feet of The Liz Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1711 14th Street Northwest Washington, DC 20009	Collateral Asset Summary – Loan No. 8 The Liz	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,000,000 63.9% 1.57x 7.4%

Initial and Ongoing Reserves. At loan origination, The Liz Borrowers deposited approximately (i) $135,462 into a real estate tax reserve account, (ii) $80,214 into an insurance reserve account, (iii) $3,265,918 into a replacement reserve account, (iv) $1,308,942 into a TI/LC reserve account, (v) $117,459 into a free rent reserve account and (vi) $3,000,000 into an earn-out reserve.

Tax Reserve. The Liz Borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the estimated annual real estate taxes (initially estimated at $22,577).

Insurance Reserve. The Liz Borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12 of estimated insurance premiums (initially estimated at $6,417).

Replacement Reserve. The Liz Borrowers are required to deposit into a replacement reserve, on a monthly basis, an amount equal to approximately $2,966. As of August 6, 2020, $1,546,579 of the replacement reserve balance has been disbursed to the borrower.

TI/LC Reserve. The Liz Borrowers are required to deposit into a rollover reserve, on a monthly basis, an amount equal to approximately $10,215. As of August 6, 2020, $64,886.24 of the TI/LC reserve balance has been disbursed to the borrower.

Earn-out Reserve. Provided no event of default or The Liz Cash Management Period is continuing under The Liz Whole Loan, the earn-out reserve is required to be released in minimum increments of $1,500,000 upon The Liz Property achieving a 7.2% debt yield (calculated net of the amount in the earn-out reserve) for one calendar quarter, based on net operating income based on actual trailing-twelve months collections and expenses. Notwithstanding the foregoing, The Liz Borrowers may obtain the $3,000,000 earn-out funds provided (A) the Commercial Component remains 100% occupied, (B) the Multifamily Component is at least 92% occupied (inclusive of units leased by residential operator(s)), (C) The Liz Borrowers enter into a lease agreement with a qualified residential operator for a minimum of eight multifamily units at a minimum rent of $25,000 per month for no less than five years and collect unabated rent for at least three consecutive months, and (D) there is no event of default or The Liz Cash Management Period continuing.

Mezzanine Loan and Preferred Equity. The Liz Borrowers are permitted during the term of The Liz Whole Loan to obtain a mezzanine loan, from a mezzanine lender approved by the lender and secured by a pledge of the equity interests in The Liz Borrowers, provided that: (i) the approved mezzanine loan is required to be in an amount not to exceed an amount that when added to The Liz Whole Loan will result in (A) a combined loan to “as is” appraised value of The Liz Property of no more than 67.5%, (B) a combined debt service coverage ratio (utilizing the actual debt service of both The Liz Whole Loan and the proposed mezzanine loan) of no less than 1.50x, and (C) a combined debt yield (based upon the underwritten net operating income and the combined amount of The Liz Whole Loan and the proposed mezzanine loan) of no less than 7.2%; (ii) the approved mezzanine loan will be coterminous with The Liz Whole Loan; (iii) the approved mezzanine loan and organizational structure of the mezzanine borrower will otherwise be on terms and conditions and subject to documentation reasonably acceptable to the lender and in accordance with rating agency requirements; and (iv) the approved mezzanine lender is required to enter into an intercreditor agreement with the lender satisfactory in all respects to the lender and any applicable rating agency. Additionally, such financing is required to be subject to receipt by the lender of rating agency confirmations from the applicable rating agencies.

Partial Transfer and Assumption. The Liz Borrowers have a one-time right in connection with an arms’ length sale of either (i) the Amazon Parcel or (ii) the Goethe-Institut Parcel (but not both) (either such parcel, “The Liz Release Parcel”) to a party which is not affiliated with The Liz Borrowers or the non-recourse carveout guarantors, to sever The Liz Whole Loan and effect a partial assumption of The Liz Whole Loan by the purchaser (a “Partial Transfer and Assumption”), on the parcel to be transferred, as set forth in The Liz Whole Loan documents. Such Partial Transfer and Assumption may occur at the lender’s sole and absolute discretion, upon the satisfaction of certain conditions set forth in The Liz Whole Loan documents including, but not limited to: (i) payment of an assumption fee equal to 0.50% of the unpaid principal balance of The Liz Whole Loan amount; (ii) the loan-to-value ratio of each severed loan is no more than the lesser of (x) the loan-to-value ratio immediately prior to the partial transfer and (y) 65%; (iii) the debt yield for each severed loan is no less than the greater of (x) the debt yield immediately prior to the partial transfer and (y) 7.5%; (iv) the debt service coverage ratio for each severed loan is no less than 1.60x; and (v) delivery of a rating agency confirmation. The Amazon Parcel and Goethe-Institut Parcel have allocated loan amounts of $10,500,000 and $18,375,000, respectively (each, a “The Liz Allocated Loan Amount”).

Partial Release. From any time after the second anniversary of the Closing Date, The Liz Borrowers have a one-time right in connection with a bona fide third-party sale of The Liz Release Parcel to a party that is not affiliated with The Liz Borrowers or non-recourse carveout guarantors to release The Liz Release Parcel from the lien of The Liz Whole Loan. Such release may occur upon the satisfaction of certain conditions including, but not limited to: (i) defeasance of an amount equal to the greater of (x) 120% of the applicable The Liz Allocated Loan Amount and (y) 90% of net sale proceeds; (ii) after giving effect to such release, (1) the debt yield of The Liz Property is no less than the greater of (x) the debt yield of The Liz Property immediately prior to such release and (y) 7.3% and (2) the loan-to-value ratio of The Liz Property (excluding the value of personal property or going concern value, if any) is no more than 125%; and (iii) delivery of a customary REMIC opinion.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1161, 1167 & 1173 Coleman Avenue San Jose, CA 95110	Collateral Asset Summary – Loan No. 9 Coleman Highline	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 50.8% 3.64x 10.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1161, 1167 & 1173 Coleman Avenue San Jose, CA 95110	Collateral Asset Summary – Loan No. 9 Coleman Highline	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 50.8% 3.64x 10.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1161, 1167 & 1173 Coleman Avenue San Jose, CA 95110	Collateral Asset Summary – Loan No. 9 Coleman Highline	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 50.8% 3.64x 10.3%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Borrower Sponsor:	Sansome Guarantor LLC; LDH, LLC
Borrower:	CAP OZ 34, LLC
Original Balance(1):	$30,000,000
Cut-off Date Balance(1):	$30,000,000
% by Initial UPB:	4.8%
Interest Rate:	2.80000%
Payment Date:	6th of each month
First Payment Date(2):	September 6, 2020
Maturity Date:	September 6, 2030
Amortization:	Interest Only
Additional Debt(1):	$125,000,000 Pari Passu Debt
Call Protection(3):	L(24), D(90), O(7)
Lockbox / Cash Management:	Hard / Springing

Reserves(4)
	Initial	Monthly	Cap
Taxes:	$814,077	$203,519	NAP
Insurance:	$0	Springing	NAP
Replacement:	$0	Springing	NAP
TI/LC:	$0	Springing	NAP
Debt Service:	$5,000,000	$0	NAP
Unfunded Obligations:	$1,871,099	$0	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Suburban Office
Collateral:	Fee Simple
Location:	San Jose, CA
Year Built / Renovated:	2020 / NAP
Total Sq. Ft.:	380,951
Property Management:	Hunter Properties, Inc.
Underwritten NOI:	$15,999,397
Underwritten NCF:	$15,999,397
Appraised Value(5):	$305,100,000
Appraisal Date(5):	October 1, 2020

Historical NOI(6)
Most Recent NOI:	NAP
2019 NOI:	NAP
2018 NOI:	NAP
2017 NOI:	NAP

Historical Occupancy
Most Recent Occupancy:	100.0% (August 6, 2020)
2019 Occupancy(6):	NAP
2018 Occupancy(6):	NAP
2017 Occupancy(6):	NAP

Financial Information(1)(2)
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon(5)	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$30,000,000
Pari Passu Notes	$125,000,000
Whole Loan	$155,000,000	$407 / $407	50.8% / 50.8%	3.64x / 3.64x	10.3% / 10.3%	10.3% / 10.3%
(1)	The Coleman Highline Loan (as defined below) consists of the non-controlling Note A-2 and is part of the Coleman Highline Whole Loan (as defined below) evidenced by six pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $155.0 million. For additional information, see “The Loan” herein.

(2)	Under the terms of the related loan documents, the first payment date is in October 2020. However, due to the fact that GACC will contribute an Initial Interest Deposit Amount to the Issuing Entity on the Closing Date to cover an amount that represents one-month’s interest that would have accrued with respect to the Coleman Highline Loan at the interest rate with respect to the assumed September 2020 payment date, such Mortgage Loan is being treated as having a First Payment Date in September 2020, and the Original Term to Maturity Date or ARD, Remaining Term to Maturity Date or ARD and Loan Seasoning are shown in Annex A-1 to reflect this.

(3)	The defeasance lockout period will be at least 24 payments beginning with and including the first payment date of September 6, 2020. The borrower has the option to defease the Coleman Highline Whole Loan in whole (and not in part) after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) August 7, 2023. The assumed defeasance lockout period of 24 months is based on the expected closing date of the DBJPM 2020-C9 securitization in August 2020. The actual lockout period may be longer. The First Payment Date and Call Protection presented in the Mortgage Loan Information above are inclusive of the additional September 2020 interest payment to be deposited by GACC.

(4)	For a full description of Reserves, please refer to “Initial and Ongoing Reserves” below.

(5)	The appraised value represents the “As Stabilized” appraised value, which assumes free rent has burned off and rent commencement has begun. The sole tenant, Roku, has begun the buildout of its space and approximately $1.9 million was reserved upfront for tenant improvements and free rent. Based on the “As-Is” appraised value as of July 13, 2020 equal to $301.1 million, the Cut-off Date LTV and Balloon LTV are 51.5%. In addition, the appraisal concluded to a “Hypothetical Go Dark” appraised value of $242.9 million as of July 13, 2020. Based on the “Hypothetical Go Dark” appraised value, the Cut-off Date LTV and Balloon LTV are 63.8%.

(6)	Historical NOI and Occupancy is not available because the Coleman Highline Property (as defined below) was recently built in 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1161, 1167 & 1173 Coleman Avenue San Jose, CA 95110	Collateral Asset Summary – Loan No. 9 Coleman Highline	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 50.8% 3.64x 10.3%

The Loan.   The Coleman Highline mortgage loan (the “Coleman Highline Loan”) is part of a whole loan with an aggregate outstanding principal balance as of the Cut-off Date of $155.0 million (the “Coleman Highline Whole Loan”), which is secured by the borrower’s fee simple interest in a Class A office building located in San Jose, California (the “Coleman Highline Property”). The non-controlling Note A-2 with an outstanding principal balance as of the Cut-off Date of $30.0 million will be included in the DBJPM 2020-C9 trust. The remaining notes are expected to be contributed to one or more future securitization trusts.

The relationship between the holders of the Coleman Highline Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$40,000,000	$40,000,000	DBRI(1)	Yes
A-2	30,000,000	30,000,000	DBJPM 2020-C9	No
A-3	25,000,000	25,000,000	DBRI(1)	No
A-4	25,000,000	25,000,000	DBRI(1)	No
A-5	20,000,000	20,000,000	DBRI(1)	No
A-6	15,000,000	15,000,000	DBRI(1)	No
Total	$155,000,000	$155,000,000
(1)	Expected to be contributed to one or more future securitizations.

The Coleman Highline Whole Loan has a 10-year interest-only term and accrues interest at a rate of 2.80000% per annum. Proceeds of the Coleman Highline Whole Loan were primarily used to refinance the Coleman Highline Property, fund upfront reserves, pay closing costs and return equity to the borrower sponsor. Based on the “As Stabilized” appraised value of $305.1 million as of October 1, 2020, the Cut-off Date LTV Ratio is 50.8%. Based on the “As-Is” appraised value as of July 13, 2020 equal to $301.1 million, the Cut-off Date LTV and Balloon LTV are 51.5%. Based on the “Hypothetical Go Dark” appraised value of $242.9 million as of July 13, 2020, the Cut-off Date LTV is 63.8%.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$155,000,000	100.0%	Loan Payoff	$140,528,275	90.7%
			Upfront Reserves	7,685,176	5.0
			Closing Costs	4,456,905	2.9
			Return of Equity	2,329,643	1.5
Total Sources	$155,000,000	100.0%	Total Uses	$155,000,000	100.0%

The Borrower / Borrower Sponsor. The borrower is CAP OZ 34, LLC, a single purpose Delaware limited liability company structured to be bankruptcy remote with two independent directors in the organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Coleman Highline Whole Loan. The borrower sponsor and nonrecourse carve-out guarantors are Sansome Guarantor LLC and LDH, LLC, who are liable on a several basis, at 95% and 5%, respectively. Along with the borrower and related lender, Sansome Guarantor LLC and LDH, LLC entered into an environmental indemnity agreement upon loan origination; pursuant to such agreement, the indemnitee will not seek recourse for any indemnified matters against Sansome Guarantor LLC and LDH, LLC to the extent the applicable matters (the “Indemnified Obligations”) are either covered pursuant to the environmental insurance policy required pursuant to Coleman Highline Whole Loan documents (the “PLL Insurance”) or are the obligation of the former occupant at the Coleman Highline Property, and such former occupant is in compliance with the operative documents requiring its adherence to certain environmental covenants, obligations and restrictions applicable to the Coleman Highline Property (said covenants, obligations, and restrictions, the “Prior Owner Documents”).  Notwithstanding the foregoing, Sansome Guarantor LLC and LDH, LLC will become fully liable for the foregoing Indemnified Obligations in the event that either: (a) Sansome Guarantor LLC and LDH, LLC fail to diligently pursue payment and satisfaction of the Indemnified Obligations under the PLL Insurance and/or the Prior Owner Documents (as applicable) or (b) the Indemnified Obligations are not paid and satisfied by the insurance company providing the PLL Insurance or the applicable party pursuant to the Prior Owner Documents, in either case for any reason whatsoever, within 180 days of the indemnitee making demand of Sansome Guarantor LLC and LDH, LLC for the applicable Indemnified Obligation(s).

Founded in 1997 by Sandy Dean, Sansome Partners is a San Francisco-based investment firm, with offices in Seattle, Boston, and New York, that makes long-term investments in businesses and assets. Sansome Partners is one of the main investment vehicles for the Fisher Family, the founders of both GAP and Banana Republic, and has deployed over $3.0 billion of private equity capital since inception. Additionally, Sansome Partners manages an over $1.0 billion long-only fund, targeting 10 positions in publically-traded companies. Over the last 20 years, Hunter Properties, through the development arm Hunter Storm, LLC, has leveraged its multiple product-type development experience with its entitlement experience to complete several real estate projects. More recently, the firm has focused on transit-oriented development (TOD) and mixed-use development.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1161, 1167 & 1173 Coleman Avenue San Jose, CA 95110	Collateral Asset Summary – Loan No. 9 Coleman Highline	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 50.8% 3.64x 10.3%

The Property.

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/Fitch/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent per Sq. Ft.	% of Total U/W Base Rent	Lease Expiration
Roku, Inc.(2)(3)	NR / NR / NR	380,951	100.0%	$44.50	100.0%	9/30/2030
Total Occupied(4)		380,951	100.0%	$44.50	100.0%
Vacant		0	0.0%
Total		380,951	100.0%
(1)	Based on the underwritten rent roll as of August 6, 2020.

(2)	Roku has no termination or contraction options.

(3)	Roku has one, seven-year renewal option at 97.5% of fair market value with 15-18 months’ notice.

(4)	Roku is expected to take occupancy of Building 4 (163,272 sq. ft.) of the Coleman Highline Property in the first quarter of 2021. We cannot assure you that Roku will take occupancy as expected or at all.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM & 2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2024	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2025	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2026	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2027	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2028	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2029	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2030	1	380,951	100.0%	380,951	100.0%	$44.50	100.0%	100.0%
2031 & Thereafter	0	0	0.0%	380,951	100.0%	$0.00	0.0%	100.0%
Vacant	NAP	0	0.0%	380,951	100.0%	NAP	NAP	NAP
Total	1	380,951	100.0%			$44.50	100.0%

(1)	Based on the underwritten rent roll dated August 6, 2020.

The Coleman Highline Property is a newly developed three-building, 380,951 sq. ft. Class A office complex situated on an 8.82-acre site in San Jose, California. The Coleman Highline Property is the second phase of the greater Coleman Highline mixed-use development, which is expected to include on-site retail, a mix of restaurants, a public market, and a collection of food trucks and caterers. Built in 2020, The Coleman Highline Property features architecture with expansive glass line, large 32,000 sq. ft. floorplates and 14’ slab-to-slab heights. The Coleman Highline Property is comprised of Building 3 (194,790 sq. ft.; the “Building 3 Space”), Building 4 (163,272 sq. ft.; the “Building 4 Space”), and Building A2 (22,889 sq. ft.; the “Building A2 Space”), all of which are fully leased to Roku (as defined below). Buildings 3 and 4 are office buildings, and Building A2 is an amenities building which is expected to feature dining options, conference rooms and an auditorium. The Coleman Highline Property also includes a parking garage (the “Collateral Parking Structure”) with 1,219 parking spaces, for a parking ratio of approximately 3.2 parking spaces per 1,000 sq. ft. of NRA. The Collateral Parking Structure is subject to a Declaration of Covenants, Conditions and Restrictions (the “CCR”), pursuant to which: (i) all parking structures on the Coleman Highline Property and the neighboring phase of the development (“Phase 1”) are to be utilized for shared parking among the Coleman Highline Property and Phase I and (ii) all parking structures throughout the Coleman Highline development are subject to various control rights of a “Declarant” which is an affiliate of the borrower sponsor. The Declarant has agreed that, notwithstanding anything to the contrary contained in the CCR: (i) the parking structure on the Coleman Highline Property will be insured in accordance with the terms of the Coleman Highline mortgage loan documents, (ii) any proceeds of the foregoing insurance will be held by the lender and made available for restoration, (iii) the Coleman Highline Property will always have access to sufficient parking to satisfy all legal requirements (including zoning requirements) as well as all requirements relating to parking set forth in the Roku lease at the Coleman Highline Property, and (iv) the Coleman Highline Property will always have access to no less than (x) 65 parking spaces in the parking structures and surface parking located on the Coleman Highline Property on an exclusive basis and (y) 1,116 parking spaces in the parking structures and surface parking located on the Coleman Highline Property and Phase I on a non-exclusive basis. As of August 6, 2020 the Coleman Highline Property was 100.0% leased to Roku as its United States headquarters location.

Sole Tenant. Roku, Inc. (“Roku”) (380,951 sq. ft.; 100.0% of NRA; 100.0% of U/W Base Rent) was founded in 2002 and is a leading television streaming platform in the United States by base installed, representing 39% of the market share. Roku operates in two segments: Player and Platform, the first of which is a hardware-based purchase, the second of which is an ongoing paid subscription to platform access. Roku engages in “over the top” (OTT) television streaming with approximately 40 million global users as of March, 2020. The platform offers approximately 5,000 domestic streaming channels and approximately 3,000 international streaming channels. Roku has expanded as a result of the increase in demand for streaming services and as of 2019, had 1,650 employees, doubling its employee

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1161, 1167 & 1173 Coleman Avenue San Jose, CA 95110	Collateral Asset Summary – Loan No. 9 Coleman Highline	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 50.8% 3.64x 10.3%

count over the prior two years. The Coleman Highline Property is expected to serve as Roku’s United States headquarters spread between the Coleman Highline Property and Coleman Highline Phase I, which includes two additional office buildings and an amenities building 100% leased to Roku. As of March 31, 2020, Roku had 39.8 million active accounts and streaming hours of 13.2 billion, increases over the prior year quarter of 37% and 49%, respectively, which helped increase revenues by 55% in the same quarter. Roku expects its new account growth, streaming hours, and employee headcount to accelerate as a result of the COVID-19 pandemic as demand for streaming content from home increases. As of December 31, 2019, Roku reported a net loss of $59.9 million and total revenue of $1.1 billion, representing an increase of 52.0% from December 31, 2018, with $515.5 million of cash and cash equivalents. In the second quarter of 2020, Roku reported a net loss of $43.1 million and added 3.2 million incremental active accounts to reach 43.0 million total accounts.

Roku recently signed a 10-year, seven-month NNN lease that will expire on September 30, 2030, with an initial annual base rent of $44.50 per sq. ft. In addition, Roku received six months of free rent, and their official rent commencement date is October 1, 2020. Roku has a one-time option to extend its lease for seven years at 97.5% of fair market value with 15-18 months’ notice. Roku does not have any termination or contraction options.

As of March 2020, Building 3 is fully built out and Roku began moving employees into the space prior to the start of the COVID-19 pandemic. Building 4 is fully built out except for floor coverings and cubicles which Roku is expected to hold off on installing in the near term as they evaluate the post-COVID work environment. The landlord has satisfied all of their tenant improvement obligations and provided Roku an $82.50 PSF tenant improvement allowance of which approximately $458,533 remained outstanding as of the origination date of the Coleman Highline Whole Loan. The borrower sponsor indicated that Roku intends to move roughly 30% of their workforce back into Building 3 by the end of 2020 assuming the current shelter in place order in Santa Clara County is lifted. The work remaining on Building 4 is expected to be completed and furnished by the end of 2020, with Roku taking occupancy by the end of the first quarter of 2021. We cannot assure you Roku will take occupancy as expected or at all.

COVID-19 Update. As of the August 6, 2020 underwritten rent roll, the Coleman Property is 100.0% leased. The sole tenant is currently in a free rent period with rent commencing in October 2020 and has not requested any lease modifications. The first payment date of the Coleman Highline Whole Loan is October 6, 2020, based on the loan documents. As of August 7, 2020, the Coleman Highline Whole Loan is not subject to any modification or forbearance request.

Environmental Matters. The Phase I environmental report dated July 20, 2020 identified a recognized environmental condition at the Coleman Highline Property. See “Description of the Mortgage Pool-Environmental Considerations” in the Preliminary Prospectus for more information. In addition, an environmental indemnity agreement was entered into between the borrower, lender and related guarantors upon loan origination. See “The Borrower / Borrower Sponsor” above.

The Market. The Coleman Highline Property is located within the San Jose Airport submarket, which is adjacent to the Mineta San Jose International Airport, and a 15-minute drive north of Downtown San Jose.

The Coleman Highline Property is positioned across a pedestrian bridge from the Santa Clara Caltrain station, the most widely used mode of public transit between San Francisco and San Jose. The Santa Clara station also serves as a “Baby Bullet” stop with transit times of roughly 60 and 15 minutes to San Francisco and Palo Alto, respectively. The Coleman Highline Property is the second phase of the greater Coleman Highline mixed-use development. Phase I includes two additional office buildings, both fully leased to Roku, with a total Roku sq. ft. at the Coleman Highline development of 738,057 sq. ft. A fourth phase of Coleman Highline is scheduled to be completed by 2021 and is expected to feature additional office space that is 100% leased to Verizon. The Coleman Highline Property is located in an area with a concentration of major technology companies including Google, Apple, Netflix and Facebook. . According to a third-party market research report, the estimated 2020 population within a one-, three-, and five-mile radius was projected to be 10,205, 176,399, and 642,978, respectively. The population within the same radii is expected to grow 0.37%, 2.31%, and 2.14%, respectively, over the next five years. The 2020 average household income within a one-, three-, and five-mile radius was $130,114, $135,262, and $140,271.

According to the appraisal, as of the first quarter of 2020, the San Jose Airport submarket consisted of approximately 5.5 million sq. ft. of office space with an overall market vacancy of 8.6% and average asking rents of approximately $3.69 per sq. ft.

The following chart displays six lease comparables for the Coleman Highline Property. Comparable buildings were built between 1984 and 2021 and range in size from 42,188 sq. ft. to 643,990 sq. ft. Initial asking rents at the comparable properties ranged between $42.00 and $49.20 per sq. ft. (net leases) with a weighted average of approximately $46.71 per sq. ft. The appraisal concluded a market rent at the Coleman Highline Property of $46.20 per sq. ft. The Coleman Highline Property has an in-place rent of $44.50 per sq. ft.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1161, 1167 & 1173 Coleman Avenue San Jose, CA 95110	Collateral Asset Summary – Loan No. 9 Coleman Highline	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 50.8% 3.64x 10.3%

Comparable Office Leases(1)
Property Name	Tenant Name	Tenant Leased Space (Sq. Ft.)	Lease Sign Date	Lease Term (years)	Base Rent Per Sq. Ft.
Coleman Highline, San Jose, CA	Roku	380,951	Aug 2018(2)	10.6(2)	$44.50(2)
2390 Mission College Boulevard, Santa Clara, CA	InfoBlox, Inc.	42,188	May 2020	10.5	$42.00
4301-4401 Great America Parkway, Santa Clara, CA	Airbnb	301,163	Dec 2019	11.0	$45.00
6220 America Center Drive, San Jose, CA	Bill.com	232,253	Dec 2019	10.0	$45.00
Coleman Highline Phase 4, San Jose, CA	Verizon	643,990	Jul 2019	15.0	$49.20
675 Creekside Way, Campbell, CA	8x8, Inc.	177,815	Jul 2019	11.0	$44.40
3315 Scott Boulevard, Santa Clara, CA	Edelman Financial	157,205	Jul 2019	6.1	$46.20
(1)	Based on the appraisal.

(2)	Based on the underwritten rent roll.

Cash Flow Analysis.

Cash Flow Analysis(1)
	U/W	U/W PSF
Base Rent	$16,950,792	$44.50
Rent Step	$512,002	$1.34
Gross Potential Rent	$17,462,794	$45.84
Total Reimbursements	$5,491,000	$14.41
Net Rental Income	$22,953,794	$60.25
(Vacancy/Credit Loss)	($1,147,690)	($3.01)
Effective Gross Income	$21,806,104	$57.24
Total Expenses	$5,806,707	$15.24
Net Operating Income	$15,999,397	$42.00
TI/LC	$0	$0.00
Capital Expenditures	$0	$0.00
Net Cash Flow	$15,999,397	$42.00
(1)	Historical NOI and Occupancy is not available because the Coleman Highline Property was recently built in 2020 with the sole tenant taking occupancy in March 2020.

Property Management.  The Coleman Highline Property is currently managed by Hunter Properties, Inc.

Lockbox / Cash Management.  The Coleman Highline Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause tenants to deposit rents directly into a lender-approved lockbox account (the “Clearing Account”). In addition, the borrower and the property manager are required to deposit all rents and gross revenue from the Coleman Highline Property into such lockbox account within one business day of receipt. Provided no Coleman Highline Trigger Period (as defined below) exists, funds deposited into the Clearing Account will be swept on a daily basis into the borrower’s operating account. Once a Coleman Highline Trigger Period occurs, such funds will be swept on a daily basis into the deposit account and applied and disbursed in accordance with the loan documents.

A “Coleman Highline Trigger Period” will commence upon the occurrence of (i) an event of default under the Coleman Highline Whole Loan, (ii) the debt yield is less than 8.0% on the last day of any calendar quarter, (iii) the commencement of a Lease Sweep Period (as defined below), or (iv) the disbursement of funds from the debt service reserve account; and will end if, (A) with respect to clause (i), the event of default under the Coleman Highline Whole Loan has been cured and such cure has been accepted by the lender (and no other event of default under the Coleman Highline Whole Loan is then continuing) or (B) with respect to clause (ii), the debt yield is at least 8.0% on the last day of any calendar quarter or (C) with respect to clause (iii), such Lease Sweep Period has ended pursuant to the terms hereof (and no other Lease Sweep Period is then continuing) or (D) with respect to clause (iv), the earliest to occur of (x) the satisfaction of all Debt Service Reserve Release Conditions (as defined below) and (y) the reimbursement of any portion of the debt service reserve funds that have been allocated to the monthly debt service payment.

A “Lease Sweep Period” will commence on the first monthly payment date following the occurrence of any of the following: (a) the earliest of (i) the date that is 12 months prior to the stated maturity date of the Coleman Highline Whole Loan, (ii) the date that is 15 months prior to the earliest stated expiration (including the stated expiration of any renewal term) of the Roku lease (or a replacement lease that covers all or any portion of the Roku premises) (a “Lease Sweep Lease”), provided, however, if the entirety of any “dark” portion is demised to a subtenant that is reasonably approved by the lender (which subtenant must be open and operating in the entirety of said space and must either (x) be of a credit quality and reputation that is not materially less as compared with the tenant pursuant to the applicable Lease Sweep Lease (as determined by the lender in its reasonable discretion) or (y) have an investment grade rating) pursuant to a sublease that is co-terminus with the applicable Lease Sweep Lease (the “Sublease Conditions”), the foregoing 15 month period will be extended to 24 months or (iii) the date required under a Lease Sweep Lease by which the tenant thereunder is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised); (b) the date that a Lease Sweep Lease (or any material

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1161, 1167 & 1173 Coleman Avenue San Jose, CA 95110	Collateral Asset Summary – Loan No. 9 Coleman Highline	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 50.8% 3.64x 10.3%

portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date or the receipt by the borrower or the property manager of written notice from any tenant under a Lease Sweep Lease of its intent to surrender, cancel or terminate the Lease Sweep Lease (or any material portion thereof prior to its then current expiration date); (c) the occurrence of a Go Dark Trigger (as defined below); (d) upon a monetary or material non-monetary default under a Lease Sweep Lease by the tenant thereunder that continues beyond any applicable notice and cure period; or (e) the occurrence of a Lease Sweep Tenant (as defined below) insolvency proceeding.

A Lease Sweep Period will end upon the first to occur of the following: (A) in the case of clauses (a), (b), and (c) above, (I) either (x) the entirety of the applicable premises, or applicable portion thereof, is leased pursuant to one or more qualified leases or (y) a portion of the applicable premises, or applicable portion thereof, is leased pursuant to one or more qualified leases so as to cause the Coleman Highline Property to achieve a debt yield of 8.0% and, (II) sufficient funds have been accumulated (or otherwise deposited) in the lease sweep account (during the continuance of the subject Lease Sweep Period) to cover all anticipated leasing expenses, free rent periods, and/or rent abatement periods with respect to such qualified leases and any shortfalls in required payments under the loan documents or operating expenses as a result of any anticipated down time prior to the commencement of payments under such qualified leases; (B) in the case of clause (a) above, the date on which the applicable tenant (I) irrevocably exercises its renewal or extension option with respect to either (x) all of its premises or (y) a portion of the applicable premises, or applicable portion thereof, is leased pursuant to one or more qualified leases so as to cause the Coleman Highline Property to achieve a debt yield of 8.0%, and (II) sufficient funds have been accumulated (or deposited) in the lease sweep account (during the continuance of the subject Lease Sweep Period) to cover all anticipated leasing expenses, free rent periods and/or rent abatement periods with respect to such renewal or extension; (C) in the case of clause (a) above, the date on which the subject default has been cured, and no other monetary or material non-monetary default under the Lease Sweep Lease occurs for a period of six consecutive months following such cure; (D) in the case of clause (c) above, (x) Roku (or a replacement tenant that occupies all or any portion of the Roku premises) resumes operation of its business in the entirely of the applicable premises and continuously operates for at least 30 days or (y) the date on which the lease sweep funds in the lease sweep account in connection with the Go Dark Trigger (as defined below) pursuant to clause (c) above equals or exceeds the Lease Sweep Go Dark Deposit Amount (as defined below) or the borrower delivers a letter of credit (which satisfies the requirements set forth in the loan documents) in an amount equal to the Lease Sweep Go Dark Deposit Amount or (z) the date on which either the Sublease Conditions are satisfied, or the tenant achieves an investment grade rating; (E) in the case of clause (e) above, either (a) the applicable Lease Sweep Tenant insolvency proceeding has terminated and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender or (b) the applicable Lease Sweep Lease has been assumed and assigned to a third party in a manner reasonably satisfactory to the lender; and (F) in the case of clause (a), (b), (d), and (e) above, the date on which (x) the funds in the lease sweep account collected with respect to the Lease Sweep Lease in question (including any lease termination payments with respect to such Lease Sweep Lease deposited into the lease sweep account) is equal to the Lease Sweep Deposit Amount (as defined below) applicable to such space, (y) the borrower delivers to the lender a letter of credit in the foregoing amount or (z) the borrower deposits an amount equal to the deficient amount for deposit into the lease sweep account, unless, in any such case, the applicable premises has been leased pursuant to one or more leases which, in the aggregate, (x) require the borrower to incur expenses, including the payment of brokerage commissions, completion of tenant improvements or payment of tenant allowances, and/or (y) provide for free rent periods and/or rent abatement periods with respect to rent amounts, which, in the lender’s determination, exceed the lease sweep deposit amount applicable to such premises (in which case the Lease Sweep Period in question will continue until the borrower satisfies clause (A) above).

“Lease Sweep Go Dark Deposit Amount” means: (x) solely with respect to a Lease Sweep Period commencing upon the occurrence of a Go Dark Trigger prior to August 7, 2026, an amount equal to the portion of the rentable square feet of the applicable Lease Sweep Lease in which the applicable tenant has “gone dark” multiplied by $60.00 and (y) for the period from and after August 7, 2026, an amount equal to the total rentable square feet of the applicable Lease Sweep Lease multiplied by $60.00.

“Lease Sweep Deposit Amount” means an amount equal to the total rentable square feet of the applicable Lease Sweep Lease multiplied by $60.00.

“Lease Sweep Tenant” means a tenant under a Lease Sweep Lease or, if such tenant’s obligations are guaranteed by its direct or indirect parent company (if any), such parent company.

“Go Dark Trigger” will be deemed to occur on the date on which any Lease Sweep Tenant discontinues its business (i.e., “goes dark”) in more than 50% of its space at the Coleman Highline Property, not including the Building A2 Space, or gives notice that it intends to discontinue its business in greater than 50% of its applicable premises at the Coleman Highline Property, not including the Building A2 Space, provided, however, for so long as any such discontinuation of operations by a Lease Sweep Tenant satisfies any of the following conditions, no Go Dark Trigger will be deemed to occur in connection with any of the following (each a “Go Dark Exception”): (i) either: (A) such discontinuation is effectuated in order to comply with governmental restrictions which restrict the use or occupancy of the Coleman Highline Property in connection with the COVID-19 pandemic or any other pandemic or epidemic (a “SIP Order”), and the applicable Lease Sweep Tenant resumes operations in its space within 90 days after such SIP Order is lifted or (B) such discontinuation occurs prior to August 7, 2022 in connection with such Lease Sweep Tenant’s commercially reasonable safety protocols relating to the COVID-19 pandemic provided further that the applicable Lease Sweep Tenant resumes operations in its applicable premises no later than August 7, 2022; (ii) such discontinuation is related to upgrades or renovations to the premises pursuant to the Lease Sweep Lease and lasts for a period of no longer than 180 days; (iii) such discontinuation is in connection with an ongoing restoration of the Coleman

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1161, 1167 & 1173 Coleman Avenue San Jose, CA 95110	Collateral Asset Summary – Loan No. 9 Coleman Highline	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 50.8% 3.64x 10.3%

Highline Property following a casualty and lasts for a period of no longer than 12 months after receipt of all applicable governmental permits and approvals necessary to complete the applicable restoration; (iv) any cessation by the Lease Sweep Tenant of all or some of the applicable premises so long as during the period that such discontinuation of operations continues, such Lease Sweep Tenant (or any parent entity that has guaranteed all of such Lease Sweep Tenant’s obligations pursuant to the Lease Sweep Lease) maintains an investment grade rating; or (v) the Sublease Conditions are satisfied with respect to the applicable Lease Sweep Lease. In addition to the Go Dark Exceptions identified in the above, no Go Dark Trigger will have occurred with respect to Roku not yet having commenced operating in the Building B4 Space in connection with Roku performing the initial buildout and occupancy of its space (provided that the initial buildout and occupancy have completed and operations commence on or before the earlier to occur of (x) August 7, 2022 and (y) one year after the termination of any SIP Order in place as of the origination date).

“Debt Service Reserve Release Conditions” will be met so long as each of the following conditions is satisfied after July 7, 2021 (other than pursuant to clause (iv) in the definition of Coleman Highline Trigger Period set forth above): (i) no Coleman Highline Trigger Period is then continuing; (ii) Roku has timely made all rental payments (including, without limitation, any payments of additional rent, common area maintenance expenses, tax assessments) due under any Lease Sweep Lease for the immediately preceding three full calendar month period; (iii) the debt service coverage ratio is equal to or exceed 3.42x; and (iv) no portion of the debt service reserve funds has been allocated to the monthly debt service payment during the immediately preceding 11 full calendar month period.

Initial and Ongoing Reserves.  At origination of the Coleman Highline Whole Loan, the borrower funded reserves of (i) approximately $814,077 for real estate taxes (equivalent to 48 months of tax payments), (ii) approximately $5,000,000 for a debt service reserve, and (iii) approximately $1,871,099 related to the remaining free rent (in the amount of $1,412,566) and tenant improvement allowance (in the amount of $458,533) pursuant to the Roku lease.

Real Estate Tax Reserve. On a monthly basis, the borrower is required to deposit 1/12 of an amount which would be sufficient to pay taxes for the next ensuing 12 months (currently equivalent to $203,519).

Insurance Reserve. On a monthly basis, the borrower is required to deposit 1/12 of the estimated annual insurance premiums into an insurance reserve, unless an acceptable blanket insurance policy is in place. An acceptable blanket policy is currently in place.

Replacement Reserve. On a monthly basis, solely to the extent the Single Tenant Condition (as defined below) fails to be satisfied as of the applicable monthly payment date, the borrower will be required to deposit approximately $6,350 into a replacement reserve account for annual capital expenditures.

TI/LC Reserve. On a monthly basis, solely to the extent the Single Tenant Condition (as defined below) fails to be satisfied as of the applicable monthly payment date, the borrower is required to deposit $47,620 into a rollover account for tenant improvement and leasing commissions that may be incurred.

“Single Tenant Condition” means (i) a single tenant lease is in full force and effect and (ii) no Coleman Highline Trigger Period has occurred and then be continuing.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4254 Maple Leaf Drive New Orleans, LA 70131	Collateral Asset Summary – Loan No. 10 The Mayfair Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 51.0% 2.96x 10.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4254 Maple Leaf Drive New Orleans, LA 70131	Collateral Asset Summary – Loan No. 10 The Mayfair Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 51.0% 2.96x 10.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4254 Maple Leaf Drive New Orleans, LA 70131	Collateral Asset Summary – Loan No. 10 The Mayfair Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 51.0% 2.96x 10.9%

Mortgage Loan Information
Loan Seller:	BSPRT
Loan Purpose:	Refinance
Borrower Sponsor:	Kevin O'Brien
Borrower:	6700 Mayfair LLC
Original Balance:	$30,000,000
Cut-off Date Balance:	$30,000,000
% by Initial UPB:	4.8%
Interest Rate:	3.50000%
Payment Date:	6th of each month
First Payment Date:	February 6, 2020
Maturity Date:	January 6, 2030
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(31), D(85), O(4)
Lockbox / Cash Management:	Springing / Springing

Reserves(1)
	Initial	Monthly	Cap
Taxes:	$20,076	$20,076	NAP
Insurance:	$307,842	$43,977	NAP
Replacement:	$218,711	$9,208	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Garden Multifamily
Collateral:	Fee Simple
Location:	New Orleans, LA
Year Built / Renovated:	1972 / 2020
Total Units:	442
Property Management:	Self-Managed
Underwritten NOI(2):	$3,263,259
Underwritten NCF:	$3,152,759
Appraised Value(3):	$58,800,000
Appraisal Date(3):	January 3, 2020

Historical NOI(2)
Most Recent NOI:	$2,399,832 (T-12 July 31, 2020)
2019 NOI:	$1,823,689 (December 31, 2019)
2018 NOI:	$1,271,961 (December 31, 2018)
2017 NOI:	$669,278 (December 31, 2017)

Historical Occupancy
Most Recent Occupancy:	89.1% (July 31, 2020)
2019 Occupancy(4):	81.7% (December 31, 2019)
2018 Occupancy(4):	87.9% (December 31, 2018)
2017 Occupancy(4):	90.1% (December 31, 2017)

Financial Information
Tranche	Cut-off Date Balance	Balance per Unit Cut-off / Balloon	LTV Cut-off / Balloon(3)	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$30,000,000	$67,873 / $67,873	51.0% / 51.0%	3.07x / 2.96x	10.9% / 10.5%	10.9% / 10.5%
(1)	For a full description of reserves, please refer to “Initial and Ongoing Reserves” herein.
(2)	The increase in Underwritten NOI from Historical NOI is a result of the borrower sponsor completing a comprehensive renovation of down units that were previously not in leasable condition. Over the trailing 12 month period ending July 31, 2020, an average of 406 units were available for lease with an average occupancy of 82.0%, as compared to an in-place occupancy of 89.1% with 442 units available for lease.
(3)	The Appraised Value represents the “As-Complete” value of $58,800,000, which assumes completion of the proposed improvements at The Mayfair Apartments Property (as defined below). All improvements have been completed. The appraiser also concluded to an “As-Stabilized” appraised value of $60,100,000 as of June 3, 2020, which assumes completion of the proposed improvements and a stabilized economic occupancy of 94.0%. The Cut-off Date LTV Ratio and LTV at Maturity based on the $60,100,000 “As-Stabilized” appraised value are 49.9% and 49.9%, respectively. The “As-Is” appraised value for The Mayfair Apartments Property is $56,800,000. The Cut-off Date LTV Ratio and LTV at Maturity based on the $56,800,000 “As-is” appraised value are 52.8% and 52.8%, respectively.
(4)	The 2017, 2018 and 2019 occupancy figures are based on a unit count of 182, 256 and 410, respectively. Fluctuations in historical occupancy were a result of ongoing renovations at The Mayfair Apartments Property that brought down units back online. All renovation work is complete with all 442 units leasable.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4254 Maple Leaf Drive New Orleans, LA 70131	Collateral Asset Summary – Loan No. 10 The Mayfair Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 51.0% 2.96x 10.9%

The Loan.    The Mayfair Apartments mortgage loan (“The Mayfair Apartments Loan”) has an outstanding principal balance as of the Cut-off Date of $30,000,000. The Mayfair Apartments Loan is secured by the borrower’s fee simple interest in a 442-unit garden multifamily property located in New Orleans, Louisiana (“The Mayfair Apartments Property”).

The Mayfair Apartments Loan has a 10-year interest-only term and accrues interest at a rate of 3.50000% per annum. The Mayfair Apartments Loan was primarily used to repay the existing loan, fund upfront reserves, pay closing costs and return approximately $10.8 million of equity to the borrower sponsor. Based on the “As-Complete” appraised value of $58.8 million as of January 3, 2020, the Cut-off Date LTV Ratio is 51.0%.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$30,000,000	100.0%	Loan Payoff	$18,058,853	60.2%
			Return of Equity	10,806,793	36.0
			Closing Costs	587,726	2.0
			Upfront Reserves	546,628	1.8
Total Sources	$30,000,000	100.0%	Total Uses	$30,000,000	100.0%

The Borrower / Borrower Sponsors.    The borrower is 6700 Mayfair LLC, a single purpose Delaware limited liability company structured to be bankruptcy remote with one independent director in the organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Mayfair Apartments Loan. The borrower sponsor and nonrecourse carve-out guarantor is Kevin O'Brien.

Kevin O’Brien is the founder and CEO of O’Brien Realty Group, a general partnership that owns and operates apartment communities. Founded in 1982, O’Brien Realty Group initially began as a property management company for smaller distressed apartment communities. Over the past 35+ years, O’Brien Realty Group has focused on the acquisition, renovation, repositioning and management of distressed multifamily properties and has successfully completed the turnaround of approximately 40 distressed multifamily projects and the revitalization of more than 3,700 apartment units. Inclusive of The Mayfair Apartments Property, Kevin O’Brien has ownership interest in six multifamily properties totaling 1,752 units throughout Louisiana and North Carolina with an aggregate market value of approximately $189.4 million.

COVID-19 Update. As of the August 2020 payment date, the borrower has remained current on debt service for The Mayfair Apartments Loan, which has not been subject to any modifications or forbearance requests. Since origination, the borrower sponsor has completed all improvement work contemplated under The Mayfair Apartments Loan and brought all units online, with the final renovated building receiving certificate of occupancy in May 2020. The Mayfair Apartments Property has continued positive leasing and revenue growth, increasing net rental income by 65.5% for the trailing 12 month period ending July 31, 2020. For the month of July 2020, 90.6% of the units have made their rent payments, representing approximately 93.0% of the U/W Base Rent.

The Property.

Multifamily Unit Mix(1)(2)
Unit Type	# of Units	% of Total Units	Occupancy	Average Unit Size (Sq. Ft.) (3)	Average Monthly Rent Per Unit((3)	Average Rent PSF/Month((3)
1BR/1BA	119	26.9%	80.7%	889	$1,072	$1.21
1BR/1.5BA	4	0.9%	75.0%	771	$925	$1.20
2BR/1BA	37	8.4%	83.8%	950	$980	$1.03
2BR/2BA	110	24.9%	90.9%	972	$1,168	$1.20
2BR/2.5BA	34	7.7%	97.1%	1,215	$1,014	$0.83
3BR/2BA	54	12.2%	92.6%	1,150	$1,284	$1.12
3BR/2.5BA	76	17.2%	97.4%	1,576	$1,238	$0.79
4BR/2.5BA	8	1.8%	87.5%	1,872	$1,315	$0.70
Total / Wtd. Avg.	442	100.0%	89.1%	1,107	$1,146	$1.02
(1)	Based on the underwritten rent roll dated July 31, 2020.
(2)	Occupancy, Average Unit Size (Sq. Ft.) and Average Monthly In-Place Rents represent a weighted average of the various unit type layouts.
(3)	Excludes vacant units.

The Mayfair Apartments Property is comprised of 45, two-story apartment buildings totaling 489,079 sq. ft. of net rentable area. Unit amenities at The Mayfair Apartments Property include stainless steel appliances, faux granite countertops, vinyl/tile/carpet hardwood flooring, custom cabinetry, ceiling fans, private patio/balcony, walk-in closets and in-unit washer/dryer. The Mayfair Apartment’s amenities include a playground, 24-hour fitness center with complimentary on-site personal trainer, dog park, swimming pool, barbecue area, business center, splash pad and a clubhouse/leasing office.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4254 Maple Leaf Drive New Orleans, LA 70131	Collateral Asset Summary – Loan No. 10 The Mayfair Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 51.0% 2.96x 10.9%

The Mayfair Apartments Property is a Class B, 442-unit, 22.3-acre garden multifamily complex located in New Orleans, Louisiana. The Mayfair Apartments Property was built in 1972 and most recently renovated in 2020. The borrower sponsor acquired The Mayfair Apartments Property in August 2016 with significant deferred maintenance and vacancy, as only 182 units were in rentable condition. Renovations at The Mayfair Apartments Property since acquisition have totaled approximately $14.7 million across building improvements/appliances, flooring/carpeting, amenity construction/improvements, signage construction and soft costs. At origination, the remaining budget consisted of approximately $219,000 for building improvements, interior improvements/appliances, flooring/carpeting and amenities. All contemplated work at The Mayfair Apartments Property has been completed including bringing the remaining 260 units online. Leasing of these additional units has improved property performance with net rental income increasing 65.5% for the trailing 12-month period ending July 31, 2020. As of July 31, 2020, The Mayfair Apartments Property was 89.1% occupied.

Environmental Matters. According to Phase I environmental report, dated October 9, 2019, there are no recognized environmental conditions at The Mayfair Apartments Property.

The Market. The Mayfair Apartments Property is located in the historic Algiers neighborhood of New Orleans, approximately seven miles southeast of the New Orleans central business district. The Mayfair Apartments Property is part of the Westbank of New Orleans, comprised of the cities of Terrytown, Harvey, Westwego, Algiers and Gretna. Primary access to the Mayfair Apartments Property is provided by General De Gaulle Drive, a primary roadway just south of the subject that connects to US Highway 90 BUS, which provides access to the Eastbank of New Orleans, as well as Interstate 10. Interstate 10 crosses the New Orleans Metro in an east/west direction, connecting New Orleans with the city of Baton Rouge to the west/northwest and the entire gulf coast stretching eastward to Florida.

The Mayfair Apartments Property is located within the New Orleans-Metairie metropolitan statistical area (“MSA”). The MSA’s economy is mostly based on the transportation/utilities, services, public administration, construction and finance/insurance/real estate sectors. The MSA’s 2018 job growth rate was stronger than any other Louisiana metropolitan area, and outpaced regional and national averages. The unemployment rate for the MSA has remained steady, slightly increasing from 4.0% at year-end 2018 to 4.5% at year-end 2019. The major employers in the MSA include Ochsner Health System (16,771 employees), East Jefferson General Hospital (3,000 employees), ACME Truck Line Inc. (2,100 employees), Laitram, LLC (2,065 employees) and West Jefferson Medical Center (1,526 employees).

According to a third party market research report, The Mayfair Apartments Property is located within the Southeast Orleans submarket of the New Orleans market. As of the first quarter of 2020, the Southeast Orleans submarket had an inventory of 6,048 units, average rent of $733.76 per month and an average occupancy of 93.7%. Occupancy levels in the submarket have averaged approximately 93.2% since 2016, with an average rent of $708.36 from the first quarter of 2016 to the first quarter of 2020. There is currently a moratorium on all new multifamily development in the Westbank of New Orleans, with only existing properties permitting renovations. This moratorium provides a significant barrier to entry for any new inventory delivery in the Southeast Orleans submarket. According to the appraisal, the 2018 population within a one-mile, three-mile and five-mile radius of the property was 16,116, 73,590 and 177,197, respectively. The 2018 average household income within a one-mile, three-mile and five-mile radius was $63,062, $64,788 and $62,758, respectively.

The appraisal identified five comparable multifamily properties proximate to The Mayfair Apartments Property. The Mayfair Apartments Property comparables range from 148 to 552 units with an average of 300 units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4254 Maple Leaf Drive New Orleans, LA 70131	Collateral Asset Summary – Loan No. 10 The Mayfair Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 51.0% 2.96x 10.9%

Residential Lease Comparables(1)
Property Name	Distance from Subject	Year Built	Occupancy	No. Units	Unit Type	Lease Areas (SF)	Base Rent	Base Rent PSF
Summerfield Apartments(2)2)	6.3 miles	1973	93.0%	224	Studio	325	$815	$2.51
					1BR/1BA	773	$987	$1.28
					2BR/2BA	1,048	$1,250	$1.19
					3BR/2BA	1,208	$1,420	$1.18

Oak Alley Apartments	4.8 miles	1974	93.0%	148	1BR/1BA	708	$875	$1.24
					2BR/1BA	990	$983	$0.99
					3BR/2BA	1,228	$1,195	$0.97

Shadowlake Villa Apartments	5.7 miles	1985	94.0%	204	1BR/1BA	699	$897	$1.28
					2BR/2BA	895	$1,037	$1.16

Emerald Pointe Apartments(3)	6.6 miles	1973	95.0%	408	Studio	473	$878	$1.86
					1BR/1BA	745	$1,020	$1.37
					2BR/2BA	1,046	$1,168	$1.12
					3BR/2BA	1,208	$1,595	$1.32

St. Germaine Apartments	6.9 miles	1982	90.0%	552	Studio	680	$760	$1.12
					1BR/1BA	880	$824	$0.94
					2BR/2BA	880	$985	$1.12

Stonebridge Manor Apartments	8.3 miles	1984	94.0%	264	Studio	480	$780	$1.63
					1BR/1BA	784	$944	$1.20
					2BR/2BA	960	$1,029	$1.07
(1)	Source: Appraisal.
(2)	Summerfield Apartments is owned by the borrower sponsor.
(3)	Emerald Pointe Apartments is owned by the borrower sponsor and was securitized in the BBCMS 2019-C4 transaction.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4254 Maple Leaf Drive New Orleans, LA 70131	Collateral Asset Summary – Loan No. 10 The Mayfair Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 51.0% 2.96x 10.9%

Cash Flow Analysis.

Cash Flow Analysis
	2018(1)	2019(1)	T-12 7/31/2020(1)	U/W	U/W Per Unit
Gross Potential Rent	$2,640,366	$4,145,035	$5,457,969	$6,066,069	$13,724.14
Vacancy	(200,854)	(759,276)	(1,017,170)	(649,800)	(1,470.14)
Other Loss	(19,045)	(130,148)	(234,464)	(260,587)	(589.56)
Net Rental Income	$2,420,466	$3,255,611	$4,206,335	$5,155,682	$11,664.44
Other Income(2)	195,022	357,567	370,303	321,286	726.89
Effective Gross Income	$2,615,489	$3,613,177	$4,576,638	$5,476,968	$12,391.33
Real Estate Taxes	103,881	103,915	135,014	135,014	305.46
Insurance	293,884	445,689	517,835	527,729	1,193.96
Management Fee	78,465	108,395	137,299	164,309	371.74
Other Expenses	867,298	1,131,489	1,386,658	1,386,658	3,137.24
Total Expenses	$1,343,528	$1,789,489	$2,176,806	$2,213,710	$5,008.39
Net Operating Income(3)	$1,271,961	$1,823,689	$2,399,832	$3,263,259	$7,382.94
Replacement Reserves	110,500	110,500	110,500	110,500	250.00
Net Cash Flow	$1,161,461	$1,713,189	$2,289,332	$3,152,759	$7,132.94
(1)	Figures for 2018, 2019 and T-12 7/31/2020 are based on a unit count of 256, 410 and 442, respectively.
(2)	Other Income includes cable TV, late fees, utilities, application and pet fees and other miscellaneous income.
(3)	The increase in U/W NOI from Historical NOI is a result of the borrower sponsor completing a comprehensive renovation of down units that were previously not in leasable condition. Over the trailing 12-month period ending July 31, 2020, an average of 406 units were available for lease with an average occupancy of 82.0%, as compared to an in-place occupancy of 89.1% with 442 units available for lease.

Property Management.   The Mayfair Apartments Property is Self-Managed.

Lockbox / Cash Management.   The Mayfair Apartments Loan is structured with a springing lockbox and springing cash management. During the continuance of a Cash Sweep Period (as defined below), the borrower will, or will cause the manager to, immediately deposit all revenue into the lockbox account. Such funds will be swept into a cash management account controlled by the lender and disbursed in accordance with the loan documents. If a Cash Sweep Period is continuing, all excess cash flow after payment of debt service, required reserves and operating expenses will be held as additional collateral for the loan. The lender has been granted a security interest in the cash management account. Upon occurrence of a Cash Sweep Period Cure (as defined below), the lockbox and cash management accounts (as well as any related accounts) are required to be closed at the request of the borrower and amounts held in such accounts are required to be disbursed to the borrower.

A “Cash Sweep Period” means a period commencing upon (i) an event of default under the loan documents, or (ii) the debt service coverage ratio under the loan documents being less than 1.20x.

A “Cash Sweep Period Cure” means (a) with respect to clause (i) above, upon the acceptance by the lender of a cure of such event of default, and (b) with respect to clause (ii) above, the debt service coverage ratio is equal to or greater than 1.25x for two consecutive calendar quarters.

Initial and Ongoing Reserves. At origination, the borrower deposited (i) $20,076 for a tax reserve, (ii) $307,842 for an insurance reserve and (iii) $218,711 into a replacement reserve.

Tax Reserve. The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the estimated annual real estate taxes (initially estimated at $20,076).

Insurance Reserve. The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12 of the estimated annual insurance premiums (initially estimated at $43,977).

Replacement Reserve. The borrower is required to deposit into a replacement reserve, on a monthly basis, an amount equal to $9,208.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2800 Southcenter Mall Tukwila, WA 98188	Collateral Asset Summary – Loan No. 11 Southcenter Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,000,000 22.2% 6.53x 19.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2800 Southcenter Mall Tukwila, WA 98188	Collateral Asset Summary – Loan No. 11 Southcenter Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,000,000 22.2% 6.53x 19.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2800 Southcenter Mall Tukwila, WA 98188	Collateral Asset Summary – Loan No. 11 Southcenter Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,000,000 22.2% 6.53x 19.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2800 Southcenter Mall Tukwila, WA 98188	Collateral Asset Summary – Loan No. 11 Southcenter Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,000,000 22.2% 6.53x 19.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2800 Southcenter Mall Tukwila, WA 98188	Collateral Asset Summary – Loan No. 11 Southcenter Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,000,000 22.2% 6.53x 19.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2800 Southcenter Mall Tukwila, WA 98188	Collateral Asset Summary – Loan No. 11 Southcenter Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,000,000 22.2% 6.53x 19.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2800 Southcenter Mall Tukwila, WA 98188	Collateral Asset Summary – Loan No. 11 Southcenter Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,000,000 22.2% 6.53x 19.6%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Credit Assessment
(Fitch/KBRA/Moody’s)(6):	AAAsf / AAA(sf) / Aa1(sf)
Borrower Sponsor:	URW WEA LLC
Borrower:	Southcenter Owner LLC
Original Balance(1):	$29,000,000
Cut-off Date Balance(1):	$29,000,000
% by Initial UPB:	4.6%
Interest Rate:	2.88000%
Payment Date:	1st of each month
First Payment Date:	February 1, 2020
Maturity Date:	January 1, 2030
Amortization:	Interest Only
Additional Debt(1):	$189,000,000 Pari Passu Debt
Call Protection:	L(31), DorYM1(85), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(2)
	Initial	Monthly	Cap
Taxes:	$0	Springing	NAP
Insurance:	$0	Springing	NAP
Replacement:	$0	Springing	$148,783
TI/LC:	$0	Springing	$978,835
Parking Area Rent:	$0	Springing	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Super Regional Mall
Collateral:	Fee Simple / Leasehold
Location:	Tukwila, WA
Year Built / Renovated:	1968 / 2008
Total Sq. Ft.(3):	783,068
Property Management:	Westfield Property Management, LLC
Underwritten NOI(4)(5):	$42,676,484
Underwritten NCF(4)(5):	$41,548,866
Appraised Value(5):	$980,000,000
Appraisal Date(5):	November 17, 2019

Historical NOI(5)
Most Recent NOI:	$40,350,398 (T-12 March 31, 2020)
T-12 Oct. 2019 NOI:	$41,708,802 (T-12 October 31, 2019)
2018 NOI:	$44,182,284 (December 31, 2018)
2017 NOI:	$43,583,627 (December 31, 2017)
2016 NOI:	$44,769,297 (December 31, 2016)

Historical Occupancy
Most Recent Occupancy(4)(5):	84.1% (November 30, 2019)
2018 Occupancy:	91.6% (December 31, 2018)
2017 Occupancy:	91.7% (December 31, 2017)
2016 Occupancy:	91.3% (December 31, 2016)

Financial Information(1)(5)
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$29,000,000
Pari Passu Notes	$189,000,000
Whole Loan	$218,000,000	$278 / $278	22.2% / 22.2%	6.70x / 6.53x	19.6% / 19.1%	19.6% / 19.1%
(1)	The Southcenter Mall Loan (as defined below) is part of a whole loan comprised of six pari passu notes in the aggregate original principal balance of $218.0 million. The Southcenter Mall Loan is evidenced by the non-controlling Note A-4, with an original principal balance and outstanding principal balance as of the Cut-off Date of $29.0 million.
(2)	See “Initial and Ongoing Reserves” herein.
(3)	The collateral consists of 783,068 sq. ft. of a 1.68 million sq. ft. mall, which also includes JCPenney (272,267 sq. ft.), Macy’s (258,944 sq. ft.), Sears (174,630 sq. ft.), Nordstrom (165,900 sq. ft.), KeyBank (21,546 sq. ft.) and Olive Garden (7,405 sq. ft.), which each separately own their own improvements and as such are excluded from the loan collateral. Occupancy is based on the collateral sq. ft.
(4)	The physical occupancy at the Southcenter Mall Property as of July 31, 2020 is 82.6%. Three tenants totaling 29,911 sq. ft. are excluded from the occupancy and underwriting because they are expected to or known to vacate. Forever21 (26,611 sq. ft.) is in bankruptcy and is excluded from the occupancy and underwriting.
(5)	All NOI, NCF and occupancy information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus pandemic, and the economic disruption resulting from measures to combat the pandemic, and all DSCR, LTV and Debt Yield metrics were calculated, and the Southcenter Mall Whole Loan was underwritten, based on such prior information. See “Risk Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.
(6)	Fitch, KBRA and Moody’s provided the listed assessments for the Southcenter Mall Loan in the context of its inclusion in the mortgage pool.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2800 Southcenter Mall Tukwila, WA 98188	Collateral Asset Summary – Loan No. 11 Southcenter Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,000,000 22.2% 6.53x 19.6%

The Loan. The Southcenter Mall mortgage loan (the “Southcenter Mall Loan”) is a fixed rate loan secured by a first mortgage lien on the borrower’s fee and leasehold interest in a 783,068 sq. ft. portion (the “Southcenter Mall Property”) of an approximately 1.68 million sq. ft. super regional mall located in Tukwila, Washington. The Southcenter Mall Loan is part of a whole loan comprised of six pari passu notes in the aggregate original principal balance of $218.0 million (the “Southcenter Mall Whole Loan”). The Southcenter Mall Loan is evidenced by the non-controlling Note A-4, with an original principal balance and outstanding principal balance as of the Cut-off Date of $29.0 million. The Southcenter Mall Whole Loan has a ten-year term and will be interest only for the full term.

The relationship between the holders of the Southcenter Mall Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$60,000,000	$60,000,000	GSMS 2020-GC45	Yes
Note A-2	50,000,000	50,000,000	Benchmark 2020-IG1	No
Note A-3, A-5	59,000,000	59,000,000	CGCMT 2020-GC46	No
Note A-4	29,000,000	29,000,000	DBJPM 2020-C9	No
Note A-6	20,000,000	20,000,000	Benchmark 2020-B18	No
Total	$218,000,000	$218,000,000

The Southcenter Mall Whole Loan, which accrues interest at an interest rate of 2.88000% per annum, was originated by DBR Investments Co. Limited on December 11, 2019, had an original principal balance of $218,000,000 and has an outstanding principal balance as of the Cut-off Date of $218,000,000. The proceeds of the Southcenter Mall Whole Loan, along with $819,135 of equity contributed by the borrower were primarily used to refinance prior debt secured by the Southcenter Mall Property and pay origination costs. Based on the “As Is” appraised value of $980,000,000 as of November 17, 2019, the Southcenter Mall Loan Cut-off Date LTV Ratio is 22.2%.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$218,000,000	99.6%	Loan Payoff	$217,738,336	99.5%
Sponsor Equity	819,135	0.4	Closing Costs	1,080,799	0.5
Total Sources	$218,819,135	100.0%	Total Uses	$218,819,135	100.0%

The Borrower / Borrower Sponsor. The borrower for the Southcenter Mall Whole Loan is Southcenter Owner LLC, a Delaware limited liability company and special purpose entity with at least two independent directors in its organizational structure. Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of the Southcenter Mall Whole Loan.

The borrower sponsor is a joint venture between Unibail-Rodamco-Westfield (55%) and Canada Pension Plan Investment Board (“CPPIB”) (45%). The non-recourse carveout guarantor is URW WEA LLC, an affiliate of Unibail-Rodamco-Westfield (“URW”). The liability of the non-recourse carveout guarantor for recourse events relating to bankruptcy is capped at 20% of the then outstanding principal balance of the Southcenter Mall Whole Loan.

URW is a global developer and operator of flagship shopping destinations in cities across Europe and the United States and office buildings and major convention and exhibition venues in the Paris region. As of June 30, 2019, URW had a total portfolio value of approximately €65.0 billion, of which 86% is retail, 7% is office, 5% is convention and exhibition venues and 2% is services. URW owns and operates 92 shopping centers, of which 55 are flagships in cities in Europe and the United States.

CPPIB is a Canadian Crown corporation established by way of the 1997 Canada Pension Plan Investment Board Act to oversee and invest the funds contributed to and held by the Canada Pension Plan. As of September 30, 2019, CPPIB managed over C$409 billion in investment assets for the Canada Pension Plan on behalf of 20 million Canadians. CPPIB invests across geographies and asset classes, including public equities (33%), private equities (24%), real estate (12%), government bonds (10%), credit investments (9%), infrastructure (9%) and others. If CPPIB succeeds to URW’s interest in the borrower, CPPIB, or an affiliate having a net worth and liquidity reasonably acceptable to the lender, is permitted to act as replacement guarantor.

The Property. The Southcenter Mall Property is a 783,068 sq. ft. portion of the Southcenter Mall Shopping Center, a three-level super regional mall that contains approximately 1.68 million sq. ft. of gross leasable area, located in the greater Seattle market. The Southcenter Mall Shopping Center was originally built in 1968 and expanded in 2008. In 2008, an approximately $240 million redevelopment project opened with a 400,000 sq. ft. two level expansion that included the new AMC theater, food terrace, new specialty stores, feature restaurants and new parking structures. Four outparcel pads were added totaling approximately 40,000 sq. ft. In addition, in 2010 a project to re-tenant the vacant Mervyn’s box brought the specialty grocer, Seafood City (44,413 sq. ft.), which opened in July 2010. Including the purchase of the Mervyn’s box, total project cost was approximately $35 million. The Southcenter Mall Shopping Center has 7,059 parking spaces, which equates to 4.2 spaces per 1,000 sq. ft. The Southcenter Mall Property is owned in fee by the borrower, except for a parking parcel containing approximately 1,350 parking spaces, in which the borrower has a sub-ground leasehold interest

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2800 Southcenter Mall Tukwila, WA 98188	Collateral Asset Summary – Loan No. 11 Southcenter Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,000,000 22.2% 6.53x 19.6%

through June 2045. The ground rent under the lease is currently approximately $8,175 per month and resets every 10 year period based on the consumer price index (with the next reset in 2025) subject to the methodology in the ground lease documents.

The Southcenter Mall Shopping Center is anchored by Macy’s, JCPenney, Sears and Nordstrom, which each separately own their improvements. Macy’s also owns the underlying land beneath its box, while the borrower owns the underlying land for the three remaining anchors. As of the trailing 12 months ending October 2019, the four major non-collateral anchors (Macy’s, JCPenney, Nordstrom and Sears) have achieved sales of approximately $63.3 million ($245 per sq. ft.), $35.2 million ($129 per sq. ft.), $29.4 million ($177 per sq. ft.), and $13.9 million ($80 per sq. ft.), respectively. The Southcenter Mall Shopping Center is also junior anchored by Seafood City (a Filipino supermarket), a 16-screen American Multi-Cinema (“AMC”) theater, Round One and H&M (all part of the Southcenter Mall Loan collateral). As of the trailing 12 months ending in October 2019, Seafood City, AMC theater, Round One and H&M posted sales of approximately $35.0 million ($787 per sq. ft.), $13.6 million ($850,081 per screen), $6.5 million ($159 per sq. ft.) and $10.0 million ($408 per sq. ft.), respectively.

The Southcenter Mall Property features over 150 specialty retailers including Apple, Aerie, Claire’s, Coach, Disney, Footlocker, H&M, Gamestop, Lucky Brand, Michael Kors, and Sephora. The Southcenter Mall Property also features diverse dining options such as BJ’s Restaurant, The Cheesecake Factory, Buffalo Wild Wings, Chipotle and Moctezuma’s Mexican Restaurant, which is complemented by a 14-bay food court located on the second level of the Southcenter Mall Property.

The Southcenter Mall Property has an in-place underwritten occupancy of 92.6% (83.1% occupied excluding non-collateral anchors as of July 31, 2020). As of the trailing 12 months ending October 2019, the Southcenter Mall Property generated in-line sales of approximately $757 per sq. ft. with an occupancy cost ratio of approximately 12.9%. Excluding the Apple store, the Southcenter Mall Property generated in-line sales of approximately $600 per sq. ft. with an occupancy cost ratio of approximately 16.3% over the same period.

The following table presents a summary of historical tenant sales at the Southcenter Mall Property:

Historical Tenant Sales Summary(1)
	2017	2018	TTM October 2019
Anchor Sales PSF (non-collateral)	$167	$166	$163
Junior Anchor Sales PSF (collateral)	$320	$321	$337
In-Line Tenant Sales (<10,000) PSF	$849	$856	$777
In-Line Tenant Sales (<10,000) PSF (excl. Apple)	$616	$593	$613
(1)	Information as provided by the borrower sponsors and only includes tenants reporting sales.

The following table presents a summary of historical occupancy at the Southcenter Mall Property.

Historical and Current Occupancy(1)(3)
2016	2017	2018	Current(2)
91.3%	91.7%	91.6%	84.1%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of November 30, 2019.
(3)	The physical occupancy at the Southcenter Mall Property as of July 31, 2020 is 82.6%. Three tenants totaling 29,911 sq. ft. are excluded from the occupancy and underwriting because they are expected to or known to vacate. Forever21 (26,611 sq. ft.) is in bankruptcy and is excluded from the occupancy and underwriting.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2800 Southcenter Mall Tukwila, WA 98188	Collateral Asset Summary – Loan No. 11 Southcenter Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,000,000 22.2% 6.53x 19.6%

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Southcenter Mall Property:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/Fitch/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	Base Rent per Sq. Ft.	% of Total Base Rent	Tenant Sales per Sq. ft.(3)	Occupancy Cost(3)	Lease Expiration
Non-Collateral Anchors(4)
Macy’s	NR / NR / NR	258,944	NAP	NAP	0.0%	$245	NAP	NAP
JCPenney	NR / NR / NR	272,267	NAP	NAP	1.2	$129	1.2%	7/31/2028
Nordstrom	NR / NR / NR	165,900	NAP	NAP	3.1	$177	3.5%	9/30/2028
Sears	NR / NR / NR	174,630	NAP	NAP	0.3	$80	0.7%	7/31/2023
Total Non-Collateral Anchors		871,741	NAP	NAP	4.6%	$163	1.2%
Non-Collateral Outparcels		28,951	NAP	NAP	1.4
Total Non-Collateral		900,692	NAP	NAP	6.0%

Owned Tenants
AMC(5)	NR / NR / NR	70,000	8.9%	$41.72	8.8%	$850,081	21.5%	7/31/2023
Seafood City	NR / NR / NR	44,413	5.7	$31.52	4.2	$787	4.0%	7/15/2025
H&M	NR / NR / NR	24,506	3.1	$48.50	3.6	$408	11.9%	1/31/2029
Round One	NR / NR / NR	40,576	5.2	$22.38	2.7	$159	14.1%	7/31/2025
The Container Store	NR / NR / NR	25,452	3.3	$27.54	2.1	$157	17.5%	2/28/2027
Champs Sports/Nike Yardline	NR / NR / NR	7,493	1.0	$80.72	1.8	$977	8.3%	1/31/2025
Foot Locker/House of Hoops	NR / NR / NR	7,310	0.9	$80.96	1.8	$620	13.1%	1/31/2021
Fidelity Investments	NR / A1 / NR	7,200	0.9	$79.84	1.7	NAP	NAP	5/31/2024
The Cheesecake Factory	NR / NR / NR	10,289	1.3	$55.31	1.7	$1,149	4.8%	1/31/2028
Victoria’s Secret	NR / NR / NR	9,875	1.3	$56.31	1.7	$522	10.8%	1/31/2024
Ten Largest Owned Tenants		247,114	31.6%	$40.53	30.0%
Remaining Owned Tenants		411,274	52.5	$51.81	63.9
Vacant Spaces (Owned Space)		124,680	15.9	$0.00	0.0
Totals / Wtd. Avg. All Owned Tenants(6)		783,068	100.0%	$51.66	94.0%
Totals / Wtd. Avg. Non-Collateral / Owned Tenants(7)				$54.98	100.0%
(1)	Based on the underwritten rent roll dated November 30, 2019.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Tenant Sales per Sq. ft. and Occupancy Cost are as of the trailing 12 months ending October 31, 2019.
(4)	The borrower owns the underlying land of JCPenney, Nordstrom, Sears, Olive Garden and KeyBank. Lease Expiration for JCPenney, Nordstrom and Sears refers to expiration of the ground leases.
(5)	Based on the AMC’s 16 screens.
(6)	The Base Rent per Sq. ft. excludes 52,033 sq. ft. which has no attributable fixed base rent.
(7)	Base Rent per Sq. ft. includes Base Rent from the three non-collateral anchor tenants and two non-collateral in-line tenants, but excludes the associated sq. ft.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.(2)	% U/W Base Rent Rolling(2)	Cumulative % of U/W Base Rent(2)
MTM	5	16,155	2.1%	16,155	2.1%	$904,456	2.7%	2.7%
2020	25	34,678	4.4%	50,833	6.5%	$1,075,944	3.2%	5.9%
2021	35	74,171	9.5%	125,004	16.0%	$3,433,327	10.3%	16.2%
2022	30	61,226	7.8%	186,230	23.8%	$2,782,407	8.3%	24.6%
2023	17	107,256	13.7%	293,486	37.5%	$5,339,098	16.0%	40.6%
2024	19	66,909	8.5%	360,395	46.0%	$4,157,281	12.5%	53.1%
2025	11	102,272	13.1%	462,667	59.1%	$3,741,382	11.2%	64.3%
2026	6	14,005	1.8%	476,672	60.9%	$589,983	1.8%	66.1%
2027	14	53,172	6.8%	529,844	67.7%	$2,363,443	7.1%	73.2%
2028	15	40,244	5.1%	570,088	72.8%	$3,922,140	11.8%	84.9%
2029	15	62,786	8.0%	632,874	80.8%	$4,254,323	12.8%	97.7%
2030	3	16,096	2.1%	648,970	82.9%	$549,544	1.6%	99.3%
2031 & Thereafter	1	9,418	1.2%	658,388	84.1%	$221,075	0.7%	100.0%
Vacant	NAP	124,680	15.9%	783,068	100.0%	NAP	NAP	NAP
Total / Wtd. Avg.	196	783,068	100.0%			$33,334,403.00	100.0%

(1)	Based on the underwritten rent roll dated November 30, 2019.

Base Rent includes annual rent from three non-collateral anchor tenants and two non-collateral in-line tenants in which the borrower owns the underlying land but does not own the improvements. The UW Base Rent per sq. ft. excluding the non-collateral tenants is $51.66.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2800 Southcenter Mall Tukwila, WA 98188	Collateral Asset Summary – Loan No. 11 Southcenter Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,000,000 22.2% 6.53x 19.6%

COVID-19 Update. As of August 6, 2020 the Southcenter Mall Property is open. For June and July 2020, 30.4% and 51.5% of U/W Base Rent payments were collected, respectively. On April 7, 2020, the borrower requested (i) a debt service forbearance of at least four months until the Southcenter Mall Property is no longer affected by the COVID 19 pandemic, (ii) lender acknowledgement of the property manager’s right to negotiate amendments with tenants and scale the operations at the Southcenter Mall Property, (iii) the waiver of any events of default under the loan documents attributable to the scale of operations at the Southcenter Mall Property due to COVID-19, and (iv) the waiver of all material covenants in the loan documents with respect to performance of the Southcenter Mall Property, including covenants arising from debt service coverage ratio and debt yield trigger events. A trigger event would, among other things, trigger a cash sweep and require the borrower to fund reserves for taxes, insurance, parking rent, replacements, and tenant improvements and leasing commissions. On May 22, 2020, the lender agreed to waive such debt service coverage ratio and debt yield trigger events for a six month period through November 22, 2020, and the property-related financial and leasing tests will resume at the end of the final calendar quarter of 2020 for the period ending December 31, 2020. The lender rejected the remainder of the borrower’s requests. Eighty-nine (89) tenants, representing approximately 14.1% of net rentable area and 37.1% of UW base rent have requested rent relief. Sixty-one (61) tenants, representing approximately 10.9% of net rentable area and 28.0% of UW Base Rent have not paid rent for April through July. Seventy-two (72) tenants, representing approximately 12.9% of net rentable area and 31.7% of UW base rent have not made their July rent payment. Ninety-four tenants (94), representing approximately 62.1% of net rentable area and 48.4% of UW base rent have paid partial rent for April through July, with the other noted requests rejected by the lender. The Southcenter Whole Loan is current through the August 1, 2020 payment date.

Environmental Matters. According to a Phase I environmental report, dated November 20, 2019, there are no recognized environmental conditions or recommendations for further action at the Southcenter Mall Property, except for the implementation of an asbestos operations and maintenance plan.

The Market. The Southcenter Mall Property is located in Tukwila, Washington, 14 miles south of downtown Seattle and four miles north of the SeaTac International Airport. The Southcenter Mall Property is located at the junction of Seattle’s two most heavily traveled highways (I-5 and I-405). The Southcenter Mall Property is the largest shopping center in the state of Washington. The trade area serving the Southcenter Mall Property stretches over 30 miles and includes over 1.3 million residents. According to the appraisal, as of 2019, within a 5-, 7- and 10-mile radius of the Southcenter Mall Property, the population is 291,032, 528,882 and 841,502, respectively. Within a 5-, 7- and 10-mile radius of the Southcenter Mall Property, the average household income is $88,132, $97,087 and $110,258, respectively.

The Southcenter Mall Property is located in the West Seattle/Tukwila/Kent/Auburn retail submarket of Seattle. According to the appraisal, the West Seattle/Tukwila/Kent/Auburn retail submarket contains approximately 8.7 million sq. ft., or 31.8% of the region’s inventory. As of the third quarter of 2019, the West Seattle/Tukwila/Kent/Auburn retail submarket had a vacancy rate of 9.8% with net absorption of 21,000 sq. ft. Over the same period, the submarket had an average asking rental rate of $22.58 per sq. ft.

The following table presents certain information relating to the primary competition for the Southcenter Mall Property:

Competitive Set(1)
	Southcenter Mall(2)	The Commons at Federal Way	Pacific Place	Bellevue Square	Northgate Mall	Tacoma Mall
Distance from Subject	NAP	11.5 miles	12.3 miles	14.0 miles	19.1 miles	23.5 miles
Property Type	Super Regional Mall	Super Regional Mall	Urban Specialty Center	Super Regional Mall	Super Regional Mall	Super Regional Mall
Year Built	1968	1975	1998	1946	1950	1964
Total GLA	1,683,760	771,000	330,000	1,578,000	1,046,000	1,188,607
Total Occupancy	92.6%	74.1%	75.0%	98.2%	98.2%	98.6%
In-Line Sales per SF	$758	$200 - $300	$500 - $650	$600 - $775	NAV	$500 - $575
Anchors & Jr. Anchors	Macy’s JCPenney Sears Nordstrom Seafood City Round One AMC The Container Store	Macy’s Target Kohl’s Cinemas	AMC Theaters Barnes & Noble Nordstrom (adjacent) Macy’s (nearby)	Macy’s Nordstrom JCPenney Crate & Barrel	Macy’s Nordstrom JCPenney Other/Big Box	Macy’s Nordstrom JCPenney Dick’s Sporting Goods
(1)	Source: Appraisal.

(2)	Based on Southcenter Mall Shopping Center, including non-collateral anchors and outparcels.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2800 Southcenter Mall Tukwila, WA 98188	Collateral Asset Summary – Loan No. 11 Southcenter Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,000,000 22.2% 6.53x 19.6%

Cash Flow Analysis.

Cash Flow Analysis(1)
	2016	2017	2018	Oct. 2019 TTM	Mar. 2020 TTM	U/W	U/W PSF
Rents in Place	$37,070,856	$36,892,290	$36,065,546	$34,418,159	$33,276,447	$33,334,403	$42.57
Rent Steps(2)	0	0	0	0	0	708,761	$0.91
Potential Income from Vacant Space	0	0	0	0	0	6,071,512	$7.75
Total Reimbursements	18,549,095	19,060,094	20,923,356	20,783,823	20,156,409	20,416,765	$26.07
Other Income(3)	6,743,806	5,925,410	6,271,498	4,799,081	6,490,728	4,916,568	$6.28
Net Rental Income	$62,363,757	$61,877,793	$63,260,401	$60,001,063	$59,923,584	$65,448,009	$83.58
Vacancy/Credit Loss	0	0	0	0	(1,558,596)	(6,071,512)	($7.75)
Effective Gross Income	$62,363,757	$61,877,793	$63,260,401	$60,001,063	$58,364,988	$59,376,497	$75.83
Real Estate Taxes	4,063,206	4,235,122	4,673,930	4,276,508	4,069,372	4,483,105	$5.73
Insurance	328,713	488,602	541,588	522,502	427,054	554,389	$0.71
Management Fee	2,933,914	2,894,887	2,967,772	2,830,732	2,816,216	1,000,000	$1.28
Other Operating Expenses	10,268,627	10,675,556	10,894,826	10,662,519	10,701,948	10,662,519	$13.62
Total Operating Expenses	$17,594,460	$18,294,166	$19,078,116	$18,292,261	$18,014,590	$16,700,013	$21.33
Net Operating Income	$44,769,297	$43,583,627	$44,182,284	$41,708,802	$40,350,398	$42,676,484	$54.50
TI/LC	0	0	0	0	0	978,835	$1.25
Capital Expenditures	0	0	0	0	0	148,783	$0.19
Net Cash Flow	$44,769,297	$43,583,627	$44,182,284	$41,708,802	$40,350,398	$41,548,866	$53.06
(1)	Oct. 2019 TTM reflects the trailing 12-month period ending October 31, 2019. Mar, 2020 TTM reflects the trailing 12-month period ending March 31, 2020.

(2)	Includes $667,292 of contractual rent steps through January 1, 2021 and $41,469 for the straight line average rent for the following investment grade tenants: Fidelity Investments, AT&T Wireless, Verizon, Disney, Michael Kors, Starbucks and Bank of America.

(3)	Underwritten Other Income consists of lease termination income ($117,487), percentage rent ($857,464), kiosk/ATM income ($1,658,949), specialty leasing income ($1,554,354), media income ($132,282) and miscellaneous income ($596,031).

Property Management. The Southcenter Mall Property is managed by Westfield Property Management LLC, an affiliate of the borrower.

Lockbox and Cash Management. The Southcenter Mall Whole Loan is structured with a hard lockbox and springing cash management. The borrower was required at loan origination to deliver letters to all tenants at the Southcenter Mall Property directing them to deposit all rents and payments into a lender controlled lockbox account. To the extent no Trigger Period is continuing, all funds in the lockbox account are required to be transferred to or at the direction of the borrower. Following the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept weekly to a segregated cash management account under the control of the lender and disbursed in accordance with the loan documents to make deposits into the tax, insurance and parking area sublease reserve accounts as described below under “Initial and Ongoing Reserves”, to pay debt service on the Southcenter Mall Whole Loan, to make deposits into the replacement reserve and rollover reserve as described below under “Initial and Ongoing Reserves”, to pay operating expenses set forth in the annual budget (which must be approved by the lender during a Trigger Period) and lender-approved extraordinary expenses, and to deposit any remainder into a cash sweep account to be held as additional collateral for the Southcenter Mall Whole Loan during such Trigger Period.

A “Trigger Period” means any period during the continuance of (i) an event of default under the loan documents until cured as determined by the lender in its reasonable discretion or (ii) any Low DSCR Trigger Period.

A “Low DSCR Trigger Period” means any period during the continuance of which the debt service coverage ratio based on the Southcenter Mall Whole Loan is less than 4.11x and will end if (i) the Southcenter Mall Whole Loan debt service coverage ratio is at least 4.11x for two consecutive quarters, (ii) the borrower prepays a portion of the Southcenter Mall Whole Loan to achieve a debt service coverage ratio of 4.11x with a prepayment fee equal to the greater of 1.00% of the prepaid amount and yield maintenance or (iii) the borrower delivers to lender a letter of credit meeting the requirements of the loan documents or other additional collateral acceptable to lender in its sole but reasonable discretion in an amount equal to 12 months of projected excess cash flow (provided if a debt service coverage ratio of 4.11x has not been achieved as of the date that is 12 months from delivery of such letter of credit, a Low DSCR Trigger Period will again commence).

Initial and Ongoing Reserves. On each due date during the continuance of a Trigger Period, the borrower will be required to fund the following reserves, (i) 1/12th of the real estate taxes that the lender estimates will be payable over the next-ensuing 12-month period, (ii) 1/12th of the amount that the lender estimates will be necessary to pay insurance premiums for the renewal of coverage, provided that an insurance reserve will be waived if the Southcenter Mall Property is covered under an acceptable blanket policy, (iii) 1/12th of the rent due under the sub-ground lease at the Southcenter Mall Property (provided such reserve is not required to be funded if the borrower provides reasonably acceptable evidence of payment of such monthly rent when due), (iv) a monthly replacement reserve deposit of $12,399, subject to a cap of $148,783 and (v) a monthly rollover reserve deposit of $81,570, subject to a cap of $978,835. Funds deposited into any of the foregoing reserves are required to be released to the borrower if a Trigger Period no longer exists. The borrower has the right to deliver a letter of credit meeting the requirements of the loan documents in lieu of funding any reserve, or to replace funds previously deposited into any reserve.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2800 Southcenter Mall Tukwila, WA 98188	Collateral Asset Summary – Loan No. 11 Southcenter Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,000,000 22.2% 6.53x 19.6%

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. The borrower may request that the lender release (i) the non-income producing approximately 1.02 acre parcel of land and its currently un-owned improvements designated as the “Firestone Parcel”, (ii) the approximately 0.57 acre parcel of land designated as the “Post Office Parcel” and/or (iii) any other non-income producing, unimproved, non-material portion of the Southcenter Mall Property, which is not used for parking (each, a “Release Parcel”, the value of which was not excluded from the appraised value of the Southcenter Mall Property) from the lien of the loan documents upon the satisfaction of the following conditions: (a) no continuing event of default; (b) title to the Release Parcel is transferred from the borrower and the borrower continues to be a single purpose entity; (c) evidence satisfactory to the lender that the Release Parcel is a legally subdivided parcel from the Southcenter Mall Property and is on a separate tax lot; (d) the conveyance of the Release Parcel does not (1) materially adversely affect the use, access, value, utility or operation of the remaining Southcenter Mall Property, (2) cause any portion of the remaining Southcenter Mall Property to be in violation of any legal, zoning or parking requirements, (3) create any liens on the remaining Southcenter Mall Property or (4) cause a default under the terms of any lease or other instrument relating to the Southcenter Mall Property; (e) if such release occurs after a securitization, the borrower must comply with REMIC related conditions; and (f) only with respect to the Post Office Parcel, payment of a release price in an amount equal to $1,275,000 together with the yield maintenance premium (if then applicable). No paydown or defeasance of the Southcenter Mall Loan Combination will be required in connection with any Release Parcel other than the Post Office Parcel. In addition, with respect to the Firestone Parcel and/or the Post Office Parcel, the borrower must enter into a “no poaching” agreement between the borrower and the transferee of the Firestone Parcel and/or Post Office Parcel with respect to the tenants under leases at the Southcenter Mall Property (unless replaced with tenants paying equal or greater effective rent per sq. ft.), to which the lender will be a third party beneficiary and which agreement is in form and substance satisfactory to the lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

420 Taylor Street San Francisco, CA 94102	Collateral Asset Summary – Loan No. 12 420 Taylor Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,409,091 61.3% 1.67x 9.4%

Mortgage Loan Information
Loan Seller:	JPMCB
Loan Purpose:	Refinance
Borrower Sponsors:	Seven Equity Group; Nakash Holdings
Borrowers(1):	420 Taylor Ventures, LLC; NT 420 Taylor Owner LLC; 420 Taylor Holdings Owner LLC; NH 420 Taylor Owner LLC
Original Balance(2):	$28,409,091
Cut-off Date Balance(2):	$28,409,091
% by Initial UPB:	4.5%
Interest Rate:	3.75000%
Payment Date:	6th of each month
First Payment Date:	September 6, 2020
Maturity Date:	August 6, 2030
Amortization(3):	Amortizing, then Interest Only
Additional Debt(2):	$59,590,909 Pari Passu Debt
Call Protection(4):	L(24), D(91), O(5)
Lockbox / Cash Management:	Hard / In Place

Reserves
	Initial	Monthly	Cap
Taxes:	$98,219	$49,110	NAP
Insurance(5):	$2,615	$2,615	NAP
Replacement:	$1,937	$1,937	NAP
TI/LC:	$9,685	$9,685	$581,080
Outstanding TI’s:	$8,447,054	$0	NAP
Capital Expenditures:	$4,834,237	$0	NAP
Free Rent:	$3,811,699	$0	NAP
Debt Service(5):	$1,222,625	$0	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	San Francisco, CA
Year Built / Renovated(6):	1942 / 2020
Total Sq. Ft.:	116,216
Property Management:	SEG Taylor LLC
Underwritten NOI(7):	$8,289,546
Underwritten NCF(7):	$8,150,087
Appraised Value(8):	$143,500,000
Appraisal Date(8):	May 1, 2021

Historical NOI(9)
Most Recent NOI:	NAV
2019 NOI:	NAV
2018 NOI:	NAV
2017 NOI:	NAV

Historical Occupancy(9)
Most Recent Occupancy(7):	99.6% (August 6, 2020)
2019 Occupancy:	NAV
2018 Occupancy:	NAV
2017 Occupancy:	NAV

Financial Information(2)(10)
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon(8)	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$28,409,091
Pari Passu Notes	59,590,909
Whole Loan	$88,000,000	$757 / $684	61.3% / 55.4%	1.70x / 1.67x	9.4% / 9.3%	10.4% / 10.2%
(1)	The borrowers for the 420 Taylor Street Whole Loan (as defined below) are 420 Taylor Ventures, LLC, NT 420 Taylor Owner LLC, 420 Taylor Holdings Owner LLC and NH 420 Taylor Owner LLC which collectively own the 420 Taylor Street Property (as defined below) as tenants-in-common. See “The Borrowers / Borrower Sponsors” herein.

(2)	The 420 Taylor Street Loan (as defined below) consists of the non-controlling Note A-1 and is part of the 420 Taylor Street Whole Loan, evidenced by four pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $88.0 million.

(3)	Beginning on the payment date in September 2020, the 420 Taylor Street Whole Loan will be amortizing on a 30-year schedule for the first five years and will be interest only following the amortization period for the remainder of the loan term.

(4)	The lockout period will be 24 payments beginning with and including the first payment date of September 6, 2020. The Borrowers (as defined below) have the option to either (i) defease the full $88.0 million 420 Taylor Street Whole Loan after two years from the closing date of the securitization that includes the last note to be securitized (the “Permitted Defeasance Date”) or (ii) prepay the full $88.0 million 420 Taylor Street Whole Loan upon payment of an amount equal to the yield maintenance premium after September 6, 2023, if the Permitted Defeasance Date has not yet occurred. The lockout period of 24 payments is based on the expected DBJPM 2020-C9 transaction closing date occurring in August 2020. The actual lockout period may be longer.

(5)	On each payment date following any disbursement of the amount then on deposit in accordance with the 420 Taylor Street Whole Loan documents, the Borrowers are required to deposit into a static debt service reserve account all sums remaining in the cash management account after payment of debt service, required reserves, operating expenses, and approved extraordinary expenses until the balance therein equals approximately $1,222,625 or, on or after September 6, 2025, the amount equal to then-current monthly debt service payment amount multiplied by three. In the event the borrower obtains and maintains a blanket insurance policy acceptable to the lender and no event of default has occurred and is continuing, the requirement for monthly deposits into the insurance reserve will be waived.

(6)	As of the Cut-off Date, conversion of the Lower Level Office (as defined below) and tenant buildout for the Upper Level Office (as defined below) at the 420 Taylor Street Property are currently underway. The conversion of the Lower Level Office is scheduled to be completed in September 2020. For more details on timing, see “The Property” herein.

(7)	Most Recent Occupancy, Underwritten NOI and Underwritten NCF are inclusive of the executed NextDoor (as defined below) lease. NextDoor took possession of the Upper Level Office in May 2020 and is expected to take possession of the Lower Level Office in September 2020. As of July 2020, NextDoor began paying rent for the Upper Level Office space and is expected to begin paying rent for the Lower Level Office space in January 2021 (with two months of free rent following the rent commencement date expected in January 2021) following the anticipated completion of the base building work in September 2020 (see “The Property” below for additional information).

(8)	Appraised Value is reflective of the “Prospective Value Upon Completion (TILC Funded) / Stabilization” Appraised Value, which assumes all remaining construction and tenant improvements as of May 1, 2021 have been paid for or funded. At origination, the Borrowers reserved approximately $8.4 million for all outstanding tenant improvements. The “As-Is” appraised value as of May 1, 2020 is $121.5 million, which results in a LTV Cut-off / Balloon ratio of approximately 72.4% and 65.4%, respectively.

(9)	Historical NOI and Historical Occupancy are unavailable as the collateral has expanded its premises and will be newly converted as of 2020. The 420 Taylor Street Property was originally constructed in 1942 but the recent conversion of the garage space to office has increased the size of the 420 Taylor Street Property office component by 53,087 sq. ft. Historical financials are not available as the Borrowers spent approximately two years negotiating entitlements for the lower levels from a parking garage to 53,087 sq. ft. of office space.

(10)	Financial information U/W DSCR NOI / NCF are based on the initial five year amortization period. Following the initial amortization period the U/W DSCR NOI / NCF are 2.74x and 2.70x, respectively on an interest only basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

420 Taylor Street San Francisco, CA 94102	Collateral Asset Summary – Loan No. 12 420 Taylor Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,409,091 61.3% 1.67x 9.4%

The relationship between the holders of the 420 Taylor Street Whole Loan will be governed by co-lender agreements as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece(1)
Note A-1	$28,409,091	$28,409,091	DBJPM 2020-C9	No
Note A-2	$21,590,909	$21,590,909	Benchmark 2020-B18	Yes
Note A-3	$21,590,909	$21,590,909	CREFI(2)	No
Note A-4	$16,409,091	$16,409,091	Benchmark 2020-B18	No
Whole Loan	$88,000,000	$88,000,000

(1)   The 420 Taylor Street Whole Loan will be serviced under the pooling and servicing agreement for the Benchmark 2020-B18 transaction.

(2)   Expected to be contributed to one or more future securitization transactions.

The 420 Taylor Street Whole Loan has a 120-month term, and beginning on the payment date in September 2020, will amortize on a 30-year schedule for the first five years and will be followed by a five-year interest only period. The 420 Taylor Street Whole Loan will accrue interest at a fixed rate of 3.75000% per annum. The 420 Taylor Street Whole Loan proceeds were used to refinance existing debt, pay closing costs, fund upfront reserves, and returns equity to the Borrower Sponsors. Based on the “Prospective Value Upon Completion (TILC Funded) / Stabilization” appraised value of $143.5 million as of May 1, 2021, the Cut-off Date LTV Ratio for the 420 Taylor Street Whole Loan is 61.3%.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$88,000,000	100.0%	Loan Payoff	$49,083,476	55.8%
			Upfront Reserves	18,428,071	20.9%
			Closing Costs	4,244,414	4.8%
			Return of Equity	16,244,038	18.5%
Total Sources	$88,000,000	100.0%	Total Uses	$88,000,000	100.0%

The Borrowers / Borrower Sponsors. The borrowers are 420 Taylor Ventures, LLC, NT 420 Taylor Owner LLC, 420 Taylor Holdings Owner LLC and NH 420 Taylor Owner LLC (collectively, the “Borrowers”), each a Delaware limited liability company and single purpose entity with two independent directors. The Borrowers have fee simple ownership of the 420 Taylor Street Property as tenants-in-common. The Borrowers are indirectly controlled by a joint venture between Seven Equity Group (“SEG”) and Nakash Holdings (“Nakash” and collectively with SEG, the “Borrower Sponsors”). The non-recourse guarantors are Raymond Falack and Ralph Nakash. SEG is a real estate owner, developer and operator focused on managing and redeveloping office, retail, mixed use and multifamily buildings in major U.S. markets. Raymond Falack is the managing principal of SEG. Prior to SEG, Mr. Falack spent seven years at Wells Fargo where he held various senior positions in Wells Fargo’s Corporate Investment Banking Group and Distressed Real Estate Groups. Mr. Falack originated over $3 billion of new credit for the bank and managed, repositioned, leased, worked out and sold over $500 million in distressed real estate and notes in both the San Francisco and New York offices. Nakash is the private investment office of the Nakash family of Jordache Enterprises, an American clothing manufacturing company. Nakash manages a multi-billion dollar portfolio of investments, which include aviation, retail, agriculture, transportation, manufacturing and real estate assets situated around the world. The real estate portfolio consists of institutional quality retail, office, multifamily and hospitality properties. Legal counsel to the Borrowers delivered a non-consolidation opinion in connection with the origination of the 420 Taylor Street Whole Loan.

The Property.

Tenant Summary(1)
Tenant	Floor	Credit Rating (Moody's/Fitch/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	Annual U/W Base Rent Per Sq. Ft.	% of Total Annual U/W Base Rent	Lease Expiration(2)
NextDoor	Upper Level Office	NR / NR / NR	62,679	53.9%	$83.00	54.1%	2/1/2029
NextDoor	Lower Level Office	NR / NR / NR	53,087	45.7%	$83.00	45.9%	2/1/2029
Total / Wtd. Avg. Occupied			115,766	99.6%	$83.00	100.0%
Vacant(3)			450	0.4%
Total / Wtd. Avg.			116,216	100.0%
(1)	Based on the underwritten rent roll as of August 6, 2020.

(2)	The NextDoor lease is structured with one, five-year extension option upon expiration of the NextDoor lease and pursuant to NextDoor providing 12 months’ notice to renew the lease. The NextDoor lease is structured with no contraction rights to either the Upper Level Office or Lower Level Office space.

(3)	Vacant space represents the ground floor retail component of the 420 Taylor Street Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

420 Taylor Street San Francisco, CA 94102	Collateral Asset Summary – Loan No. 12 420 Taylor Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,409,091 61.3% 1.67x 9.4%

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent per Sq. Ft.	% Annual U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2024	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2025	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2026	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2027	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2028	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2029(2)	1	115,766	99.6%	115,766	99.6%	$83.00	100.0%	100.0%
2030	0	0	0.0%	115,766	99.6%	$0.00	0.0%	100.0%
2031 & Thereafter	0	0	0.0%	115,766	99.6%	$0.00	0.0%	100.0%
Vacant(3)	NAP	450	0.4%	116,216	100.0%	NAP	NAP	NAP
Total / Wtd. Avg.	1	116,216	100.0%			$83.00	100.0%
(1)	Based on the underwritten rent roll as of August 6, 2020.

(2)	2029 represents the executed lease for NextDoor. The NextDoor lease is structured with one, five-year extension option upon expiration initial terms and pursuant to NextDoor providing 12 months’ notice to renew the lease.

(3)	Vacant represents the ground floor retail component of the 420 Taylor Street Property.

The 420 Taylor Street Property is a four-story, Class B, creative office building totaling 116,216 sq. ft. located in the Union Square submarket of San Francisco, California. The 420 Taylor Street Property is comprised of an 115,766 sq. ft. office component and an additional 450 sq. ft. ground floor retail component. The 420 Taylor Street Property’s improved creative office space features an efficient open layout, high ceilings, exposed ductwork, natural light through a central atrium and private roof deck. The office component consists of two spaces, an upper level office, which is comprised of the second, third and fourth floors totaling 62,679 sq. ft. (the “Upper Level Office”) and a lower level office which is comprised of the sub-level, first and mezzanine floors totaling 53,087 sq. ft. (the “Lower Level Office”).

The 420 Taylor Street Property’s space originally consisted of a parking garage located on the Lower Level Office floors. The Borrower Sponsors spent the approximately two years following their acquisition of the 420 Taylor Street Property obtaining entitlements to convert the existing parking garage into the Lower Level Office space. The conversion and base building work of the Lower Level Office is still underway and is scheduled to be completed and delivered to the tenant in September 2020. The conversion of the original parking garage into office space will also create an additional 450 sq. ft. ground floor retail component that will benefit from the 420 Taylor Street Property’s visibility along Taylor and O’Farrell streets.

When the Borrower Sponsors acquired the 420 Taylor Street Property in October 2016, it was occupied by Reddit. Reddit was paying approximately $64.00 per sq. ft. throughout its lease term. Despite the Borrower Sponsors plans to increase the office space at the property through the conversion of the lower level parking garage, Reddit ultimately vacated the 420 Taylor Street Property as the rapid growth of the company necessitated more space than the building could offer. Following Reddit’s departure in March 2020, the Borrower Sponsors executed a lease with NextDoor, Inc. (“NextDoor”) within two months for the entire office component at the 420 Taylor Street Property. The 420 Taylor Street Property will serve as the global headquarters for NextDoor. As of August 2020, the office component is 100.0% leased to NextDoor. NextDoor took possession of the Upper Level Office space in May 2020 and is currently undergoing the tenant buildout for the space. As of July 2020, the tenant began paying rent for the Upper Level Office.

The buildout of the Lower Level Office is expected to cost approximately $13.8 million with approximately $5.0 million remaining to be completed as of June 2020. After delivery of the space to NextDoor in September 2020, NextDoor is anticipated to begin paying rent in January 2021 following a six-month tenant buildout. There will be a two month free rent period beginning on the expected rent commencement date in January 2021. As of May 2020, NextDoor has taken possession of the Upper Level Office and has commenced paying rent since July 2020. We cannot assure you that NextDoor will begin paying rent or take possession of the Lower Level Office as expected or at all. For additional information, please see “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” in the Preliminary Prospectus.

In addition to the conversion of the parking garage to the Lower Level Office space, the Borrower Sponsors undertook the base building work for the Upper Level Office component. The Borrower Sponsors completed the base building work on May 7, 2020 and has delivered the Upper Level Office to NextDoor.

NextDoor, Inc. (115,766 sq. ft., 99.6% of NRA; 100.0% of U/W Base Rent). NextDoor executed its lease for the office component at the 420 Taylor Street Property in November 2019. NextDoor began paying rent for the Upper Level Office in July 2020. Rent has not yet

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

420 Taylor Street San Francisco, CA 94102	Collateral Asset Summary – Loan No. 12 420 Taylor Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,409,091 61.3% 1.67x 9.4%

commenced on the Lower Level Office, the conversion of the Lower Level Office is still underway and is scheduled to be completed in September 2020 with an expected rent commencement date in January 2021 (with two months of free rent beginning on the rent commencement date in January 2021). NextDoor is a social networking platform for neighborhoods, which is available online and through its mobile application. The privately-held, San Francisco based company was founded in 2008 to create a platform whereby neighbors can work together to build stronger, safer, happier communities, all over the world. NextDoor allows neighbors to connect, stay informed, and find trusted local information to address their daily needs. The company operates in over 250,000 neighborhoods across 11 countries including the United States, United Kingdom, France, Germany, Netherlands, Italy, Spain, Denmark, Sweden, and Canada. Within the United States alone, NextDoor provides service to over 100,000 neighborhoods. NextDoor has created a new program in connection with a partnership with Walmart that will improve logistics for vulnerable community members seeking assistance for trips to Walmart. NextDoor executed a lease with a term of eight years and 10 months. The lease is structured with one, five year extension option. Pursuant to terms set forth in the lease, NextDoor has provided an approximately $5,872,366 initial security deposit in the form of an irrevocable letter of credit, which was taken as additional collateral for the Upper Level Office which increases by approximately $4,973,696 upon delivery of the Lower Level Office. The total security deposit will be approximately $10,846,063.

Upon delivery of the Lower Level Office, expected to occur in September 2020 (the “Lower Level Office Delivery Date”), NextDoor is required to deliver additional security deposit such that the total amount of security deposit would be approximately $10,846,063. Commencing on the fourth anniversary of the Lower Level Office Delivery Date and each year thereafter during the initial term of the lease,  NextDoor is permitted to reduce the security deposit in accordance with the terms of the lease, resulting in approximately $5,337,076 remaining on deposit by the eighth anniversary of the Lower Level Office Delivery Date. The security deposit was collaterally assigned to JPMCB at loan origination.

COVID-19 Update. As of August 1, 2020, the 420 Taylor Street Loan is not subject to any modification or forbearance request. NextDoor has not requested any rent relief or lease modifications. NextDoor took possession of the Upper Level Office space in May 2020 and is currently undergoing the tenant buildout for the space. As of July 2020, the tenant began paying rent for the Upper Level Office.

Cash Flow Analysis.

Cash Flow Analysis(1)(2)
	U/W	U/W PSF(3)
Base Rent(4)	$9,608,578	$83.00
Vacant Income(5)	38,250	$85.00
Gross Potential Rent	$9,646,828	$83.01
CAM Reimbursements	118,844	$1.02
Gross Potential Income	$9,765,672	$84.03
Less: Vacancy & Credit Loss	(488,284)	($4.20)
Antenna Income	48,000	$0.41
Effective Gross Income	$9,325,388	$80.24
Total Expenses	1,035,842	$8.91
Net Operating Income	$8,289,546	$71.33
Capital Expenditures	23,243	$0.20
TI/LC	116,216	$1.00
Net Cash Flow	$8,150,087	$70.13
(1)	Based on the underwritten rent roll dated August 6, 2020. For avoidance of doubt, no COVID-19 specific adjustments have been incorporated in the lender U/W.

(2)	Historical financials are not available as the 420 Taylor Street Property recently expanded its space in September 2018 through negotiated entitlements of the previously existing parking component.

(3)	Base Rent U/W PSF is based on the total office component square footage and excludes 450 sq. ft. of ground floor retail space. Vacant Income U/W PSF is based on the retail component sq. ft. exclusively.

(4)	Base Rent is underwritten to $83.00 per sq. ft. for the Upper Level Office and Lower Level Office. NextDoor took occupancy of the Upper Level Office in May 2020 and is expected to take occupancy of the Lower Level Office in September 2020.

(5)	Vacant Income represents the ground floor retail suite representing 450 sq. ft. which is currently vacant and is being grossed up at the brokers concluded market rent of $85.00 per sq. ft.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

711 5th Avenue New York, NY 10022	Collateral Asset Summary – Loan No. 13 711 Fifth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 54.5% 2.90x 9.4%

Mortgage Loan Information
Loan Sellers(1):	GSMC
Loan Purpose:	Refinance
Borrower Sponsors:	Bayerische Versorgungskammer; Deutsche Finance America LLC; DF Deutsche Finance Holding AG; Hessen Lawyers Pension Fund
Borrower:	711 Fifth Ave Principal Owner LLC
Original Balance(2):	$25,000,000
Cut-off Date Balance(2):	$25,000,000
% by Initial UPB:	4.0%
Interest Rate:	3.16000%
Payment Date:	6th of each month
First Payment Date:	April 6, 2020
Maturity Date:	March 6, 2030
Amortization:	Interest Only
Additional Debt(2):	$520,000,000 Pari Passu Debt; Future Mezzanine Debt Permitted
Call Protection(3):	L(29), D(84), O(7)
Lockbox / Cash Management:	Hard / Springing

Reserves
	Initial	Monthly	Cap
Taxes:	$0	Springing	NAP
Insurance:	$0	Springing	NAP
Replacement:	$0	Springing	$170,012
TI/LC:	$0	Springing	$1,020,072
Other(4):	$3,048,024	Springing	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Mixed Use – Office/Retail
Collateral:	Fee Simple
Location:	New York, NY
Year Built / Renovated:	1927 / 2013-2019
Total Sq. Ft.:	340,024
Property Management:	SHVO Property Management LLC and Jones Lang LaSalle Americas, Inc.
Underwritten NOI:	$51,304,783
Underwritten NCF:	$50,675,427
Appraised Value:	$1,000,000,000
Appraisal Date:	January 23, 2020

Historical NOI
Most Recent NOI:	$47,288,255 (T-12 March 31, 2020)
2019 NOI:	$48,596,349 (December 31, 2019)
2018 NOI:	$44,088,566 (December 31, 2018)
2017 NOI:	$45,365,518 (December 31, 2017)

Historical Occupancy
Most Recent Occupancy:	76.5% (January 31, 2020)
2019 Occupancy(5):	66.9% (December 31, 2019)
2018 Occupancy(5):	67.4% (December 31, 2018)
2017 Occupancy(5):	73.7% (December 31, 2017)

Financial Information(1)(2)
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$25,000,000
Pari Passu Notes	$520,000,000
Whole Loan	$545,000,000	$1,603 / $1,603	54.5% / 54.5%	2.94x / 2.90x	9.4% / 9.3%	9.4% / 9.3%
(1)	The 711 Fifth Avenue Whole Loan (as defined below) was co-originated by Goldman Sachs Bank USA (“GSBI”) and Bank of America, N.A. (“BANA”).

(2)	The Cut-off Date Balance of $25,000,000 represents the aggregate outstanding principal balance of the non-controlling notes A-1-11, A-1-12 and A-1-14, which are part of the 711 Fifth Avenue Whole Loan consisting of 21 senior pari passu promissory notes with an aggregate original principal balance of $545,000,000 (the “711 Fifth Avenue Whole Loan”).

(3)	The defeasance lockout period, with respect to a defeasance of the 711 Fifth Avenue Whole Loan, will be at least 29 payment dates beginning with and including the first payment date of April 6, 2020. Defeasance of the 711 Fifth Avenue Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) March 6, 2023. Prepayment in whole, but not in part, of the 711 Fifth Avenue Whole Loan is permitted on or after the payment date in September 2029 without the payment of a yield maintenance premium.

(4)	Other Initial Reserves include a Temporary Certificate of Occupancy Reserve ($2,000,000) and an Unfunded Obligations Reserve ($1,048,024.18). The 711 Fifth Avenue Borrower (as defined below) obtained a new temporary certificate of occupancy in March 2020, and the $2,000,000 has been disbursed to the 711 Fifth Avenue Borrower.

(5)	Historical occupancy at the 711 Fifth Avenue property was calculated on a physical basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

711 5th Avenue New York, NY 10022	Collateral Asset Summary – Loan No. 13 711 Fifth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 54.5% 2.90x 9.4%

The relationship between the holders of the 711 Fifth Avenue Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1, A-1-10	$62,500,000	$62,500,000	GSMS 2020-GC47	Yes
A-1-2, A-1-3, A-1-4, A-1-5, A-1-15, A-1-16, A-1-17	209,000,000	209,000,000	GSBI(1)	No
A-1-11, A-1-12, A-1-14	25,000,000	25,000,000	DBJPM 2020-C9	No
A-1-8, A-1-9, A-1-13	45,000,000	45,000,000	Benchmark 2020-B18	No
A-1-6, A-1-7	40,000,000	40,000,000	JPMDB 2020-COR7	No
A-2-1, A-2-3, A-2-4	120,500,000	120,500,000	BANA(1)	No
A-2-2	43,000,000	43,000,000	BANK 2020-BNK27	No
Total	$545,000,000	$545,000,000
(1)	Expected to be contributed to one or more future securitizations.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$545,000,000	90.0%	Loan Payoff	$598,153,683	98.8%
Principal’s New Cash Contribution	60,294,721	10.0	Closing Costs	4,093,014	0.7
			Upfront Reserves	3,048,024	0.5
Total Sources	$605,294,721	100.0%	Total Uses	$605,294,721	100.0%

The Borrower / Borrower Sponsors. The borrower is 711 Fifth Ave Principal Owner LLC, a Delaware limited liability company (the “711 Fifth Avenue Borrower”). Legal counsel to the 711 Fifth Avenue Borrower delivered a non-consolidation opinion in connection with the origination of the 711 Fifth Avenue Whole Loan. There is no nonrecourse carve-out guarantor or separate environmental indemnitor with respect to the 711 Fifth Avenue Whole Loan.

As of the 711 Fifth Avenue Whole Loan origination date, the borrower sponsors are one or more of (a) Bayerische Versorgungskammer (“BVK”), (b) Deutsche Finance America LLC and/or DF Deutsche Finance Holding AG (together, “DFA”) and/or (c) Hessen Lawyers Pension Fund. These entities collectively have acquired five other assets located in major cities. BVK, a public-law pension group in Germany, managed 12 independent professional and municipal pension funds with a total of 2.3 million policyholders and pension recipients, €4.8 billion in annual contributions and reimbursement income, and approximately €3.4 billion in annual pension payments as of December 31, 2018. BVK managed a total investment volume of €77 billion by book value as of December 31, 2018. DFA, the American private equity arm of Deutsche Finance Group, was established in 2018 and has acquired 11 properties with a total capitalization of over $3.1 billion as of April 21, 2020. Hessen Lawyers Pension Fund is the pension fund for the German state of Hessen, with approximately €4.12 billion assets under management as of February 29, 2020.

The Property. The 711 Fifth Avenue property is an 18-story, 340,024 sq. ft. Class A mixed use building with an office component (levels four – 18; 286,226 sq. ft.) and a retail component (levels B – three; 53,798 sq. ft.) located in Midtown Manhattan on the corner of Fifth Avenue and East 55th Street. The 711 Fifth Avenue property was originally constructed in 1927 and has undergone various capital improvements from 2013 through mid-2019. Major capital improvements include a sixth floor corridor upgrade, 14th floor roof replacement, main roof replacement, fourth and ninth floor renovations, and elevator modernization. Based on the underwritten rent roll dated January 31, 2020, the 711 Fifth Avenue property is currently 76.5% leased (based on net rentable area (“NRA”)), to a diverse tenant roster including banking (SunTrust Banks), fashion (Ralph Lauren Retail Inc. (“Ralph Lauren”)) and The Swatch Group Ltd. (“The Swatch Group”)), and luxury goods (Loro Piana USA), as well as finance (Allen & Company LLC).

COVID-19 Update. As of August 10, 2020, the 711 Fifth Avenue property is open; however, all retail tenants are closed (the Polo Bar is open for takeout and delivery) and most, if not all, office tenants are working remotely. One retail tenant, representing approximately 37% of the underwritten base rent, executed a rent deferral agreement as of May 18, 2020 with the 711 Fifth Avenue Borrower that provides for a 50% rent abatement for April, May and June 2020, with abated rent being required to be repaid as follows: 50% of the abated total amount to be repaid by the end of 2020 and the remaining 50% to be repaid by the end of March 2021. On May 26, 2020, the 711 Fifth Avenue Borrower executed a modification of the 711 Fifth Avenue Whole Loan documents to (a) provide that the lender will release any funds that are deposited with the lender to cure a debt yield cure event once the debt yield test is satisfied for 2 consecutive quarters and (b) update the organizational chart of the 711 Fifth Avenue Borrower. The borrower sponsor is discussing rent relief with Ralph Lauren for the Polo Bar space (7,436 of 38,638 sq. ft. attributable to Ralph Lauren and 1.4% of underwritten base rent attributable to Ralph Lauren) which is temporarily closed, however is open for takeout and delivery. The Ralph Lauren modification is expected to provide (but the final terms may not provide for), among other things, (a) a rent abatement for May 2020 rent in the amount of $250,000 and (b) a deferral of rent for May 2020 and June 2020 in the amount of $250,000 for each month, which must be repaid no later than December 31, 2020. All of the tenants have paid their July 2020 rent. The 711 Fifth Avenue Whole Loan is current through the August 6, 2020 payment date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

711 5th Avenue New York, NY 10022	Collateral Asset Summary – Loan No. 13 711 Fifth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 54.5% 2.90x 9.4%

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(3)	% of Total U/W Base Rent(3)	Lease Expiration
SunTrust Banks	A+ / A3 / NR	84,516	24.9%	$70.09	8.9%	4/30/2024
Allen & Company	NR / NR / NR	70,972	20.9	$69.73	7.4%	9/30/2033
Ralph Lauren (4)	NR / A2 / A-	38,638	11.4	$712.36	41.1%	6/30/2029
Loro Piana USA	NR / NR / NR	24,388	7.2	$71.38	2.6%	8/31/2025
Sandler Capital	NR / NR / NR	17,200	5.1	$80.17	2.1%	6/30/2027
The Swatch Group	NR / NR / NR	14,274	4.2	$1,749.81	37.3%	12/31/2029
Catalyst Investors	NR / NR / NR	6,034	1.8	$67.00	0.6%	11/30/2023
Largest Owned Tenants		256,022	75.3%	$261.29	100.0%
Remaining Occupied(5)		3,935	1.2
Vacant		80,067	23.5
Total		340,024	100.0%
(1)	Calculated based on the approximate square footage occupied by each tenant.

(2)	Certain ratings are those of the parent entity whether or not the parent entity guarantees the lease.

(3)	U/W Base Rent PSF and % of Total U/W Base Rent are based on the underwritten rent roll dated January 31, 2020 which includes contractual rent steps through January 2021.

(4)	Currently, the Ralph Lauren spaces totaling 31,202 sq. ft. are now dark and available for sublease. The tenant continues to operate the Polo Bar space of 7,436 sq. ft. at the 711 Fifth Avenue property, but the Polo Bar is open for takeout and delivery.

(5)	Includes non-revenue spaces of 2,330 sq. ft. attributable to the property management office, 1,042 sq. ft. attributable to the building security office and 563 sq. ft. attributable to the porter locker room.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF(3)	% U/W Base Rent Rolling(3)	Cumulative % of U/W Base Rent(3)
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2021	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2022	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2023	1	6,034	1.8	6,034	1.8%	$67.00	0.6	0.6%
2024	6	84,516	24.9	90,550	26.6%	$70.09	8.9	9.5%
2025	2	24,388	7.2	114,938	33.8%	$71.38	2.6	12.1%
2026	0	0	0.0	114,938	33.8%	$0.00	0.0	12.1%
2027	1	17,200	5.1	132,138	38.9%	$80.17	2.1	14.1%
2028	0	0	0.0	132,138	38.9%	$0.00	0.0	14.1%
2029	12	52,912	15.6	185,050	54.4%	$992.23	78.5	92.6%
2030	0	0	0.0	185,050	54.4%	$0.00	0.0	92.6%
2031 & Thereafter	8	74,907	22.0	259,957	76.5%	$66.06	7.4	100.0%
Vacant	NAP	80,067	23.5	340,024	100.0%	NAP	NAP	NAP
Total / Wtd. Avg.(4)	30	340,024	100.0%			$261.29	100.0%
(1)	Calculated based on the approximate square footage occupied by each collateral tenant.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)	Annual U/W Base Rent PSF, % U/W Base Rent Rolling, and Cumulative % of U/W Base Rent includes contractual rent steps through January 2021.

(4)	Includes non-revenue spaces of 2,330 sq. ft. attributable to the property management office, 1,042 sq. ft. attributable to the building security office and 563 sq. ft. attributable to the porter locker room.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

711 5th Avenue New York, NY 10022	Collateral Asset Summary – Loan No. 13 711 Fifth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 54.5% 2.90x 9.4%

Cash Flow Analysis.

Cash Flow Analysis(1)
	2016	2017	2018	2019	T-12 3/31/2020	U/W	U/W PSF
Base Rent	$50,709,002	$59,133,963	$58,947,171	$64,979,130	$64,530,557	$66,896,764	$196.74
Contractual Rent Steps(2)	0	0	0	0	0	1,962,475	5.77
Vacant Income	0	0	0	0	0	7,680,090	22.59
Reimbursements	1,826,845	3,069,898	3,727,298	4,194,777	4,145,942	4,962,830	14.60
Vacancy & Credit Loss(3)	0	0	0	0	0	(7,680,090)	(22.59)
Other Income	307,215	519,693	364,227	389,683	383,754	371,484	1.09
Effective Gross Income	$52,843,062	$62,723,555	$63,038,695	$69,563,590	$69,060,254	$74,193,553	$218.20
Total Operating Expenses	14,954,656	17,358,037	18,950,129	20,967,241	21,771,999	22,888,769	67.32
Net Operating Income	$37,888,406	$45,365,518	$44,088,566	$48,596,349	$47,288,255	$51,304,783	$150.89
TI/LC	0	0	0	0	0	544,350	1.60
Capital Expenditures	0	0	0	0	0	85,006	0.25
Net Cash Flow	$37,888,406	$45,365,518	$44,088,566	$48,596,349	$47,288,255	$50,675,427	$149.03

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Contractual Rent Steps include $1,962,475 underwritten for various tenants through January 31, 2021.

(3)	Underwritten Vacancy & Credit Loss Represents an underwritten economic vacancy of 9.4%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5100 Kings Plaza Brooklyn, NY 11234	Collateral Asset Summary – Loan No. 14 Kings Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,000,000 54.1% 3.07x 10.7%

Mortgage Loan Information
Loan Seller(1):	JPMCB
Loan Purpose:	Refinance
Borrower Sponsor:	The Macerich Partnership, L.P.
Borrowers:	Brooklyn Kings Plaza LLC; Kings Plaza Ground Lease LLC
Original Balance(2):	$20,000,000
Cut-off Date Balance(2):	$20,000,000
% by Initial UPB:	3.2%
Interest Rate:	3.35880%
Payment Date:	1st of each month
First Payment Date:	February 1, 2020
Maturity Date:	January 1, 2030
Amortization:	Interest Only
Additional Debt(2)(3):	$467,000,000 Pari Passu Debt; $53,000,000 Mezzanine Debt
Call Protection(4)(5):	L(31), YM1(84), O(5)
Lockbox / Cash Management:	Hard / Springing

Reserves
	Initial	Monthly	Cap
Taxes:	$0	Springing	NAP
Insurance:	$0	Springing	NAP
Replacement:	$0	Springing	(6)
TI/LC:	$0	Springing	(7)
Ground Rent:	$0	Springing	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Super Regional Mall
Collateral:	Fee Simple/Leasehold
Location:	Brooklyn, NY
Year Built / Renovated:	1969 / 2018
Total Sq. Ft.:	811,797
Property Management:	Macerich Property Management Company, LLC
Underwritten NOI(7):	$52,040,925
Underwritten NCF:	$50,905,970
Appraised Value:	$900,000,000
Appraisal Date:	October 17, 2019

Historical NOI
Most Recent NOI(8)(9):	$51,700,046 (T-12 March 31, 2020)
2019 NOI:	$49,565,143 (December 31, 2019)
2018 NOI:	$42,088,187 (December 31, 2018)
2017 NOI:	$39,436,748 (December 31, 2017)

Historical Occupancy
Most Recent Occupancy(9):	96.7% (June 2, 2020)
2019 Occupancy:	99.4% (December 31, 2019)
2018 Occupancy:	97.9% (December 31, 2018)
2017 Occupancy:	96.6% (December 31, 2017)

Financial Information(2)(3)(10)
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$20,000,000
Pari Passu Notes	467,000,000
Whole Loan	$487,000,000	$600 / $600	54.1% / 54.1%	3.14x / 3.07x	10.7% / 10.5%	10.7% / 10.5%
Mezzanine Loan	53,000,000
Total Debt	$540,000,000	$665 / $600	60.0% / 54.1%	1.77x / 1.73x	9.6% / 9.4%	10.7% / 10.5%
(1)	The Kings Plaza Whole Loan (as defined below) was co-originated by JP Morgan Chase Bank, National Association, Wells Fargo Bank, National Association and Société Générale Financial Corporation.

(2)	The Kings Plaza loan (the “Kings Plaza Loan”) consists of the non-controlling Note A-1-1-B-1 and is part of a whole loan evidenced by 14 pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $487.0 million (the “Kings Plaza Whole Loan”).

(3)	There is one mezzanine loan with an outstanding principal balance as of the Cut-off Date of $53,000,000 (the “Kings Plaza Mezzanine Loan”).

(4)	The lockout period will be at least 31 payments beginning with February 1, 2020. The borrower has the option to prepay in full, together with an amount equal to the greater of yield maintenance or 1% of the outstanding principal balance of the Kings Plaza Whole Loan after the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) February 1, 2023. The lockout period of 31 payments is based on the expected DBJPM 2020-C9 transaction closing date occurring in August 2020. The actual lockout period may be longer.

(5)	The borrowers will have the right to transfer and obtain a release of all or a portion of the parking garage at the Kings Plaza Property (such portion of the parking garage, the “Release Parcel”) for redevelopment so long as the redevelopment will not materially impair the use of the garage by customers at the Kings Plaza Property. In addition, the borrowers have the right to convert excess space in the parking garage into multifamily units. The Release Parcel may be released in whole or in part, provided that, among other things, no event of default has occurred and is continuing under the Kings Plaza Whole Loan documents, the borrowers pay the lender a processing fee in the amount of $15,000 and any additional reasonable costs and expenses incurred by the proposed transfer or release of the Release Parcel, and the development of the Release Parcel is restricted for a non-retail use; provided, however, that up to 10% of the gross leasable area may be used for retail purposes; provided, further, that none of the borrowers or the borrower sponsor may cause or solicit any existing retail tenant at the Kings Plaza Property to lease space at the Release Parcel. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in the Preliminary Prospectus for additional information.

(6)	The borrower’s obligation to make monthly deposits into the replacement reserve account will be waived if the amount then on deposit reaches an amount equal to 24 times the required monthly deposit,

(7)	The borrowers will not be required to make any portion of the monthly TI/LC reserve deposit if the amount then on deposit in the TI/LC reserve is equal to or exceeds 24 times the required monthly deposit.

(8)	The increase in Underwritten NOI from Most Recent NOI is primarily attributable to (i) rent steps taken through February 1, 2021 and straight-lined rents for investment grade-rated tenants and (ii) projected increases in power plant revenue as this component of the property stabilizes.

(9)	Most Recent Occupancy is inclusive of Forever 21, however the tenant has been underwritten as vacant since it filed for bankruptcy in September 2019. Forever 21 has been in occupancy at the Kings Plaza Property since 2010. Following bankruptcy court proceedings, negotiations for a three year lease renewal have been approved and Forever 21 lease is extended through January 31, 2023. As part of the bankruptcy negotiations, Forever 21 will pay 12% of sales. Most Recent Occupancy is inclusive of JCPenney (11.7% of total net rentable area), which on May 15, 2020 filed for Chapter 11 bankruptcy. On July 7, 2020, JCPenney announced that it would be closing its store at Kings Plaza in September 2020. Excluding JCPenney, occupancy is approximately 85.0%.

(10)	The Kings Plaza Mezzanine Loan is interest only for the first five years of the loan term then fully amortizing based on a five-year schedule. Total Debt DSCR is based on the first 12 month period during the amortization period of the Kings Plaza Mezzanine Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5100 Kings Plaza Brooklyn, NY 11234	Collateral Asset Summary – Loan No. 14 Kings Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,000,000 54.1% 3.07x 10.7%

The relationship between the holders of the Kings Plaza Whole Loan will be governed by a co-lender agreement as described under the “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1-A	$32,000,000	$32,000,000	Benchmark 2020-B17	Yes
A-1-1-B-1	$20,000,000	$20,000,000	DBJPM 2020-C9	No
A-1-1-B-2	$14,108,108	$14,108,108	Benchmark 2020-B18	No
A-1-2	$50,000,000	$50,000,000	Benchmark 2020-B16	No
A-1-3, A-1-4	$55,000,000	$55,000,000	Benchmark 2020-IG1	No
A-2-1	$60,000,000	$60,000,000	BBCMS 2020-C6	No
A-2-2	$50,000,000	$50,000,000	SGFC	No
A-2-3	$35,000,000	$35,000,000	SGFC	No
A-2-4	$12,945,946	$12,945,946	SGFC	No
A-3-1, A-3-4	$75,000,000	$75,000,000	BANK 2020-BNK25	No
A-3-2, A-3-3	$82,945,946	$82,945,946	WFCM 2020-C55	No
Whole Loan	$487,000,000	$487,000,000

The Kings Plaza Whole Loan has a 10-year interest-only term and accrues interest at a fixed annual rate equal to 3.35880% per annum. The Kings Plaza Whole Loan proceeds along with the Kings Plaza Mezzanine Loan, were used to refinance existing debt, pay closing costs, and return equity to the borrowers. Based on the “As Is” appraised value of $900.0 million as of October 17, 2019, the Kings Plaza Cut-off Date LTV Ratio for the Kings Plaza Whole Loan and the Total Debt Cut-off Date LTV Ratio is 54.1% and 60.0%, respectively.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$487,000,000	90.2%	Loan Payoff	$428,649,060	79.4%
Mezzanine Loan	53,000,000	9.8	Return of Equity	105,237,541	19.5
			Closing Costs	6,113,399	1.1
Total Sources	$540,000,000	100.0%	Total Uses	$540,000,000	100.0%

The Borrowers / Borrower Sponsors. The borrowers are Brooklyn Kings Plaza LLC and Kings Plaza Ground Lease LLC, each organized as a Delaware limited liability company and structured to be bankruptcy remote with two independent directors. The borrower sponsor and the non-recourse guarantor is The Macerich Partnership, L.P. The Macerich Partnership, L.P. is part of the parent organization The Macerich Company (“Macerich”), which ranks among the largest owners, operators and developers of retail real estate in the United States. Founded in 1964, Macerich has 47 properties in 15 different states primarily concentrated in California, Arizona and New York. Additionally, Macerich (NYSE:MAC), an S&P 500 company, reported total revenues of $927 million as of December 31, 2019. Macerich also reported $8.85 billion in total assets under management. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Kings Plaza Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5100 Kings Plaza Brooklyn, NY 11234	Collateral Asset Summary – Loan No. 14 Kings Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,000,000 54.1% 3.07x 10.7%

The Property.

Tenant Summary
Tenant(1)	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(3)	% of Total U/W Base Rent(3)	Lease Expiration
							Sales PSF(4)	Occupancy Cost(4)
Lowe's Home Centers	NR/Baa1/BBB+	114,000	14.0%	$19.30	5.6%	5/31/2028	$391	6.3%
Primark(5)	NR/NR/NR	102,805	12.7	35.17	9.2	7/31/2038	NAV	NAV
JCPenney(7)	NR/NR/NR	94,895	11.7	7.57	1.8	7/31/2038	$159	9.8%
Burlington	B/NR/BB	55,078	6.8	22.25	3.1	7/31/2028	NAV	NAV
Best Buy(8)	NR/Baa1/BBB	53,371	6.6	52.80	7.2	12/31/2022	NAV	NAV
Zara	NR/NR/NR	33,771	4.2	34.22	2.9	7/31/2028	$512	7.3%
H&M	NR/NR/NR	25,151	3.1	88.44	5.7	1/31/2024	$441	19.2%
Old Navy	NR/Baa2/BB-	18,256	2.2	68.94	3.2	1/31/2025	$403	19.6%
Victoria's Secret	NR/Ba2/B+	12,034	1.5	69.60	2.1	1/31/2023	$705	20.5%
Ulta Beauty	NR/NR/NR	10,924	1.3	82.50	2.3	10/31/2027	$637	19.3%
Subtotal / Wtd. Avg.		520,285	64.1%	$32.59	43.3%
Remaining Tenants		255,766	31.5	86.95	56.7
Total Occupied(9)		776,051	95.6%	$50.50	100.0%
Vacant Space(10)(11)		35,746	4.4
Total / Wtd. Avg.		811,797	100.0%

(1)	One or more of the tenants at the Kings Plaza Property may have filed for bankruptcy recently. For additional information, please see “Description of the Mortgage Pool—COVID-19 Considerations” in the Preliminary Prospectus.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	U/W Base Rent PSF and % of Total U/W Base Rent reflect the following: (a) in-place leases based on the October 2019 underwritten rent roll and (b) contractual rent steps of $1,139,421 through February 1, 2021, and (c) straight-lined rental income of $735,253 for investment grade rated tenants including Best Buy, Old Navy, Michael Kors, Chase, Vans, Verizon Wireless, Haagen-Dazs, Starbucks Coffee and Aeropostale.

(4)	Information as provided by the borrower sponsor based on each tenant’s actual base rent and reimbursements for the trailing 12-month period ending September 30, 2019.

(5)	Primark has the right to terminate its lease on July 7, 2028 with 12 months’ notice provided that, as of the termination date, (i) the tenant is Primark US Corp., or a Primark successor, and (ii) the tenant is not in default of its lease beyond any applicable notice and cure period; however, such termination option will be automatically terminated and of no force or effect if either (a) another Primark store opens for business within a certain radius of the Kings Plaza Property, or (b) the tenant or any of its affiliates own, operate, otherwise become financially interested in any other Primark store or any other store branded under the Primark name within the radius.

(6)	JCPenney is underwritten to percentage rent of net retail sales per the tenant’s lease. JCPenney percentage rent of 5.0% is based on T-12 September 2019 sales which is equal to $718,054 and represents approximately 1.8% of total underwritten base rent.

(7)	JCPenney declared bankruptcy on May 15, 2020 and announced plans to close a number of stores in connection with the restructuring, including its store at the Kings Plaza Property. For additional information, please see “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties” in the Preliminary Prospectus.

(8)	Lease Expiration for the Best Buy tenant is reflective of an amendment from the original expiration date. Under the terms of the lease amendment, Best Buy converted to a gross lease structure which will accelerate rental payments in return for a reduced term. The current annual gross rent is $18.0 million through December 31, 2020, on each lease year thereafter through lease expiry, annual gross rent will step down to $14.0 million through December 31, 2021 and $8.0 million through December 31, 2022.

(9)	Includes All Seasons Marine Corp. which is the ground lease tenant at the Kings Plaza Property and has an annual ground lease payment of $122,957.

(10)	Vacant Space is inclusive of Forever 21, however the tenant has been underwritten as vacant since it filed for bankruptcy in September 2019. Forever 21 has been in occupancy at the Kings Plaza Property since 2010. Following bankruptcy court proceedings, negotiations for a three year lease renewal have been approved and Forever 21 lease is extended through January 31, 2023. As part of the bankruptcy negotiations, Forever 21 will pay 12% of sales. Vacant Space is exclusive of JCPenney (11.7% of total net rentable area), which on May 15, 2020 filed for Chapter 11 bankruptcy. On July 7, 2020, JCPenney announced that it would be closing its store at Kings Plaza in September 2020. Excluding JCPenney, occupancy is approximately 85.0%.

(11)	Includes 9,065 sq. ft. of space that is occupied by temporary or kiosk tenants with no underwritten base rent.

The following table presents certain information relating to the historical sales at the Kings Plaza Property:

Tenant Sales PSF(1)
	2015	2016	2017	2018	TTM September 2019 Sales	TTM September 2019 Sales PSF	TTM Occupancy Cost %
Lowe’s Home Center	$406	$398	$396	$390	$44,601,794	$391	6.3%
H&M	$587	$601	$544	$459	$11,101,789	$441	19.2%
Victoria’s Secret	$839	$771	$677	$704	$8,479,695	$705	20.5%
Old Navy	$454	$435	$445	$412	$7,352,403	$403	19.6%
JCPenney(2)	NAP	NAP	NAP	NAP	$14,361,075	$159	9.8%
ULTA Beauty(3)	NAP	NAP	NAP	$593	$6,960,000	$637	19.3%
Zara(4)	NAP	NAP	NAP	NAP	$17,275,825	$512	7.3%

Total Comparable In-Line Sales (<10,000 SF)	$695	$718	$685	$734	$137,113,597	$753	19.0%
(1)	Information as provided by the borrower sponsor and only includes tenants reporting sales.

(2)	JCPenney’s lease commenced in July 2018 after the Sears redevelopment. On July 7, 2020, JCPenney announced that it will close its Kings Plaza location on September 27, 2020.

(3)	ULTA Beauty had a lease commencement date in October 2017.

(4)	Zara had a lease commencement date in August 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5100 Kings Plaza Brooklyn, NY 11234	Collateral Asset Summary – Loan No. 14 Kings Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,000,000 54.1% 3.07x 10.7%

Historical and Current Occupancy(1)(2)(3)
	2014	2015	2016	2017	2018	2019	Current
Kings Plaza (%)	91.9%	92.3%	95.2%	96.6%	97.9%	99.4%	96.7%
(1)	Current occupancy is based on the June 2, 2020 rent roll.

(2)	Current occupancy included temporary tenants which account for 9,065 sq. ft. at the Kings Plaza Property.

(3)	Forever 21, however the tenant has been underwritten as vacant since it filed for bankruptcy in September 2019. Forever 21 has been in occupancy at the Kings Plaza Property since 2010. Following bankruptcy court proceedings, negotiations for a three year lease renewal have been approved and Forever 21 lease is extended through January 31, 2023. As part of the bankruptcy negotiations, Forever 21 will pay 12% of sales. Occupancy is inclusive of JCPenney (11.7% of total net rentable area), which on May 15, 2020 filed for Chapter 11 bankruptcy. On July 7, 2020, JCPenney announced that it would be closing its store at Kings Plaza in September 2020. Excluding JCPenney, occupancy is approximately 85.0%.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring(2)	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF(3)	% U/W Base Rent Rolling(3)	Cumulative % of U/W Base Rent
MTM	7	29,864	3.7%	29,864	3.7%	$90.63	6.9%	6.9%
2020(4)	5	12,737	1.6%	42,601	5.2%	$27.08	0.9%	7.8%
2021	8	21,346	2.6%	63,947	7.9%	$70.81	3.9%	11.6%
2022	15	26,624	3.3%	90,571	11.2%	$93.37	6.3%	18.0%
2023	9	24,161	3.0%	114,732	14.1%	$95.16	5.9%	23.9%
2024	10	43,309	5.3%	158,041	19.5%	$89.33	9.9%	33.7%
2025	9	40,150	4.9%	198,191	24.4%	$78.54	8.0%	41.8%
2026	13	41,603	5.1%	239,794	29.5%	$93.61	9.9%	51.7%
2027	8	29,981	3.7%	269,775	33.2%	$85.63	6.5%	58.3%
2028	10	219,491	27.0%	489,266	60.3%	$27.92	15.6%	73.9%
2029	13	35,714	4.4%	524,980	64.7%	$86.29	7.9%	81.8%
2030	0	0	0.0%	524,980	64.7%	$0.00	0.0%	81.8%
2031 & Thereafter(5)	3	251,071	30.9%	776,051	95.6%	$28.48	18.2%	100.0%
Vacant(6)(7)	NAP	35,746	4.4%	811,797	100.0%	NAP	NAP	100.0%
Total / Wtd. Avg.	110	811,797	100.0%			$50.50	100.0%
(1)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and are not considered in the lease rollover schedule.

(2)	Number of Leases Expiring excludes temporary kiosks and storage units located across the King’s Plaza Property.

(3)	Annual U/W Base Rent PSF and % U/W Base Rent Rolling reflect the following: (a) in-place leases based on the October 2019 underwritten rent roll, (b) contractual rent steps of $1,139,421 through February 1, 2021 and (c) straight-lined rental income of $735,253 for investment grade rated tenants including Best Buy, Old Navy, Michael Kors, Chase, Vans, Verizon Wireless, Haagen-Dazs, Starbucks Coffee and Aeropostale.

(4)	Includes All Seasons Marine Corp. which is the ground lease tenant at the Kings Plaza Property and has an annual ground lease payment of $122,957.

(5)	The Lease expiration for the Best Buy is reflective of the initial lease term of January 31, 2032. On January 28, 2020 an amendment was executed to reduced term of the Best Buy lease which the amended lease expiry date will be December 31, 2022. Under the terms of the lease amendment, Best Buy converted to a gross lease structure which will accelerate rental payments in return for a reduced term. The current annual gross rent is $18.0 million through December 31, 2020, on each lease year thereafter through lease expiry, annual gross rent will step down to $14.0 million through December 31, 2021 and $8.0 million through December 31, 2022.

(6)	Vacant Space is inclusive of Forever 21, however the tenant has been underwritten as vacant since it filed for bankruptcy in September 2019. Forever 21 has been in occupancy at the Kings Plaza Property since 2010 pursuant to a lease expiring in January 2020. Following bankruptcy court proceedings, negotiations for a three year lease renewal have been approved and Forever 21 lease is extended through January 31, 2023. As part of the bankruptcy negotiations, Forever 21 will pay 12% of sales. Vacant Space is also inclusive of JCPenney (11.7% of total net rentable area), which on May 15, 2020 filed for Chapter 11 bankruptcy. On July 7, 2020, JCPenney announced that it would be closing its store at Kings Plaza in September 2020. Excluding JCPenney, occupancy is approximately 85.0%.

(7)	Vacant space includes 9,065 sq. ft. associated with temporary tenants currently in occupancy across the King’s Plaza Property.

The Kings Plaza Property is an 811,797 sq. ft. enclosed, four-story super regional shopping center located in Brooklyn, New York. Built in 1969 and renovated in 2018, the collateral consists of the retail center, a power plant and a 3,739 space parking garage (3.26 spaces per 1,000 sq. ft.). A portion of the collateral including the parking garage ingress/egress, the Marina Building and a portion of the ground under the parking garage, is subject to a ground lease.

The Kings Plaza Property is situated across approximately 21.6 acres of land with frontage along Flatbush Avenue and located at the intersection of Flatbush Avenue and Avenue U in Brooklyn, New York. The Kings Plaza Property is the only enclosed super-regional mall in Brooklyn. The Kings Plaza Property is anchored by Macy’s, Lowe’s Home Centers, Primark, Burlington and Best Buy. Additional anchors include Zara, H&M, Old Navy, Victoria’s Secret, ULTA Beauty and Forever 21. JCPenney filed for Chapter 11 bankruptcy on May 15, 2020 and on July 7, 2020, announced its plan to close its Kings Plaza and Manhattan Mall locations in New York City. It is anticipated that the JCPenney store at the Kings Plaza property will close on September 27, 2020. According to the appraisal, Primark expects its Kings Plaza Property location to generate the highest revenue in the United States, exceeding its Boston flagship store location. Primark does not report sales at the Kings Plaza Property, however, the appraisal estimated Primark’s Kings Plaza Property location sales to be approximately $45 to $50 million annually. Macy’s, which is not part of the collateral, occupies approximately 339,000 sq. ft. attached to the Kings Plaza Property (the “Macy’s Parcel”). The Kings Plaza Property Macy’s location was selected as one of the Macy’s “Growth 100” locations for 2020. The retailer is experimenting with new concepts directed at improving store fixtures and facilities. As part of the program, Macy’s will receive an estimated $4 to $5 million to remodel the store in the upcoming years. This typically consists of technology upgrades, dressing room upgrades, new flooring, lighting, painting and improvements to the exterior of the space. Forever

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5100 Kings Plaza Brooklyn, NY 11234	Collateral Asset Summary – Loan No. 14 Kings Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,000,000 54.1% 3.07x 10.7%

21 currently occupies 22,802 sq. ft. at the Kings Plaza Property. Forever 21 has been in occupancy at the Kings Plaza Property since 2010. Following bankruptcy court proceedings, negotiations for a three year lease renewal have been approved and Forever 21 lease is extended through January 31, 2023. Forever 21 reported T-12 September 2019 sales of approximately $237 PSF. Though in occupancy and paying rent, Forever 21 has been underwritten as vacant. Forever 21 reported T-12 September 2019 sales of approximately $237 PSF. Though in occupancy and paying rent, Forever 21 has been underwritten as vacant.

The Kings Plaza Property is currently 96.7% leased as of June 2, 2020. For those tenants reporting sales, the Kings Plaza Property generated approximately $351.98 million in gross sales as of the trailing twelve month period ending September 2019. The Kings Plaza Property generates approximately 46.8% of its top line revenue from department stores and in-line tenants over 10,000 sq. ft. Total in-line sales excluding temporary tenants accounts for approximately 85.7% of total revenue generated at the property. Since the sponsor renovated the kings Plaza Property, in-line sales have increased from $665 per sq. ft. in 2014 to $753 per sq. ft. as of September 2019. Additionally, in-line occupancy costs have decreased from year end 2014 to September 2019 from 20.6% to 19.0%.

Since acquiring the Kings Plaza Property in 2012 for a purchase price of approximately $751.0 million, the borrower sponsor has invested approximately $290.3 million ($358 PSF) in capital improvements including renovations of the mall and parking garage, leasing capital and power plant upgrades. Most notable capital projects at the Kings Plaza Property included the $144.7 million redevelopment of the 290,000 sq. ft., former four-level Sears’s box. The borrower sponsor negotiated an early termination with Sears to recapture the space in 2016. The redevelopment included a four-story glass atrium, a new façade, exterior improvements and a new entry with visual and vertical connections to all four levels. In 2018, the space previously occupied by Sears re-opened with Brooklyn’s first Primark and Zara a new JCPenney and a new Burlington. Combined, these retailers generate a total gross rent that is approximately 31.2% higher than that of the former Sears. Prior to the Sears re-development, the Kings Plaza Property underwent $22.0 million in renovations throughout 2014 and 2015. These renovations included a refreshed interior and energy efficient LED lighting, new flooring including both carpet and tile, a new ceiling, wall paint, new signage, the addition of six soft seating areas, free Wi-Fi for guests and security system upgrades.

The Kings Plaza Property operates a stand-alone power plant located on the roof which provides electricity for the shopping center as well as the surrounding area. In 2019, the borrower sponsor completed a $17.5 million project allowing the power plant to interconnect with the local Consolidated Edison (“ConEd”) grid. This connection allowed the Kings Plaza Property to export its surplus electric capacity during peak load demands, which is an additional profit center for the Kings Plaza Property. Tenants at the Kings Plaza Property purchase their utilities directly from the plant at ConEd rates but due to operating cost efficiencies, expenses are kept below the billed rates allowing the power plant to generate a profit. The power plant system went live in July 2019 and is expected to generate approximately $1.3 million in participation revenue and $1.3 million in operating cost savings through year end 2019. In 2020, expected revenue is approximately $1.8 million and the income stream will reach stabilization in 2021 at approximately $2.1 million.

The Kings Plaza Property is located in Brooklyn, New York located at the intersection of Flatbush Avenue and Avenue U. Primary access to the Kings Plaza Property is provided via the Belt Parkway, the region’s primary north-south route, situated approximately 3.9 miles northeast of the Kings Plaza Property. The Kings Plaza Property is located approximately 1.4 miles southeast of Kings Highway and is approximately 10.6 miles southwest of the John F. Kennedy International Airport. According to a third party report, over 69,000 vehicles pass through the area daily and more than 1,000 buses delivering up to 40,000 passengers to the Kings Plaza Property operate each week day. Per the appraisal, the estimated 2019 population within a one-, three- and five-mile radius of the Kings Plaza Property was 51,596, 601,221 and 1,737,025, respectively with estimated 2019 average household income of $117,474, $89,529, and $78,194, respectively.

The Kings Plaza Property is located in the South Brooklyn submarket of the New York retail market. According to a third party report, as of year-end 2019, the New York retail market had an inventory of approximately 593.4 million sq. ft., an overall vacancy rate of 4.0% and average asking rents of $42.34 PSF. According to a third party report dated August 2019, the South Brooklyn submarket had an inventory of approximately 42.9 million sq. ft., an overall vacancy rate of 3.1% and average asking rents of approximately $42.31 PSF. The concluded market rents for the South Brooklyn retail submarket was $42.90 PSF. As of October 2019, the Kings Plaza Property had a weighted average underwritten base rent of $50.50 PSF which is slightly above the market rent for the South Brooklyn retail submarket.

According to a third party data provider as of August 2020, prior to the pandemic, New York was considered one of the nation’s prominent retail markets, and despite news of struggling retailers and bankruptcies across the country, New York retail fundamentals were well positioned given its density and concentration of workers, residents, and tourists. However COVID-19’s impact on New York has yet to be fully determined. In response to the ongoing health crisis, stay-at-home orders were enacted across the nation resulting in the immediate disruption for all businesses deemed nonessential. For additional information, see “Description of the Mortgage Pool—COVID-19 Considerations” in the Preliminary Prospectus.

COVID-19 Update. As of August 14, 2020, the Kings Plaza Property remains closed for operations; however, Lowe’s, representing 14.0% of net rentable area and 5.6% of base rent, is open because it has been deemed an essential business operation. Per the borrower sponsor, comprehensive protocols and measures have been prepared and will be implemented to safely return customers to the mall once it is permitted to reopen. The following stores have reopened: JCPenney, Burlington, Primark and Chase Bank. Multiple stores are providing online fulfillment or curbside pickup including Armani, American Eagle, Finish Line, Foot Locker, Hollister, Journeys, Old Navy, Pandora, Zales, Zara and Zumiez. LensCrafters, Kings Plaza Dental, Sterling Optical, Cohens Optical and Vistasite Eye Care are

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5100 Kings Plaza Brooklyn, NY 11234	Collateral Asset Summary – Loan No. 14 Kings Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,000,000 54.1% 3.07x 10.7%

providing essential services by appointment only, each seeing approximately 15-20 appointments per day, in line with last year. Rent collections for May through July are detailed in the table below.

Recent Rent Collections
	May	June	July
Rent Billed	$6.6 million	$6.5 million	$6.5 million
Rent Collected ($)	$1.2 million	$1.9 million	$4.0 million
Rent Collected (%)	18.0%	29.1%	62.3%

As of August 1, 2020, no rent relief requests have been granted. The borrower sponsor has placed emphasis on collecting past due rents rather than providing rent relief. Since February 1, 2020, new and renewal leases accounting for 12,899 square feet have been executed at the Kings Plaza Property. The Kings Plaza Whole Loan is current through the August 1, 2020 payment date. As of August 1, 2020, the Kings Plaza Whole Loan is not subject to any modification or forbearance request.

Cash Flow Analysis.

Cash Flow Analysis
	2016	2017	2018	2019	T-12 3/31/2020	U/W	U/W (PSF)
Base Rent(1)	$32,606,560	$28,991,086	$33,095,904	$39,279,984	$43,405,855	$38,005,038	$46.82
Straight-Line Rent(2)	0	0	0	0	0	735,253	$0.91
Vacant Income	0	0	0	0	0	2,227,628	$2.74
Gross Potential Rent	$32,606,560	$28,991,086	$33,095,904	$39,279,984	$43,405,855	$40,967,919	$50.47
Total Reimbursements(3)	29,793,723	28,145,401	28,424,111	29,231,082	29,239,927	30,961,099	$38.14
% in Lieu/Percentage Rent(4)	293,672	201,320	735,279	1,887,225	1,912,737	2,195,355	$2.70
Bad Debt	(265,786)	(597,346)	(612,614)	(401,183)	(1,232,569)	0	$0.00
Vacancy/Credit Loss	0	0	0	0	0	(3,678,863)	($4.53)
Temporary Specialty Leasing	3,312,047	2,761,118	2,254,340	2,286,375	2,102,407	2,411,429	$2.97
Power Plant Income	0	0	0	1,087,538	1,006,709	1,804,680	$2.22
Other Income(5)	6,019,024	5,421,663	5,787,129	5,691,895	5,694,018	6,383,568	$7.86
Effective Gross Income	$71,759,240	$64,923,243	$69,684,148	$79,062,917	$82,129,083	$81,045,187	$99.83
Real Estate Taxes	13,832,938	10,772,620	12,489,143	15,183,948	16,024,393	15,242,004	18.78
Insurance	329,601	266,664	243,524	280,718	291,870	320,964	0.40
Other Operating Expenses	14,997,990	14,447,211	14,863,294	14,033,109	14,112,774	13,441,294	16.56
Total Expenses	$29,160,529	$25,486,495	$27,595,961	$29,497,775	$30,429,037	$29,004,262	$35.73
Net Operating Income(6)	42,598,711	39,436,748	$42,088,187	$49,565,143	$51,700,046	$52,040,925	$64.11
TI/LC	0	0	0	0	0	995,395	$1.23
Capital Expenditures	0	0	0	0	0	139,559	$0.17
Net Cash Flow	$42,598,711	$39,436,748	$42,088,187	$49,565,143	$51,700,046	$50,905,970	$62.71
(1)	U/W Base Rent reflects the following: (a) in-place leases based on the October 2019 rent roll where Forever 21 is underwritten as vacant and (b) contractual rent steps of $1,139,421 through February 1, 2021. For avoidance of doubt, no COVID-19 specific adjustments have been incorporated in the lender U/W.

(2)	Straight-lined rental income of $735,253 for investment grade rated tenants including Best Buy, Old Navy, Michael Kors, Chase, Vans, Verizon Wireless, Haagen-Dazs, Starbucks Coffee and Aeropostale.

(3)	Total reimbursements includes contractual reimbursements from the Macy’s Parcel which is not part of the collateral.

(4)	Includes percentage rent for JCPenney, Charlotte Russe and Parfois. On July 7, 2020, JCPenney announced that it will close its Kings Plaza location on September 27, 2020. JCPenney percentage rent of 5.0% is based on T-12 September 2019 sales which is equal to $718,054 and represents approximately 1.8% of total underwritten base rent.

(5)	Other Income includes storage income, business development, parking income and ground rent income associated with All Seasons Marine Corp.

(6)	The increase in Underwritten NOI from Most Recent NOI is primarily attributable to (i) rent steps taken through February 1, 2021 and straight-lined rents for investment grade-rated tenants and (ii) projected increases in power plant revenue as this component of the property stabilizes.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

333 South Wabash Avenue Chicago, IL 60604	Collateral Asset Summary – Loan No. 15 333 South Wabash	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,000,000 62.8% 2.75x 10.1%

Mortgage Loan Information
Loan Seller:	GSMC
Loan Purpose:	Acquisition
Borrower Sponsors:	Michael Shvo; Deutsche Finance America LLC
Borrower:	DF 333 Wabash PropCo LLC
Original Balance(1):	$20,000,000
Cut-off Date Balance(1):	$20,000,000
% by Initial UPB:	3.2%
Interest Rate:	3.53000%
Payment Date:	1st of each month
First Payment Date(2):	September 1, 2020
Maturity Date:	September 1, 2028
Amortization(2):	Interest Only
Additional Debt(1):	$220,000,000 Pari Passu Debt
Call Protection(3):	L(48), D(43), O(6)
Lockbox / Cash Management:	Hard / Springing

Reserves
	Initial	Monthly	Cap
Taxes:	$1,582,185	$527,395	NAP
Insurance:	$94,591	$47,296	NAP
Material Tenant Rollover:	$0	Springing	NAP
TI/LC(4):	$8,513,554	$0	NAP
Rent Concession(5):	$23,171,811	$0	NAP
55 E. Jackson Sublease(6):	$750,000	$0	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	Chicago, IL
Year Built / Renovated:	1972 / 2019
Total Sq. Ft.:	1,207,380
Property Management:	SHVO Property Management LLC and Jones Lang LaSalle Americas (Illinois), L.P.
Underwritten NOI(7):	$24,231,148
Underwritten NCF(7):	$23,327,488
Appraised Value:	$382,000,000
Appraisal Date:	July 1, 2020

Historical NOI
Most Recent NOI(7):	($4,874,145) (T-12 May 31, 2020)
2019 NOI(8):	($1,283,489) (December 31, 2019)
2018 NOI(8):	$3,939,112 (December 31, 2018)
2017 NOI:	$14,833,810 (December 31, 2017)

Historical Occupancy
Most Recent Occupancy:	90.5% (August 1, 2020)
2019 Occupancy:	38.3% (December 31, 2019)
2018 Occupancy:	69.2% (December 31, 2018)
2017 Occupancy:	92.1% (December 31, 2017)

Financial Information(1)
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$20,000,000
Pari Passu Note	$220,000,000
Whole Loan	$240,000,000	$199 / $199	62.8% / 62.8%	2.86x / 2.75x	10.1% / 9.7%	10.1% / 9.7%
(1)	The Cut-off Date Balance of $20,000,000 represents the outstanding principal balance of the non-controlling note Tranche A-2-C, which is part of the 333 South Wabash whole loan (the “333 South Wabash Whole Loan”) consisting of nine pari passu promissory notes with an aggregate original principal and Cut-off Date Balance of $240,000,000.

(2)	Under the terms of the 333 South Wabash Whole Loan documents, the first payment date is October 1, 2020, the interest only period is 96 months, and the loan term is 96 months. However, due to the fact that GSMC will contribute an initial interest deposit amount to the trust on the Closing Date to cover an amount that represents one-month’s interest that would have accrued with respect to the 333 South Wabash Whole Loan at the related interest rate with respect to a September 2020 payment date, the 333 South Wabash Whole Loan is being treated as having a first payment date on September 1, 2020, an interest only period of 97 months, and a loan term of 97 months. Under the terms of the 333 South Wabash Whole Loan documents, principal and interest payments based on a 30-year amortization schedule may be triggered, commencing on the August 2026 payment date and the August payment date of each subsequent year, in the event that (i) NOI for the preceding 12 calendar months does not exceed $21.0 million or (ii) the amount of sq. ft. expiring in the next 36 months, following the determination date, exceeds 241,348 sq. ft. (an “Amortization Trigger Event”). The borrower can prevent the occurrence of an Amortization Trigger Event for 12 months by depositing cash or letter of credit in an amount equal to $4,582,500.

(3)	At any time on or after September 1, 2024, the borrower has the right to voluntarily prepay, and defease, as applicable, the 333 South Wabash Whole Loan in full provided that (i) with respect to (a) note AGL, (b) note AGL-Fortitude, (c) note VALIC, (d) note NUFI-Fortitude, (e) note AHAC and (f) note AHAC-Fortitude (the “Tranche A-1 Notes”), the borrower pays a prepayment premium equal to the greater of the yield maintenance amount or 1% of the unpaid principal balance evidenced by the Tranche A-1 Notes as of the prepayment date, and (ii) with respect to (x) note Tranche A-2-A, (y) note Tranche A-2-B and (z) note Tranche A-2-C (the “Tranche A-2 Notes”), the borrower defeases the portion of the 333 South Wabash Whole Loan evidenced by the Tranche A-2 Notes. For the avoidance of doubt, the Tranche A-1 Notes must be prepaid simultaneously as the Tranche A-2 Notes are defeased. Prepayment in whole, but not in part, of the 333 South Wabash Whole Loan is permitted on or after the payment date in April 2028 without any prepayment penalty.

(4)	At origination, the borrower reserved approximately $8.5 million for all outstanding tenant improvements and leasing commissions associated with The Northern Trust Company, Chicago Housing Authority, Milhouse, Akuna Capital LLC, and IFF.

(5)	At origination, the borrower reserved approximately $23.2 million for gap rent and rent concessions associated with Chicago Housing Authority, Akuna Capital LLC, Bright Horizons, The Northern Trust Company and Millhouse.

(6)	At origination, the borrower reserved $750,000 to be utilized in the re-tenanting of the 55 E. Jackson sublease space.

(7)	The increase in Underwritten NOI and Underwritten NCF from Most Recent NOI is due to a recently completed $167.5 million renovation on the property. The property is 90.5% occupied as of August 1, 2020, compared to 38.3% occupied as of December 31, 2019.

(8)	The decrease from 2018 NOI to 2019 NOI was due to prior tenant who was headquartered at the 333 South Wabash Property, Continental Casualty Company, vacated substantially all of their space mid-2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

333 South Wabash Avenue Chicago, IL 60604	Collateral Asset Summary – Loan No. 15 333 South Wabash	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,000,000 62.8% 2.75x 10.1%

The relationship between the holders of the 333 South Wabash Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Tranche AGL	$75,600,000	$75,600,000	AGL(1)	No
Tranche AGL-Fortitude	$15,400,000	$15,400,000	AGL(1)	No
Tranche VALIC	$35,000,000	$35,000,000	VALIC(1)	No
Tranche A-2-A	$50,000,000	$50,000,000	GSBI(1)	No
Tranche A-2-B	$30,000,000	$30,000,000	GSBI(1)	Yes(2)
Tranche A-2-C	$20,000,000	$20,000,000	DBJPM 2020-C9	No
Tranche AHAC	$8,400,000	$8,400,000	AHAC(1)	No
Tranche AHAC-Fortitude	$2,800,000	$2,800,000	AHAC(1)	No
Tranche NUFI-Fortitude	$2,800,000	$2,800,000	NUFIC(1)	No
Total	$240,000,000	$240,000,000
(1)	Expected to be contributed to one or more future securitizations.

(2)	The controlling note is the 333 South Wabash A-2-B Note; however, so long as certain AIG affiliates continue to hold notes aggregating at least $75,000,000 in outstanding principal balance of the 333 South Wabash Whole Loan, an AIG affiliate has been irrevocably appointed as the controlling note holder representative entitled to exercise all control rights.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$240,000,000	57.2%	Purchase Price(1)	$376,000,000	89.6%
Sponsor Equity	179,786,770	42.8	Closing Costs	9,674,629	2.3
			Upfront Reserves	34,112,141	8.1
Total Sources	$419,786,770	100.0%	Total Uses	$419,786,770	100.0%
(1)	The Purchase Price includes seller credits totaling approximately $90.7 million, which was escrowed at origination, for outstanding obligations, including tenant improvements and leasing commissions, gap rent, rent concessions, and sublease rent.

The Borrower / Borrower Sponsors. The borrower is DF 333 Wabash PropCo LLC, a Delaware limited liability company and single purpose entity with two independent directors (the “333 South Wabash Borrower”). Legal counsel to the 333 South Wabash Borrower delivered a non-consolidation opinion in connection with the origination of the 333 South Wabash Whole Loan.

The borrower sponsors and non-recourse carveout guarantors are Michael Shvo and Deutsche Finance America LLC. The non-recourse carveout guarantors have provided a limited non-recourse carveout guaranty that covers only certain existing litigation and any bankruptcy as a result of such litigation. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus. Michael Shvo is the founder, chairman, and CEO of SHVO, a New York-based commercial real estate development firm with a portfolio valued at over $7 billion. Deutsche Finance America (“DFA”) is the US real estate private equity platform of the Munich-based Deutsche Finance Group (“DFG”), a leading global investment management firm active since 2005 with over €5 billion of assets under management and investments across 49 markets. The partnership between SHVO and DFA has acquired seven other assets located in New York, Miami Beach, and Beverly Hills.

The Property. The 333 South Wabash property (the “333 South Wabash Property”) consists of a 45-story CBD office building totaling 1,207,380 sq. ft. located in Chicago, Illinois. The 333 South Wabash Property was built in 1972 on a 0.94-acre site, located at the intersection of South Wabash Avenue and East Van Buren Street in Chicago’s East Loop office submarket. In 2019, the seller completed a $167.5 million renovation and opened a new food hall, Hayden Hall, including eight quick-service restaurants plus two full-service dining experiences. Based on the underwritten rent roll dated August 1, 2020, the 333 South Wabash Property is currently 90.5% leased to 13 tenants.

The Northern Trust Company (547,719 sq. ft.; 45.4% of NRA; 48.9% of U/W Base Rent) is the largest office tenant at the 333 South Wabash Property, executing its lease in July 2017 to relocate its headquarters to the 333 South Wabash Property from the existing headquarters location at 50 South LaSalle Street, approximately a half mile west of the 333 South Wabash Property. The lease is scheduled to commence September 1, 2020 with The Northern Trust Company (“Northern Trust”) taking early occupancy of its space in phases beginning in February 2020 with an additional 56,932 sq. ft. commencing on two floors in 2023. Founded in Chicago in 1889, Northern Trust is a leading provider of wealth management, asset servicing, and banking to corporations, institutions, affluent families, and individuals. Northern Trust has a global presence with offices in 21 US states and Washington, DC, and across 22 locations in Canada, Europe, the Middle East, and the Asia-Pacific.

Chicago Housing Authority (222,141 sq. ft.; 18.4% of NRA; 17.0% of U/W Base Rent) is the second largest office tenant at the 333 South Wabash Property and has occupied space in the 333 South Wabash Property since December 2006. The Chicago Housing Authority (“CHA”) is the third largest public housing agency in the nation and provides housing opportunities across Chicago. Through the provision of public housing apartments and the management of Housing Choice Vouchers, CHA serves more than 63,000 low-income families and individuals.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

333 South Wabash Avenue Chicago, IL 60604	Collateral Asset Summary – Loan No. 15 333 South Wabash	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,000,000 62.8% 2.75x 10.1%

Continental Casualty Company (56,638 sq. ft.; 4.7% of NRA; 4.3% of U/W Base Rent) is the third largest office tenant at the 333 South Wabash Property with the 333 South Wabash Property serving as the company’s headquarters from 1972 to 2018. Continental Casualty Company (“CNA”) is one of the largest United States commercial property and casualty insurance companies. CNA provides a range of standard and specialized property and casualty insurance products for businesses and professionals in the United States, Canada, and Europe.

COVID-19 Update. As of August 10, 2020 the 333 South Wabash Property is open, however most, if not all tenants are working remotely. For June and July 2020, 95.6% and 98.3% of the sq. ft., respectively and 94.7% and 97.6%, of the UW Base Rent, respectively, were collected. As of August 10, 2020, the 333 South Wabash Whole Loan is not subject to any modification or forbearance request.

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/Fitch/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent Per Sq. Ft.	% of Total U/W Base Rent	Lease Expiration

Northern Trust (3)	A2 / A+ / A+	547,719	45.4%	$21.03	48.9%	8/31/2035
CHA(4)	NR / NR / NR	222,141	18.4%	$18.00	17.0%	12/31/2037
CNA(5)	NR / NR / NR	56,638	4.7%	$18.01	4.3%	11/30/2024
Akuna Capital LLC(6)	NR / NR / NR	56,382	4.7%	$27.53	6.6%	Various
United Way of Metro Chicago(7)	NR / NR / NR	28,892	2.4%	$30.21	3.7%	4/30/2028
Milhouse Engineering & Construction, Inc.(8)	NR / NR / NR	28,466	2.4%	$27.90	3.4%	6/30/2030
Hellmuth, Obata & Kassabaum(9)	NR / NR / NR	27,034	2.2%	$32.40	3.7%	1/31/2025
Hayden Hall(10)	NR / NR / NR	26,137	2.2%	$38.26	4.2%	8/31/2030
Signature Office Centers, LLC(11)	NR / NR / NR	18,927	1.6%	$30.00	2.4%	6/30/2030
Bright Horizons(12)	NR / NR / NR	9,380	0.8%	$30.00	1.2%	8/31/2030
Ten Largest Tenants		1,021,716	84.6%	$22.01	95.4%
Remaining Occupied(13)		70,873	5.9%	$15.42	4.6%
Total / Wtd. Avg. Occupied Collateral		1,092,589	90.5%	$21.58	100.0%
Vacant		114,791	9.5%
Total		1,207,380	100.0%
(1)	Based on the underwritten rent roll dated as of August 1, 2020.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Northern Trust includes 56,932 sq. ft. on floors 20 and 21, commencing July 1, 2023. Northern Trust lease provides for contraction options effective August 31, 2027, August 31, 2030, and August 31, 2032, allowing for the contraction of up to two full floors on either the bottom of the high-rise portion or any of its floors within the mid-rise portion of the 333 South Wabash Property. Each contraction requires 12 months’ notice and a fee of unamortized leasing costs at 8.0% per annum. Northern Trust has two extension options for periods of not less than five and not more than 10 years.

(4)	CHA has a one-time right to terminate its lease with respect to the entire premises effective December 31, 2031, with 18 months’ prior notice and payment of a termination fee. CHA has one, five-year extension option remaining. In addition, CHA has a free rent period until December 31, 2020.

(5)	CNA has a one-time right to terminate its lease with respect to Suite 400 (28,172 sq. ft.) effective May 31, 2023, with prior notice on or before May 31, 2022 and payment of a termination fee. CNA one, five-year extension option remaining.

(6)	Akuna Capital LLC (“Akuna”) has 27,916 sq. ft. expiring on December 31, 2025 and 28,466 sq. ft. expiring on December 31, 2029. Akuna has a one-time right to terminate its lease with respect to the entire premises effective December 31, 2027, with prior notice on or before December 31, 2026 and payment of a termination fee. In addition, Akuna has a free rent period until December 31, 2020.

(7)	United Way of Metro Chicago (“United Way”) has the right to terminate its lease beginning on April 30, 2023 with 12 months’ prior notice and payment of a termination fee. United Way has one, five-year extension option remaining.

(8)	Solely in the event that The Northern Trust exercises its expansion rights, the borrower has the right to terminate the lease of Milhouse Engineering & Construction, Inc. (“Milhouse”) effective December 31, 2024, with prior notice on or before July 31, 2023. Milhouse has one, five-year extension option remaining.

(9)	Hellmuth, Obata & Kassabaum has one, five-year extension option remaining.

(10)	Hayden Hall has two, five-year extension options remaining.

(11)	Signature Office Centers, LLC (“Signature”) has the option to terminate its lease effective June 30, 2027, with 12 months’ prior notice and payment of a termination fee. Signature has one, five-year extension option remaining.

(12)	Bright Horizons has two, five-year extension options remaining.

(13)	Remaining Occupied is inclusive of 33,746 sq. ft. used as amenity space, which has no attributable underwritten base rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

333 South Wabash Avenue Chicago, IL 60604	Collateral Asset Summary – Loan No. 15 333 South Wabash	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,000,000 62.8% 2.75x 10.1%

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring(3)	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	1	1,662	0.1%	1,662	0.1%	$26.50	0.2%	0.2%
2020	0	0	0.0%	1,662	0.1%	$0.00	0.0%	0.2%
2021	0	0	0.0%	1,662	0.1%	$0.00	0.0%	0.2%
2022	0	0	0.0%	1,662	0.1%	$0.00	0.0%	0.2%
2023	0	0	0.0%	1,662	0.1%	$0.00	0.0%	0.2%
2024	2	56,638	4.7%	58,300	4.8%	$18.01	4.3%	4.5%
2025	2	54,950	4.6%	113,250	9.4%	$31.18	7.3%	11.8%
2026	2	7,299	0.6%	120,549	10.0%	$29.82	0.9%	12.7%
2027	0	0	0.0%	120,549	10.0%	$0.00	0.0%	12.7%
2028	2	28,892	2.4%	149,441	12.4%	$30.21	3.7%	16.4%
2029	1	28,466	2.4%	177,907	14.7%	$25.11	3.0%	19.4%
2030	6	110,838	9.2%	288,745	23.9%	$31.34	14.7%	34.2%
2031 & Thereafter(3)	9	803,844	66.6%	1,092,589	90.5%	$19.31	65.8%	100.0%
Vacant	NAP	114,791	9.5%	1,207,380	100.0%	NAP	NAP
Total / Wtd. Avg.	25	1,207,380	100.0%			$21.58	100.0%
(1)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(2)	Based on the underwritten rent roll dated as of August 1, 2020.

(3)	2031 & Thereafter is inclusive of 33,746 sq. ft. used as amenity space and 238 sq. ft. used as mechanical space, which has no attributable underwritten base rent. This space was excluded from the # of Leases Expiring.

Cash Flow Analysis.

Cash Flow Analysis(1)
	2017	2018(2)	2019(2)	T-12 5/31/2020(2)	U/W(2)	U/W PSF
Base Rent(3)	$19,249,428	$14,262,067	$9,974,877	$8,526,667	$26,666,957	$22.09
Vacant Income	0	0	0	0	3,760,230	3.11
Reimbursements(4)	12,025,122	7,114,143	1,811,531	1,531,946	13,229,336	10.96
Vacancy & Credit Loss	0	0	0	0	(3,760,230)	(3.11)
Other Income(5)	1,477,249	622,862	137,677	190,143	1,682,425	1.39
Effective Gross Income	$32,751,800	$21,999,071	$11,924,085	$10,248,756	$41,578,718	$34.44
Total Operating Expenses	17,917,991	18,059,960	13,207,574	15,122,901	17,347,570	14.37
Net Operating Income	$14,833,810	$3,939,112	($1,283,489)	($4,874,145)	$24,231,148	$20.07
TI/LC	0	0	0	0	662,184	0.55
Capital Expenditures	0	0	0	0	241,476	0.20
Net Cash Flow	$14,833,810	$3,939,112	($1,283,489)	($4,874,145)	$23,327,488	$19.32
(1)	Certain items such as interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	The decrease from 2018 Net Operating Income and Net Cash Flow to 2019 Net Operating Income and Net Cash Flow was due to the 2019 renovation at the 333 South Wabash Property. The renovation included a new tenant build out for Northern Trust, which now occupies 45.4% of the net rentable sq. ft. Northern Trust began to occupy their space in February of 2020. The increase in U/W Net Operating Income and Net Cash Flow from T-12 5/31/2020 Net Operating Income and Net Cash Flow is due to the recently completed $167.5 million renovation on the 333 South Wabash Property. The 333 South Wabash Property is 90.5% occupied as of August 1, 2020, compared to 38.3% occupied as of December 31, 2019.

(3)	U/W Base Rent is based on the underwritten rent roll dated as of August 1, 2020 inclusive of the rent steps through August 2021 for investment grade tenants (CHA, CNA, and Northern Trust) through the lease term, utilizing a 7.0% discount rate ($3,091,117).

(4)	U/W Reimbursements include afterhours HVAC billing.

(5)	U/W Other Income includes parking revenue, tenant service income, telecom and storage income excluded from rent, and amenity income.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

280 North Bernardo Avenue Mountain View, CA 94043	Collateral Asset Summary – Loan No. 16 280 North Bernardo	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,000,000 59.2% 2.27x 9.3%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Borrower Sponsor:	Peter Pau
Borrower:	Mingfat, LLC
Original Balance(1):	$20,000,000
Cut-off Date Balance(1):	$20,000,000
% by Initial UPB:	3.2%
Interest Rate:	3.95000%
Payment Date:	6th of each month
First Payment Date:	August 6, 2020
Maturity Date:	July 6, 2030
Amortization:	Interest Only
Additional Debt(1):	$51,000,000 Pari Passu Debt
Call Protection(2):	L(25), D(91), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves
	Initial	Monthly	Cap
Taxes:	$217,595	$53,740	NAP
Insurance:	$0	Springing	NAP
Replacement(3):	$0	Springing	$50,019
TI/LC:	$9,756,740	$0	NAP
Landlord’s Work:	$585,062	$0	NAP
Aurora Rent:	$600,825	$0	NAP
Debt Service:	$1,402,250	Springing	NAP
Lease Sweep:	$0	Springing	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Suburban Office
Collateral:	Fee Simple
Location:	Mountain View, CA
Year Built / Renovated:	1978-1980 / 2020
Total Sq. Ft.:	111,154
Property Management:	Sand Hill Property Management, LLC
Underwritten NOI:	$6,577,971
Underwritten NCF:	$6,450,144
Appraised Value(4):	$120,000,000
Appraisal Date(4):	April 1, 2020

Historical NOI(5)
Most Recent NOI:	NAV
2019 NOI:	NAV
2018 NOI:	NAV
2017 NOI:	NAV

Historical Occupancy
Most Recent Occupancy:	100.0% (August 6, 2020)
2019 Occupancy(5):	NAV
2018 Occupancy(5):	NAV
2017 Occupancy(5):	NAV

Financial Information(1)(2)
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon(4)	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$20,000,000
Pari Passu Notes	$51,000,000
Whole Loan	$71,000,000	$639 / $639	59.2% / 59.2%	2.31x / 2.27x	9.3% / 9.1%	9.3% / 9.1%

(1)	The 280 North Bernardo mortgage loan is part of a whole loan with an aggregate outstanding principal balance as of the Cut-off Date of $71.0 million (the “280 North Bernardo Whole Loan”), which is secured by the borrower’s fee simple interest in a Class A office building located in Mountain View, California (the “280 North Bernardo Property”).
(2)	The defeasance lockout period will be at least 25 payments beginning with and including the first payment date of August 6, 2020. The borrower has the option to defease the 280 North Bernardo Whole Loan in whole (and not in part) after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) June 29, 2023. The assumed defeasance lockout period of 25 months is based on the expected closing date of the DBJPM 2020-C9 securitization in August 2020. The actual lockout period may be longer.
(3)	The borrower will be required to deposit on each monthly payment date an amount equal to approximately $1,389 beginning with the payment date in August 2021.
(4)	The appraised value represents the “As Stabilized” appraised value, which assumes completion of tenant improvements, free rent has burned off and rent commencement has begun. The tenant, Aurora Innovations, has begun the buildout of its space and approximately $10.9 million was reserved upfront for TI/LCs, free rent and a landlord completion reserve. Based on the “As-Is” appraised value as of October 29, 2019 equal to $98.7 million, the Cut-off Date LTV and Balloon LTV are 71.9%. In addition, the appraisal concluded to a “Hypothetical Go Dark” appraised value of $78.6 million as of October 29, 2019. Based on the “Hypothetical Go Dark” appraised value, the Cut-off Date LTV and Balloon LTV are 90.3%.
(5)	Historical NOI and Occupancy is not available because the 280 North Bernardo Property was recently renovated and delivered to the tenant.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

280 North Bernardo Avenue Mountain View, CA 94043	Collateral Asset Summary – Loan No. 16 280 North Bernardo	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,000,000 59.2% 2.27x 9.3%

The relationship between the holders of the 280 North Bernardo Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$40,000,000	$40,000,000	Benchmark 2020-B18	Yes
Note A-2-A	20,000,000	20,000,000	DBJPM 2020-C9	No
Note A-2-B	11,000,000	11,000,000	DBRI(1)	No
Total	$71,000,000	$71,000,000
(1)	Expected to be contributed to one or more future securitizations.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$71,000,000	100.0%	Loan Payoff	$34,505,446	48.6%
			Return of Equity	22,087,129	31.1
			Upfront Reserves	12,562,472	17.7
			Closing Costs	1,844,953	2.6
Total Sources	$71,000,000	100.0%	Total Uses	$71,000,000	100.0%

The Borrower / Borrower Sponsor. The borrower is Mingfat, LLC, a single purpose Delaware limited liability company structured to be bankruptcy remote with one independent director in the organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 280 North Bernardo Whole Loan. The borrower sponsor and nonrecourse carve-out guarantor is Peter Pau.

The borrower sponsor is Peter Pau, co-founder of Sand Hill Property Company (“SHPC”), a real estate investment and development firm founded in 1988 by Peter and Susanna Pau. SHPC specializes in Silicon Valley real estate. The company’s current portfolio of stabilized assets includes shopping centers, mixed-use communities, office complexes, and hotels. SHPC has developed more than 40 projects encompassing 14.0 million sq. ft. of building area throughout the Silicon Valley area. According to SHPC’s website, they currently report 13 stabilized assets in their portfolio along with six active projects.

The Property. The 280 North Bernardo Property is a newly re-developed Class A, 111,154 sq. ft. office building situated on a 7.7-acre site in Mountain View, California. The borrower sponsor purchased and redeveloped the 280 North Bernardo Property in 2017 which included all new facades, raising and pitching the roof, and a gut opening of the interior space to create a larger and more free flowing space. The 280 North Bernardo Property is composed of both research and development (“R&D”) and production spaces. The R&D component of the 280 North Bernardo Property is used for product development and testing and is anticipated by the borrower sponsor to be approximately 30% of the total net rentable area, with the majority of that space comprised of software R&D. The remaining sq. ft. of the R&D space will be comprised of true hardware R&D space. The production areas feature power drops and a warehouse with a 14-foot clear ceiling height served by two dock-high loading doors and one grade-level loading door at the rear elevation of the 280 North Bernardo Property. The 280 North Bernardo Property features 374 parking spaces, for a parking ratio of approximately 3.36 (parking spaces per 1,000 sq. ft. of NRA). As of August 6, 2020 the 280 North Bernardo Property was 100.0% leased to Aurora (as defined below) as their new headquarters location.

The sole tenant, Aurora Innovations (“Aurora”) (111,154 sq. ft.; 100.0% of NRA; 100.0% of U/W Base Rent), is an automobile technology company founded in Palo Alto, California. Aurora specializes in designing software and hardware in the self-driving vehicle industry. Aurora works with automakers to design and develop a package of sensors, software, and data services needed to deploy fully autonomous vehicles. Aurora is currently focused on “Level 4” autonomous systems as designated by SAE International, the Automotive Engineering Association, in which a car can handle the majority of driving situations independently with the option of driver intervention, but will eventually target “Level 5” autonomous systems, which are fully autonomous and perform all driving tasks. Aurora’s three co-founders are long-standing members of the self-driving community. Chris Urmson, the CEO, was an early leader of the driverless car project launched within Google that later became Waymo, now widely seen as the first robotaxi business. Sterling Anderson, Aurora’s CPO, previously led Tesla’s Autopilot team that developed driver-assistance technology. Drew Bagnell, the CTO, was a founding member of Uber’s Advanced Technologies Group. Aurora’s leadership team has allowed the company to attract top talent, with more than 250 employees operating in four locations throughout the country in Palo Alto, California, San Francisco, California, Pittsburgh, Pennsylvania, and Bozeman, Montana.

Aurora recently signed a 10 year, nine month lease that will expire on March 31, 2030. The initial annual base rent is $63 per sq. ft., NNN with annual 3% rent steps thereafter and one five- or 10-year renewal option at fair market rent. In addition, Aurora received nine months of free rent and approximately $88 per sq. ft. for tenant improvement allowance.

Aurora’s lease originally commenced on July 1, 2019 with nine months of free rent, however due to COVID-19 related stay-at-home orders preventing the landlord from accessing the 280 North Bernardo Property, Aurora’s rent commencement date was pushed to August 18, 2020. Once the stay-at-home orders delayed the landlord’s buildout, Aurora received a three-month forbearance period from the landlord until August 18, 2020 ($1,985,673 in total rent). The forborne rent will be amortized over the remainder of the lease term. Aurora did not request any form of rent relief, and the forbearance was offered by the landlord given that Aurora could not complete their buildout

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

280 North Bernardo Avenue Mountain View, CA 94043	Collateral Asset Summary – Loan No. 16 280 North Bernardo	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,000,000 59.2% 2.27x 9.3%

by the original scheduled completion date. Aurora has commenced buildout and the landlord work has been completed. There are no outs, early termination options, or contraction rights in the lease. Aurora reported that they anticipate spending an additional approximately $8.81 million ($79 per sq. ft.) above and beyond the allotted TI/LC obligation of approximately $9.8 million, resulting in a total investment of approximately $18.7 million ($168 per sq. ft.).

COVID-19 Update. As of the August 6, 2020 underwritten rent roll, the 280 North Bernardo Property is 100.0% occupied. The sole tenant is currently in a free rent period with rent commencing on August 12, 2020. The first payment date of the 280 North Bernardo Whole Loan is August 6, 2020. As of August 6, 2020, the 280 North Bernardo Whole Loan is not subject to any modification or forbearance request.

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/Fitch/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent per Sq. Ft.	% of Total U/W Base Rent	Lease Expiration
Aurora Innovations	NR / NR / NR	111,154	100.0%	$63.00	100.0%	3/31/2030
Total Occupied		111,154	100.0%	$63.00	100.0%
Vacant		0	0.0%
Total		111,154	100.0%
(5)	Based on the underwritten rent roll dated August 6, 2020.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM & 2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2024	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2025	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2026	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2027	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2028	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2029	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2030	1	111,154	100.0%	111,154	100.0%	$63.00	100.0%	100.0%
2031 & Thereafter	0	0	0.0%	111,154	100.0%	$0.00	0.0%	100.0%
Vacant	NAP	0	0.0%	111,154	100.0%	NAP	NAP	NAP
Total	1	111,154	100.0%			$63.00	100.0%
(1)	Based on the underwritten rent roll dated August 6, 2020.

Cash Flow Analysis.

Cash Flow Analysis(1)
	U/W	U/W PSF
Base Rent	$7,002,702	$63.00
Gross Potential Rent	$7,002,702	$63.00
Total Reimbursements	$135,628	$1.22
Net Rental Income	$7,138,330	$64.22
(Vacancy/Credit Loss)	($356,917)	($3.21)
Effective Gross Income	$6,781,414	$61.01
Total Expenses	$203,442	$1.83
Net Operating Income	$6,577,971	$59.18
TI/LC	$111,154	$1.00
Capital Expenditures	$16,673	$0.15
Net Cash Flow	$6,450,144	$58.03
(1)	Historical financials are not available because the 280 North Bernardo Property was recently renovated and delivered to the tenant.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND
OTHER INFORMATION

This material is for your information, and none of Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC, Academy Securities, Inc. and Drexel Hamilton, LLC or any other underwriter (the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. These materials are subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the preliminary prospectus relating to the DBJPM 2020-C9 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2020-C9 (the “Offering Document”). The information contained herein supersedes any such information previously delivered and should be reviewed only in conjunction with the entire Offering Document. All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document.  The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document.  The information contained herein will be more fully described elsewhere in the Offering Document.  The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value.  Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Underwriters or any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Individuals should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

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Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.